    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998
                                                      REGISTRATION NO. 333-30809
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 7
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        IMPERIAL CREDIT CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           6733                        95-4639513
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         CHASE MANHATTAN BANK DELAWARE
                               1201 MARKET STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 428-3375
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        IMPERIAL CREDIT INDUSTRIES, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6122                        95-4054791
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IMPERIAL CREDIT INDUSTRIES, INC.
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                         IMPERIAL BUSINESS CREDIT, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6159                        33-0664339
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                      16935 WEST BERNARDO DRIVE, SUITE 150
                          SAN DIEGO, CALIFORNIA 92127
                                 (619) 675-1070
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         IMPERIAL CREDIT ADVISORS, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6282                        33-0648410
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                         23550 HAWTHORNE BOULEVARD

                           BUILDING 1, SUITE 110

                        TORRANCE, CALIFORNIA 90505

                              (310) 373-1704
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IMPERIAL CREDIT INDUSTRIES, INC.
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                          AUTOMARKETING NETWORK, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

             FLORIDA                           6141                        65-0310419
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                                 BEN GOFF
                          AUTO MARKETING NETWORK, INC.

                     8321 EAST 61ST STREET, SUITE 210

                           TULSA, OKLAHOMA 74133

                              (918) 250-1059
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

               IMPERIAL CREDIT COMMERCIAL ASSET MANAGEMENT CORP.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6282                        95-4648344
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                        IMPERIAL CREDIT WORLDWIDE, LTD.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6719                     TO BE APPLIED FOR
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                            THOMAS J. POLETTI, ESQ.
                             SUSAN B. KALMAN, ESQ.
                  FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
                    9100 WILSHIRE BOULEVARD, 8TH FLOOR EAST
                        BEVERLY HILLS, CALIFORNIA 90212
                            TELEPHONE (310) 273-1870
                            FACSIMILE (310) 274-8357

                               ----------------
  Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                       PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM      AGGREGATE   AMOUNT OF
    SECURITIES TO BE          TO BE    OFFERING PRICE  OFFERING   REGISTRATION
       REGISTERED          REGISTERED    PER SHARE     PRICE(1)       FEE
------------------------------------------------------------------------------
Remarketed Redeemable Par
 Securities, Series B of
 Imperial Credit Capital
 Trust I ................  $70,000,000    100.000%    $70,000,000  $21,212.12
------------------------------------------------------------------------------
Resettable Rate
 Debentures, Series B of
 Imperial Credit
 Industries, Inc. (2)....       *            *             *         --(3)
------------------------------------------------------------------------------
Trust Guarantee of
 Imperial Credit
 Industries, Inc. of
 Remarketed Par
 Securities, Series B
 (4).....................       *            *             *         --(5)
------------------------------------------------------------------------------
Subsidiary Guarantee of
 Resettable Rate
 Debentures, Series B
 (6).....................       *            *             *         --(7)
------------------------------------------------------------------------------
Total (4).......................................................  $ 21,212.12*

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
*  Previously paid.
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) The Resettable Rate Debentures, Series B will be exchanged for outstanding unregistered Resettable Rate Debentures, Series A which were purchased by Imperial Credit Capital Trust I with the proceeds of the sale of unregistered Remarketed Redeemable Par Securities, Series A.

(3) No separate consideration will be received for the issuance of Resettable Rate Debentures, Series B. Pursuant to Rule 457(a), no separate fee is payable with respect to the Resettable Rate Debentures, Series B.

(4) Pursuant to the Trust Guarantee Imperial Credit Industries, Inc. will guarantee certain payments by and distributions of Imperial Credit Capital Trust I on the Remarketed Redeemable Par Securities, Series B but only to the extent that Imperial Credit Capital Trust I has funds available for distribution, all as set forth in the Registration Statement. Taken together, the Company's obligations under the Declaration of Trust, the Resettable Rate Debentures, the indenture, pursuant to which the Resettable Rate Debentures were issued (the "Indenture"), and the Trust Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Remarketed Redeemable Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Remarketed Redeemable Par Securities. This Registration Statement is deemed to cover the rights of holders of the Remarketed Redeemable Par Securities under the Declaration of Trust, the Resettable Rate Debentures of Imperial Credit Industries, Inc. and the rights of holders of Resettable Rate Debentures under the Indenture and the rights of holders of the Remarketed Redeemable Par Securities under the Trust Guarantee. Imperial Credit Industries, Inc. obligations under the Declaration of Trust, the Resettable Rate Debentures, the Indenture and the Trust Guarantee provide a full and unconditional guarantee of the Remarketed Redeemable Par Securities.

(5) No separate consideration will be received for the issuance of the Trust Guarantee. Pursuant to Rule 457(n), no filing fee is required.

(6) Imperial Business Credit, Inc., Imperial Credit Advisors, Inc., Auto Marketing Network, Inc., Imperial Credit Commercial Asset Management Corporation and Imperial Credit Worldwide, Ltd. will fully and unconditionally guarantee the payment of the Resettable Rate Debentures, Series B.

(7) No separate consideration will be received for the issuance of the Subsidiary Guarantees. Pursuant to Rule 457(n), no filing fee is required.

  The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + +BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion, dated May 7, 1998

PRELIMINARY PROSPECTUS
                                  $70,000,000

  OFFER FOR ALL OUTSTANDING REMARKETED REDEEMABLE PAR SECURITIES, SERIES A IN EXCHANGE FOR REMARKETED REDEEMABLE PAR SECURITIES, SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OF

                 IMPERIAL CREDIT CAPITAL TRUST I (THE "TRUST")
                    (LIQUIDATION AMOUNT $1,000 PER SECURITY)
                    *FULLY AND UNCONDITIONALLY GUARANTEED BY

                                      LOGO

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON      , UNLESS
                        EXTENDED (THE "EXPIRATION DATE")

  Imperial Credit Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Prospectus, constitute the "Exchange Offer"), to exchange an aggregate liquidation amount of up to $70,000,000 of its Remarketed Redeemable Par Securities, Series B (the "New Par Securities") of the Trust, which have been registered under the Securities Act, for a like liquidation amount of the issued and outstanding Remarketed Redeemable Par Securities, Series A (the "Old Par Securities") (together, the "Par Securities") of the Trust from the registered holders thereof. Concurrently herewith, the following exchanges will also occur: (i) Imperial Credit Industries, Inc., a California corporation (the "Company"), will exchange its guarantee of the payment of distributions and payments on liquidation or redemption of the Old Par Securities (the "Old Trust Guarantee") for a like guarantee of the New Par Securities (the "New Trust Guarantee"), (together, the "Trust Guarantee"); (ii) the Company will exchange all of its outstanding Resettable Rate Debentures, Series A (the "Old Debentures") for a like amount of its Resettable Rate Debentures, Series B (the "New Debentures"); (iii) Auto Marketing Network, Inc., a Florida corporation ("AMN"), Imperial Business Credit, Inc., a California corporation ("IBC"), Imperial Credit Advisors, Inc., a California corporation ("ICAI"), Imperial Credit Commercial Asset Management Corp., a California corporation ("ICCAMC"), and Imperial Credit Worldwide, Ltd., a California corporation ("ICW") (collectively the "Subsidiary Guarantors") will exchange their full, unconditional and joint and several guarantee of the Old Debentures (the "Old Subsidiary Guarantees") for a full, unconditional and joint and several guarantee of the New Debentures (the "New Subsidiary Guarantees") (these transactions, together with the exchange of the Old Par Securities for the New Par Securities, are collectively referred to herein as the "Exchange"). The New Trust Guarantee, the New Debentures, and the New Subsidiary Guarantees have also been registered under the Securities Act. The Old Par Securities, the Old Trust Guarantee, the Old Debentures and the Old Subsidiary Guarantees are referred to collectively herein as the "Old Securities," and the New Par Securities, New Trust Guarantee, New Debentures and the New Subsidiary Guarantees are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the Old Securities, except for certain transfer restrictions relating to the Old Securities. See "Risk Factors--Consequences of Failure to Exchange Old Par Securities" and "The Exchange Offer" for information concerning the effect of not tendering and exchanging Old Par Securities in the Exchange Offer. The New Par Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Par Securities. See "Risk Factors--Lack of Public Market May Affect Resale of New Par Securities."
Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Par Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds."
                                                           (continued on page i)
                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 26 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED AND FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PAR SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PAR SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                    THE DATE OF THIS PROSPECTUS IS  , 1998.

(Continued from cover page)

  The Par Securities represent undivided beneficial ownership interests in the assets of the Trust. The Company indirectly owns all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and together with the Par Securities, the "Trust Securities"). On June 9, 1997, the Trust issued $70,000,000 liquidation amount of Par Securities and $2,165,000 liquidation amount of Common Securities in transactions pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Trust exists for the sole purposes of issuing the Trust Securities and investing the proceeds thereof in the Old Debentures, which will be exchanged for the New Debentures (together, the "Debentures"). New Debentures will evidence the same class of debt as the Old Debentures and will be issued pursuant to, and entitled to the benefits of, the Indenture governing the Old Debentures (the "Indenture").

  Tenders of Old Par Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Par Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of Old Par Securities as of    , 1998. For an index of
defined terms, see "Index of Principal Definitions."

--------
* Taken together, the Company's obligations under the Declaration of Trust, the Debentures, the Indenture and the Trust Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Par Securities.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Commission. The Company, the Trust and the Subsidiary Guarantors have filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act with respect to the New Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract or other document filed as an exhibit to the Registration Statement. Reference is made to the exhibits for a more complete description of the matter involved. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Documents filed by the Company can also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company.

  No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe that such financial statements would be material to holders of the Par Securities because (i) all of the voting securities of the Trust are owned by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in the Debentures issued by the Company, and (iii) and the Company's obligations under the Declaration of Trust, the Debentures, the Indenture and the Trust Guarantee provide, in the aggregate, a full and unconditional guarantee of the obligations of the Trust under the Par Securities. See "Description of Securities," "Description of Debentures," "Description of Trust Guarantee" and "Relationship Among the Par Securities, the Debentures and the Trust Guarantee."

  No separate financial statements of AMN, IBC, ICAI, ICCAMC or ICW, have been included or incorporated by reference herein. The Company does not believe that such financial statements would be material to holders of the Par Securities because (i) all of the common stock of AMN, IBC, ICAI, ICCAMC and ICW is owned by the Company, a reporting company under the Exchange Act and
(ii) each of AMN, IBC, ICAI, ICCAMC and ICW fully and unconditionally guarantees the obligations of the Company under the Debentures. See "Description of Debentures" and "Description of Trust Guarantee."

                          INCORPORATION BY REFERENCE

  The Company's annual report on Form 10-K for the fiscal year ended December 31, 1997 filed by the Company with the Commission pursuant to the Exchange Act is incorporated herein by reference.

  The reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in this Prospectus or in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, copies of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information incorporated herein). Requests for such documents should be directed to Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building One, Suite 240, Torrance California 90505, telephone number (310) 791-8040. Attention: General Counsel.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ABOVE. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

  The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including "Risk Factors" and the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. References in this Prospectus to "ICII" refer to the Company as a separate entity from its subsidiaries. All references to the "Company" in this Prospectus refer, unless otherwise stated or unless the context otherwise requires, to ICII and its subsidiaries on a consolidated basis.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Investors should note that any safe-harbor for "forward-looking statements" does not apply to statements made in connection with an initial public offering. All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus including, without limitation, the forward-looking statements included in this Prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                   THE TRUST

  The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust (as so amended and restated, the "Declaration") dated as of May 28, 1997, executed by the Company, as sponsor, and the trustees of the Trust and (ii) a certificate of trust, dated as of May 28, 1997, filed with the Secretary of State of the State of Delaware. The Trust exists for the exclusive purpose of
(i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from such sales in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  All of the Common Securities of the Trust are owned by the Company. The Par Securities rank on a parity, and payments will be made thereon pro rata, with the Common Securities. Distributions are payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date (as defined below). In the event that any date on which Distributions are payable on the Par Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee (as defined below) is closed for business. If on any Distribution Date or redemption date an Indenture Event of Default (as defined herein under "Description of Debentures--Indenture Events of Default") shall have occurred and be continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of holders of the Par Securities. See "Description of Securities--Subordination of Common Securities."

  The Trust's affairs are conducted by the trustees (the "Trustees") appointed by the Company as the owner of all of the Common Securities. The holder of the Common Securities is entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees. The duties and obligations of the Trustees are governed by the Declaration. As of the date of this Prospectus, the Trust has five Trustees. Three Trustees (the "Regular Trustees") are employees or officers of the Company. A fourth Trustee (the "Property Trustee") of the Trust is a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which acts as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The fifth Trustee of the Trust is an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Trust and the Exchange Offer.

  The Property Trustee for the Trust is The Chase Trust Company of California and its principal corporate trust office is at 101 California Street, Suite 2725, San Francisco, California 94111. The Delaware Trustee for the Trust is The Chase Manhattan Bank Delaware and its address in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801.

                                  THE COMPANY

  Imperial Credit Industries, Inc. (the "Company") is a diversified commercial and consumer finance company. In 1995, the Company began to reposition its business from originating and selling conforming residential mortgage loans to offering higher margin loan and lease products. The Company accomplished this repositioning through a business strategy that emphasizes: (i) opportunistic expansion and acquisitions of businesses in niche segments of the financial services industry, (ii) conservative and disciplined underwriting and credit risk management, (iii) loan and lease originations, where possible, on a wholesale basis, (iv) securitization or sale in the secondary market of substantially all of the Company's loans and leases, other than those held by Southern Pacific Bank ("SPB") for investment and (v) maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.

  The Company has diversified its loan and lease products by focusing on the creation and acquisition of additional finance businesses in order to reduce its dependency on residential mortgage lending. When acquiring new businesses or targeting expansion opportunities, the Company seeks to retain existing management and recruit additional experienced management to increase growth and profitability and to reduce the risks associated with operating the newly acquired entity. As a result, the Company has divested substantially all of its residential mortgage lending and residential mortgage servicing businesses and expanded its presence in other specialty finance markets. Throughout this realignment, the Company's core business has remained consistent in that it originates loans and leases funded primarily by warehouse lines of credit and repurchase facilities and securitizations and whole loan sales in the secondary market. For the years ended December 31, 1997, 1996 and 1995, the Company originated or acquired $1.2 billion, $2.2 billion and $3.0 billion of loans and leases, respectively, such amounts include loan and lease originations for Franchise Mortgage Acceptance Company, LLC ("FMAC"), from date of inception of June 30, 1995 through September 30, 1997. In August 1997, FMAC incorporated Franchise Mortgage Acceptance Company ("FMC"), for the purpose of succeeding to the business of FMAC. Immediately prior to FMC's initial public offering of its common stock, FMAC merged into FMC. As of the fourth quarter of 1997 FMAC is no longer a majority owned subsidiary of the Company. See

"Summary Historical and Pro Forma Consolidated Financial and Other Data." In addition, during the years ended December 31, 1997, 1996 and 1995, the Company completed securitization transactions totaling $919.1 million, $1.3 billion and $1.0 billion, respectively.

  For the year ended December 31, 1996, a substantial portion of the Company's operations were conducted through its sub-prime residential mortgage lending subsidiary, Southern Pacific Funding Corporation ("SPFC"). In June 1996, as part of the Company's repositioning, SPFC completed an initial public offering of its common stock pursuant to which ICII was a selling shareholder. During the fourth quarter of 1996 and the year ended December 31, 1997, ICII sold additional shares of its SPFC common stock reducing its ownership percentage to 47.0% as of December 31, 1997. As a result, commencing with the three months ended March 31, 1997, the financial statements of SPFC are no longer consolidated with those of ICII. As a result of this deconsolidation, certain of the financial and operating data presented for the year ended December 31, 1997 will not be comparable with such data for periods prior to the deconsolidation. For a further description of the effect of such deconsolidation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Deconsolidation."

  Until November 1997, franchise lending was conducted through ICII's 66.7% owned subsidiary, FMAC. In August 1997, FMAC incorporated FMC, a Delaware corporation for the purpose of succeeding to the business of FMAC. Immediately prior to FMC's initial public offering on November 24, 1997, of its common stock, FMAC merged into FMC (the "Reorganization"). As a result of the Reorganization, the historical financial statements of FMAC have become those of FMC. Immediately prior to the FMC initial public offering, the Company owned 66.7% of the outstanding shares of FMC common stock. The Company participated as a selling stockholder in the FMC initial public offering, and as a result of such participation, the Company's percentage ownership of FMC was reduced to 38.4%, and consequently, the financial statements of FMAC are no longer consolidated with those of ICII. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Deconsolidation."

  The Company offers loan and lease products in the following sectors:

  BUSINESS FINANCE LENDING. Business finance lending is conducted through the Imperial Business Credit, Inc. ("IBC") subsidiary of the Company and three divisions of the Company's SPB subsidiary: Coast Business Credit ("CBC") the Loan Participation and Investment Group ("LPIG") and the Auto Lend Group ("Auto Lend").

    Coast Business Credit. CBC is an asset-based lender specializing in lending to middle market manufacturing and high-technology businesses. CBC's predecessor operated as a division of Coast Federal Bank until its acquisition by the Company in September 1995. CBC originates loans and commitments subject to stringent underwriting and collateral requirements. As of December 31, 1997, CBC had total loan commitments of $803.3 million of which $484.8 million of loans were outstanding.

    Imperial Business Credit. IBC leases business equipment including copying, data processing, communication, printing and manufacturing equipment exclusively to business users. IBC was formed in May 1995 to combine the Company's existing leasing business with the assets acquired from First Concord Acceptance Corporation ("FCAC"). In October 1996, IBC expanded its business through the acquisition of substantially all of the assets of Avco Leasing Services, Inc. and all of the assets of Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases. For the years ended December 31, 1997, 1996 and 1995, IBC originated $151.3 million, $87.2 million and $36.0 million of leases and securitized $213.6 million, $87.0 million and $85.2 million of leases, respectively.

    Loan Participation and Investment Group. LPIG was formed in September 1995 to invest in and purchase syndicated commercial loan participations in the secondary market originated by commercial banks. As of December 31, 1997, LPIG had total loan commitments of $483.7 million of which $196.4 million of loans were outstanding.

    Auto Lend Group. Auto Lend was formed in September 1996 to finance automobile dealership inventories. As of December 31, 1997, Auto Lend had total loan commitments of $62.4 million of which $14.1 million of loans were outstanding.

  COMMERCIAL MORTGAGE LENDING. The Company conducts its commercial mortgage lending operations through the Income Property Lending Division ("IPLD") of SPB. IPLD was formed in February 1994 to expand the Company's apartment and commercial property lending business. The focus of IPLD's lending activities is the small loan market (consisting of loans less than $2.5 million) for multi-family apartments and commercial buildings. For the years ended December 31, 1997, 1996 and 1995, IPLD loan originations totaled $295.9 million, $260.9 million and $160.0 million, respectively.

  CONSUMER LENDING. Consumer lending is conducted through the Auto Marketing Network, Inc. ("AMN") subsidiary of the Company and through the Auto Lending Division ("ALD") and Consumer Credit Division ("CCD") of SPB.

    Auto Marketing Network. AMN was acquired on March 14, 1997 to finance on a nationwide basis the purchase of new and used automobiles primarily to sub-prime borrowers. At December 31, 1997, AMN was headquartered in Tulsa, Oklahoma and had regional offices in Texas, Virginia and Tennessee. For the period from its acquisition through December 31, 1997, AMN originated $170.6 million in sub-prime auto loans. Since the March 1997 acquisition date, AMN posted operating losses and experienced significant increases in non-performing assets, loan charge-offs and loan loss provisions. In December 1997, the Company developed revised operating projections which indicated that the goodwill resulting from the AMN acquisition was not recoverable. Accordingly, the remaining goodwill of $20.1 million was written off during the fourth quarter of 1997.

    Auto Lending Division. ALD was formed in October 1994 and lends primarily to credit-impaired buyers of new and used automobiles who are unable to access traditional sources of financing from banks and automobile finance companies. ALD currently operates from three retail offices in Northern California and expects to further expand its operations within California. For the years ended December 31, 1997, 1996 and 1995, ALD originated $74.2 million, $35.0 million and $19.0 million, respectively, of sub-prime auto loans.

    Consumer Credit Division. CCD was formed in early 1994 and offers loans to finance home improvements and consumer goods. For the years ended December 31, 1997, 1996 and 1995, CCD originated $19.8 million, $22.0 million and $14.6 million respectively, in loans and had $40.8 million of loans outstanding as of December 31, 1997.

  ADVISORY, INVESTMENT AND OTHER ACTIVITIES. The Company conducts advisory services through its Imperial Credit Advisors, Inc. ("ICAI") and Imperial Credit Commercial Asset Management Corp. ("ICCAMC") subsidiaries and has substantial investments in SPFC, a publicly traded sub-prime residential mortgage lender, FMC, a publicly traded specialty commercial finance company, Imperial Capital Group, LLC ("ICG"), an investment banking firm, Imperial Credit Commercial Mortgage Investment Corporation ("ICCMIC"), a publicly traded REIT engaged in commercial mortgage finance activities and Imperial Credit Worldwide, Ltd. ("ICW"), a holding company for international finance activities.

    Imperial Credit Advisors. ICAI provides capital markets, portfolio management and research services to the Company's subsidiaries and affiliates. Prior to December 1997, ICAI oversaw the day-to-day operations of IMH pursuant to a management agreement, recently terminated as more fully described in "Certain Transactions--Relationships with IMH--Other Arrangements and Transactions with IMH." For the years ended December 31, 1997, 1996 and 1995, ICAI earned $4.9 million, $3.3 million and $38,000 in management fees and incentive payments pursuant to the management agreement, respectively. See "--Recent Developments."

    Imperial Credit Commercial Asset Management Corporation. ICCAMC oversees the day-to-day operations of ICCMIC pursuant to a management agreement more fully described in "Certain Transactions--Relationships with ICCMIC--ICCMIC Management Agreement."

    Southern Pacific Funding Corporation. SPFC is a publicly traded sub-prime mortgage banking company (NYSE Symbol: SFC) which originates, purchases and sells high yielding, single family sub-prime mortgage loans. Substantially all of SPFC's loans are secured by first or second mortgages on owner occupied single family residences. The majority of the originated and purchased loans are made to borrowers who do not qualify for or are unwilling to obtain financing from conventional mortgage sources. As of December 31, 1997, ICII owned 9,742,500 shares of SPFC common stock, representing 47.0% of the outstanding common stock of SPFC, which, commencing with the three months ended March 31, 1997, is reflected on the Company's financial statements as "Investment in Southern Pacific Funding Corporation." ICII's investment in SPFC constituted 3.1 % of the Company's total assets and contributed 8.4% of the Company's total revenue for the year ended December 31, 1997.

    Franchise Mortgage Acceptance Company. FMC is a publicly traded specialty commercial finance company (NASDAQ Symbol: FMAX) engaged in the business of originating and servicing loans and equipment leases to small businesses, with a primary focus on established national and regional franchise concepts. More recently, FMC has expanded its focus to include retail energy licensees (service stations, convenience stores, truck stops, car washes and quick lube businesses) and golf operating businesses (golf courses and golf practice facilities). FMC originates long-term fixed and variable rate loan and lease products and sells such loans and leases either through securitizations or whole loan sales to institutional purchasers on a servicing retained basis. FMC also periodically makes equity investments or receives contingent equity compensation as part of its core lending and leasing business. FMC originated loans and leases through 16 marketing offices in 10 states at December 31, 1997. Since inception, it has funded over $1.7 billion in loans and leases and at December 31, 1997, had a servicing portfolio of $1.3 billion. For the years ended December 31, 1997, 1996 and the six months ended December 31, 1995, FMAC and or its successor FMC originated or acquired $801.0 million, $459.5 million and $163.5 million of franchise loans and leases and securitized $483.1 million, $325.1 million and $105.2 million of loans, respectively. During the fourth quarter of 1997, FMC completed an initial public offering of its common stock pursuant to which ICII was a selling stockholder. As a result of the Company's participation in the public offering, the Company's percentage ownership of FMC was reduced to 38.4%, consequently, beginning with the fourth quarter of 1997, the financial statements of FMAC are no longer consolidated with those of ICII. ICII's investment in FMC is recorded on the Company's financial statements as "Investment in Franchise Mortgage Acceptance Company" and is accounted for pursuant to the equity method of accounting. ICII recognized a $92.1 million gain on FMC's stock offering.

    Imperial Capital Group, LLC. ICG is a majority owned subsidiary formed in July 1997. ICG, together with its subsidiaries Imperial Capital, LLC and Imperial Asset Management, LLC, will offer individual and institutional investors financial products and services. ICG is a registered broker/dealer with the Commission and is a member of the National Association of Securities Dealers, Inc. ICG provides investment opportunities and research to individual and institutional investors, raises private and public capital for middle market companies, and trades debt, equity and asset backed securities. Imperial Asset Management, LLC, an investment advisor registered with the Commission, provides investment management services to high net worth individuals and institutional clients. ICG has completed the purchase of substantially all of the assets of Dabney/Resnick/Imperial ("DRI"). When ICG was initially capitalized in September 1997, the Company's ownership percentage was 80%. Subsequently, on December 5, 1997 the Company's ownership percentage was reduced to approximately 60%. During the fourth quarter of 1997, the Company incurred a $3.7 million loss on the restructuring of its loan to DRI.

    Impac Mortgage Holdings. Simultaneously with IMH's initial public offering in November 1995, the Company contributed certain operating assets of ICII's mortgage conduit operations and SPB's warehouse lending operations for 500,000 shares of IMH's common stock. IMH is a publicly traded specialty finance company (AMEX Symbol: IMH) which operates three businesses: (i) long-term investment operations which invests primarily in nonconforming residential mortgage loans and securities backed by such loans, (ii) warehouse lending operations which provides short-term lines of credit to originators of mortgage loans and (iii) conduit operations, through its affiliate Impac Funding Corporation ("ICIFC"), which primarily purchases and sells or securitizes non-conforming mortgage loans. During December 1997, IMH and the Company negotiated a termination of the management agreement resulting in a pre-tax gain of approximately $19.0 million. For further information see "Certain Relationships and Certain Transactions--Relationships with IMH--Other Transactions."

    Imperial Credit Commercial Mortgage Investment Corporation. In October 1997, the Company completed a public offering of ICCMIC (NASDAQ Symbol:
  ICMI). ICCMIC invests primarily in performing multifamily and commercial loans and mortgage-backed securities. The Company purchased 2,970,000 shares of ICCMIC common stock for $41.4 million in October 1997. On December 12, 1997, the Company purchased an additional 100,000 shares of ICCMIC common stock for $1.5 million. The Company owns 8.9% of the outstanding common stock of ICCMIC as of December 31, 1997.

    Imperial Credit Worldwide, Ltd. ICW is a holding company for the Company's international finance activities and is a majority owner of Credito Imperial Argentina, a mortgage banking company conducting business in Argentina.

  ICII was incorporated in California in 1986. The Company's principal executive offices are located at 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California 90505 and its telephone number is (310) 373-1704.

                                FUNDING STRATEGY

  Pending loan securitization transactions or whole loan sales, the Company has historically funded its loan originations from warehouse lines of credit and repurchase facilities, equity and debt offerings in the capital markets and deposits or borrowings at SPB.

  As of December 31, 1997, the Company had warehouse lines of credit and commitments of $434.6 million. The Company plans to use existing warehouse lines to fund the business operations and securitization programs of its subsidiaries. Business operations are conducted through divisions of SPB and are also financed through deposits, capital contributions from ICII to SPB and Federal Home Loan Bank of San Francisco ("FHLB") and commercial borrowings. At December 31, 1997, SPB had total deposits of approximately $1.2 billion (excluding deposits of the Company maintained with SPB).

  On January 23, 1997, the Company concurrently completed a tender offer (the "Tender Offer") for its 9 3/4% Senior Notes due 2004 (the "9 3/4% Senior Notes") and issued $200.0 million of the 9 7/8% Senior Notes for net proceeds of approximately $193.8 million. The Company used approximately $73.2 million of the net proceeds to consummate the Tender Offer and incurred an extraordinary loss of $4.0 million. Approximately $20.2 million of the 9 3/4% Senior Notes remain outstanding as of December 31, 1997.

  On June 9, 1997, the Trust issued $70.0 million liquidation amount of Par Securities and $2.2 million liquidation amount of Common Securities in transactions pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Trust invested the proceeds thereof in the Old Debentures, which will be exchanged for the New Debentures, which will be issued pursuant to, and entitled to the benefits of, the Indenture.

                               THE EXCHANGE OFFER

  The Trust is making the Exchange Offer of the New Par Securities in reliance on the position of the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions relating to the transferability of the exchanged securities following registration. However, none of the Company, the Trust nor the Subsidiary Guarantors (collectively, the "Registrants") has sought its own interpretive letter and there can be no assurance that the Staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Registrants believe that New Par Securities issued pursuant to this Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Par Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Par Securities. However, any holder of Old Par Securities who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Par Securities, or any broker-dealer who purchased Old Par Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Par Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Par Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Par Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Par Securities for New Par Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities.

  Each holder of Old Par Securities who wishes to exchange Old Par Securities for New Par Securities in the Exchange Offer will be required to represent that
(i) it is not an "affiliate" of any of the Registrants (ii) any New Par Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Par Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Par Securities. In addition, the Registrants may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Par Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the New Par Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Par Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Registrants believe that broker-dealers who acquired Old Par Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Par Securities received upon exchange of such Old

Par Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Registrants have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Par Securities for a period ending one year after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--"Purpose and Effect."

                                 THE SECURITIES

  The Par Securities represent undivided beneficial ownership interests in the assets of the Trust. The Company indirectly owns all of the beneficial ownership interests represented by the Common Securities of the Trust. On June 9, 1997, the Trust issued $70,000,000 liquidation amount of Par Securities and $2,165,000 liquidation amount of Common Securities in transactions pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Trust exists for the sole purposes of issuing the Trust Securities and investing the proceeds thereof in the Old Debentures, which will be exchanged for the New Debentures. The New Debentures will evidence the same class of debt as the Old Debentures and will be issued pursuant to, and entitled to the benefits of, the Indenture.

  The Debentures will mature on June 15, 2032, or earlier in certain circumstances following the occurrence of a Tax Event. A "Tax Event" means the receipt by the Company of an opinion of independent tax counsel to the Company, experienced in such matters, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Par Securities, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on such Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Description of Securities-- Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity." The Par Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Securities--Subordination of Common Securities."

  Holders of Par Securities are entitled to receive cumulative cash distributions ("Distributions"), accumulating from the date of original issuance, at a rate per annum equal to 10 1/4% (the "Initial Distribution Rate") of the liquidation amount of $1,000 per Par Security from the date of original issuance until but excluding the Remarketing Settlement Date. "Remarketing Settlement Date" means the Scheduled Remarketing Settlement Date on which purchases and sales of Par Securities pursuant to a Remarketing are consummated. "Scheduled Remarketing Settlement Date" means June 14, 2002, or such other date determined pursuant to this definition, unless a Trust Enforcement Event has occurred and is continuing on the 25th Business Day prior to such Scheduled Remarketing Settlement Date, in which case the Scheduled Remarketing Settlement Date will be the 30th Business Day after the date of cure or waiver of such Trust Enforcement Event; provided that if (x) purchases and sales of Par Securities pursuant to a Remarketing are not consummated on any Scheduled Remarketing Settlement Date for any reason (including the Company's failure to make the deposit required in the event of a Special Mandatory Redemption) other than the occurrence and continuance of any other Trust

Enforcement Event or if (y) the Company fails to redeem Debentures in connection with a Tax Opinion Redemption after cancelling the Remarketing, the next Scheduled Remarketing Settlement Date will be the 30th Business Day after such Scheduled Remarketing Settlement Date. From and after the Remarketing Settlement Date, holders of Par Securities will be entitled to receive Distributions at the rate per annum that results from the implementation of the remarketing procedures described herein (the "Remarketing") consummated on the Remarketing Settlement Date. See "Prospectus Summary--Remarketing" and "Description of Securities--Remarketing." The Remarketing is scheduled to occur on June 11, 2002, and the Remarketing Settlement Date is scheduled to be June 14, 2002. Distributions accumulate and are payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date. At all times, the distribution rate in effect on the Par Securities (the "Applicable Distribution Rate"), the distribution payment dates and other payment dates for the Par Securities will correspond to the interest rate, interest payment dates and other payment dates for the Debentures, which are the sole assets of the Trust. See "Description of Securities--Distributions."

  The Company guarantees the payment of Distributions and payments on liquidation of the Trust or redemption of the Par Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Trust Guarantee." If the Company does not make interest payments on the Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Par Securities.

  The Debentures are fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors, which consist of all of the Company's Restricted Subsidiaries other than Southern Pacific Bank ("SPB") and the Special Purpose Subsidiaries (as defined herein under "Description of Debentures--Certain Definitions") until the Remarketing Settlement Date. The Subsidiary Guarantees will be released on the Remarketing Settlement Date.

  The Company's obligations under the Trust Guarantee, taken together with its obligations under the Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Par Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Par Securities and the Declaration of Trust. Until the Remarketing Settlement Date, the Trust Debentures and the Trust Guarantee will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or the Trust Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or the Trust Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be effectively subordinated to all Indebtedness and other liabilities of SPB and the Special Purpose Subsidiaries, and the Debentures, the Guarantee and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of December 31, 1997, after giving effect to the sale of the Par Securities by the Trust (the "Offering") and the application of proceeds thereof, the Debentures and the Trust Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPB and the Debentures, the Trust Guarantee and the Subsidiary Guarantees would have been effectively subordinated to approximately $109.8 million of secured Indebtedness of the Subsidiary Guarantors.

  After the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all the Subsidiaries of the Company. "Senior Debt" means all Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures and all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt does not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture. As of December 31, 1997, after giving effect to the Offering, the application of proceeds thereof and the Remarketing, the Debentures and the Trust Guarantee would have been subordinated to approximately $219.8 million of Senior Debt of the Company and would have been effectively subordinated to approximately $1.4 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and other borrowings at SPB and approximately $109.8 million of secured Indebtedness of the Subsidiary Guarantors, but not including the Trust's guarantee of $200.0 million of the 9 7/8% Senior Notes due 2007 (the "9 7/8% Senior Notes")). After the Remarketing Settlement Date, the terms of the Debentures place no limitation on the amount of Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of Debentures--Ranking."

  Following the Remarketing Settlement Date, the Company has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof. Upon the termination of any such Extension Period and the payment of all amounts then due on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date (each, an "Interest Payment Date"), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Debentures. If interest payments on the Debentures are so deferred, distributions on the Par Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Trust Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Par Securities are entitled will accumulate) at the Adjusted Distribution Rate (as defined herein under "--The Exchange Offer--The New Par Securities--Remarketing"), compounded semi-annually, and holders of the Par Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of the cash related to such interest income. See "Description of Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Par Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Debentures held by the Trust at maturity or their earlier redemption, in an amount equal to the amount of related Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

  The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time through and including June 15, 2001, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) the present value of the principal amount of such Debentures if such

Debentures were redeemed on June 14, 2002 together with scheduled payments of interest from the prepayment date to but excluding June 14, 2002 (the "Remaining Life") discounted at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued and unpaid interest, if any, to the date of redemption. On and after June 15, 2012, the Debentures are redeemable prior to maturity, at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus a premium which will decline ratably on each June 15 thereafter to zero on and after June 15, 2022, plus accrued and unpaid interest thereon, if any, to the date of redemption. If the Exchange Offer has occurred, any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of Securities--Redemption--Transfer Restricted Security Redemption." After the Remarketing Settlement Date, the Debentures are also redeemable by the Company at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption, subject to the further conditions described under "Description of Securities--Redemption."

  If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date (the third Business Day prior to any Scheduled Remarketing Settlement Date), Lehman Brothers Inc. (the "Remarketing Agent") is unable to remarket, at a price of $1,000 per Par Security, all of the Par Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then such unsold Par Securities will be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Par Securities and such Debentures shall be immediately redeemed, unless as a result of such redemption, less than $25.0 million principal amount of Debentures would remain outstanding. In such latter event, the Company is required to redeem on such Scheduled Remarketing Settlement Date all of the Debentures and the consummation of purchases and sales of Par Securities pursuant to such Remarketing will not occur. In either such case (a "Special Mandatory Redemption"), the redemption price of the Debentures will be 100% of the principal amount of the Debentures so redeemed. See "Description of Securities--Remarketing."

  Upon the occurrence and continuation of a Special Event, the Company will have the right, if certain conditions are met, (i) to terminate the Trust and cause the Debentures to be distributed to the holders of the Par Securities in exchange therefor upon liquidation of the Trust, (ii) to shorten the Stated Maturity of the Debentures, in the case of a Tax Event, to a date not earlier than June 14, 2012, or (iii) after the Scheduled Remarketing Date, to redeem the Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Par Securities. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity." Moreover, the Debentures are also redeemable on the Remarketing Settlement Date in connection with a Tax Opinion Redemption. See "Description of Securities-- Redemption--Tax Opinion Redemption."

  In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Par Securities will be entitled to receive a liquidation amount of $1,000 per Par Security, plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Par Securities will be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Par Securities, except that if an Indenture Event of Default (as defined herein under "Description of Debentures--Indenture Events of Default") has occurred and is continuing, the Par Securities will have a priority over the Common Securities. See "Description of Securities--Liquidation Distribution Upon Dissolution."

                               THE EXCHANGE OFFER

  On June 9, 1997, the Trust issued $70,000,000 liquidation amount of Old Par Securities. The Old Par Securities were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Lehman Brothers Inc. (the "Initial Purchaser"), as a condition to their purchase of the Old Par Securities, required that the Trust, the Company and the Subsidiary Guarantors agreed to commence the Exchange Offer following the offering of the Old Par Securities. The New Par Securities will evidence the same class of security as the Old Par Securities and will be issued pursuant to, and entitled to the benefits of, the Indenture. As used herein, the term "Par Securities" means the Old Par Securities and the New Par Securities, treated as a single class.

SECURITIES OFFERED....  Up to $70,000,000 aggregate liquidation amount of New
                        Par Securities which have been registered under the Securities Act. The terms of the New Par Securities and the Old Par Securities are identical in all material respects, except for certain transfer restrictions relating to the Old Par Securities.

THE EXCHANGE OFFER....  The New Par Securities are being offered in exchange for a like principal amount of Old Par Securities. The issuance of the New Par Securities is intended to satisfy obligations of the Trust, the Company and the Subsidiary Guarantors contained in the Registration Rights Agreement, dated June 9, 1997, among the Trust, the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Registration Rights Agreement"). The Company will issue, promptly after the Expiration Date, $1,000 liquidation amount of New Par Securities in exchange for each $1,000 liquidation amount of outstanding Old Par Securities tendered and accepted in connection with the Exchange Offer. For a description of the procedures for tendering Old Par Securities, see "The Exchange Offer--Procedures for Tendering Old Par Securities."

TENDERS, EXPIRATION
 DATE; WITHDRAWAL.....  The Exchange Offer will expire at 5:00 P.M., New York
                        City time, on    , 1998, or such later date and time to
                        which it is extended (as so extended, the "Expiration Date"). A tender of Old Par Securities pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Par Security not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

PROCEDURES FOR
 TENDERING OLD PAR
 SECURITIES...........  Tendering holders of Old Par Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Par Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Par Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Par Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Par Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Par Securities."

                        Letters of Transmittal and certificates representing Old Par Securities should not be sent to the Trust, the Company, or the Subsidiary Guarantors. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-Exchange Agent."
ACCRUED
 DISTRIBUTIONS........  Each New Par Security will pay cumulative distributions from June 9, 1997. Holders of the Old Par Securities whose Old Par Securities are accepted for exchange will not receive any accumulated distributions on such Old Par Securities and will be deemed to have waived the right to receive any distributions on such Old Par Securities accumulated from and after June 9, 1997.

FEDERAL INCOME TAX
 CONSEQUENCES.........  The exchange pursuant to the Exchange Offer will not constitute a taxable event for United States federal income tax purposes. Holders of Old Par Securities should review the information set forth under "United States Federal Income Tax Consequences" prior to tendering Old Par Securities in the Exchange Offer.

USE OF PROCEEDS.......  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT........  The Chase Trust Company of California is serving as the
                        Exchange Agent in connection with the Exchange Offer.

SHELF
 REGISTRATIONSTATEMENT. Under certain circumstances described in the
                        Registration Rights Agreement, certain holders of Par Securities (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell New Par Securities received in the Exchange Offer) may require the Trust, the Company and the Subsidiary Guarantors to file, and use best efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Par Securities by such holders. See "The Exchange Offer--Purpose and Effect."

CONDITIONS TO THE
 EXCHANGE OFFER.......  The Exchange Offer is not conditioned on any minimum principal amount of Old Par Securities being tendered for exchange. The Exchange Offer is subject to certain other customary conditions, each of which may be waived by the Trust. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

CONSEQUENCES OF
 FAILURE TO EXCHANGE..  Any Old Par Securities not tendered and accepted in the
                        Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances to provide for registration under the Securities Act of the Old Par Securities held by them). Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of Securities-- Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange Old Par Securities."

                             THE NEW PAR SECURITIES

THE TRUST.............  Imperial Credit Capital Trust I, a Delaware statutory business trust. The sole assets of the Trust are the Debentures.

SECURITIES OFFERED....  $70,000,000 aggregate liquidation amount of the Trust's
                        Remarketed Par Securities, Series B, which have been registered under the Securities Act (liquidation amount $1,000 per Par Security). The terms of the New Par Securities are identical in all material respects to the terms of the Old Par Securities, except for certain transfer restrictions relating to the Old Par Securities. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of Securities" and "Description of Old Securities."

DISTRIBUTIONS.........  From the date of original issuance until but excluding the Remarketing Settlement Date, holders of the Par Securities will be entitled to receive Distributions at a rate per annum equal to 10 1/4% of the liquidation amount of $1,000 per Par Security. From and after the Remarketing Settlement Date, holders of Par Securities will be entitled to receive Distributions at the rate per annum that results from the Remarketing consummated on the Remarketing Settlement Date. See "--Remarketing" below. The Remarketing is scheduled to occur on June 11, 2002, and the Remarketing Settlement Date is scheduled to be June 14, 2002. See "Description of Securities--Distributions." Distributions accumulate and will be payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on each Scheduled Remarketing Settlement Date. The distribution rate, distribution payment dates and other payment dates for the Par Securities will correspond to the interest rate, interest payment dates and other payment dates on the Debentures. See "Description of Securities."

DEBENTURES............  The Trust invested the proceeds from the issuance of the Trust Securities in an equivalent amount of Debentures of the Company. The Debentures will mature on June 15, 2032, or earlier in certain circumstances, following the occurrence of a Tax Event (the "Stated Maturity"). See "Risk Factors--Ranking of Obligations Under the Debentures, the Trust Guarantee, and the Subsidiary Guarantees of Note to Investors" and "Description of Debentures--Ranking."

SUBSIDIARY
GUARANTEES............  Until the Remarketing Settlement Date, the Debentures
                        will be fully and unconditionally and jointly and severally guaranteed on a senior unsecured basis by each of the Company's Restricted Subsidiaries (as defined herein under "Description of Debentures-- Certain Definitions") other than SPB and the Special Purpose Subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantees will be released on the Remarketing Settlement Date. See "Description of Debentures--Subsidiary Guarantees."

TRUST GUARANTEE.......  Payment of distributions out of monies held by the
                        Trust, and payments on liquidation of the Trust or the redemption of Par Securities, are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Debentures, the Trust will not have sufficient funds to make Distributions on the Par Securities, in which event the Trust Guarantee shall not apply to such Distributions until the Trust has sufficient funds available therefor. The Company's obligations under the Trust Guarantee, taken together with its obligations under the Declaration of Trust, the Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Par Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Par Securities. See "Description of Trust Guarantee" and "Relationship Among the Par Securities, the Debentures and the Trust Guarantee."

RANKING...............
                        Until the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or Trust Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or Trust Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures and the Subsidiary Guarantees will be effectively subordinated to all Indebtedness and other liabilities of SPB and the Special Purpose Subsidiaries, and the Debentures, the Trust Guarantee and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of December 31, 1997, after giving effect to the Offering and the application of proceeds thereof, the Debentures and the Trust Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPB and the Debentures, the Trust Guarantee and the Subsidiary Guarantees would have been effectively subordinated to approximately $109.8 million of secured Indebtedness of the Subsidiary Guarantors.

                        After the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company, will be effectively subordinated to secured Indebtedness of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all of the Subsidiaries of the Company. As of December 31, 1997, after giving effect to the Offering and the application of proceeds thereof, and the Remarketing, the Debentures and the Trust Guarantee would have been subordinated to approximately
                        $219.8 million of Senior Debt of the Company, and would have been effectively subordinated to approximately $1.4 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and other borrowings at SPB and approximately $109.8 million of secured Indebtedness of the Company's subsidiaries, but not including the Trust's guarantee of $200.0 million of the 9 7/8% Senior Notes).

                        ICII is a holding company that conducts substantially all of its business operations through its subsidiaries. For the years ended December 31, 1997, 1996 and 1995, approximately 48.2%, 34.8% and 30.2%, respectively, of the Company's total revenue was generated by the operations of ICII, with 51.8%, 65.2% and 69.8%, respectively, being generated by the Company's subsidiaries. Consequently, the Company's operating cash flow and its ability to service its Indebtedness, including the Debentures, are dependent upon the cash flow of the Company's subsidiaries and the payment of funds by such subsidiaries to ICII in the form of loans, dividends or otherwise. The Restricted Subsidiaries are separate and distinct legal entities apart from ICII and each Subsidiary Guarantor has agreed to guarantee payment of the Debentures on a senior unsecured basis until the Remarketing Settlement Date.

                        In addition, although a substantial portion of the Company's business is conducted through SPB, SPB is not a Subsidiary Guarantor and SPB's ability to pay dividends to ICII is dependent upon its ability to generate earnings and is subject to a number of regulatory and other restrictions described below. Because SPB will not execute a Subsidiary Guarantee, the Debentures will be effectively subordinated to all indebtedness of SPB. As of December 31, 1997, SPB had approximately $1.3 billion of deposits and other borrowings, all of which would have been effectively senior to the Debentures. In addition, due to these restrictions and SPB's rapid growth, SPB has retained most of its internally generated earnings and has required the infusion of significant amounts of additional capital by ICII. The Company expects such trends to continue for the foreseeable future and has contributed approximately $35.0 million of the proceeds of the 9 7/8% Senior Notes offering to the capital of SPB in the form of subordinated indebtedness. Depending upon SPB's growth, ICII may be required to make additional capital contributions to SPB. There can be no assurance that the Company's operations will generate sufficient cash flow to support payment of interest or principal on the Debentures, or that dividend distributions will be available from SPB or any ICII subsidiary to fund such payments.

                        Certain provisions of the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") generally prohibit any state nonmember bank (including, for this purpose, SPB) from making a capital distribution (including payment of dividends) if it would cause the institution to become "undercapitalized" (as defined for purposes of those provisions). See "Business--Regulation--Thrift and Loan Operations." In addition, the Federal Deposit Insurance Corporation (the "FDIC") has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, SPB may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items. Federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of SPB and other factors, that such regulators could assert that the payment of dividends to ICII in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends. Under California law, a thrift and loan is subject to certain leverage limitations that are not generally applicable to commercial banks or savings and loan associations. In particular, a financial institution that has been in operation in excess of 60 months may have outstanding at any time deposits not to exceed 20 times paid-up and unimpaired capital and surplus as restricted by the institution's by-laws not to be available for dividends, with the exact limitation subject to order by the California Commissioner of Corporations (the "Commissioner"). The Commissioner has issued an order to SPB authorizing the maximum 20 times leverage standard.

                        Under California law, SPB is not permitted to declare dividends on its capital stock unless it has at least $750,000 of unimpaired capital plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan deposit leverage ratio and (iii) in the alternative, after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would not be less than 125% of its liabilities (net of deferred taxes, income and other credits), and (z) current assets would not be less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two years had been less than average interest expense, current assets must be not less than 125% of current liabilities). A portion of SPB's capital and surplus is currently restricted from the payment of dividends. As of December 31, 1997, the amount SPB could dividend to ICII under California law would be limited to $32.1 million. See "Risk Factors--Ranking of Obligations under the Debentures, the Trust Guarantee and the Subsidiary Guarantees of Note to Investors." "Description of Debentures--Ranking" and "Description of Trust Guarantee--Status of Trust Guarantee."

REMARKETING...........  On the Scheduled Remarketing Date, the Remarketing
                        Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the liquidation amount thereof, Par Securities (or, if the Debentures have been distributed to holders of the Par Securities in liquidation of the Trust, Debentures) which holders of the Par Securities have tendered or have been deemed to have tendered for purchase in the Remarketing. In the Remarketing, the Remarketing Agent will determine, after canvassing the market and considering prevailing market conditions at the time for the Par Securities and similar securities, the lowest distribution rate per annum, if any, on the Par Securities, not exceeding the rate per annum, determined on the Scheduled Remarketing Date by the Remarketing Agent in its discretion, equal to the greater of (a) the 30-year Treasury Rate plus 600 basis points and (b) a nationally-recognized high-yield index rate for similarly-rated issues, plus 100 basis points (the "Maximum Adjusted Distribution Rate"), that will enable it to remarket, at a price of $1,000 per Par Security, all Par Securities tendered or deemed tendered for purchase in the Remarketing (the "Adjusted Distribution Rate"). Notwithstanding the foregoing, if the Remarketing Agent is able to market some, but is unable to remarket all, of the Par Securities tendered or deemed tendered for purchase in the

                        Remarketing, the Adjusted Distribution Rate will be the highest rate, not exceeding the Maximum Adjusted Distribution Rate, required to remarket the Par Securities sold in the Remarketing. See "Description of Par Securities--Remarketing."

                        Each holder of Par Securities will be given the opportunity to indicate irrevocably, no later than the second Business Day prior to the Scheduled Remarketing Date (the "Election Date"), whether it wishes (i) to tender all or any portion of such Par Securities for purchase in the Remarketing or (ii) to retain and not have all or any portion of the Par Securities owned by it remarketed in the Remarketing. IF ANY HOLDER OF PAR SECURITIES FAILS TIMELY TO DELIVER A NOTICE TO THE PROPERTY TRUSTEE OF ITS ELECTION (I) TO RETAIN AND NOT TO HAVE ALL OR ANY PORTION OF THE PAR SECURITIES OWNED BY IT REMARKETED IN THE REMARKETING TO BE CONDUCTED ON THE SCHEDULED REMARKETING DATE OR (II) TO TENDER ALL OR ANY PORTION OF SUCH PAR SECURITIES FOR PURCHASE IN THE REMARKETING (A "NOTICE OF ELECTION"), THE PAR SECURITIES OWNED BY IT WILL BE DEEMED TO BE TENDERED FOR PURCHASE IN THE REMARKETING. See "Description of Securities--Remarketing."

                        If a holder of Par Securities has indicated by timely delivery of a Notice of Election that it wishes to tender Par Securities held by it for purchase in the Remarketing and such holder desires to purchase Par Securities in the Remarketing at or above a specified rate, such holder should separately notify the Remarketing Agent in accordance with the procedures specified in the Notice of Remarketing and indicate the specified rate per annum at or above which such holder will purchase Par Securities. In such case, the Remarketing Agent will give priority to such holder's purchase of a number of Par Securities equal to the number of Par Securities tendered by such holder in the Remarketing, provided that the Adjusted Distribution Rate is not less than the specified rate.

                        If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date, the Remarketing Agent is unable to remarket, at a price of $1,000 per Par Security, all of the Par Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then such unsold Par Securities will be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Par Securities and such Debentures shall be immediately redeemed, unless as a result of such redemption, less than $25.0 million principal amount of Debentures would remain outstanding. In such latter event, the Company is required to redeem on such Scheduled Remarketing Settlement Date all of the Debentures and the consummation of purchases and sales of Par Securities pursuant to such Remarketing will not occur. In either such case, the redemption price of the Debentures will be 100% of the principal amount of the Debentures so redeemed.

                        AS A RESULT OF SUCH SPECIAL MANDATORY REDEMPTION, ALL PAR SECURITIES TENDERED OR DEEMED TENDERED FOR PURCHASE IN THE REMARKETING WILL BE PURCHASED IN THE REMARKETING, OR MANDATORILY REDEEMED, ON THE REMARKETING SETTLEMENT DATE.

RIGHT TO DEFER
INTEREST..............  Following the Remarketing Settlement Date, the Company
                        has the right to defer payment of interest on the Debentures by extending the interest payment period on the Debentures, from time to time, for up to 10 consecutive semi-annual periods. There could be multiple Extension Periods of varying lengths throughout the term of the Debentures. If interest payments on the Debentures are so deferred, distributions on the Par Securities will also be deferred for an equivalent period and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or
                        (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Trust Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Par Securities are entitled will accumulate) at the Adjusted Distribution Rate, compounded semi-annually. During an Extension Period, holders of Par Securities will be required to include the stated interest on their pro rata share of Debentures in their gross income as original issue discount ("OID") even though the cash payments attributable thereto have not been made. See "Description of Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

REDEMPTION............  The Trust Securities will be redeemed upon repayment of the Debentures held by the Trust at maturity or their earlier redemption. The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time prior to June 15, 2001, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the present value of the principal amount of such Debentures as if redeemed on June 14, 2002, together with scheduled prepayments of interest from the prepayment date to but excluding June 14, 2002, discounted at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest, if any, to the date of redemption. On and after June 15, 2012, the Debentures are redeemable by the Company, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount thereof plus a premium which will decline ratably on each June 15 thereafter to zero on and after June 15, 2022, plus accrued and unpaid interest, if any, to the date of redemption. In addition, the Debentures are redeemable at the option of the Company at any time after the Remarketing Settlement Date, in whole, upon the occurrence and continuation of a Special Event, as described under "-- Special Event" below, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

                        If all Par Securities tendered or deemed tendered in the Remarketing are not remarketed at a price of $1,000 per Par Security, Debentures (and, thus, Par Securities) are subject to redemption as part of a Special Mandatory Redemption. As a result, investors who do not validly elect to hold the Par Securities following the Remarketing Settlement Date are entitled to receive, on the Remarketing Settlement Date, an amount equal to 100% of the liquidation amount of such Par Securities. If the Exchange Offer has occurred, any Par Securities which have not been exchanged for New Par Securities pursuant to such Exchange Offer must be redeemed by the Company on the Remarketing Settlement Date, as described under "Description of Securities-- Redemption--Transfer Restricted Security Redemption" and "--Registration Rights."

SPECIAL EVENT.........  Upon the occurrence and continuation of a Special Event
                        (including a Tax Event), the Company will have the right, if certain conditions are met, (i) to terminate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, (ii) to shorten the stated maturity of the Debentures, in the case of a Tax Event, to a date not earlier than June 14, 2012, or
                        (iii) after the Scheduled Remarketing Date, to redeem the Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Trust Securities. See "Description of Securities-- Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity." Moreover, the Debentures are redeemable on the Remarketing Settlement Date in connection with a Tax Opinion Redemption. See "Description of Securities-- Redemption--Tax Opinion Redemption."

LIQUIDATION OF THE
TRUST.................  In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Trust Securities will be entitled to receive a liquidation amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Par Securities, except that if an Indenture Event of Default has occurred and is continuing, the Par Securities shall have a priority over the Common Securities. See "Description of Securities--Liquidation Distribution Upon Dissolution."

                        An explanation of the significance of ratings may be obtained from S&P and Moody's. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

ABSENCE OF MARKET FOR
THE NEW PAR
SECURITIES............  The New Par Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Par Securities. The Company currently is obligated to apply for listing of the New Par Securities, upon request of the holders of a majority in aggregate liquidation amount of the New Par Securities, only in connection with this registration statement covering the New Par Securities, provided that the New Par Securities qualify for listing. See "The Exchange Offer--Procedures for Tendering Par Securities."

                                ----------------

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PAR SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 26.

                        IMPERIAL CREDIT INDUSTRIES, INC.
                      PRINCIPAL SUBSIDIARIES AND DIVISIONS

                 [CHART OF IMPERIAL CREDIT INDUSTRIES, INC.]
--------

(1) The Company has an ownership interest in SPFC's common stock of 47.0% and an ownership interest of 38.4% in FMC's common stock. The SPFC and FMC interests are accounted for using the equity method of accounting.
(2) ICII owns all of the non-transferable, beneficial ownership interests represented by the Common Securities of the Trust. The public owns all of the Par Securities of the Trust.

(3) ICG is not a Subsidiary Guarantor.
(4) PMW has applied to the DFI to change its name to PrinCap Mortgage Warehouse, Inc.

    SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

  The following table sets forth summary historical and unaudited pro forma consolidated financial and other data for the periods indicated. The following summary historical balance sheet data and income statement data are derived from the consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which have been audited by KPMG Peat Marwick LLP, independent auditors, and included elsewhere herein. The selected consolidated balance sheet data as of December 31, 1995, 1994 and 1993 and the income statement data for the years ended December 31, 1994 and 1993 are derived from audited consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP, but are not included in this Prospectus. The unaudited consolidated pro forma income statement data and other operating data for the year ended December 31, 1997 give effect to the application of the net proceeds of $67.3 million from the sale of the Debentures, the acquisition by the Company of all of the capital stock of AMN, the public offering of FMC stock and resulting deconsolidation of FMC as if they had occurred at the beginning of such period (the "Pro Forma Transactions"). The pro forma consolidated financial data are unaudited and do not purport to represent what the Company's results of operations would actually have been if the Pro Forma Transactions, as applicable, had occurred on the dates specified and do not project the Company's results of operations for any future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                               YEAR ENDED DECEMBER 31,
                            -----------------------------------------------------------------
                            PRO FORMA
                             1997(1)    1997      1996        1995        1994        1993
                            --------- --------  ---------  -----------  ---------  ----------
                                                     (IN THOUSANDS)
INCOME STATEMENT DATA:
 Gain on sale of loans and
  leases................... $ 27,318  $ 67,723  $  88,156  $    39,557  $   8,628  $   18,149
 Net interest income after
  provision for loan and
  lease losses.............   52,672    62,392     62,662       28,304     15,959      21,423
 Gains on sale of SPFC
  stock....................    9,488     9,488     82,690          --         --          --
 Gain on sale of IMH stock.   11,496    11,496
 Gain on termination of
  REIT advisory agreement..   19,046    19,046        --           --         --          --
 Equity in net income of
  SPFC.....................   25,869    25,869        --           --         --          --
 Equity in net income
  (loss) of FMC............    7,956    (3,050)       --           --         --          --
 Investment banking fees...    7,702     7,702        --           --         --          --
 Management fees...........    5,810     5,810      3,347           38        --          --
 Gain on sale of FMC stock.   92,137    92,137        --           --         --          --
 Other income..............   10,059    10,947     20,078       17,410     48,217      31,854
                            --------  --------  ---------  -----------  ---------  ----------
 Total revenue.............  269,553   309,560    256,933       85,309     72,804      71,426
 Personnel expense.........   53,881    60,830     48,355       34,053     33,477      24,520
 Other expenses............   84,298    89,554     50,694       27,127     28,037      15,433
                            --------  --------  ---------  -----------  ---------  ----------
 Total expenses............  138,179   150,384     99,049       61,180     61,514      39,953
                            --------  --------  ---------  -----------  ---------  ----------
 Income before income
  taxes, minority
  interest, and
  extraordinary item.......  131,374   159,176    157,884       24,129     11,290      31,473
 Income taxes..............   55,440    58,747     69,874       10,144      4,685      13,055
 Minority interest in
  income (loss) of
  consolidated subsidiaries.     956    10,513     12,026         (208)       --          --
                            --------  --------  ---------  -----------  ---------  ----------
 Income before
  extraordinary item....... $ 74,978    89,916     75,984       14,193      6,605      18,418
                            ========
 Extraordinary item net
  of income taxes..........             (3,995)       --           --         919         --
                                      --------  ---------  -----------  ---------  ----------
 Net income................           $ 85,921  $  75,984  $    14,193  $   7,524  $   18,418
                                      ========  =========  ===========  =========  ==========
CASH FLOW DATA:
 Net cash provided by (used
  in) operating activities.           $ 57,727  $ (31,262) $(1,173,703) $ 961,579  $ (903,050)
 Net cash (used in)
  provided by investing
  activities...............           (355,124)   244,177      140,961   (796,638)   (145,701)
 Net cash (used in)
  provided by financing
  activities...............            273,747   (177,834)   1,047,004   (177,314)  1,066,584
                                      --------  ---------  -----------  ---------  ----------
   Net change in cash......           $(23,650) $  35,081  $    14,262  $ (12,373) $   17,833
                                      ========  =========  ===========  =========  ==========

                                    YEAR ENDED DECEMBER 31,
                          --------------------------------------------------
                          PRO FORMA
                           1997(1)   1997    1996    1995    1994      1993
                          --------- ------  ------  ------  ------    ------
                                     (DOLLARS IN MILLIONS)
OPERATING AND FINANCIAL
 DATA(3):
 Loans originated:
 ICII....................  $  --    $  --   $  310  $1,816  $4,260    $6,019
 ICW.....................       1        1     --      --      --        --
 SPB.....................     398      398     531     724      NA(2)     NA(2)
 SPFC(3).................     --       --      790     288     190       --
 FMAC(4).................     --       511     450     164     --        --
 IBC.....................     151      151      87      36     --        --
 AMN(5)..................     171      171     --      --      --        --
                           ------   ------  ------  ------  ------    ------
   Total.................   $ 721   $1,232  $2,168  $3,028  $4,450    $6,019
                           ======   ======  ======  ======  ======    ======
 Loans securitized:
 ICII....................  $  --    $  --   $  --   $  177  $  --     $  --
 SPB.....................     203      203     277     511      46       --
 SPFC(3).................     --       --      657     165     --        --
 FMAC(4).................     --       343     325     105     --        --
 IBC.....................     159      159      87      85     --        --
 AMN(5)..................     214      214     --      --      --        --
                           ------   ------  ------  ------  ------    ------
   Total.................  $  576   $  919  $1,346  $1,043  $   46    $  --
                           ======   ======  ======  ======  ======    ======
 Outstanding balance of
  loans and leases
  securitized (at the end
  of period)(6)..........  $1,277   $1,277  $2,118  $1,047  $   45     $ --
SELECTED RATIOS:
 Ratio of earnings to
  fixed charges(7).......     2.2x     2.2x    2.2x    1.3x    1.2x      2.1x
 Pre-tax interest
  coverage ratio(8)......     6.1      7.1    17.0     3.9     2.4       --
 Ratio of indebtedness
  to total
  capitalization
  (at end of period)(9)..    47.2%    47.2%   40.5%   46.1%   51.4%      -- %
 Average equity to
  average assets.........   11.30    11.30    7.27    4.72    4.86      6.71
 Return on average
  common equity..........   30.50    34.95   45.55   17.59   10.57     31.76
 Return on average
  assets.................    3.45     3.95    3.31    0.82    0.51      2.13
SPB REGULATORY CAPITAL
 RATIOS (AT END OF
 PERIOD):
 California leverage
  limitation(10).........   13.20%   13.20%  13.50%  11.58%  11.50%     7.29%
 Risk-based--Tier 1......    8.75     8.75    9.71   11.72   14.21     10.27
 Risk-based--Total.......   12.25    12.25   10.87   13.18   15.13     10.73
 FDIC Leverage Ratio.....    8.30     8.30    9.35    8.04    8.08      9.47
ASSET QUALITY RATIOS (AT
 END OF PERIOD):
 Non-performing assets
  as a percentage of
  total assets...........    4.31%    4.31%   2.64%   1.55%   1.16%     0.64%
 Allowance for loan
  losses as a percentage
  of non-performing
  loans..................   53.87    53.87   38.94   44.30   53.83     65.91
 Net charge-offs as a
  percentage of average
  total loans held
  for investment.........    2.72     2.72    0.94    0.36    0.23      0.89

                                              AT DECEMBER 31,
                          -------------------------------------------------------
                             1997        1996       1995       1994       1993
                          ----------- ---------- ---------- ---------- ----------
                                              (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash...................  $    50,597 $   74,247 $   39,166 $   24,904 $   37,277
 Interest bearing
  deposits..............      103,738      3,369    267,776     10,600     90,000
 Loans held for sale ...      162,571    940,096  1,341,810    263,807  1,238,006
 Loans held for
  investment, net.......    1,266,718  1,068,599    668,771  1,029,556    154,595
 Securitization related
  assets................       43,105    159,707     58,272      4,558        529
 Total assets...........    2,102,094  2,470,639  2,510,635  1,420,409  1,572,663
 Deposits...............  $ 1,156,022 $1,069,184 $1,092,989 $  934,621 $1,001,468
 Borrowings from FHLB...       45,000    140,500    190,000    295,000    320,000
 Other borrowings.......      144,841    694,352    987,810        --     147,611
 Senior notes(11).......      219,813     88,209     80,472     80,344        --
 Debentures(12).........       70,000        --         --         --         --
 Total liabilities......    1,778,161  2,231,131  2,416,533  1,344,536  1,504,411
 Shareholders' equity...      323,933    239,508     94,102     75,873     68,253

--------

 (1) Income statement and related data and ratios for the year ended
     December 31, 1997 reflect the Pro Forma Transactions as if they occurred on January 1, 1997.

  (a) The following items relating to the deconsolidation of FMC due to the reduced ownership from 66.7% to 38.4% resulted in a decrease in the pro forma consolidated income statement data of ICII for the year ended December 31, 1997, using an effective tax rate of 42.2%: (In thousands)

                                INCOME STATEMENT DATA
      -------------------------------------------------------------------------
      Gain on sale of loans and leases................................. $40,497
      Net interest income after provision for losses................... $ 3,159
      Equity in net income of FMC...................................... $ 7,956
      Other income..................................................... $ 1,642
      Total revenue.................................................... $40,007
      Personnel expense................................................ $ 9,285
      Other expense.................................................... $ 7,348
      Income before income taxes, minority interest and extraordinary item............................................................ $27,802
      Income taxes..................................................... $ 3,307
      Minority interest in consolidated subsidiaries...................   9,557
      Income before extraordinary item.................................  14,938

  (b) The acquisition of AMN and the issuance of the Debentures are reflected as if they occurred on January 1, 1997. Interest expense was increased on a pro forma basis by $1.6 million reflecting interest on the Debentures at 10 1/4%. Results of operations for AMN are reflected for the period from January 1 to December 31, 1997, which resulted in a decrease in income before extraordinary item of $4.9 million. Earnings on investment of the proceeds of the issuance of the Debentures have not been included.
 (2) Information not available.
 (3) Does not include loans originated or securitized by ICIFC and SPFC, commencing with the three months ended March 31, 1997. The financial statements of ICIFC and SPFC are no longer consolidated with those of ICII.

 (4) Pro forma does not include loans originated or securitized by FMAC. Commencing with the quarter ended December 31, 1997, the financial statements of FMAC are no longer consolidated with those of ICII.

 (5) Represents volume for the period from AMN's acquisition (March 14, 1997) through December 31, 1997.
 (6) Represents outstanding balance of loans and leases securitized, excluding loans held for sale and investment.
 (7) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary item, plus fixed charges. Fixed charges represent interest expense on all indebtedness and the interest factor of rent expense estimated to be one-third of occupancy expense.
 (8) Ratio of (i) the sum of income before income taxes and extraordinary item plus interest expense on non-funding indebtedness to (ii) interest expense on non-funding indebtedness.
 (9) Ratio of (i) non-funding indebtedness to (ii) non-funding indebtedness plus total shareholders' equity.
(10) Ratio of (i) SPB's total shareholders' equity to (ii) total deposits.

(11) At December 31, 1997, represents $200.0 million of the 9 7/8% Senior Notes and approximately $20.2 million of the 9 3/4% Senior Notes not tendered pursuant to the Tender Offer , net of discount of $361,000 related to the 9 3/4% Senior Notes.
(12) Represents Guaranteed Preferred Beneficial Interests in the Debentures.

                                 RISK FACTORS

  Prospective purchasers of the Par Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in
Section 27A(i)(1) of the Securities Act (investors should note that any safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering), the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement. See "Special Note Regarding Forward-Looking Statements."

BORROWINGS AND SUBSTANTIAL LEVERAGE HAVE THE POTENTIAL TO CAUSE NET INTEREST AND OPERATING LOSSES AND ADVERSELY AFFECT THE COMPANY'S ABILITY TO SERVICE OUTSTANDING INDEBTEDNESS

  The Company is highly leveraged. At December 31, 1997, the Company's total Indebtedness (excluding deposits and borrowings at SPB) was $399.7 million and its total shareholders' equity was $323.9 million.

  The Company's ability to make scheduled payments of the principal of, or to pay the interest on, or to refinance its Indebtedness (including the Debentures) will depend upon its future performance which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Management believes that, based on current levels of operations, cash flows from operations and available borrowings will enable the Company to fund its liquidity and capital expenditure requirements for the foreseeable future, including scheduled payments of interest on the Debentures and payments of interest and principal on the Company's other Indebtedness. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its Indebtedness, including the Debentures, or to make anticipated capital expenditures. It may be necessary for the Company to refinance all or a portion of the principal of the Debentures on or prior to maturity, under certain circumstances, but there can be no assurance that the Company will be able to effect such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The degree to which the Company is leveraged could have material adverse effects on the Company and the holders of Debentures, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, and general corporate or other purposes may be impaired, (ii) a substantial portion of the Company's cash flow from operations will be dedicated to debt service and will be unavailable for other purposes, (iii) certain of the Company's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates and (iv) the Company will be subject to a variety of restrictive covenants, the failure to comply with which could result in events of default that, if not cured or waived, could restrict the Company's ability to make payments of principal of, and interest and Additional Interest (as defined herein), if any, on the Debentures. See "Business--Funding and Securitizations" and "Description of Debentures."

DIVERSIFICATION STRATEGY AND RISK OF LENDING TO DIVERSIFIED BUSINESSES

  Beginning in 1995, the Company diversified away from the conforming residential mortgage lending business, the Company's traditional focus, and expanded into other commercial and consumer finance lending businesses. In connection with the Company's diversification strategy, the Company sold substantially all of its conforming residential mortgage loan origination business. In addition, the Company sold or subcontracted out substantially all of the servicing with respect to such loans. The Company significantly expanded several existing businesses and commenced several new businesses, including equipment leasing, non-conforming residential mortgage lending, franchise lending, asset-based commercial lending and loan participations. Furthermore, since March 1997, the Company continued to reduce its percentage ownership of SPFC, its former non-conforming residential mortgage subsidiary, to 47.0% as of December 31, 1997. On November 24, 1997, the Company completed an initial public offering of FMC, its franchise lending subsidiary, and thereby reduced its ownership interest in FMC to 38.4%. Prior to the expansion and commencement of these new businesses, the Company had little or no experience in operating certain of such businesses. Although the Company believes that these new and expanded businesses are currently managed by individuals who have significant experience in the applicable areas, there can be no assurance that the Company's efforts to develop as a diversified commercial and consumer finance company will prove successful or that it can manage these new and expanded businesses successfully.

THE SUCCESS OF THE COMPANY'S BUSINESS IS HIGHLY DEPENDENT UPON THE MEMBERS OF THE SENIOR MANAGEMENT OF THE COMPANY

  The success of the Company's business is highly dependent upon the members of the senior management of the Company. The loss of the services of one or more of them could have a material adverse effect upon the Company's business and development. In addition, the Company conducts its business through a number of subsidiary companies operated by individual management teams. In each subsidiary, there are key personnel, the loss of whom may have a temporary adverse effect on that subsidiary. The Company believes that its ability to successfully manage the growth of its subsidiaries as well as the Company itself is due in part to its proven ability to retain and attract highly skilled and qualified personnel. Although the Company has established incentive compensation plans and entered into employment agreements to retain key executives, no assurances can be made that key personnel will not depart, or that their departure would not have adverse consequences to the operations of the Company or any of its subsidiaries.

VALUE OF SECURITIZATION RELATED ASSETS SUBJECT TO FLUCTUATION

  As a fundamental part of its business and financing strategy, the Company has sold substantially all of its loans and leases through securitization, except loans held for investment by SPB. The Company believes that securitizations provide it with greater operating leverage and a reduced cost of funds. In a securitization, the Company sells loans or leases that it has originated or purchased to a trust or special purpose entity for a cash purchase price and an interest in the loans or leases securitized. The cash price is raised through an offering of pass-through certificates by the trust or special purpose entity. Following the securitization, the purchasers of the pass-through certificates receive the principal collected and the investor pass-through interest rate on the principal balance of the loans or leases, while the Company receives the balance of the cash flows generated by the securitized assets in the form of principal and interest on any subordinate bonds or residual interests retained. These cash flows represent the excess cash flow collected after credit losses on loans or leases sold over the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee and, where applicable, an insurance fee related to such loans or leases over the life of the loans or leases.

 Each loan or lease securitization may have specific credit enhancement requirements in the form of overcollateralization which must be met before the Company receives cash flows due. As the securitized assets generate cash flows, they may be used to pay down the balance of the pass-through certificates until such time as the ratio of securitized assets to pass-through certificates reaches the overcollateralization requirement specified in each securitization. This overcollateralization amount is carried on the balance sheet as retained interest in loan and lease securitizations. After the overcollateralization requirement and the other requirements specified in the pooling and servicing agreement have been met, the Company begins to receive principal and interest on any subordinate bonds or residual interests retained.

  A substantial portion of the Company's gross income is recognized as gain on sales of loans or leases, which represent the present value of the estimated cash flows on the subordinate bonds or residual interests retained, less origination and underwriting costs. The Company may retain interests in loan and lease securitizations in the form of subordinate bonds or residual interests, which represent interests in the trust or special purpose entity to which such loans or leases have been sold.

  The Company recognizes such gain on sale of loans or leases in the year in which such loans or leases are sold, although cash (representing the principal and interest on any retained subordinate bonds or residual interests in loan and lease securitizations) is received by the Company over the life of the loans or leases. Concurrent with recognizing such a gain or sale, the Company records any subordinate bonds or residual interests as an asset on its consolidated balance sheet.

  The capitalized balance of any subordinate bonds or residual interest is determined by computing the present value of the excess of the weighted average coupon on the loans or leases sold over the sum of: (i) the coupon in the pass-through certificates, (ii) a base servicing fee paid to the loan or lease servicer and (iii) expected losses to be incurred on the portfolio of loans or leases sold, and considering prepayment assumptions.

  Prepayment assumptions are based on recent evaluations of the actual prepayments of the Company's servicing portfolio or on market prepayment rates on new portfolios and consideration of the current interest rate environment and its potential impact on prepayment rates.

  The cash flows expected to be received by the Company, net of expected losses, are then discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on a financial instrument with similar characteristics. Expected losses are discounted using a rate equivalent to the risk-free rate for securities with a duration similar to that estimated for the underlying loans or leases sold. The excess cash flows may only be available to the Company to the extent that there is no impairment of the credit enhancements established at the time the loans or leases are sold. Interest-only and residual certificates in securitizations of mortgage loans retained by the Company are held as trading securities and are adjusted to their respective market value quarterly with corresponding charges and credits made to income in the adjustment period. Subordinate bonds retained by the Company are held as either trading or available for sale securities in accordance with the Company's investment objectives.

  To the extent that actual results are different from the cash flows the Company estimated, the Company's subordinate bonds, interest-only certificates or residual interest will be adjusted quarterly with corresponding charges made against income in that period. Upon completion and analysis of the carrying values of the Company's subordinate bonds, interest-only certificates or residual interest during 1996, the Company wrote down the balance of such assets by $4.7 million. Any similar future charge against income may have a material adverse effect on the Company's results of operations.

  On the Company's consolidated balance sheet, securitization-related assets such as capitalized excess servicing fees receivable, subordinate bonds, interest-only certificates and residual interests are reduced as cash is received by the trust or special purpose entity holding the loans or leases pooled and sold. Although the Company believes that it has made reasonable assumptions, on a pool-by-pool basis, of its securitization-related assets likely to be realized, it should be recognized that the rates of prepayment and default or other assumptions utilized by the Company represent estimates. Actual experience may vary from these estimates.

DEPENDENCE ON SECURITIZATION AND WAREHOUSE FACILITIES TO FINANCE LENDING ACTIVITIES MAY CREATE LIQUIDITY RISKS

  The Company has an ongoing need for capital to finance its lending activities. This need is expected to increase as the volume of the Company's loan and lease originations and acquisitions increases. The Company's primary cash requirements include the funding of (i) loan and lease originations and acquisitions pending their pooling and sale, (ii) points and expenses paid in connection with the acquisition of wholesale loans, (iii) fees and expenses incurred in connection with its securitization programs, (iv) overcollateralization or reserve account requirements in connection with loans and leases pooled and securitized, (v) ongoing administrative and other operating expenses and (vi) the costs of the Company's warehouse credit and repurchase facilities with certain financial institutions. The Company has financed its activities through warehouse lines of credit and repurchase facilities from financial institutions, equity and debt offerings in the capital markets, deposits or borrowings at SPB and securitizations. The Company believes that such sources, together with the net proceeds of the Offering, will be sufficient to fund the Company's liquidity requirements for the foreseeable future.

  The Company currently pools and sells through securitization substantially all of the loans or leases which it originates or purchases, other than loans held by SPB for investment. Accordingly, adverse changes in the securitization market could impair the Company's ability to originate, purchase and sell loans or leases on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's business and results of operations. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Finally, any delay in the securitization of a loan or lease pool could cause the Company's earnings to fluctuate from quarter to quarter.

  In a securitization, the Company recognizes a gain on sale of the loans or leases securitized upon the closing of the securitization but does not receive the cash representing such gain until it receives the excess cash flows which are payable over the actual life of the loans or leases securitized. As a result, such transactions may not generate cash flows to the Company for an extended period.

  In addition, in order to gain access to the secondary market for loans and leases, the Company has historically relied on monoline insurance companies to provide guarantees on outstanding senior interests in the special purpose entities to which such loans and leases are sold to enable it to obtain investment grade ratings for such interests. In addition, the Company also relies on overcollateralization to support outstanding senior interests. However, any unwillingness of the monoline insurance companies to guarantee the senior interests in the Company's loan or lease pools could have a material adverse effect on the Company's financial position and results of operations.

  The Company is dependent upon its ability to access warehouse credit and repurchase facilities in addition to its ability to continue to pool and sell loans and leases in the secondary market, in order to fund new originations and purchases. The Company has warehouse lines of credit and repurchase facilities under which it had available an aggregate of approximately $434.6 million in financing at December 31, 1997. See "Business--Other Activities." These credit and repurchase facilities expire between January 7, 1998 and October 6, 1998. The Company expects to be able to maintain existing warehouse lines of credit and repurchase facilities (or to obtain replacement or additional financing) as current arrangements expire or become fully utilized; however, there can be no assurance that such financing will be obtainable on favorable terms. To the extent that the Company is unable to arrange new warehouse lines of credit and repurchase facilities, the Company may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Company's operations and financial position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

THE COMPANY'S PROFITABILITY MAY BE ADVERSELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS AND FLUCTUATIONS IN INTEREST RATES

  The Company's businesses may be adversely affected in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for consumer and commercial credit and declining real estate and other asset values. In the secured lending business, any material decline in collateral values increases the loan-to-value ratios of loans previously made and leases previously entered into by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. In addition, in an economic slowdown or recession, the Company's servicing costs will increase. Any sustained period of increased delinquencies, foreclosures, losses or increased costs could adversely affect the Company's ability to sell loans or leases through securitization and could increase the cost of selling loans or leases through securitization, which in either case could adversely affect the Company's financial condition and results of operations.

 Fluctuations in Interest Rates May Affect Profitability

  The Company's profitability may be directly affected by the level of and fluctuations in interest rates because they affect the Company's ability to earn a spread between interest received on its loans and leases and the costs of its liabilities. While the Company monitors the interest rate environment and employs a hedging strategy designed to reduce the impact of changes in interest rates, there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. In addition, an increase in interest rates may decrease the demand for consumer or commercial credit. A substantial and sustained increase in interest rates could adversely affect the Company's ability to purchase or originate loans or leases, reduce the average size of loans and leases underwritten by the Company and reduce the gains recognized by the Company upon their securitization and sale. A significant decline in interest rates could decrease the size of the Company's securitized loan and lease portfolio by increasing the level of loan and lease prepayments which shortens the average life and impairs the value of the securitization related assets. Fluctuating interest rates also may affect the net income earned by the Company resulting from the difference between the yield to the Company on loans and leases held pending sale and funds borrowed by the Company to finance the origination or purchase of such loans and leases. In addition, inverse or flattened interest yield curves could have an adverse impact on the profitability of the Company because the loans or leases pooled and sold by the Company are priced based on longer-term interest rates as compared to the senior interests in the related trusts.

  To reduce risks associated with its originations and purchases of loans and leases, the Company may enter into transactions designed to hedge interest rate risks, including buying and selling of futures and forwards. The nature and quantity of the hedging transactions is determined by management based on various factors, including market conditions and the expected volume of mortgage loan and equipment lease originations and purchases. No assurance can be given that such hedging transactions will offset the risks of changes in interest rates, and it is possible that there will be periods during which the Company could incur losses after accounting for or resulting from its hedging activities.

SECURITIZATION AND SALE OF LOANS AND LEASES MAY SUBJECT COMPANY TO CONTINGENT OBLIGATIONS

  Although the Company sells a majority of the loans and leases which it originates or purchases (other than those held for investment by SPB), the Company retains some degree of risk on substantially all loans and leases sold. During the period of time that loans or leases are held pending sale or securitization, the Company is subject to various risks associated with the lending business, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of such loans or leases. The documents governing the Company's securitization programs generally require (i) the Company to establish deposit accounts or (ii) the related trust or special purpose entity to build overcollateralization levels by retaining excess cash flows or applying excess cash flows to reduce the principal balances of the senior interests issued by the trust or special purpose entity. These actions serve as credit enhancement for the related trust or special purpose entity and are therefore available to fund losses realized on loans or leases held by such trust or special purpose entity. At December 31, 1997 and 1996, credit enhancement amounts provided by the Company (in the form of deposit accounts and overcollateralization levels) aggregated approximately $43.1 million and $49.5 million, respectively. The Company is subject to the risks of default and foreclosure following the sale of the loans or leases sold through securitizations. In addition, documents governing the Company's securitization programs require the Company to commit to repurchase or replace loans or leases which do not conform to the representations and warranties made by the Company at the time of the sale. When borrowers are delinquent in making monthly payments on loans or leases included in a trust or special purpose entity and serviced by the Company, the servicer is required to advance interest and principal payments with respect to such delinquent loans or leases. The Company may be required to fund such advances from the Company's available capital resources, but such advances will have priority of repayment from the succeeding month's payments.

LENDING TO CREDIT-IMPAIRED BORROWERS MAY AFFECT COMPANY PROFITABILITY

  In the Company's sub-prime lending businesses, such as AMN's sub-prime auto loan business and certain of the Company's other businesses, the Company markets some of its loan products specifically to credit-impaired borrowers. Loans made to such borrowers may entail a higher risk of delinquency and higher losses than loans made to more creditworthy borrowers. While the Company believes that its underwriting policies and collection methods enable it to control the higher risks inherent in loans made to credit-impaired borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks. In the event that loans originated or acquired by the Company, as the case may be, (whether held for investment or serviced for others) experience higher delinquencies, foreclosures or losses than anticipated, the Company's financial condition or results of operations could be adversely affected.

THE COMPANY'S OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION

  The Company's operations are subject to regulation by federal, state and local government authorities, as well as to various laws and judicial and administrative decisions, that impose requirements and restrictions affecting, among other things, the Company's loan originations, credit activities, maximum interest rates, finance and other charges, disclosures to customers, the terms of secured transactions, collection, repossession and claims-handling procedures, multiple qualification and licensing requirements for doing business in various jurisdictions, and other trade practices. Except as set forth below, the Company believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations. There can be no assurance that more restrictive laws, rules or regulations will not be adopted in the future that could make compliance much more difficult or expensive, restrict the Company's ability to originate, purchase or sell loans or leases, further limit or restrict the amount of interest and other charges earned on loans originated or purchased by the Company, further limit or restrict the terms of loan or lease agreements, or otherwise adversely affect the business of the Company. In addition, changes in government sponsored loan programs could adversely affect the Company's business.

  SPB, as a California chartered industrial loan company with deposits insured by the Bank Insurance Fund of the FDIC, is subject to extensive federal and state governmental supervision, regulation and control, including regulation by the FDIC and the California Department of Financial Institutions. Future legislation and government policy could adversely affect the thrift and loan industry, including SPB. The full impact of such legislation and regulation cannot be predicted and future changes may alter the structure and competitive relationship among financial institutions. In addition, federal and state laws impose standards with respect to, and regulatory authorities have the power in certain circumstances to limit or prohibit, transactions between ICII and SPB and between SPB and any of ICII's other subsidiaries, the growth of SPB's assets and liabilities and the payment of dividends from SPB to ICII, among other things. SPB is also required to maintain capital ratios in accordance with regulatory requirements. See "Business--Thrift and Loan Operations-- Recent Legislation."

  The FDIC and California Department of Financial Institutions ("DFI") completed a joint examination of SPB for the period ending April 14, 1997. As a result of the examination, the FDIC terminated a memorandum of understanding, dated September 16, 1996 ("MOU"), acknowledging that SPB had sufficiently satisfied most of the provisions of the MOU. As part of the agreement for terminating the MOU, SPB's board of directors adopted a resolution to address the issues remaining in the MOU, which include (i) corrective actions to remedy the violations of law and regulations in the FDIC's and DFI's most recent reports of examination and as were reflected in the MOU, (ii) review by management of all existing written policies and procedures and enhancement and augmentation of such procedures so as to assure continued compliance with all applicable federal and state laws and regulations, (iii) development of additional staff training to assure continued compliance with federal and state laws and regulations by all appropriate personnel, and (iv) senior management periodic updates to the board of directors on all progress made.

  The FDIC examination report also noted certain violations of applicable law and regulations for which SPB is required to take remedial action to correct. The FDIC has the authority to take a variety of informal and formal remedial and other enforcement actions with regard to violations of law, and unsafe and unsound banking practices, including, among other things, the institution of proceedings or actions imposing or seeking memoranda of understandings, injunctions, cease and desist orders, criminal or civil penalties, removal from office or the revocation of SPB's charter. Although the Company does not believe that an enforcement action is warranted under the circumstances, any such enforcement could have a material adverse effect on the Company.

COMPETITION IN THE BUSINESSES IN WHICH THE COMPANY OPERATES MAY ADVERSELY AFFECT THE COMPANY'S OPERATIONS

  The businesses in which the Company operates are highly competitive. The Company faces significant competition from other commercial and consumer finance lenders, commercial banks, credit unions, thrift institutions and securities firms, among others. Many of these competitors are substantially larger and have more capital and other resources than the Company. Competition can take many forms, including convenience in obtaining a loan or lease, customer service, marketing and distribution channels and interest rates charged to borrowers. In addition, the current level of gains realized by the Company and its competitors on the sale of their loans and leases could attract additional competitors into these markets, with the possible effect of lowering gains that may be realized on the Company's future loan and lease sales.

  Wholesale originations are expected to remain a significant part of the Company's loan and lease production programs. As a wholesale purchaser of loans and leases, the Company is exposed to fluctuations in the volume and cost of wholesale loans and leases resulting from competition with other purchasers of such loans and leases, market conditions and other factors.

THE COMPANY'S OPERATIONS MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES

  In the course of its business, the Company has acquired, and may in the future acquire, real property securing loans that are in default. There is a risk that hazardous substances or waste, contaminants, pollutants or sources thereof could be discovered on such properties after acquisition by the Company. In such event, the Company might be required to remove such substances from the affected properties at its sole cost and expense. There can be no assurances that the cost of such removal would not substantially exceed the value of the affected properties or the loans secured by such properties or that the Company would have adequate remedies against the prior owners or other responsible parties, or that the Company would not find it difficult or impossible to sell the affected real properties either prior to or following any such removal.

EFFECT OF FMC'S OPERATIONS MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENT IN FMC COMMON STOCK.

  During the fourth quarter of 1997, FMC completed an initial public offering of 11,500,000 shares of common stock, including 1,500,000 shares sold pursuant to the underwriters' over-allotment option. Of those shares, 6,828,125 shares were sold by FMC, 3,568,175 shares were sold by ICII and 1,103,700 shares were sold by another selling stockholder. Pursuant to the Reorganization, the historical financial statements of FMAC have become those of FMC. Immediately prior to the public offering, the Company owned 66.7% of the outstanding shares of FMC common stock. As a result of the Company's participation in the public offering, the Company's percentage ownership of FMC was reduced to 38.4%, consequently, the financial statements of FMAC are no longer consolidated with those of ICII. ICII's investment in FMC is recorded on the Company's financial statements as "Investment in Franchise Mortgage Acceptance Company" and is accounted for pursuant to the equity method of accounting.

  Of the net income or loss of FMC, 38.4% will be recognized on a pre-tax basis in the Company's financial statements. Any such recognized net loss may adversely affect the Company's ability to conduct future activities under the covenants of the Indenture and otherwise. As a small business leader, FMC is or may be subject to many of the same risks set forth in "--The Success of the Company's Business is Highly Dependent Upon the Members of the Senior Management of the Company," "--Value of Securitization Related Assets Subject to Fluctuation," "--Dependence on Securitization and Warehouse Facilities to Finance Lending Activities May Create Liquidity Risks," "--The Company's Profitability May be Adversely Affected by Cyclical Economic Conditions and Fluctuations in Interest Rates," "--Securitization and Sale of Loans and Leases May Subject the Company to Contingent Obligations," "--The Company's Operations are Subject to Government Regulation," "--Competition in the Businesses in Which it Operates May Adversely Affect the Company's Operations" and "--Company Operations May be Subject to Environmental Liabilities." In addition, FMAC is specifically subject to additional risks relating to the following:

 Certain of FMC's Underwriting Requirements and Risks May Adversely Affect Credit Quality.

  Business Valuation. FMC's loans are underwritten in accordance with FMC's underwriting guidelines which permit borrowers to borrow up to a specified percentage of the value of the business unit and, in certain instances, the real estate pledged as collateral in connection with the loans. The value of the business unit is derived from a formula based upon the business concept and the revenues and cash flows generated by the business unit from its operations, as well as a valuation for each loan is performed by an independent third-party hired by FMC. However, there can be no assurance that FMC's valuations actually reflect an amount that could be realized upon a current sale of a borrower's business unit and related personal and real property. In addition, in the event of a default by a particular borrower, there may be factors present that reduce the revenues or cash flow derived at the location and the value of the enterprise.

  Credit Risks Associated with Loans Not Securitized or Sold. Certain of FMC's loans and leases may not be readily saleable or securitizable, or may be saleable or securitizable only after the individual loan or lease portfolio performance characteristics become apparent over time. To the extent that such loans and leases are not sold or securitized, FMC must fund such assets with borrowings or internally generated funds and bears the entire credit risk associated with such assets. FMC's inability ultimately to sell or securitize substantially all of the loans and leases it originates would have a material adverse effect on FMC's business and results of operations.

  Franchise Termination; Nonrenewal. A borrower's franchise agreement may be subject to termination in the event of default after applicable cure periods. Default provisions under franchise agreements are generally drafted broadly, and include, among other things, failure to meet operating standards, actions which may threaten licensed intellectual property, and investments by principals in a competitive business. There is no assurance that the borrowers will not default under their respective franchise agreements, or that the borrowers will be able to satisfy the requirements for renewal of the franchise agreement for an additional term. In the event a franchise agreement terminates, the related borrower would not be able to continue to operate the business unit. The termination or nonrenewal of the franchise agreement likely will result in a borrower's inability to satisfy its obligations under the loan and a substantial decrease in the value of the collateral securing such obligations. License agreements by borrowers on FMC's retail energy loans may contain similar provisions.

  Balloon Payment at Maturity and Extension Increases Lender Risks. FMC may from time to time originate loans with a balloon payment due at maturity. The ability of a borrower to pay such amount will normally depend on its ability to fully refinance the loan or sell the business unit and related property at a price sufficient to permit the borrower to make balloon payments. The ability of a borrower to refinance will be affected by a number of factors, including, without limitation, the value of the related property, the financial condition and operating history of the borrower and the related property limitations on transfer imposed by franchise or license agreements, the strength of the commercial real estate market, tax laws, and prevailing general economic conditions.

FMC'S CONCENTRATION ON RESTAURANT, RETAIL ENERGY AND GOLF SECTORS MAY EXPOSE FMC TO CONCEPT FAILURES, INDUSTRY CYCLES AND OTHER INDUSTRY SPECIFIC RISKS

  Risks Relating to Franchise Concepts. The ability of a borrower operating as a franchisee to repay its loan is subject to general business risks typically associated with operating a business and particularly with operating a quick service restaurant/casual dining restaurant or other franchised business, including, without limitation, (i) an increase in the cost of labor (including, without limitation, mandatory increases in the minimum wage payable to employees) or food products, (ii) a decrease in the consumer demand for a particular product or class of products offered by a particular franchise concept and (iii) adverse changes in the economy in the geographic location in which a particular restaurant is located.

  Risks Relating to Retail Energy Concepts. Gasoline profit margins associated with the sale of motor fuel have a significant impact on such borrowers and are affected by numerous factors outside of each borrower's control, including the supply and demand for motor fuel in retail markets, volatility in the wholesale gasoline market and competitive pricing influences in each borrower's local market area. Any sustained shortage of motor fuel from a borrower's suppliers could substantially reduce the volume of motor fuel sold by such borrower. A material decrease in either the volume of motor fuel sold or the profit margin on such sales for an extended time period could have a material adverse effect on the income of borrowers in the retail energy sector and their ability to service loans from FMC.

  Risks Relating to Golf Loans. The amount spent by consumers on discretionary activities, such as those offered by borrowers in the golf sector, has historically been dependent upon levels of discretionary income which may be adversely affected by general economic conditions. A decrease in consumer spending on golf-associated activities could have a material adverse effect on the financial condition and results of operations of Borrowers in the golf sector and their ability to repay FMC's loans. In addition, the inherent seasonality of participation in golf and golf-related activities and the effect of weather conditions generally result in greater revenues and income during the second and third quarters as compared to the first and fourth quarters of the year. Poor weather conditions and unforseen natural events may result in reduced utilization of borrowers' golf facilities and have an adverse effect on revenues of borrowers in the golf sector.

  Risks Relating to Equipment Loans and Leases. FMC retains a residual interest in the equipment covered by its leases. The estimated fair market value of the equipment at the end of the contract term of the lease, if any, is reflected as an asset on FMC's balance sheet for leases held to maturity and will be included as part of the gain on sale in any lease securitization transaction. Any failure by FMC to realize aggregate recorded residual values could have a material adverse effect on its business and results of operations.

  Risks Relating to Equity Investments. FMC periodically makes passive equity investments in companies operating in the sectors served by its lending and leasing business. Equity investments involve a higher degree of risk than loans or leases in that such companies generally have no contractual obligation to repay amounts invested by the Company, the investment is not secured and FMC bears the risk of loss of its entire investment. Generally, FMC is unable to control the activities of these companies due to its minority ownership interest and lacks representation in the management of such companies.

 FMC's Limited History of Independent Operations and New Products Limit the Ability of FMC to Predict Future Performance

  FMC has experienced substantial growth in loan and lease originations and total revenues since inception, and in particular since June 1995 when the Company acquired the operations of FMAC. FMC had been unprofitable until 1996 and there can be no assurance that FMC will be profitable in the future or that these rates of growth will be sustainable or indicative of future results. Prior to FMC's initial public offering, FMC benefited from the financial, administrative and other resources of FMC and Greenwich Capital Financial Products, Inc., a prior owner of the operations of FMAC. Accordingly, FMC's prospects must be evaluated in light of the risks, expenses and difficulties it will encounter as an independent business. There can be no assurance that FMC will develop the financial, management or other resources necessary to operate successfully as an independent company. In light of FMC's aforementioned growth in loan and lease originations, the historical performance of FMC's earnings may be of limited relevance in predicting future performance. Also, the loans originated by FMC and included in FMC's securitizations have been outstanding for a relatively short period of time. Consequently, the delinquency and loss experience of FMC's loans and leases to date may not be indicative of results to be experienced in the future. It is unlikely that FMC will be able to maintain delinquency and loss ratios at current levels as the portfolio becomes more seasoned.

  FMC has recently expanded its product offerings to include leases and has expanded its marketing efforts to include borrowers in the retail energy and golf sectors. FMC has either limited or no experience with these new products and markets, and there can be no assurance that FMC will be able to compete in these markets successfully or that the return on FMC's investment in these new products and markets will be consistent with FMC's historical financial results.

 One-Time Deferred Income Tax Charge Will Reduce FMC's Earnings

  As a result of terminating FMAC's LLC status upon completion of its initial public offering, FMC will be required to record a one-time non-cash charge against earnings for deferred income taxes based upon the change from FMAC's LLC status to C Corporation status. The charge for the quarter ended December 31, 1997, was $11.0 million.

EFFECT OF SPFC'S OPERATIONS MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENT IN SPFC COMMON STOCK

  As of December 31, 1997, ICII owned 47.0% of SPFC's outstanding common stock. ICII's investment in SPFC, which is recorded on the Company's financial statements as "Investment in Southern Pacific Funding Corporation," accounted for 3.1% of the Company's total assets and contributed 8.4% to the Company's total revenue for the year ended December 31, 1997. Of the net income or loss of SPFC, 47.0% is recognized on a pre-tax basis in the Company's financial statements. Any such recognized net loss may adversely affect the Company's ability to conduct future activities under the covenants of the Indenture and otherwise. As an originator of non-conforming residential mortgage loans, SPFC is or may be subject to many of the same risks set forth in "--The Success of the Company's Business is Highly Dependent Upon the Members of the Senior Management of the Company," "--Value of Securitization Related Assets Subject to Fluctuation," "--Dependence on Securitization and Warehouse Facilities to Finance Lending Activities May Create Liquidity Risks," "--The Company's Profitability May be Adversely Affected by Cyclical Economic Conditions and Fluctuations in Interest Rates," "--Securitization and Sale of Loans and Leases May Subject Company to Contingent Obligations," "--Lending to Credit Impaired Borrowers May Affect Company Profitability," "--The Company's Operations are Subject to Government Regulation," "--Competition in the Businesses in Which The Company Operates May Adversely Affect the Company's Operations" and "--The Company's Operations May be Subject to Environmental Liabilities." In addition, SPFC is specifically subject to additional risks relating to the following:

 Limited History of Independent Operations of Limited Relevance in Predicting Future Performance

  SPFC commenced operations in January 1993 as a division of SPB and became an operating subsidiary of ICII in April 1995. Although SPFC has been profitable for each year since inception and has experienced substantial growth in mortgage loan originations and total revenues, there can be no assurance that SPFC will be profitable in the future or that these rates of growth will be sustainable or indicative of future results. Since inception in January 1993, SPFC's growth in originating and purchasing loans has been significant. In light of this growth, the historical financial performance of SPFC may be of limited relevance in predicting future performance. Also, the loans originated and purchased by SPFC and included in SPFC's securitizations have been outstanding for a relatively short period of time. As of December 31, 1997, SPFC's delinquency ratio (representing mortgage loans 30 days or more past due) was 9.4%, with total foreclosures of $97.8 million. No assurance can be given that future delinquencies will not increase or that any such increase will not have a material adverse effect on SPFC. The delinquency and loss experience of SPFC's loans to date may not be indicative of future results. It is unlikely that SPFC will be able to maintain delinquency and loan loss ratios at their present levels as SPFC's loan portfolio becomes more seasoned.

 Origination of Adjustable Rate Mortgage Loans May Adversely Affect Operations

  SPFC originates adjustable rate residential mortgage loans ("ARMs"). Substantially all such ARMs include a "teaser" rate, i.e., an initial interest rate significantly below the fully-indexed interest rate at origination. Although these loans are underwritten at the fully-indexed rate at origination, credit-impaired borrowers may encounter financial difficulties as a result of increases in the interest rate over the life of the loan.

 No Assurance of Planned Expansion

  SPFC's operations have substantially expanded since inception and SPFC intends to continue to pursue a growth strategy for the forseeable future. There can be no assurance that SPFC will anticipate and respond effectively to all of the changing demands that its expanding operations will have on SPFC's management, information and operating systems and cash reserves and the failure of SPFC to meet challenges of any such expansion could have a material adverse effect on SPFC's results of operations and financial condition. There can be no assurance that SPFC will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

 Delinquency Ratings and Performance May be Affected by Contracted Servicing

  SPFC historically contracted for the servicing of the loans it originates, purchases and holds for sale. As with any external service provider, SPFC is subject to risks associated with inadequate or untimely services. Many of SPFC's borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures. A substantial increase in SPFC's delinquency rate or foreclosure rate could adversely affect its ability to access profitably the capital markets for its financing needs, including future securitizations. If any contract servicer were to be terminated either by SPFC or by any outside third party in connection with a securitization, the change in servicing may result in greater delinquencies and losses on the related loans, which in turn would adversely impact the value of the interest-only and residual certificates held by SPFC in connection with any securitization.

FRAUDULENT CONVEYANCE LAWS MAY ADVERSELY AFFECT SUBSIDIARY GUARANTEES

  Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present of future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the Company's issuance of the Debentures. The Indenture contains a savings clause, which generally limits the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Subsidiary Guaranty of any Subsidiary Guarantor was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Debentures would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Debentures against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Debentures relating to any avoided portions of any of the Subsidiary Guarantees.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Subsidiary Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of Debentures-- Subsidiary Guarantees."

CHANGE OF CONTROL PROVISIONS MAY REQUIRE REPURCHASE OF DEBENTURES

  The Declaration provides that upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each holder of Par Securities will have the right to require the Trust to cause all or any part (equal to $1,000 liquidation amount or any integral multiple thereof) of the Par Securities to be exchanged for an equivalent principal amount of Debentures. Promptly thereafter, such Debentures will be repurchased by the Company pursuant to the Indenture (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. See "Description of Securities--Change of Control."

  Certain future credit or other borrowing agreements may contain similar restrictions. The Company's ability to pay cash to the holders of Debentures upon a repurchase may prohibit the Company from purchasing any Debentures prior to their stated maturity and may provide that certain Change of Control events would constitute a default thereunder. See "Description of Debentures-- Certain Covenants of the Company."

  If a Change of Control were to occur, it is unlikely that the Company would be able to both repurchase all of the Debentures and repay all of its obligations under other indebtedness that would become payable upon the occurrence of such Change of Control, unless it could obtain alternate financing. There can be no assurance that the Company would be able to obtain any such financing on commercially reasonable terms or at all, and consequently no assurance can be given that the Company would be able to purchase any of the Debentures issued in exchange for Securities tendered pursuant to a Change of Control Offer.

EFFECT OF ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SECURITIES

  If a Trust Enforcement Event occurs and is continuing, then the holders of Par Securities would rely on, and in certain circumstances could cause, the enforcement by the Property Trustee of its rights as a holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Par Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights with respect to the Debentures held by the Trust, any holder of Par Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

  If the Company were to default on its obligation to pay amounts payable under the Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Par Securities or otherwise, and, in such event, holders of the Par Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Debentures on the payment date on which such payment is due and payable, then a holder of Par Securities may directly institute a proceeding against the Company for enforcement of payment to such holder of the interest or Additional Interest on, premium, if any, or principal of such Debentures having a principal amount equal to the aggregate liquidation amount of the Par Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Par Securities under the Declaration to the extent of any payment made by the Company to such holder of Securities in such Direct Action. Except as set forth herein, holders of Par Securities will not be able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Description of Securities--Trust Enforcement Events," "Description of Trust Guarantee" and "Description of Debentures--Indenture Events of Default." The Declaration provides that each holder of Par Securities by acceptance thereof agrees to the provisions of the Trust Guarantee and the Indenture.

RANKING OF OBLIGATIONS UNDER THE DEBENTURES, THE TRUST GUARANTEE AND THE SUBSIDIARY GUARANTEES OF NOTE TO INVESTORS

  Until the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or Trust Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or Trust Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees, and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be effectively subordinated to all Indebtedness and other liabilities of SPB and the Special Purpose Subsidiaries, and the Debentures, the Trust Guarantee and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of December 31, 1997, the Debentures and Trust Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPB and the Debentures, Trust Guarantee and Subsidiary Guarantees would have been effectively subordinated to approximately $109.8 million of secured Indebtedness of the Subsidiary Guarantors.

  After the Remarketing Settlement Date, the Debentures and the Trust Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company, will be effectively subordinated to secured Indebtedness of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all of the Subsidiaries of the Company. As of December 31, 1997, the Debentures and Trust Guarantee would have been subordinated to approximately $219.8 million of Senior Debt of the Company and would have been effectively subordinated to approximately $1.4 billion of Indebtedness of the Company's subsidiaries (including approximately $1.2 billion of deposits, $45.0 million of FHLB borrowings and $35.0 million of other borrowings at SPB and $109.8 million of secured Indebtedness of the Company's Subsidiaries).

  ICII is a holding company that conducts substantially all of its business operations through its subsidiaries. For the years ended December 31, 1997, 1996 and 1995, approximately 48.2%, 34.8% and 30.2%, respectively, of the Company's total revenue was generated by the operations of ICII, with 51.8%, 65.2% and 69.8%, respectively, being generated by the Company's subsidiaries. Consequently, the Company's operating cash flow and its ability to service its Indebtedness, including the Debentures, are dependent upon the cash flow of the Company's subsidiaries and the payment of funds by such subsidiaries to ICII in the form of loans, dividends or otherwise. The Restricted Subsidiaries are separate and distinct legal entities apart from ICII and each Subsidiary Guarantor has agreed to guarantee payment of the Debentures on a senior unsecured basis until the Remarketing Settlement Date.

  In addition, although a substantial portion of the Company's business is conducted through SPB, SPB is not a Subsidiary Guarantor and SPB's ability to pay dividends to ICII is dependent upon its ability to generate earnings and is subject to a number of regulatory and other restrictions described below. Because SPB will not execute a Subsidiary Guarantee, the Debentures will be effectively subordinated to all indebtedness of SPB. As of December 31, 1997, SPB had approximately $1.3 billion of deposits and other borrowings, all of which would have been effectively senior to the Debentures. In addition, due to these restrictions and SPB's rapid growth, SPB has retained most of its internally generated earnings and has required the infusion of significant amounts of additional capital by ICII. The Company expects such trends to continue for the foreseeable future and has contributed approximately $35.0 million of the proceeds of the 9 7/8% Senior Notes offering to the capital of SPB in the form of subordinated indebtedness. ICII may be required to make additional capital contributions to SPB. There can be no assurance that the Company's operations will generate sufficient cash flow to support payment of interest or principal on the Debentures, or that dividend distributions will be available from SPB or any ICII subsidiary to fund such payments.

  Certain provisions of the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") generally prohibit any state nonmember bank (including, for this purpose, SPB) from making a capital distribution (including payment of dividends) if it would cause the institution to become "undercapitalized" (as defined for purposes of those provisions). See "Business--Regulation--Thrift and Loan Operations." In addition, the Federal Deposit Insurance Corporation (the "FDIC") has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, SPB may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items. Federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of SPB and other factors, that such regulators could assert that the payment of dividends to ICII in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends. Under California law, a thrift and loan is subject to certain leverage limitations that are not generally applicable to commercial banks or savings and loan associations. In particular, a financial institution that has been in operation in excess of 60 months may have outstanding at any time deposits not to exceed 20 times paid-up and unimpaired capital and surplus as restricted by the institution's by-laws not to be available for dividends, with the exact limitation subject to order by the California Commissioner of Corporations (the "Commissioner"). The Commissioner has issued an order to SPB authorizing the maximum 20 times leverage standard.

  Under California law, SPB is not permitted to declare dividends on its capital stock unless it has at least $750,000 of unimpaired capital plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan deposit leverage ratio and (iii) in the alternative, after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would not be less than 125% of its liabilities (net of deferred taxes, income and other credits), and (z) current assets would not be less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two years had been less than average interest expense, current assets must be not less than 125% of current liabilities). A portion of SPB's capital and surplus is currently restricted from the payment of dividends. As of December 31, 1997, the amount SPB could dividend to ICII under California law would be limited to $32.1 million.

EFFECT OF TENDER OF PAR SECURITIES IN THE REMARKETING; EFFECT OF ELECTION TO RETAIN

  Any Notice of Election to retain or tender Par Securities for purchase in the Remarketing will be irrevocable. In addition, if any holder of Par Securities fails timely to deliver a Notice of Election, the Par Securities of such holder will be deemed tendered for purchase in the Remarketing. See "Description of Securities--Remarketing."

  If a holder of Par Securities makes a valid election to retain Par Securities, following the Remarketing Settlement Date, the distribution rate on such holder's retained Securities will be the Adjusted Distribution Rate and the Distributions on such holder's retained Par Securities may be deferred as described in "--Option to Extend Interest Payment Period; Tax Consequences." In addition, the obligations of the Company under the Trust Guarantee and under the Debentures will no longer be senior unsecured obligations of the Company and will rank subordinate and junior in right of payment to all Indebtedness of the Company. See "--Ranking of Obligations under the Debentures, the Trust Guarantee and the Subsidiary Guarantees of Note to Investors."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; POTENTIAL ADVERSE TAX CONSEQUENCES TO THE HOLDERS

  Following the Remarketing Settlement Date, the Company has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. As a consequence of any such deferral, semi-annual Distributions on the Securities by the Trust will be deferred during such Extension Period but would continue to accumulate at the Adjusted Distribution Rate, compounded semi-annually during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Trust Guarantee (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of Securities--Distributions" and "Description of Debentures--Option to Extend Interest Payment Period."

  Should the Company defer payment of interest on the Debentures, a holder of Par Securities will be required to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Debentures held by the Trust. As a result, a holder of Par Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Par Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Par Securities."

  The Company has no current intention of exercising its right, following the Remarketing Settlement Date, to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company elect to exercise such right in the future, the market price of the Par Securities is likely to be adversely affected. A holder that disposes of its Par Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Par Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Par Securities (which represent undivided beneficial ownership interests in the Debentures), following the Remarketing Settlement Date, may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION; SHORTENING OF STATED MATURITY

  Upon the occurrence and continuation of a Special Event, the Company will have the right, if certain conditions are met, (i) to terminate the Trust and cause the Debentures to be distributed to the holders of the Par Securities in exchange therefor upon liquidation of the Trust, (ii) to shorten the Stated Maturity of the Debentures, in the case of a Tax Event, to a date not earlier than June 14, 2012 or (iii) after the Remarketing Settlement Date, to redeem the Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Par Securities. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity."

  There can be no assurance as to the market prices for the Par Securities or the Debentures that may be distributed in exchange for Par Securities if a dissolution or liquidation of the Trust were to occur or if the Stated Maturity of the Debentures is shortened. Because holders of Par Securities may receive Debentures upon the occurrence of a Special Event, prospective purchasers of Par Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of Securities-- Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity" and "Description of Debentures--General."

LIQUIDATION DISTRIBUTION OF DEBENTURES

  Upon the occurrence and continuation of a Special Event, the Company will have the right to terminate the Trust and cause the Debentures to be distributed, after the satisfaction of liabilities to creditors (if any), to the holders of the Trust Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Debentures may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Par Securities and will result in a holder of the Par Securities receiving directly such holder's pro rata share of the Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Debentures to holders of the Par Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Par Securities may be required to recognize gain or loss as if they had exchanged their Par Securities for the Debentures they received upon the liquidation of the Trust. See "United States Federal Income Tax Consequences--Distribution of Debentures or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for Par Securities or Debentures that may be distributed in exchange for Par Securities if a liquidation of the Trust occurs. Accordingly, the Par Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Debentures that a holder of Par Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Par Securities offered hereby. Because holders of Par Securities may receive Debentures on termination of the Trust, prospective purchasers of Par Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity" and "Description of Debentures-- General."

  If the holders of Par Securities receive Debentures upon liquidation or dissolution of the Trust, the Debentures will be subject to the remarketing procedures that would have been applicable to the Par Securities. See "Description of Securities--Remarketing."

HOLDERS OF PAR SECURITY WILL HAVE LIMITED VOTING RIGHTS

  Holders of Par Securities generally will have limited voting rights relating only to the modification of the Par Securities and certain other matters described herein. Holders of Par Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Par Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes, even if such action adversely affects the interests of such holders. See "Description of Securities--Voting Rights; Amendment of the Declaration."

LACK OF PUBLIC MARKET MAY AFFECT RESALE OF NEW PAR SECURITIES

  The New Par Securities are being offered to the holders of the Old Par Securities. The Old Par Securities constitute a new class of securities with no established trading market. The Old Par Securities are eligible for trading in the PORTAL market. To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Par Securities could be adversely affected. There is no existing trading market for the New Par Securities, and there can be no assurance regarding the future development of a market for the New Par Securities, or the ability of holders of the New Par Securities to sell their New Par Securities or the price at which such holders may be able to sell their New Par Securities. If such a market were to develop, the New Par Securities could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Par Securities. The Initial Purchaser is not obligated to do so, however, and any market-making with respect to the New Par Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Par Securities or that an active public market for the New Par Securities will develop. The Company does not intend to apply for listing or quotation of the New Par Securities on any securities exchange or stock market unless requested to do so by the holders of a majority in aggregate principal amount of the New Par Securities or the managing underwriter, if any, only in connection with this registration of the New Par Securities.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD PAR SECURITIES

  Holders of Old Par Securities who do not exchange their Old Par Securities for New Par Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Par Securities as set forth in the legend thereon as a consequence of the issuance of the Old Par Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Par Securities may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. None of the Trust, the Company nor the Subsidiary Guarantors (collectively, the "Registrants") currently anticipate that it will register Old Par Securities under the Securities Act. Based on interpretations by the Staff of the Division of Corporation Finance of the Commission, as set forth in no-action letters issued to third parties, the Registrants believe that New Par Securities issued pursuant to this Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Par Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Par Securities. However, any holder of Old Par Securities who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Par Securities, or any broker-dealer who purchased Old Par Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Par Securities in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Par Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Par Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Par Securities for New Par Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities.

  Each holder of Old Par Securities who wishes to exchange Old Par Securities for New Par Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Registrants, (ii) any New Par Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Par Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Par Securities. In addition, the Registrants may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Par Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Par Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Par Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Registrants believe that broker-dealers who acquired Old Par Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Par Securities received upon exchange of such Old Par Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Registrants have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Par Securities for a period ending one year after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Par Securities" and "--Broker-Dealer Considerations."

  Any Old Par Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights relating to the Exchange Offer which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Registrants will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Par Securities held by them. Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of the Securities--Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "The Exchange Offer--Consequences of a Failure to Exchange Old Par Securities." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Par Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Registrants have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Par Securities for offer or sale under the securities laws of such jurisdiction as any holder reasonably requests in writing. Unless a holder so requests, the Registrants do not currently intend to register or qualify the sale of the New Par Securities in any such jurisdictions. See "The Exchange Offer."

                                USE OF PROCEEDS

  None of the Registrants will receive any cash proceeds from the issuance of the New Par Securities offered hereby. The New Par Securities will be exchanged for Old Par Securities in like liquidation amount, which will be retired and canceled. The cash proceeds from the sale of the Old Par Securities were used to purchase the Old Debentures.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Par Securities are classified in the consolidated balance sheet of the Company as a liability under the caption "Remarketed Par Securities" and appropriate disclosures about the Par Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Par Securities as an expense in the consolidated statements of income.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1997. See "Summary Historical and Pro Forma Consolidated Financial and Other Data." In addition, at December 31, 1997, the Company had other debt consisting of deposits ($1.2 billion) incurred in the ordinary course of business. This table should be read in conjunction with the consolidated financial statements of the Company, including the related notes thereto.

                                                            AT DECEMBER 31,
                                                                  1997
                                                         ----------------------
                                                         (DOLLARS IN THOUSANDS)
Cash....................................................        $ 50,597
Loans held for sale.....................................         162,571
Other borrowings........................................         144,841
Long-term debt:
  9 3/4% Senior Notes due 2004(1).......................          19,813
  9 7/8% Senior Notes due 2007..........................         200,000
  Debentures............................................          70,000
Shareholders' equity:
  Preferred Stock; 8,000,000 shares authorized; none
   issued and outstanding...............................             --
  Common Stock, no par value; 80,000,000 shares
   authorized; 38,791,439 shares issued and outstanding.         147,109
Retained earnings.......................................         174,898
Unrealized gain on securities available for sale, net...           1,926
                                                                --------
  Total shareholders' equity............................         323,933
                                                                --------
    Total capitalization................................        $613,746
                                                                ========

--------

(1) Represents approximately $20.2 million of the 9 3/4% Senior Notes not tendered pursuant to the Tender Offer net of discount of $361,000.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated income statement data for each of the years in the three-year period ended December 31, 1997 and the selected consolidated balance sheet data as of December 31, 1997 and 1996 have been derived from audited financial statements of the Company which, together with the notes thereto and the related report of KPMG Peat Marwick LLP, independent certified public accountants, are included in this Prospectus. The selected consolidated balance sheet data as of December 31, 1995, 1994 and 1993 and the income statement data for the years ended December 31, 1994 and 1993 are derived from audited consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP but are not included in this Prospectus.

                                             YEAR ENDED DECEMBER 31,
                                    --------------------------------------------
                                    1997(4)     1996     1995     1994    1993
                                    --------  -------- --------  ------- -------
                                                  (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
 Gain on sale of loans and
  leases..........................  $ 67,723  $ 88,156 $ 39,557  $ 8,628 $18,149
                                    --------  -------- --------  ------- -------
 Interest on loans and leases.....   201,728   188,242  120,244   79,173  51,612
 Interest on investments..........    23,531    10,807    6,630    3,610   1,972
 Interest on other finance
  activities......................     2,678     8,422    2,608      --      --
                                    --------  -------- --------  ------- -------
   Total interest income..........   227,937   207,471  129,482   82,783  53,584
 Interest expense.................   126,594   135,036   95,728   61,674  29,811
                                    --------  -------- --------  ------- -------
   Net interest income............   101,343    72,435   33,754   21,109  23,773
 Provision for loan and lease
  losses..........................    38,951     9,773    5,450    5,150   2,350
                                    --------  -------- --------  ------- -------
   Net interest income after
    provision for loan and lease
    losses........................    62,392    62,662   28,304   15,959  21,423
 Loan servicing income............    10,743     1,680   12,718   16,332   6,785
 Gain on sale of servicing
  rights..........................       --      7,591    3,578   30,837  23,655
 Gains on sale of FMC stock.......    92,137       --       --       --      --
 Gains on sale of SPFC stock......     9,488    82,690      --       --      --
 Gain on sale of IMH stock........    11,496       --       --       --      --
 Equity in net income of SPFC.....    25,869       --       --       --      --
 Equity in net loss of FMC........    (3,050)      --       --       --      --
 Investment banking fees..........     7,702       --       --       --      --
 Gain on termination of REIT
  advisory agreement..............    19,046       --       --       --      --
 Other income.....................     6,014    14,154    1,152    1,048   1,414
                                    --------  -------- --------  ------- -------
   Total other income.............   179,445   106,115   17,448   48,217  31,854
                                    --------  -------- --------  ------- -------
   Total revenues.................   309,560   256,933   85,309   72,804  71,426
Expenses:
 Personnel expense................    60,830    48,355   34,053   33,477  24,520
 Other expenses...................    89,554    50,694   27,127   28,037  15,433
                                    --------  -------- --------  ------- -------
   Total expenses.................   150,384    99,049   61,180   61,514  39,953
                                    --------  -------- --------  ------- -------
   Income before income taxes,
    minority interest and
    extraordinary item............   159,176   157,884   24,129   11,290  31,473
Income taxes......................    58,747    69,874   10,144    4,685  13,055
Minority interest in income (loss)
 of consolidated subsidiaries.....    10,513    12,026     (208)     --      --
                                    --------  -------- --------  ------- -------
   Income before extraordinary
    item..........................    89,916    75,984   14,193    6,605  18,418
Extraordinary item net of income
 taxes............................    (3,995)      --       --       919     --
                                    --------  -------- --------  ------- -------
   Net income.....................  $ 85,921  $ 75,984 $ 14,193  $ 7,524 $18,418
                                    ========  ======== ========  ======= =======

                                          YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------------------
                            1997       1996        1995        1994          1993
                          ---------  ---------  -----------  ---------    ----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC INCOME PER
 SHARE(1):
 Income before
  extraordinary item....  $    2.33  $    2.11  $      0.45  $    0.21    $     0.58
 Extraordinary item--
  Loss on early
  extinguishment of
  debt, net of income
  taxes.................      (0.10)       --           --         --            --
 Extraordinary item--
  Repurchase of Senior
  Notes, net of income
  taxes.................        --         --           --        0.03           --
                          ---------  ---------  -----------  ---------    ----------
   Net income per common
    share...............  $    2.23  $    2.11  $      0.45  $    0.24    $     0.58
                          =========  =========  ===========  =========    ==========
DILUTED INCOME PER
 SHARE(1):
 Income before
  extraordinary item....  $    2.20  $    1.95  $      0.40  $    0.19    $     0.54
 Extraordinary item.....      (0.10)       --           --        0.03           --
                          ---------  ---------  -----------  ---------    ----------
   Net income...........  $    2.10  $    1.95  $      0.40  $    0.22    $     0.54
                          =========  =========  ===========  =========    ==========
 Weighted average fully
  diluted shares
  outstanding (000s)....     40,855     38,975       35,122     33,582        33,880
CASH FLOW DATA:
 Net cash provided by
  (used in)
  operating activities..  $  57,727  $ (31,262) $(1,173,703) $ 961,579    $ (903,050)
 Net cash (used in)
  provided by
  investing activities..   (355,124)   244,177      140,961   (796,638)     (145,701)
 Net cash (used in)
  provided by
  financing activities..    273,747   (177,834)   1,047,004   (177,314)    1,066,584
                          ---------  ---------  -----------  ---------    ----------
   Net change in cash...  $ (23,650) $  35,081  $    14,262  $ (12,373)   $   17,833
                          =========  =========  ===========  =========    ==========
                                        YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------------
                            1997       1996        1995        1994          1993
                          ---------  ---------  -----------  ---------    ----------
                                         (DOLLARS IN MILLIONS)
OPERATING AND FINANCIAL
 DATA(2):
 Loans originated:
   ICII.................  $     --   $     310  $     1,816  $   4,260    $    6,019
   ICW..................          1        --           --         --            --
   SPB..................        398        531          724         NA(3)         NA(3)
   SPFC(4)..............        --         790          288        190           --
   FMAC(4)..............        511        450          164        --            --
   IBC..................        171         87           36        --            --
   AMN(5)...............        151        --           --         --            --
                          ---------  ---------  -----------  ---------    ----------
     Total..............  $   1,232  $   2,168  $     3,028  $   4,450    $    6,019
                          =========  =========  ===========  =========    ==========
 Loans securitized:
   ICII.................  $     --   $     --   $       177  $     --     $      --
   SPB..................        203        277          511         46           --
   SPFC(4)..............        --         657          165        --            --
   FMAC.................        343        325          105        --            --
   IBC..................        214         87           85        --            --
   AMN(5)...............        159        --           --         --            --
                          ---------  ---------  -----------  ---------    ----------
     Total..............  $     919  $   1,346  $     1,043  $      46    $      --
                          =========  =========  ===========  =========    ==========
 Outstanding balance of
  loans and leases
  securitized (at end
  of period)(6).........     $1,277     $2,118       $1,047        $45         $ --
SELECTED RATIOS:
 Ratio of earnings to
  fixed charges(7)......        2.2x       2.2x         1.3x       1.2x          2.1x
 Pre-tax interest
  coverage ratio(8).....        7.1       17.0          3.9        2.4           --
 Ratio of indebtedness
  to total
  capitalization (at
  end of period)(9).....       47.2%      40.5%        46.1%      51.4%          -- %
 Average equity to
  average assets........      11.30       7.27         4.72       4.86          6.71
 Return on average
  common equity.........      34.95      45.55        17.59      10.57         31.76
 Return on average
  assets................       3.95       3.31         0.82       0.51          2.13
SPB REGULATORY CAPITAL
 RATIOS
 (AT END OF PERIOD):
 California leverage
  limitation(10)........      13.20%     13.50%       11.58%     11.50%         7.29%
 Risk-based--Tier 1.....       8.75       9.71        11.72      14.21         10.27
 Risk-based--Total......      12.25      10.87        13.18      15.13         10.73
 FDIC Leverage Ratio....       8.30       9.35         8.04       8.08          9.47
ASSET QUALITY RATIOS (AT
 END OF PERIOD):
 Non-performing assets
  as a percentage of
  total assets..........       4.31%      2.64%        1.55%      1.16%         0.64%
 Allowance for loan
  losses as a
  percentage of non-
  performing loans......      53.87      38.94        44.30      53.83         65.91
 Net charge-offs as a
  percentage of average
  total loans held for
  investment............       2.72       0.94         0.36       0.23          0.89

                                             AT DECEMBER 31,
                          ------------------------------------------------------
                           1997 (4)     1996       1995       1994       1993
                          ---------- ---------- ---------- ---------- ----------
                                              (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash...................  $   50,597 $   74,247 $   39,166 $   24,904 $   37,277
 Interest bearing
  deposits..............     103,738      3,369    267,776     10,600     90,000
 Investment securities,
  including FHLB Stock..     234,277    101,448     28,713     18,817     18,000
 Loans held for sale....     162,571    940,096  1,341,810    263,807  1,238,006
 Loans held for
  investment, net.......   1,266,718  1,068,599    668,771  1,029,556    154,595
 Securitization related
  assets................      43,105    159,707     58,272      4,558        529
 Total assets...........   2,102,094  2,470,639  2,510,635  1,420,409  1,572,663
 Deposits...............  $1,156,022 $1,069,184 $1,092,989 $  934,621 $1,001,468
 Borrowings from FHLB...      45,000    140,500    190,000    295,000    320,000
 Other borrowings.......     144,841    694,352    987,810        --     147,611
 Senior notes (11)......     219,813     88,209     80,472     80,343        --
 Remarketed par
  securities............      70,000        --         --         --         --
 Total liabilities......   1,778,161  2,231,131  2,416,533  1,344,536  1,504,411
 Shareholders' equity...     323,933    239,508     94,102     75,873     68,253

--------

 (1) Income per share and weighted average shares outstanding reflect 1-for-10, 1-for-10 and 1-for-19 stock dividends paid in 1996, 1993 and 1992, respectively, a 3-for-2 stock split effected in 1995 and a 2-for-1 stock split effected in 1996. All per share amounts reflect the adoption of SFAS No. 128.

 (2) Does not include loans originated or securitized by ICIFC. Excludes SPFC and FMAC loan origination and securitization activity for periods subsequent to their respective deconsolidations.
 (3) Information not available.

 (4) Commencing with the three months ended March 31, 1997, and December 31, 1997, the financial statements of SPFC and FMAC, respectively, are no longer consolidated with those of ICII.

 (5) Represents volume for the period from AMN's acquisition (March 14, 1997) through December 31, 1997.
 (6) Represents the outstanding balance of loans and leases securitized, excluding loans held for sale and investment.
 (7) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges represent interest expense on all indebtedness and the interest factor of rent expense estimated to be one-third of occupancy expense.
 (8) Ratio of (i) the sum of income before income taxes plus interest expense on non-funding indebtedness to (ii) interest expense on non-funding indebtedness.
 (9) Ratio of (i) non-funding indebtedness to (ii) non-funding indebtedness plus total shareholders' equity.
(10) Ratio of (i) SPB's total shareholders' equity to (ii) total deposits.

(11) At December 31, 1997, represents $200.0 million of the 9 7/8% Senior Notes and approximately $20.2 million of the 9 3/4% Senior Notes not tendered pursuant to the Tender Offer, net of discount of $361,000 related to the 9 3/4% Senior Notes.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                OPERATIONS

GENERAL

 Organization

  Imperial Credit Industries, Inc. ("ICII"), incorporated in 1986 in the State of California, is 23.0% owned by Imperial Bank as of December 31, 1997. In 1991, Imperial Bank recapitalized the Company to conduct a full service mortgage banking operation.

  The consolidated financial statements include ICII, its significant wholly-owned operating subsidiaries, significant majority-owned operating subsidiaries and equity investments in two publicly traded companies (collectively the "Company"). The significant wholly-owned subsidiaries include: Southern Pacific Bank ("SPB"), Imperial Business Credit Inc. ("IBC"), Imperial Credit Advisors, Inc. ("ICAI"), Auto Marketing Network ("AMN"), Imperial Credit Commercial Asset Management Corporation ("ICCAMC") and Imperial Credit Worldwide ("ICW"). The majority-owned significant operating consolidated subsidiary is Imperial Capital Group ("ICG"), which is 60% owned by the Company and 40% owned by ICG's management. The significant equity investments in publicly traded companies are Southern Pacific Funding Corporation ("SPFC") NYSE Symbol: SFC and Franchise Mortgage Acceptance Company ("FMC") NASDAQ Symbol: FMAX. Both SPFC and FMC were former consolidated subsidiaries of the Company. All material intercompany balances and transactions with consolidated subsidiaries have been eliminated.

 Strategic Focus and Acquisitions

  Historically, the Company's primary business was the origination and sale of conforming residential mortgage loans. This business experienced substantial growth due to high levels of mortgage loan refinancing activity in 1992 and 1993, as interest rates dropped to historically low levels. However, as interest rates increased and refinancing activity declined in 1994, conforming residential mortgage loan originations on an industry-wide basis decreased dramatically and pricing became increasingly competitive. The Company recognized that the sub-prime residential mortgage loan market provided greater opportunities for mortgage loan origination growth. As a result, during 1995 and 1996, the Company directed additional capital and resources to its sub-prime residential mortgage lending subsidiary, SPFC, and divested substantially all of its conforming mortgage lending and servicing businesses. At the same time, the Company entered or expanded its presence in higher margin commercial and consumer lending markets. 1995 marked the first year for the Company that included operations from both its historical operations and newly acquired or recently started business lines.

  The Company now operates as a commercial and consumer finance company providing loan and lease products in the following sectors: business finance lending, commercial mortgage lending, consumer lending. The Company also is a provider of other financial services and investment products.

  In 1995, the Company began to reposition, transform and diversify its core business activities from the traditional mortgage banking operations of originating and selling conforming residential mortgage loans to offering higher margin loan, lease, investment and financial services products. The Company's core business has remained consistent in that it originates loans and leases funded primarily by warehouse lines of credit, repurchase facilities, securitizations and whole loan sales in the secondary market. The Company accomplished its diversification through a business strategy that emphasizes:

  . Investing in and managing businesses in niche segments of the financial services industry. The Company intends to retain a significant equity investment in the companies to provide a source of future earnings and cash flow for the Company.

  .  Conservative, disciplined underwriting and credit risk management.

  .  Loan and lease originations, where possible, on a wholesale basis.

  . Securitization or sale in the secondary market of substantially all of the Company's loans and leases, other than those held by SPB for investment.

  . Maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.

  The Company diversified its loan and lease products by focusing on the creation and acquisition of additional finance businesses in order to reduce its dependency on residential mortgage lending. When acquiring new businesses or targeting expansion opportunities, the Company seeks to retain existing management and recruit additional experienced management to increase growth and profitability and to reduce the risks associated with operating the newly acquired entity. The Company, through its repositioning and diversification process from the traditional mortgage banking operations of originating and selling conforming residential loans to a more diversified financial services company has accomplished that goal by its acquisitions of businesses in niche segments of the financial services industry.

  For the years ended December 31, 1997, 1996 and 1995, the Company originated or acquired $1.2 billion, $2.2 billion and $3.0 billion of loans and leases, respectively. In addition, during the years ended December 31, 1997, 1996 and 1995, the Company completed securitization transactions totaling $919.1 million, $1.3 billion and $1.0 billion, respectively.

Impac Mortgage Holdings, Inc. and Impac Funding Corporation

  During 1995, the Company sold its mortgage conduit operations and SPB's warehouse lending operations to Impac Mortgage Holdings, Inc. ("IMH") AMEX
Symbol: IMH, formerly Imperial Credit Mortgage Holdings. In exchange for these assets, the Company received approximately 11.8% of the common stock of IMH. Additionally, ICAI entered into a management agreement with IMH pursuant to which ICAI advised upon the day-to-day operations of IMH and for which it was paid a management fee. During 1997, the Company sold its common stock interest in IMH, receiving proceeds of $12.0 million and recording a gain of approximately $11.5 million.

  In December 1997, IMH and the Company negotiated a termination of the management agreement (the "Termination Agreement"). The consideration received by the Company pursuant to the Termination Agreement was comprised of 2,009,310 shares of IMH common stock and certain securitization-related assets. Additionally, the Company agreed to cancel its note receivable from ICI Funding Corporation ("ICIFC"), a former subsidiary of ICII which is now known as Impac Funding Corporation and is the origination unit of IMH., in the amount of $29.1 million. The IMH common stock and the residual interests were recorded by the Company at their estimated fair values of approximately $35.0 million and $13.1 million, respectively, for a total of $48.1 million. This amount, when netted with the $29.1 million cancellation of the ICIFC note receivable resulted in the gain on termination of the management agreement of approximately $19.0 million.

  During the first quarter of 1997, the Company disposed of its common stock interest in ICIFC, a wholly-owned subsidiary engaged in mortgage conduit operations for IMH, resulting in a loss of $100,000. At December 31, 1996, the Company owned 100% of the common stock of ICIFC which represented only a 1% economic interest as IMH owned all of the non-voting preferred stock of ICIFC which gave IMH a 99% economic interest in ICIFC. The Company's disposal of its remaining economic interest in ICIFC concluded its exit from the former mortgage banking operations.

Franchise Mortgage Acceptance Company

  On June 30, 1995, the Company completed the acquisition of certain net assets from Greenwich Capital Financial Products, Inc. and formed FMAC, a limited liability company, in which the Company had a 66.7% ownership interest. The acquisition was accounted for as a purchase and the purchase price of $7.6 million, which included $3.8 million in contingent consideration for loans in the pipeline, was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $4.0 million. The Company's franchise lending business was conducted through FMAC until November 1997, at which time FMAC merged into FMC and FMC completed an initial public offering of its common stock. The Company sold into FMC's initial public offering 3,568,175 shares at $18.00 per share generating net proceeds of $59.7 million and a gain of

$48.9 million. Additionally, the Company recognized a gain of $43.2 million resulting from the adjustment in the basis of its investment in FMC due to the offering and its reduced ownership percentage. Immediately after FMC's initial public offering and at December 31, 1997, the Company's percentage ownership of FMC common stock was 38.4%. Accordingly, FMC is no longer consolidated in the Company's consolidated financial statements and the Company's investment in FMC is accounted for under the equity method.

 Southern Pacific Funding Corporation

  During the first quarter of 1997, the Company sold 370,000 shares of SPFC common stock at $16.63 per share generating net proceeds of $6.2 million and a gain of $4.3 million. Such transaction reduced the Company's ownership percentage in SPFC to 49.4% at March 31, 1997 from 51.2% at December 31, 1996. Accordingly, SPFC's operating results are no longer consolidated with those of the Company and the Company's investment in SPFC is accounted for under the equity method. During the third quarter of 1997, the Company sold an additional 500,000 shares of SPFC common stock generating net proceeds of $7.6 million and a gain of $5.2 million. At December 31, 1997, the Company's ownership interest in SPFC was 47%. For the year ended December 31, 1996, a substantial portion of the Company's operations were conducted through its sub-prime residential lending subsidiary, SPFC. In June 1996, SPFC completed an initial public offering of its common stock pursuant to which ICII was a selling shareholder. SPFC and the Company sold 5.2 million shares and
3.5 million shares, respectively, at $11.33 per share. In a secondary offering during 1996, the Company sold 1.5 million SPFC shares at $19.83 per share. The Company recognized a gain on sale of the SPFC shares it owned of $51.2 million, which is net of offering expenses and the Company's cost basis in the shares. The Company also recognized a gain of $31.4 million related to the stock sold by SPFC. The gain related to the stock sold by SPFC is based on the difference between the Company's equity ownership in SPFC after the sale and such equity ownership prior to the sale, using the Company's respective SPFC ownership percentages.

 Imperial Business Credit

  The Company expanded its commercial equipment leasing business conducted by IBC through the acquisitions of substantially all of the assets of First Concord Acceptance Corporation ("FCAC") for a purchase price of $21.4 million in May 1995 and Avco Leasing Services, Inc. and Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases and agreed to assume certain liabilities in connection therewith from Avco Financial Services, Inc. (the "Avco Acquisition) for approximately $94.8 million in October 1996. These acquisitions were accounted for as purchases and the purchase prices were allocated to the net assets acquired based on their fair value resulting in goodwill of $1.2 million and $12.5 million for the FCAC and Avco transactions, respectively. IBC's lease originations were $151.3 million and $87.2 million, and it securitized and sold $213.6 million and $87.0 million during the years ended December 31, 1997, and 1996, respectively.

 Coast Business Credit

  In September 1995, the Company began making asset-based loans to middle market companies located primarily in California by acquiring CoastFed Business Credit. This business, now a division of SPB, was renamed Coast Business Credit ("CBC").

  The acquisition was accounted for as a purchase and the purchase price of $150 million was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $16 million. At December 31, 1997 and 1996, CBC had total commitments of $803.3 million and $547.7 million, of which $484.8 million and $288.5 million of loans were outstanding, respectively.

 Imperial Capital Group

  During the fourth quarter of 1996, the Company continued to diversify and strategically deploy its capital by announcing the closing of its investment in Dabney/Resnick/Imperial LLC ("DRI") (formerly Dabney/Resnick, Inc.), an investment banking firm. DRI was headquartered in Beverly Hills, California with offices in Chicago, Illinois, Dallas, Texas, and Sun Valley, Idaho, and offered full service investment banking, brokerage, and asset management services. DRI managed and underwrote public offerings of securities, arranged private placements and provided advisory and other services in connection with mergers, acquisitions, restructurings, and other financial transactions. The Company acquired a 1% interest in DRI and purchased a warrant to acquire an additional 48% interest.

  In July 1997, the Company formed a new subsidiary, ICG, which includes a registered broker/dealer and an asset management company offering individual and corporate investors a wide range of investment products and services. During the fourth quarter, in connection with the formation of ICG, the Company recognized a pre-tax charge of $3.7 million relating to the restructuring of its loan to DRI. As part of the DRI restructuring, substantially all of the assets and personnel of DRI were acquired or hired by ICG. During the fourth quarter of 1997, ICG raised $323 million for corporate clients through private placement debt and equity offerings generating investment banking fees of $7.7 million. The Company's ownership interest in ICG is 60% as of December 31, 1997.

 Auto Marketing Network

  In March 1997, the Company acquired all the outstanding common stock of AMN, a sub-prime auto lender engaged in the financing of new and used motor vehicles on a national basis, for $750,000. As part of the acquisition, the Company advanced $11.6 million to repay amounts owed pursuant to operating lines of credit and for working capital purposes. The acquisition was recorded using the purchase method of accounting. The purchase price was allocated to the net assets acquired based on their fair value, and goodwill of approximately $20.8 million was recorded. Since the March 1997 acquisition date, AMN posted operating losses and experienced significant increases in non-performing assets, loan charge-offs and loan loss provisions. In December 1997, the Company developed revised operating projections which indicated that the goodwill resulting from the AMN acquisition was not recoverable. Accordingly, the remaining goodwill balance of $20.1 million was written off during the fourth quarter of 1997.

 PrinCap Mortgage Warehouse

  In October 1997, the Company's wholly-owned subsidiary, SPB, acquired substantially all of the assets of PrinCap Mortgage Warehouse, Inc. and PrinCap Mortgage Backed, L.P. and contributed such assets to its PMW Mortgage Warehouse, Inc. subsidiary ("PrinCap"). The acquisition was accounted for as a purchase, and the purchase price of $123.7 million was allocated to the net assets acquired based on their fair value resulting in goodwill of $6.8 million. PrinCap's primary business is residential mortgage warehouse lending to medium-sized brokers and mortgage bankers on a national basis. At December 31, 1997, PrinCap had commitments outstanding and loans of $126.4 million and $122.5 million, respectively.

 Imperial Credit Commercial Asset Management Corporation

  The Company formed ICCAMC, a wholly-owned subsidiary, to oversee the day to day operations of ICCMIC, a real estate investment trust investing primarily in performing multi-family and commercial real estate properties, loans and mortgage-backed securities. In October 1997, ICCMIC completed its initial public offering and sold approximately 34.5 million shares of common stock at $15.00 per share resulting in net proceeds of approximately $481.2 million.

  The Company purchased 2,970,000 shares of ICCMIC common stock for $41.4 million in October 1997. In December 1997, the Company purchased an additional 100,000 shares of ICCMIC common stock for $1.5 million. The Company owned 8.9% of the outstanding common stock of ICCMIC as of December 31, 1997.

YEAR 2000 COMPLIANCE

  The Company is aware of the issues associated with the "Year 2000" problem concerning existing computer systems. The Year 2000 problem affects every computer and subsystem the Company operates, both in-house and from independent servicers and vendors. The issue is whether the Company's computer systems will properly recognize the "00" date when the year changes to 2000. Computer systems that do not properly recognize the "00" date could generate erroneous data or cause a computer system to fail.

  The Company is utilizing both internal and external resources to correct, reprogram and test the computer systems for the Year 2000 compliance. It is anticipated that all reprogramming changes will be completed by December 31, 1998, allowing adequate time for testing all data from the Company's in-house, independent servicers and vendor computer systems. Management has assessed the Year 2000 compliance costs and does not believe such costs will have a material effect on the Company's consolidated financial statements.

RESULTS OF OPERATIONS

 Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

REVENUE

 General

  The Company's consolidated net income for the year ended December 31, 1997 was $85.9 million or $2.10 diluted income per share as compared to $76.0 million or $1.95 diluted income per share for the year ended December 31, 1996. Basic consolidated income per share for the year ended December 31, 1997 was $2.23 per share as compared to $2.11 per share for the previous year. Consolidated net income for the year ended December 31, 1997, includes an extraordinary loss on early extinguishment of debt of $4.0 million, or $0.10 per common share, net of tax. The increase in net income is attributable to several factors including: gains on sale of stock in SPFC, FMC and IMH; a gain on the termination of a Real Estate Investment Trust ("REIT") advisory agreement; an increase in net interest income; and an improved net interest margin. These positive factors were partially offset by an increase in total expenses and the provision for loan and lease losses.

 Gain on Sale of Loans and Leases

  Gain on sale of loans and leases decreased to $67.7 million for the year ended December 31, 1997 from $88.2 million for 1996. Gain on sale of loans and leases consists primarily of gains recorded upon the sale of loans and leases, net of associated expenses, and to a lesser extent, fees received on the origination of loans, and fees received for commitments to fund loans. Gains on sale of loans and leases decreased during 1997 primarily as a result of the impact of the deconsolidations of SPFC and ICIFC for the entire year of 1997 and the deconsolidation of FMAC for the fourth quarter of 1997 and a lower volume of loan and lease securitizations as compared to 1996. During 1997, the Company completed loan and lease securitizations totaling $919.1 million as compared to $1.3 billion during 1996. For 1997 and 1996, total loan and lease securitizations were as follows:

                                                                 1997    1996
                                                                ------ --------
                                                                 (IN MILLIONS)
       Nonconforming residential loans......................... $  --  $  656.9
       Multifamily and commercial loans........................  203.1    277.0
       Franchise loans.........................................  343.8    325.1
       Equipment leases........................................  213.6     87.0
       Auto loans..............................................  158.6      --
                                                                ------ --------
                                                                $919.1 $1,346.0
                                                                ====== ========

  The Company also completed two bulk loan sales of loans with total principal of $197.8 million for the year ended December 31, 1997.

 Total Interest Income

  For the year ended December 31, 1997, total interest income increased to $227.9 million from $207.5 million for the year ended December 31, 1996. The increase in total interest income is primarily attributable to a 176 basis point or 18% increase in the average yield on interest-earning assets offset by a $148.8 million or 7% decrease in the average balance of interest-earning assets. The increase in the average yield on interest-earning assets from 1996 is primarily attributable to increases in the average yields on loans held for investment and sale reflecting a more diversified and higher-yielding mix of loan products relative to 1996. The decrease in the average balance of interest-earning assets compared to 1996 is primarily due to a decrease in the average balance of loans held for sale of $543 million offset by an increase in the average balance of loans held for investment of $340 million. The comparison of total interest income for 1997 and 1996 is also impacted by the deconsolidations of SPFC, ICIFC and FMAC. Excluding SPFC's and ICIFC's interest income for all of 1996 and FMAC's interest income for the fourth quarter of 1996, total interest income for the year ended December 31, 1996 would have been $158.0 million compared to actual of $207.5 million.

 Total Interest Expense

  For the year ended December 31, 1997, total interest expense decreased to $126.6 million from $135.0 million for the year ended December 31, 1996. The decrease in total interest expense is primarily attributable to a $161.4 million or 8% decrease in the average balance of interest-bearing liabilities offset by a 13 basis point or 2% increase in the average cost of interest-bearing liabilities. The decrease in the average balance of interest-bearing liabilities relative to 1996 resulted primarily from a decrease in the average balance of borrowings due to the deconsolidations of SPFC and ICIFC. This decrease was partially offset by an $154.3 million increase in average deposits. The increase in the average cost of interest-bearing liabilities is primarily attributable to the relatively higher borrowing costs associated with the Company's Remarketed Par Securities issued during 1997. The comparison of total interest expense for 1997 and 1996 is also impacted by the deconsolidations of SPFC, ICIFC and FMAC. Excluding SPFC's and ICIFC's interest expense for all of 1996 and FMAC's interest expense for the fourth quarter of 1996, total interest expense for the year ended December 31, 1996 would have been $93.8 million compared to actual of $135.0 million.

 Net Interest Margin

  For the year ended December 31, 1997, the consolidated net interest margin increased to 5.11%, an increase of 171 basis points, as compared to the consolidated net interest margin of 3.40% for the year ended December 31, 1996. The increase in net interest margin is due primarily to the aforementioned increases in the average yields on loans held for investment and sale due to a more diversified and higher-yielding mix of loan products relative to 1996.

 Provision for Loan and Lease Losses

  The provision for loan and lease losses increased to $39.0 million for the year ended December 31, 1997, as compared to $9.8 million for the year ended December 31, 1996. The large increase in the provision for loan losses is primarily the result of an increase in total nonaccrual loans and net charge-offs of $20.5 million and $22.5 million, respectively. The increase in total nonaccrual loans and net charge-offs came mainly from the AMN loan portfolio and are reflective of the continuing change in the composition of the overall loan portfolio to higher yielding loan products that carry higher relative credit risk. For further discussion see "Business--Loans Held for Investment" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset Quality".

 Loan Servicing Income

  Loan servicing income for the year ended December 31, 1997, increased to $10.7 million as compared to $1.7 million for the year ended December 31, 1996. Loan servicing income increased primarily due to a decrease in the level of foreclosure and liquidation costs associated with the Company's former residential mortgage loan servicing portfolio and due to an increase in the average outstanding balance of loans and leases serviced for others.

 Equity in Net Income of SPFC

  Equity in the net income of SPFC for the year ended December 31, 1997 was $25.9 million as compared to $0 for the year ended December 31, 1996, and represents the Company's share of SPFC's net income based on the Company's ownership percentage. The increase in the equity in net income of SPFC is due to the difference in accounting methods used for the Company's investment in SPFC at December 31, 1997 and 1996. At December 31, 1997, the Company's ownership percentage in SPFC was 47.0%, and accordingly, the Company accounted for its investment in SPFC using the equity method. At December 31, 1996, the Company's ownership percentage in SPFC was 51.2%, and accordingly, SPFC's operating results were consolidated with those of the Company.

 Equity in Net Loss of FMAC

  Equity in the net loss of FMAC was $3.1 million for the period commencing October 1, 1997 through December 31, 1997, as compared to $0 for the year ended December 31, 1996 and represents the Company's share of FMAC's net loss for the quarter ended December 31, 1997, based on the Company's ownership percentage. FMC's net loss resulted from the deferred tax charges associated with converting to a fully taxable corporation from a limited liability entity.

  The increase in the equity in net loss of FMAC is due to the difference in accounting methods used for the Company's investment in FMAC at December 31, 1997 and 1996. At December 31, 1997, the Company's ownership percentage in FMAC was 38.4%, and accordingly, the Company accounted for its investment in FMAC using the equity method. At December 31, 1996, the Company's ownership percentage in FMAC was 66.7%, and accordingly, FMAC 's operating results were consolidated with those of the Company. In conjunction with the FMC initial public offering during the fourth quarter of 1997 discussed below, the Company included in its consolidated operating results nine months of FMAC's operating results for 1997.

 Investment Banking Fees

  Investment banking fees were $7.7 million for the year ended December 31, 1997, compared to $0 for the year ended December 31, 1996. During the fourth quarter of 1997, the Company formed a new subsidiary, ICG, which includes a registered broker/dealer and an asset management company offering individual and corporate investors a wide range of financial products and services. During the fourth quarter of 1997, ICG raised $323 million for corporate clients through private placement debt and equity offerings generating investment banking fees of $7.7 million.

 Gain on Sale of Servicing Rights

  Gain on sale of servicing rights decreased to $0 for the year ended December 31, 1997, from $7.6 million for the year ended December 31, 1996. During 1996, the Company sold mortgage loan servicing rights relating to $3.2 billion in loans, resulting in pre-tax gains of $7.6 million. Gains on the sale of servicing rights consist of the cash proceeds received on the "bulk" sale of servicing rights, net of the related capitalized purchased or originated servicing rights. The Company did not recognize any gain or loss on the sale of servicing rights in 1997.

 Gain on Sale of FMC Stock

  The Company recognized a gain on sale of FMC stock of $92.1 million for the year ended December 31, 1997, compared to $0 for the year ended December 31, 1996. The Company's franchise lending business was conducted through FMAC until November 1997, at which time FMAC merged into FMC, a Delaware corporation formed for the purpose of succeeding to the business of FMAC, and FMC completed an initial public offering of its common stock. The Company sold into FMC's initial public offering 3.6 million shares at $18.00 per share generating net proceeds of $59.7 million and a corresponding gain of $48.9 million. Additionally, the Company recognized a gain of $43.2 million resulting from the adjustment in the basis of its investment in FMC due to the offering and its reduced ownership percentage. At the time of FMC's initial public offering and at December 31, 1997, the Company's percentage ownership of FMC common stock was 38.4%. Accordingly, FMC is no longer consolidated and the Company's investment in FMC is accounted for under the equity method.

 Gains on Sale of SPFC Stock

  The Company recognized a gain on sale of SPFC stock of $9.5 million for the year ended December 31, 1997, compared to $51.2 million for the year ended December 31, 1996. The Company's nonconforming residential lending business was conducted through SPFC until June 1996, at which time SPFC completed an initial public offering of its common stock pursuant to which the Company was a selling shareholder. During the first quarter of 1997, the Company sold 370,000 shares of SPFC common stock at $16.63 per share generating net proceeds of $6.2 million and a gain of $4.3 million. This transaction reduced the Company's ownership percentage in SPFC from 51.2% at December 31, 1996, to 49.4% at March 31, 1997. Accordingly, SPFC is no longer consolidated and the Company's investment in SPFC is accounted for under the equity method. During the third quarter of 1997, the Company sold an additional 500,000 shares of SPFC common stock generating net proceeds of $7.6 million and a gain of $5.2 million. This transaction further reduced the Company's ownership interest in SPFC to 47% at December 31, 1997. During the year ended December 31, 1996, the Company sold a total of 5.0 million shares of SPFC in two separate offerings resulting in gains totaling $51.2 million.

  Additionally, during 1996, as part of its initial public offering, SPFC sold
5.2 million shares to the public, resulting in a corresponding gain to the Company of $31.4 million based on the difference between the Company's equity ownership in SPFC after the sale and such equity ownership prior to the sale, using the Company's respective SPFC ownership percentages.

 Gain on Sale of IMH Stock

  The Company recognized a gain on sale of IMH stock of $11.5 million for the year ended December 31, 1997, compared to $0 for the year ended December 31, 1996. During 1995, the Company sold its mortgage conduit operations and SPB's warehouse lending operations to IMH. In exchange for these assets, the Company received approximately 11.8% of the common stock of IMH. During 1997, the Company sold its common stock in IMH resulting in a gain of $11.5 million.

 Gain on Termination of REIT Advisory Agreement

  The Company recognized a nonrecurring gain on termination of a REIT advisory agreement of $19.0 million for the year ended December 31, 1997. In conjunction with the aforementioned exchange of Company assets for IMH stock, ICAI entered into a management agreement with IMH pursuant to which ICAI advised upon the day-to-day operations of IMH and for which it was paid a management fee. In December 1997, IMH and the Company negotiated a termination of the management agreement (the "Termination Agreement"). The consideration received by the Company pursuant to the Termination Agreement was comprised of 2,009,310 shares of IMH common stock and certain securitization-related assets. Additionally, the Company agreed to cancel its note receivable from ICI Funding Corporation ("ICIFC"), a former subsidiary of ICII which is now known as Impac Funding Corporation and is the origination unit of IMH, in the amount of $29.1 million. The IMH common stock and the securitization-related assets were recorded by the Company at their fair values of approximately $35.0 million and $13.1 million, respectively, for a total of $48.1 million. This amount, when netted with the $29.1 million cancellation of the ICIFC note receivable resulted in the gain on termination of the management agreement of approximately $19.0 million.

EXPENSES

  Personnel Expense

  Personnel expense increased to $60.8 million for the year ended December 31, 1997 as compared to $48.4 million for the year ended December 31, 1996. This increase reflects the Company's acquisition and

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expansion activities. The comparison of personnel expense for 1997 and 1996 is also impacted by the deconsolidations of SPFC, ICIFC and FMAC. Excluding
SPFC's and ICIFC's personnel expense for all of 1996 and FMAC's personnel expense for the fourth quarter of 1996, total personnel expense for the year ended December 31, 1996 would have been $29.8 million compared to actual of $48.4 million.

 Amortization of PMSR's and OMSR's

  Amortization of PMSR's and OMSR's increased to $3.1 million for the year ended December 31, 1997 as compared to $1.1 million for the year ended December 31, 1996. The increase primarily resulted from an increase in prepayment rates on the underlying serviced loan portfolio. The comparison of amortization of PMSR's and OMSR's for 1997 and 1996 is also impacted by the deconsolidation of ICIFC.

 Occupancy Expense

  Occupancy expense decreased to $4.3 million for the year ended December 31, 1997 as compared to $4.7 million for the year ended December 31, 1996. This decrease is a result of the deconsolidations of SPFC, ICIFC and FMAC. Excluding SPFC's and ICIFC's occupancy expense for all of 1996 and FMAC's occupancy expense for the fourth quarter of 1996, total occupancy expense for the year ended December 31, 1996 would have been $3.8 million compared to actual of $4.7 million.

 Net Expenses of Other Real Estate Owned

  Net expenses of other real estate owned ("OREO") decreased to $6.5 million for the year ended December 31, 1997 as compared to $7.0 million for the year ended December 31, 1996. The decreases in net expenses of OREO resulted from a corresponding decline in OREO losses and writedowns related to the Company's former mortgage banking operations.

 Professional Services Expense

  Professional services expense increased to $10.3 million for the year ended December 31, 1997 as compared to $9.6 million for the year ended December 31, 1996. This increase reflects the Company's acquisition and expansion activities. The comparison of professional services expense for 1997 and 1996 is also impacted by the deconsolidations of SPFC, ICIFC and FMAC. Excluding SPFC's and ICIFC's professional services expense for all of 1996 and FMAC's professional services expense for the fourth quarter of 1996, total professional services expense for the year ended December 31, 1996 would have been $7.9 million compared to actual of $9.6 million.

 Restructuring Provision--Exit from Mortgage Banking Operations

  Restructuring charges regarding mortgage banking operations were $3.8 million for the year ended December 31, 1996. The charges recognized during 1996 represented those costs incurred in connection with the Company's exit from the conforming mortgage banking business. During the first quarter of 1996, the Company committed itself to, and began the execution of, an exit plan that specifically identified the necessary actions to be taken to complete the exit from the origination, sale and servicing of conforming residential mortgage loans. The exit plan was completed during 1997, and there were no additional restructuring charges recognized during 1997 relative to the Company's exit from this business.

 Loss on Restructuring of Dabney/Resnick/Imperial, LLC ("DRI")

  The Company recognized a loss on restructuring of its loan to DRI of $3.7 million for the year ended December 31, 1997, compared to $0 for the year ended December 31, 1996. During the fourth quarter of 1996, the Company announced the closing of its investment in DRI, an investment banking firm. DRI offered full service investment banking, brokerage, and asset management services. As discussed above, during the fourth quarter of 1997, the Company formed a new subsidiary, ICG, which includes a registered broker/dealer and an asset management company offering individual and corporate investors a wide range of financial products and services. In connection with the formation of ICG, the Company recognized a pre-tax charge of $3.7 million relating to the restructuring of its loan to DRI. As part of the DRI restructuring, substantially all of the assets and personnel of DRI were acquired or hired by ICG.

 Provision for Loss on Repurchase of Former Mortgage Banking Loans

  The Company recognized a provision for loss on repurchase of mortgage banking loans of $5.4 million for the year ended December 31, 1997, compared to $0 for the year ended December 31, 1996. During 1997, the Company completed an analysis of its potential exposure from losses on the repurchase of those loans still remaining from its former mortgage banking operations. The completion of this analysis resulted in the aforementioned $5.4 million charge being taken during the fourth quarter of 1997.

 Amortization of Goodwill

  The Company's amortization of goodwill was $23.3 million for the year ended December 31, 1997, compared to $1.9 million for the year ended December 31, 1996. The increase in amortization of goodwill is primarily attributable to the write off of AMN's goodwill totaling $20.1 million. Since the March 1997 acquisition date of AMN, AMN posted operating losses and experienced significant increases in nonperforming assets, loan charge-offs and loan loss provisions. In December 1997, the Company developed revised operating projections which indicated that the goodwill resulting from the AMN acquisition was not recoverable. Accordingly, the remaining balance of AMN goodwill of $20.1 million was written off through accelerated amortization during the fourth quarter of 1997.

 Other Expenses

  All other expenses (including data processing expense, FDIC insurance premiums, telephone and other communications, and general and administrative expense) for the year ended December 31, 1997 totaled $32.9 million compared to $22.7 million for the year ended December 31, 1996. This increase reflects the Company's acquisition and expansion activities. The comparison of other expenses for 1997 and 1996 is also impacted by the deconsolidations of SPFC, ICIFC and FMAC. Excluding SPFC's and ICIFC's other expenses for all of 1996 and FMAC's other expenses for the fourth quarter of 1996, total other expenses for the year ended December 31, 1996 would have been $15.5 million compared to actual of $22.7 million.

 Income Taxes

  The Company's effective tax rate was 39% and 44% for the years ended December 31, 1997 and 1996, respectively. The decrease in the effective tax rate for 1997 primarily reflects the recovery of deferred taxes related to the FMC initial public offering. For further information see Note 21 to the consolidated financial statements.

 Minority Interest in Income (Loss) of Consolidated Subsidiaries

  The Company's minority interest in income (loss) of consolidated subsidiaries was $10.5 million for the year ended December 31, 1997, compared to $12.0 million for the year ended December 31, 1996. The comparison of the Company's minority interest in income (loss) of consolidated subsidiaries for 1997 and 1996 is also impacted by the deconsolidations of SPFC, ICIFC and FMAC. Excluding the Company's minority interest in income (loss) of SPFC and ICIFC for all of 1996 and FMAC for the fourth quarter of 1996, total minority interest in income (loss) of consolidated subsidiaries for the year ended December 31, 1996 would have been $2.1 million compared to actual of $12.0 million.

 Extraordinary Item--Loss on Early Extinguishment of Debt

  During the first quarter of 1997, the Company successfully completed a $200.0 million offering of 9.875% Senior Notes due 2007 (the "9.875% Senior Notes"). A portion of the proceeds from the offering were used to repurchase $69.8 million of 9.75% Senior Notes due 2004 (the "9.75% Senior Notes") for which the Company recorded an extraordinary after-tax charge of $4.0 million. The Company engaged in the new issuance in order to obtain a more favorable debt covenant package and to raise new capital to support its growing businesses.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  The Company's consolidated net income for the year ended December 31, 1996 was $76.0 million or $1.95 per diluted share as compared to $14.2 million or $0.40 per diluted share for the previous year, an increase of 435%. The increase in net income is attributable to several factors: gains on sale of SPFC stock; a 123% increase in gain on sale of loans; a 115% increase in net interest income; and an improved net interest margin. These positive factors were partially offset by an increase in total expenses and the provision for loan and lease losses.

  Revenues for the year ended December 31, 1996 increased 201% to $256.9 million as compared to $85.3 million for the same period of the previous year. Expenses for the year ended December 31, 1996 increased 62% to $99.0 million as compared to $61.2 million for the previous year.

  Total revenues for the Company included a pre-tax gain of $82.7 million from the sale of SPFC's common stock through an initial public offering in August 1996 and a secondary offering in November 1996. Prior to the sale of SPFC stock, SPFC was a wholly owned subsidiary of the Company specializing in sub-prime residential mortgage lending. In the initial public offering, ICII sold
3.5 million shares, and recorded a gain of $30.6 million with SPFC selling 5.2 million primary shares to the public, resulting in a gain to the Company of $31.5 million. In November 1996, ICII sold an additional 1.5 million shares of SPFC common stock through a secondary offering in which ICII was the sole selling shareholder resulting in a gain to the Company of $20.6 million. As a result of this sale, ICII eventually reduced its ownership in SPFC to 51.2%.

  As a result of the Company's requirement to record income tax expense on its ownership interest in SPFC's after tax income, the Company only retained approximately 30% of SPFC's net income or loss.

  Gain on sale of loans increased 123% to $88.2 million for the year ended December 31, 1996 as compared to $39.6 million for the previous year. Gain on sale of loans consists primarily of gains recorded upon the sale of loans, net of associated expenses, and to a lesser extent, fees received on the origination of loans, and fees received for commitments to fund loans. The increase was primarily the result of substantially increased volume and profitability on the sale of various variable and fixed rate loan products through securitizations.

  Gain on sale of loans included $55.4 million in gains recorded as the result of the securitization of $657.4 million of the Company's sub-prime residential mortgage loans at SPFC, $11.2 million in gains resulting from the securitization of $277.0 million of commercial and multi-family loans at SPTL, $3.6 million gain on sale of the Company's retained interest in the securitization of $105.2 million of franchise loans at FMAC which were accounted for as a financing at December 31, 1995 and a gain on sale of $13.7 million resulting from the securitization of $325.1 million of franchise loans during the second and fourth quarters of 1996.

  During the year ended December 31, 1996, the Company wrote down the carrying value of its capitalized excess servicing fees receivable by $4.7 million due to performance results differing from excess cash flows estimated by the Company.

  For the year ended December 31, 1996, net interest income, which consists of interest income and fees net of interest expense, increased $38.6 million or 115% to $72.4 million as compared to $33.8 million for the previous year. The increase in net interest income was due primarily to two factors. The increase in interest income can be directly attributed to the acquisitions completed throughout the last half of 1995, and the resultant change in the composition of loans held for sale and investment from primarily conforming single family residential mortgage loans to a more diversified mix of loan products. At December 31, 1996, the product mix of the Company's interest earning assets included a much larger percentage of higher-yielding loan and lease products as compared to the previous year.

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


  For the year ended December 31, 1996, interest income increased $78.0 million or 60% to $207.5 million from $129.5 million. The increase in interest on loans was primarily attributable to an overall increase in the yield on outstanding loan and lease products. Interest income also increased as a result of the Company's loan and lease securitizations, which contributed interest income of $8.4 million from the accretion of discounts on the Company's capitalized excess servicing fees receivable.

  For the year ended December 31, 1996, interest expense increased $39.3 million or 41% to $135.0 million from $95.7 million for the year ended December 31, 1995. The increase in interest expense for the quarter and for the year primarily resulted from increased outstanding average balances of warehouse lines of credit.

  For the year ended December 31, 1996, consolidated net interest margin increased to 3.40%, an increase of 132 basis points as compared to 2.08% for the year ended December 31, 1995. The improvement in net interest income and margin is largely the result of the Company's repositioning itself with the origination and acquisition of higher yielding loan and lease products.

  Acquisitions have added to the improvement in net interest income and net interest margin. For the year ended December 31, 1996, net interest margin and net income benefited from a full year of operation from the acquired CBCC as well as the fourth quarter purchase of equipment leases totaling $85.0 million with a weighted average interest rate of 15.5% pursuant to the Avco Acquisition.

  Loan servicing income for the year ended December 31, 1996 decreased 87% to $1.7 million as compared to $12.7 million for the previous year. The decrease in loan servicing income was primarily due to a decreased average balance of conforming residential mortgage loans serviced for others, primarily as a result of the Company's sale or transfer of substantially all of its conforming residential mortgage servicing rights in connection with the Company's exit from the conforming mortgage banking business.

  Additionally, loan servicing income continues to be negatively affected by increased direct servicing costs related to the loan foreclosure and property liquidation process of the remaining delinquent conforming residential mortgage servicing portfolio of the Company's former mortgage banking operations.

  During 1996 and 1995, the Company sold mortgage loan servicing rights relating to $3.2 billion and $957.2 million principal amount of loans, resulting in pre-tax gains of $7.6 million and $3.6 million, respectively. Gain on the sale of servicing rights consisted of the cash proceeds received on the "bulk" sale of servicing rights, net of the related capitalized purchased or originated servicing rights.

  The decline in profitability on the sale of the conforming residential mortgage servicing rights was due to a lower average sales price and the increased amounts of capitalized servicing rights on the portfolio sold during the year ended December 31, 1996 as compared to the previous year as a result of the Company's adoption of Statement of Financial Accounting Standards 122 ("SFAS 122") in the first quarter of 1995. The decision to sell servicing rights was based upon the Company's plan to exit the conforming mortgage banking business.

  Other income for the year ended December 31, 1996 increased to $14.2 million as compared to $1.2 million for the previous year. This increase was primarily due to fee income generated from the Company's advisory contract with IMH and dividend payments received by the Company on its investment in IMH. Additionally, increasing other income was the resolution and recovery of $2.5 million of certain outstanding reconciling items at SPB.

  Personnel expenses increased 42% to $48.4 million for the year ended December 31, 1996 as compared to $34.1 million for the previous year. This increase was primarily the result of personnel expenses related to the Company's acquisition and expansion activities throughout the second half of 1995, partially offset by reductions in personnel expense at the Company's former mortgage banking operations.

  Amortization of PMSR's and OMSR's decreased 72% to $1.1 million for the year ended December 31, 1996 as compared to $4.0 million for the previous year. The decrease was the result of a decreased outstanding

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


balance of PMSR's and OMSR's as a result of the Company's sale of servicing rights on conforming residential mortgage loans generated by the former mortgage banking operations.

  Occupancy expense increased 19% to $4.7 million for the year ended December 31, 1996 as compared to $3.9 million for the same period of the previous year. The increase primarily reflected an increase in lease expenses as a result of the Company's acquisition of FMAC, FCAC and CBCC in the second half of 1995, as well as to the continued expansion of SPFC throughout 1996.

  Net expenses of OREO increased 267% to $7.0 million for the year ended December 31, 1996 as compared to $1.9 million for the previous year. The increase in net expense of OREO was primarily the result of the increase in the volume of properties foreclosed on and liquidated by the Company's former mortgage banking operations.

  FDIC insurance premiums decreased 71% to $327,000 for the year ended December 31, 1996 as compared to $1.1 million for the previous year. FDIC insurance premiums decreased primarily as a result of a decrease in the rate of the insurance premium charged to SPB for FDIC deposit insurance.

  Restructuring charges of $3.8 million were recognized during the year ended December 31, 1996. The charge represents those costs incurred in connection with the Company's exit from the conforming mortgage banking business. During the first quarter of 1996, the Company committed itself to, and began the execution of, an exit plan that specifically identified the necessary actions to be taken to complete the exit from the origination, sale and servicing of conforming residential mortgage loans. During the year ended December 31, 1996, the Company incurred actual charges of approximately $3.2 million. The Company has included in the restructuring provision those costs resulting from the exit plan that are not associated with, nor would have benefit for, the continuing operations of the Company.

  All other general and administrative expenses, including data processing, professional services, and telephone and other communications, increased 109% to $33.8 million for the year ended December 31, 1996 as compared to $16.2 million for the same period of the previous year. The increase in general and administrative expenses was due primarily to the Company's acquisition of FMAC, FCAC, and CBCC, as well as to the start up of ICAI in 1995, and the continued expansion of SPFC throughout 1996.

  As a result of the growth in the loan portfolio and the change in its product mix, the Company continued to add to the allowance for loan and lease losses. For the year ended December 31, 1996, the provision for loan losses increased $4.3 million to $9.8 million as compared to $5.5 million for the year ended December 31, 1995.

  The increase in the loan and lease loss provision for the year ended December 31, 1996 was primarily the result of an increase in nonaccrual loans (specifically one purchased loan portfolio) and due to the continuing change in the composition of the Company's investment loan portfolio to include higher yielding loan products.

  At December 31, 1996, of the $50.1 million of nonaccrual loans, 89%, 3% and 8% were single family, multi-family and non-residential loans, respectively, as compared to 76%, 18% and 6%, respectively, at December 31, 1995. The increase in nonaccrual loans represented by residential loans was due to the expansion of the investment loan portfolio with residential (one-to-four family) loans originated by the Company's former mortgage banking operations. The Company's non-residential loans were comprised of commercial mortgages, commercial loans, indirect equipment leases and consumer loans.

  NPA's consist of nonaccrual loans, loans with modified terms and OREO. Total NPA's increased 63% to $63.6 million at December 31, 1996, as compared to $39.0 million at December 31, 1995.

  The ratio of the allowance for loan and lease losses to nonaccrual loans decreased to 38.9% at December 31, 1996 from 44.3% at December 31, 1995. NPA's as a percentage of total assets were 2.64% and 1.55% at December 31, 1996 and 1995, respectively.

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  The Company believes the overall increase in NPA's was primarily a result of the acquisition of a portfolio of sub-prime residential mortgage loans by SPB late in 1995. Nonaccrual loans in the acquired portfolio increased to $18.2 million from $0.6 million at December 31, 1996 and 1995, respectively.
Although the levels of nonaccrual loans has increased, actual losses from the acquired portfolio have been minor at $337,000 and $0 in 1996 and 1995, respectively. The Company considered the level of NPA's related to its other lending activities to be acceptable due to the attractive yield on these loans.

  The Company evaluated expected losses on nonaccrual loans in both periods on a loan-by-loan basis and determined that the allowance was adequate to cover both expected losses on nonaccrual loans and inherent losses in the remainder of the Company's loans held for investment portfolio.

LIQUIDITY AND CAPITAL RESOURCES

 General

  The Company has an ongoing need for capital to finance its lending activities. This need is expected to increase as the volume of the Company's loan and lease originations and acquisitions increases. The Company's primary cash requirements include the funding of (i) loan and lease originations and acquisitions pending their pooling and sale, (ii) points and expenses paid in connection with the acquisition of wholesale loans, (iii) fees and expenses incurred in connection with its securitization programs, (iv) overcollateralization or reserve account requirements in connection with loans and leases pooled and sold, (v) ongoing administrative and other operating expenses and (vi) the costs of the Company's warehouse credit and repurchase facilities with certain financial institutions.

  The Company has financed its activities through warehouse lines of credit and repurchase facilities with financial institutions, equity and debt offerings in the capital markets, deposits or borrowings at SPB and securitizations. The Company believes that such sources will be sufficient to fund the Company's liquidity requirements for the foreseeable future. There can be no assurance that the Company will have access to the capital markets in the future or that financing will be available to satisfy the Company's operating and debt service requirements or to fund its future growth.

  SPB historically obtained the liquidity necessary to fund the Company's former residential mortgage banking operations and its own investing activities through deposits and, if necessary through borrowings under lines of credit and from the FHLB. At December 31, 1997 and 1996, SPB had maximum FHLB borrowings available equal to $45.8 million and $212.7 million, respectively. These borrowings must be fully collateralized by qualifying mortgage loans and may be in the form of overnight funds or term borrowings at SPB's option.

  The highest FHLB advance outstanding during the year ended December 31, 1997 was $140.5 million, with an average outstanding balance of $56.8 million. The outstanding balance of FHLB advances was $45.0 million at December 31, 1997.

  The highest FHLB advance outstanding during the year ended December 31, 1996 was $338.0 million, with an average outstanding balance of $188.8 million. The outstanding balance of FHLB advances was $140.5 million at December 31, 1996. The FHLB advances are secured by the investment in FHLB stock and certain real estate loans with a carrying value of $104.7 million and $228.5 million at December 31, 1997 and 1996, respectively.

  During 1993 and 1994, ICII contributed $26.0 million and $25.0 million, respectively, to SPB's capital in order to provide SPB with adequate capital to increase its deposits and borrowings. Since December 31, 1991, SPB has increased deposits as necessary so that deposits, together with cash, liquid assets, intercompany borrowings, borrowing under warehouse lines and FHLB borrowings have been sufficient to provide the funding for its loans held for sale and investment.

  As of December 31, 1997, SPB's deposit portfolio which consists primarily of certificate accounts increased approximately $100 million to $1.2 billion at December 31, 1997 from $1.1 billion at December 31, 1996.

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  SPB has been able to acquire new deposits through its local marketing strategies as well as domestic money markets. Additionally, SPB maintains liquidity in the form of cash and interest bearing deposits with financial institutions. The Company tracks on a daily basis all new loan applications by office and, based on historical closing statistics, estimates expected fundings. Cash management systems at SPB allow SPB to anticipate both funding and sales and adjust deposit levels and short-term investments against the demands of the Company's lending activities. For a further description of SPB's deposit generating activities and available funding, see Item 1, "Business--Funding and Securitizations."

  In addition to warehouse lines of credit and SPB borrowings, the Company has also accessed the capital markets to fund its operations. In the second quarter of 1992, the Company completed its initial public offering of 8,750,211 shares, raising net proceeds of $15.9 million. In April 1996, the Company completed a stock offering of 4,879,808 shares of its common stock at $13.00 per share for net proceeds of $59.2 million.

  In January 1994, the Company issued $90.0 million principal amount of the 9.75% Senior Notes. In October 1994, the Company repurchased $8.5 million of said notes. As of December 31, 1995, the Company was not in compliance with certain debt covenants related to these notes. Subsequent to December 31, 1995, these defaults were corrected. In March 1996, the Company reissued the $8.5 million of the notes which it purchased in October 1994. At December 31, 1996, $90.0 million of these notes were outstanding.

  In January 1997, the Company issued $200.0 million principal amount of the 9.875% Senior Notes and used a portion of the proceeds to purchase approximately $69.8 million of the 9.75% Senior Notes. The Company contributed $35.0 million of the proceeds to SPB in the form of subordinated indebtedness.

  In June 1996, SPFC completed an initial public offering of its common stock pursuant to which the Company was a selling shareholder. SPFC and the Company received net proceeds from such offering of approximately $53.8 million and $35.9 million, respectively. In November 1996, (i) SPFC issued $75.0 million of convertible subordinated notes due 2006 and (ii) the Company sold 1.0 million shares of SPFC common stock held by the Company for net proceeds of approximately $28.0 million.

  During the first quarter of 1997, the Company sold 370,000 shares of the common stock of SPFC at $16.63 per share, generating net proceeds of $6.2 million, resulting in a gain of $4.3 million, reducing its ownership of SPFC from 51.2% at December 31, 1996 to 49.4% at March 31, 1997. Therefore, the results of SPFC operations are now accounted for in the Company's financial statements under the equity method of accounting. During the third quarter ending September 30, 1997, the Company sold an additional 500,000 shares of SPFC common stock, generating net proceeds of $7.6 million and resulting in a gain of $5.2 million, further reducing its ownership percentage to 47.0%. As of December 31, 1997, the Company's ownership in SPFC common stock was 47.0%, excluding shares issuable upon exercise of options granted or to be granted pursuant to SPFC's stock option plans and shares issuable upon conversion of the $75.0 million of convertible subordinated notes, mentioned above.

  During the second quarter of 1997, ICII issued $70.0 million of Senior Notes under a proprietary product known as "ROPES." These securities can be redeemed at par upon their maturity or remarketed as 30 year capital instruments. Under current tax law, the interest payments on these securities are tax-deductible. The proceeds from the offering are being used for capital contributions to subsidiaries, strategic acquisitions, investments and general corporate purposes.

  During the fourth quarter of 1997, FMC completed an initial public offering of its common stock pursuant to which ICII was a selling stockholder. FMC and ICII and another selling stockholder received net proceeds from such offering of approximately $114.3 million, $59.7 million and $18.5 million, respectively. As of December 31, 1997, the Company's ownership percentage in FMC was 38.4%.

 Limitations on Dividends

  Under the California Industrial Loan Law, a thrift and loan may declare dividends on its capital stock only if it has at least $750,000 of unimpaired capital stock plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan certificate of deposit ratio and (iii) after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of its liabilities (net of deferred taxes, deferred income and other deferred credits), and (z) current assets would be not less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two fiscal years had been less than average interest expense, current assets must be not less than 125% of current liabilities).

  Under California law, in order for capital (including surplus) of an institution to be included in calculating the leverage limitation described above, thrift institutions must amend their by-laws to restrict such capital from the payment of dividends. The amount of restricted capital maintained by a thrift also provides the basis for establishing the maximum amount that a thrift may lend to one single borrower. As of December 31, 1997 and December 31, 1996, $125.0 million and $80.5 million, respectively, of SPB's capital was so restricted.

  The FDIC has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, thrift and loans may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items.

  Under the Financial Institutions Supervisory Act and FIRREA, federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of a thrift and other factors, that such regulators could assert that the payment of dividends in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends even though technically permissible.

  Pursuant to FDICIA, SPB is prohibited from paying dividends if the payment of such dividends would cause the institution to become "undercapitalized." These limitations on the payment of dividends may restrict the Company's ability to utilize cash from SPB which may have been otherwise available to the Company for working capital.

 Lines of Credit and Warehouse Facilities

  The Company is dependent upon its ability to access warehouse lines of credit and repurchase facilities, in addition to its ability to continue to pool and sell loans and leases in the secondary market, in order to fund new originations and purchases. The Company has warehouse lines of credit and repurchase facilities under which it had available an aggregate of approximately $435 million in financing at December 31, 1997.

 Securitizations

  The Company currently pools and sells through securitization a substantial portion of the loans and leases which it originates or purchases, other than loans sold in whole loan sales and loans held by SPB for investment. Accordingly, adverse changes in the securitization market could impair the Company's ability to originate, purchase and sell loans or leases on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's business and results of operations. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Finally, any delay in the sale of a loan or lease pool could cause the Company's earnings to fluctuate from quarter to quarter.

  In a securitization, the Company recognizes a gain on sale of the loans or leases securitized upon the closing of the securitization but does not receive all of the cash representing such gain until it receives cash flows generated by the subordinate bonds or residual interests retained, which are payable over the actual life of the loans or leases securitized. As a result, such transactions may not generate cash flows to the Company for an extended period.

  In addition, in order to gain access to the secondary market for loans and leases, the Company has relied on monoline insurance companies to provide guarantees on outstanding senior interests in the special purpose entities to which such loans and leases are sold to enable it to obtain investment grade ratings for such interests. To a limited extent, the Company also relies on overcollateralization to support outstanding senior interests.

  However, any unwillingness of the monoline insurance companies to guarantee the senior interests in the Company's loan or lease pools could have a material adverse effect on the Company's financial position and results of operations.

  The pooling and servicing agreements that govern the distribution of cash flows from the loans included in securitizations require either (i) the establishment of a reserve account that may be funded with an initial cash deposit by the Company or (ii) the overcollateralization of the senior interests by using interest receipts on the loans to reduce the outstanding principal balance of the senior interests.

  The Company's interest in each reserve account and overcollateralized amount is reflected in the Company's financial statements as Retained Interest in Loan and Lease Securitizations. To the extent that a loss is realized on the loans, the loss will either be paid out of the reserve account or the overcollateralization amount or will be reduced to the extent that funds are available and will result in a reduction in the value of the any subordinate bonds or residual interests retained.

  The Company may be required either to repurchase or to replace loans which do not conform to the representations and warranties made by the Company in the pooling and servicing agreements entered into when the loans are pooled and sold through securitizations.

 Business Finance Lending.

  IBC primarily funds its lease originations through the use of an interim bank warehouse facility and a permanent revolving securitization facility. The securitization facility utilizes a trust structure and has a five-year revolving period, which expires in November 2002, and a three and one-half year amortization period.

  The IBC Lease Receivables Trust 1997-2 ("1997-2 Trust") was created pursuant to a pooling and servicing agreement among IBC, as originator, IBC Funding Corp. ("IFC"), IBC's wholly-owned special purpose subsidiary, as seller, and Norwest Bank Minnesota, as trustee and back-up servicer. IBC sells its lease originations to IFC under a sale and contribution agreement ("IBC Agreement"), which simultaneously assigns its rights in the leases to the Trust in exchange for trust certificates. The Class A certificates are sold to Triple-A One Funding Corp., a special purpose corporation administered by Capital Markets Assurance Corporation ("CAPMAC"), which issues commercial paper to fund its acquisitions. The Class A purchase limit under the facility is $250 million and as of December 31, 1997, there was approximately $173.9 million of Class A Certificates outstanding.

  IFC assigns all receivables acquired pursuant to the IBC Agreement to the 1997-2 Trust. The transactions are accounted for as sales for reporting purposes under generally accepted accounting principles ("GAAP") and as financings for tax purposes. IFC assigns all its rights, title and interest in the leases, together with a security interest in the underlying leased equipment, which ownership and security interests have been perfected under the Uniform Commercial Code. Payments of the purchase price are made directly from payments by lessees on the lease receivables.

  IBC leases business equipment, including copying, data processing, communication, printing and manufacturing equipment, exclusively to business users. IBC was formed in May 1995 to combine the Company's existing leasing business with the assets acquired from FCAC. In October 1996, IBC expanded its business through the Avco Acquisition. For the years ended December 31, 1997 and December 31, 1996, IBC originated $151.3 million and $87.2 million of leases and securitized $213.6 million and $87.0 million of leases, respectively.

 Commercial Mortgage Lending.

  During the years ended December 31, 1997 and 1996, SPB securitized $203.1 million and $277.0 million of IPLD multi-family and commercial mortgage loans, respectively.

 Auto Marketing Network.

  AMN has a warehouse lending agreement with Greenwich Capital Financial Products ("GCFP") whereby GCFP provides warehouse funding for AMN's receivables and obligations. AMN's receivables and obligations are guaranteed by ICII. The warehouse lending agreement generally allows borrowings from GCFP in respect of eligible receivables. To the extent that the receivable becomes delinquent greater than 60 days or is defaulted on, the loan in respect of such receivable must generally be repaid. The warehouse lending agreement is AMN's principal source of financing. During the year ended December 31, 1997, AMN securitized $158.6 million of auto loans.

 Inflation

  The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature.

  As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Inflation affects the Company primarily through its effect on interest rates, since interest rates normally increase during periods of high inflation and decrease during periods of low inflation.

ASSET QUALITY

  The provision for loan and lease losses increased to $39.0 million for the year ended December 31, 1997, as compared to $9.8 million and $5.5 million for the years ended December 31, 1996 and 1995, respectively. The increase in the provision for loan losses was primarily the result of an increase in nonaccrual loans and net charge-offs at AMN as well as the continuing change in the composition of the investment loan portfolio to higher-yielding loan products.

  Total nonaccrual loans increased to $70.6 million at December 31, 1997, as compared to $50.1 million and $31.0 million at December 31, 1996 and 1995, respectively. Total nonaccrual loans as a percentage of loans held for investment were 5.36%, 4.55%, and 4.50% at December 31, 1997, 1996, and 1995,
respectively. The following table summarizes net charge-offs by loan type.

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
       Residential mortgage......................... $ (5,920) $(2,485) $(2,013)
       Multifamily..................................     (420)  (1,095)    (334)
       Commercial...................................     (955)    (465)    (169)
       Leases.......................................   (3,920)  (3,142)    (461)
       Consumer.....................................  (19,262)    (816)    (118)
                                                     --------  -------  -------
         Net charge-offs............................ $(30,477) $(8,003) $(3,095)
                                                     ========  =======  =======

  The allocation of the Company's allowance for loan and lease losses and the percentage of loans and leases by loan type to total loans and leases as of December 31, 1997 is as follows:

                                                                 PERCENTAGE OF
                                                                LOANS AND LEASES
                                                      ALLOCATED  TO TOTAL LOANS
                                                      ALLOWANCE    AND LEASES
                                                      --------- ----------------
      Loans secured by real estate:
        Single family 1-4............................  $ 8,077        18.6%
        Multi-family.................................      779         1.3
        Commercial...................................      312         0.1
                                                       -------       -----
                                                         9,168        20.0
      Leases.........................................      124         0.6
      Installment loans..............................   15,437        11.8
      Franchise loans................................      634         4.7
      Asset based loans..............................    4,840        36.8
      Commercial loans...............................    3,656        26.1
                                                       -------       -----
                                                        24,691        80.0
      Unallocated....................................    4,188         --
                                                       -------       -----
                                                       $38,047       100.0%
                                                       =======       =====

  Although the above table allocates the allowance for loan and lease losses by loan types, the total allowance is available to absorb losses on all loans and leases.

  The ratio of the allowance for loan and lease losses to total loans held for investment was 2.89%, 1.82%, and 1.99% at December 31, 1997, 1996, and 1995,
respectively. The ratio of the allowance for loan losses to nonaccrual loans was 53.9%, 38.9%, and 44.3% at December 31, 1997, 1996, and 1995,
respectively. Although nonaccrual loans increased for the year ended December 31, 1997 from December 31, 1996, the Company evaluated expected losses on nonaccrual loans on a loan-by-loan basis and determined that the allowance was adequate to cover both expected losses on nonaccrual loans and inherent losses in the remainder of the Company's loans held for investment portfolio. The Company considers the allowance for loan and lease losses to be adequate.

  The percentage of the allowance for loan and lease losses to nonaccrual loans does not remain constant due to the nature of the Company's portfolio of loans. The collateral for each nonperforming mortgage loan is analyzed by the Company to determine potential loss exposure, and in conjunction with other factors, this loss exposure contributes to the overall assessment of the adequacy of the allowance for loan and lease losses. On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan losses.

  In determining the adequacy of the allowance for loan and lease losses, management considers such factors as historical loan loss experience, underlying collateral values, evaluations made by bank regulatory authorities, assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio. Loans deemed by management to be uncollectible are charged to the allowance for loan losses.

  Recoveries on loans previously charged off are credited to the allowance. Provisions for loan losses are charged to expense and credited to the allowance in amounts deemed appropriate by management based upon its evaluation of the known and inherent risks in the loan portfolio. Future additions to the allowance for loan losses may be necessary. For further information, see "Item 1 Business--Loans Held for Investment."

ASSET/LIABILITY MANAGEMENT AND MARKET RISK

 General

  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities.

  A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of falling interest rates, the net earnings of an institution with a positive gap theoretically may be adversely affected due to its interest-earning assets repricing to a greater extent than its interest-bearing liabilities.

  Conversely, during a period of rising interest rates, theoretically, the net earnings of an institution with a positive gap position may increase as it is able to invest in higher yielding interest-earning assets at a more rapid rate than its interest-bearing liabilities reprice.

  In addition, a positive gap may not protect an institution with a large portfolio of ARMs from increases in interest rates for extended time periods as such instruments generally have periodic and lifetime interest rate caps.

  The Company's ARMs are predominantly tied to LIBOR. Interest rates and the resulting cost of funds increases in a rapidly increasing rate environment could exceed the cap levels on these loan products and negatively impact net interest income.

  The Company has managed portfolio interest rate risk through the aggressive marketing and funding of adjustable rate loans, which generally reprice at least semi-annually and are generally indexed to LIBOR. As a result of this strategy, at December 31, 1997, the Company's total interest-earning assets maturing or repricing within one year exceeded its total interest-bearing liabilities maturing or repricing in the same time by $306.2 million, representing a positive cumulative gap ratio of 124.46%. The Company closely monitors its interest rate risk as such risk relates to operational strategies. The Company's cumulative gap position is at a level satisfactory to management and the Company is currently attempting to maintain a positive gap position in light of the current interest rate environment. However, there can be no assurances that the Company will be able to maintain its positive gap position or that its strategies will not result in a negative gap position in the future. The level of the movement of interest rates, up or down, is an uncertainty and could have a negative impact on the earnings of the Company.

 Hedging

  The Company has implemented various hedging strategies with respect to its origination of loans and leases for sale. To date, this has included selling short comparable maturity United States Treasury securities and preselling loans through prefunding accounts in its securitizations. The Company is subject to the risk of rising interest rates between the time it commits to fund or purchase loans at a fixed price and the time it sells or securitizes those loans.

  To mitigate this risk, the Company enters into transactions designed to hedge interest rate risks, including mandatory and optional forward selling of mortgage-backed securities or United States Treasury securities, and buying and selling of futures on United States Treasury securities. The nature and quantity of these hedging transactions is and will be determined by the management of the Company based on various factors including market conditions and the expected volume of mortgage loan originations and purchases.

  The Company believes that it has implemented a cost-effective hedging program to provide a level of protection against interest rate risks. However, an effective hedging strategy is complex and no hedging strategy can completely insulate the Company from interest rate risks. In addition, hedging involves transaction and other costs which could increase as the period covered by the hedging protection increases. Such costs could also increase in periods of risk and fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, without significantly reducing the Company's return on equity.

  The Company does not currently engage in the speculative use of trading activities, including derivatives and synthetic instruments or hedging activities in controlling interest rate risk on its portfolio of loans held for investment.

 Forward Contracts

  The Company sells mortgage-backed securities through forward delivery contracts with major dealers in such securities. At December 31, 1997, 1996, and 1995, the Company had $0, $143 million, and $279.2 million, respectively, in outstanding commitments to sell mortgage loans through mortgage-backed securities. These commitments allow the Company to enter into mandatory commitments when the Company notifies the investor of its intent to exercise a portion of the forward delivery contracts. The Company was obligated under mandatory commitments to deliver loans to such investors at December 31, 1997, 1996, and 1995 in the amounts of $0, $0, and $97.0 million, respectively.

  The credit risk of forward contracts relates to the counterparties' ability to perform under the contract. The Company evaluates counterparties based on their ability to perform prior to entering into any agreements.

 Options

  The Company may purchase put options to hedge against adverse movements in the value of the loans held for sale portfolio. The Company will realize a gain or loss upon the expiration or closing of the option transaction.

  When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid. The risk in buying an option is limited to the cost of the premium.

  The Company had $0, $70 million, and $20 million notional amount of written call option contracts outstanding at December 31, 1997, 1996, and 1995, respectively. The Company received $0, $366,000, and $82,600 in premiums related to the options outstanding at December 31, 1997, 1996, and 1995, respectively. There were no option contracts exercised during the years ended December 31, 1997, 1996, and 1995.

 Total Rate of Return Swaps

  During the year ended December 31, 1997, the Company has entered into total rate of return swap contracts for investment purposes with various investment bank counterparties, the provisions of which entitle the Company to receive the total return on various commercial loans in exchange for a floating payment of one month LIBOR plus a spread. As of December 31, 1997, the Company is party to total rate of return swap contracts with a total notional amount of $150.6 million, under which the Company was obligated to pay one month LIBOR plus a weighted average spread of 0.78%. The weighted average remaining life of these contracts was 37.1 months as of December 31, 1997. These contracts are off-balance sheet instruments. For the year ended December 31, 1997, the Company recognized $448,000 of interest income on total return swaps.

 Risk Management and Market Sensitive Instruments

  Interest rate risk is managed within a tight duration band, and credit risk is managed by maintaining high average quality ratings and diversified sector exposure within the securities and loan portfolios. In connection with its investment and risk management objectives, the Company also uses financial instruments whose market value is at least partially determined by, among other things, levels of or changes in domestic interest rates (short-term or long-term), prepayment rates, equity markets or credit ratings/spreads.

  Using financial modeling and other techniques, the Company regularly evaluates the appropriateness of investments relative to its management-approved investment guidelines and the business objective of the portfolios. The Company operated within these investment guidelines by maintaining a mix of loans and investments that diversifies its assets.

  The following discussion about the Company's risk management activities includes "forward-looking statements" that involve risk and uncertainties. Set forth below are management's projections of hypothetical net losses in fair value of shareholders' equity of the Company's market sensitive financial instruments if certain assumed changes in market rates and prices were to occur (sensitivity analysis). While the Company believes that the assumed market rate changes are reasonably possible in the near term, actual results may differ, particularly as a result of any management actions that would be taken to mitigate such hypothetical losses in fair value of shareholders' equity. Based on the Company's overall exposure to interest rate risk and equity price risk, the Company believes that these changes in market rates and prices would not materially affect the consolidated near-term financial position, results of operations or cash flows of the Company.

  Interest Rate Risk. Assuming immediate increases of 100 and 200 basis points in interest rates the net hypothetical loss in fair value of shareholders' equity related to financial and derivative instruments is estimated to be $3.9 million and $8.1 million (after tax), or 1.2% and 2.5%, of total shareholders' equity, respectively, at December 31, 1997. The Company believes that an interest rate shift of this magnitude represents a moderately adverse scenario.

  The effect of interest rate risk on potential near-term net income, cash flow and fair value was determined based on commonly used models. The models project the impact of interest rate changes on a wide range of factors, including duration, prepayment, put options and call options. Fair value was estimated based on the net present value of cash flows or duration estimates, using a representative set of likely future interest rate scenarios.

  Equity Price Risk. The Company's available for sale equity securities includes the common stock of ICCMIC and IMH. Assuming an immediate decrease of 10% in equity prices for such equity securities, the hypothetical loss in fair value of shareholder's equity related equity securities is estimated to be $4.7 million after tax, (1.4% of total shareholders' equity at December 31, 1997).

REPRICING/MATURITY OF INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

  The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1997, which are anticipated by the Company to reprice or mature in each of the future time periods shown. The amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual terms of the asset or liability.

                                                              AT DECEMBER 31, 1997
                                     ---------------------------------------------------------------------------
                                                                        MORE THAN  MORE THAN
                                      MORE THAN   MORE THAN  MORE THAN   3 YEARS    5 YEARS     MORE      NON
                          3 MONTHS   3 MONTHS TO 6 MONTHS TO 1 YEAR TO     TO         TO        THAN    INTEREST
                          OR LESS     6 MONTHS     1 YEAR     3 YEARS    5 YEARS   10 YEARS   10 YEARS  BEARING     TOTAL
                         ----------  ----------- ----------- ---------  ---------  ---------  --------  --------  ----------
Interest-earning
 assets:
 Cash..................  $   50,597   $     --    $     --   $    --    $    --    $     --   $    --   $    --   $   50,597
 Interest earning
  deposits.............     103,738         --          --        --         --          --        --        --      103,738
 Trading securities....     120,904         --          --        --         --          --        --        --      120,904
 Securities available
  for sale.............     107,727         --          --        --         --          --        --        --      107,727
 FHLB stock............       5,646         --          --        --         --          --        --        --        5,646
 Mortgage loans held
  for sale.............     162,571         --          --        --         --          --        --        --      162,571
 Loans held for
  investment, net of
  unearned discount and
  deferred loan
  fees(1)..............     930,616      60,715      15,237   135,765     53,663      16,838    62,052    29,879   1,304,765
                         ----------   ---------   ---------  --------   --------   ---------  --------  --------  ----------
 Total interest-earning
  assets...............   1,481,799      60,715      15,237   135,765     53,663      16,838    62,052    29,879   1,855,948
Less:
 Allowance for loan
  losses...............         --          --          --        --         --          --        --    (38,047)    (38,047)
                         ----------   ---------   ---------  --------   --------   ---------  --------  --------  ----------
 Net interest-earning
  assets...............   1,481,799      60,715      15,237   135,765     53,663      16,838    62,052    (8,168)  1,817,901
 Non-interest-earning
  assets...............         --          --          --        --         --          --        --    284,193     284,193
                         ----------   ---------   ---------  --------   --------   ---------  --------  --------  ----------
 Total assets..........  $1,481,799   $  60,715   $  15,237  $135,765   $ 53,663   $  16,838  $ 62,052  $276,025  $2,102,094
                         ==========   =========   =========  ========   ========   =========  ========  ========  ==========
Interest-bearing
 liabilities:
 Deposits..............  $  408,146   $ 345,418   $ 308,157  $ 86,566   $     24   $     --   $  7,711  $    --   $1,156,022
 Borrowings from FHLB..      45,000         --          --        --         --          --        --        --       45,000
 Other borrowings......     144,841         --          --        --         --          --        --        --      144,841
 Senior Notes..........         --          --          --        --         --      219,813       --        --      219,813
 Remarketed Par
  Securities...........         --          --          --        --      70,000         --        --        --       70,000
                         ----------   ---------   ---------  --------   --------   ---------  --------  --------  ----------
 Total interest-bearing
  liabilities..........     597,987     345,418     308,157    86,566     70,024     219,813     7,711       --    1,635,676
 Non-interest bearing
  liabilities..........         --          --          --        --         --          --        --    142,485     142,485
 Shareholders' equity..         --          --          --        --         --          --        --    323,933     323,933
                         ----------   ---------   ---------  --------   --------   ---------  --------  --------  ----------
 Total liabilities and
  shareholders' equity.  $  597,987   $ 345,418   $ 308,157  $ 86,566   $ 70,024   $ 219,813  $  7,711  $466,418  $2,102,094
                         ==========   =========   =========  ========   ========   =========  ========  ========  ==========
 Interest rate
  sensitivity gap(2)...  $  883,812   $(284,703)  $(292,920) $ 49,199   $(16,361)  $(202,975) $ 54,341  $ 29,879  $  220,272
 Cumulative interest
  sensitivity gap......  $  883,812   $ 599,109   $ 306,189  $355,388   $339,027   $ 136,052  $190,393  $220,272
 Cumulative interest
  sensitivity gap as a
  percentage of total
  assets...............       42.04%      28.50%      14.57%    16.91%     16.13%       6.47%     9.06%
 Cumulative net
  interest earning
  assets as a percent
  of interest bearing
  liabilities..........      247.80%     163.50%     124.46%   126.56%    124.08%     108.36%   111.64%               113.47%

-------

(1) For purposes of the gap analysis, unearned discount and deferred fees are pro rated for loans receivable.

(2) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

  Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

  Additionally, certain assets, such as ARMs, have features which restrict changes in interest rates on a short term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those reflected in the table. Finally, the ability of many borrowers to service their ARMs may decrease in the event of an interest rate increase.

AVERAGE BALANCE SHEET

  The following tables set forth certain information relating to the Company for the year ended December 31, 1997, 1996, and 1995. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown except where noted otherwise. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. The average balance of loans receivable includes loans on which the Company has discontinued accruing interest. The yields and costs include fees which are considered adjustments to yields.

                                                        YEAR ENDED DECEMBER 31,
                          -------------------------------------------------------------------------------------
                                     1997                         1996                         1995
                          ---------------------------  ---------------------------  ---------------------------
                                              YIELD/                       YIELD/                       YIELD/
                           AVERAGE            AVERAGE   AVERAGE            AVERAGE   AVERAGE            AVERAGE
                           BALANCE   INTEREST  COST     BALANCE   INTEREST  COST     BALANCE   INTEREST  COST
                          ---------- -------- -------  ---------- -------- -------  ---------- -------- -------
                                                        (DOLLARS IN THOUSANDS)
        ASSETS:
        -------
Interest-earning assets:
 Investments and
  interest-earning
  deposits..............  $  225,122 $ 22,912  10.18%  $  143,067 $  9,862   6.89%  $  131,277 $  5,641   4.30%
 FHLB stock.............      10,334      619   5.99       15,853      945   5.96       19,720      989   5.02
 Loans held for sale....     597,519   75,082  12.57    1,140,790  101,170   8.87      361,156   16,286   4.51
 Loans held for
  investment, net(1)....   1,119,940  126,646  11.31      779,522   87,072  11.17    1,091,536  103,958   9.52
 Capitalized excess
  servicing fees
  receivable and
  retained interest.....      30,619    2,678   8.75       53,052    8,422  15.87       22,257    2,608  11.72
                          ---------- --------          ---------- --------          ---------- --------
   Total interest-
    earning assets......   1,983,534  227,937  11.49    2,132,284  207,471   9.73    1,625,946  129,482   7.96
                          ---------- --------          ---------- --------          ---------- --------
Non interest-earning
 assets.................     191,573                      163,055                       45,167
                          ----------                   ----------                   ----------
   Total assets.........  $2,175,107                   $2,295,339                   $1,671,113
                          ==========                   ==========                   ==========
    LIABILITIES AND
    ---------------
 SHAREHOLDERS' EQUITY:
 ---------------------
Interest-bearing
 liabilities:
 Deposits...............  $1,218,123 $ 71,014   5.83%  $1,063,799 $ 60,999   5.73%  $  867,162 $ 51,565   5.95%
 Borrowings from
  Imperial Bank.........         --       --     --         3,311      302   9.12          --       --     --
 Borrowings from FHLB...      57,154    3,327   5.82      201,693   12,055   5.98      310,425   19,420   6.26
 Other borrowings.......     327,076   26,277   8.03      645,313   52,050   8.07      251,684   16,363   6.50
 Senior Notes...........     209,672   21,671  10.34       88,365    8,955  10.13       81,500    8,380  10.28
 Remarketed Par
  Securities............      39,101    4,305  11.01          --       --     --           --       --     --
 Convertible
  subordinated
  debentures............         --       --     --        10,068      675   6.70          --       --     --
                          ---------- --------          ---------- --------          ---------- --------
   Total interest-
    bearing
    liabilities(2)......   1,851,126  126,594   6.84    2,012,549  135,036   6.71    1,510,771   95,728   6.34
                          ---------- --------          ---------- --------          ---------- --------
Non interest-bearing
 liabilities............      78,117                      115,962                       88,306
Shareholders' equity....     245,864                      166,828                       72,036
                          ----------                   ----------                   ----------
   Total liabilities and
    shareholders'
    equity..............  $2,175,107                   $2,295,339                   $1,671,113
                          ==========                   ==========                   ==========
Net interest rate
 spread.................             $101,343   4.65%             $ 72,435   3.02%             $ 33,754   1.62%
                                     ========                     ========                     ========
Net interest margin(2)..                        5.11%                        3.40%                        2.08%
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities............                      107.15%                      105.95%                      107.62%

-------

(1) Net of deferred income and the allowance for loan losses, includes nonaccrual loans.

(2) Average interest cost and net interest margin excluding the interest expense from the Senior Notes held at ICII and the convertible subordinated debentures held at SPFC during the years ended December 31, 1997, 1996 and 1995 were 6.39% and 6.21%, 6.55% and 3.85%, 6.11% and
    2.59%, respectively.

ANALYSIS OF NET INTEREST INCOME

  Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

 Rate/Volume Analysis

  The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's net interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), (iii) changes in interest due to both rate and volume and (iv) the net change.

                                                   YEAR ENDED DECEMBER 31,
                                                   -----------------------
                                    1997 OVER 1996                           1996 OVER 1995
                         ---------------------------------------  ---------------------------------------
                          VOLUME    RATE    RATE/VOLUME  TOTAL     VOLUME    RATE    RATE/VOLUME  TOTAL
                         --------  -------  ----------- --------  --------  -------  ----------- --------
                                                       (IN THOUSANDS)
Increase/(decrease) in:
 Investments and
  interest-bearing
  deposits.............. $  5,654  $ 4,707   $  2,689   $ 13,050  $    507  $ 3,400    $   314   $  4,221
 FHLB stock.............     (329)       5         (2)      (326)     (194)     185        (35)       (44)
 Loans held for sale....  (48,188)  42,209    (20,109)   (26,088)   35,161   15,746     33,977     84,884
 Loans held for
  investment, net.......   38,025    1,091        458     39,574   (29,704)  18,010     (5,192)   (16,886)
 Capitalized excess
  servicing fees
  receivable............   (3,560)  (3,777)     1,593     (5,744)    3,609      924      1,281      5,814
                         --------  -------   --------   --------  --------  -------    -------   --------
   Total interest
    income..............   (8,398)  44,235    (15,371)    20,466     9,379   38,265     30,345     77,989
                         --------  -------   --------   --------  --------  -------    -------   --------
 Deposits...............    8,843    1,064        108     10,015    11,700   (1,908)      (358)     9,434
 Borrowings from
  Imperial Bank.........     (302)     --         --        (302)      302      --         --         302
 FHLB borrowings........   (8,643)    (323)       238     (8,728)   (6,807)    (869)       311     (7,365)
 Other borrowings.......  (25,682)    (258)       167    (25,773)   25,586    3,951      6,150     35,687
 Senior Notes...........   12,288      186        242     12,716       706     (122)        (9)       575
 Remarketed Par
  Securities............    4,305      --         --       4,305       --       --         --         --
 Convertible Notes......     (675)     --         --        (675)      675      --         --         675
                         --------  -------   --------   --------  --------  -------    -------   --------
   Total interest
    expense.............   (9,866)     669        755     (8,442)   32,162    1,052      6,094     39,308
                         --------  -------   --------   --------  --------  -------    -------   --------
Change in net interest
 income................. $  1,468  $43,566   $(16,126)  $ 28,908  $(22,783) $37,213    $24,251   $ 38,681
                         ========  =======   ========   ========  ========  =======    =======   ========

RECENT ACCOUNTING PRONOUNCEMENTS

  The Company adopted a new accounting standard on January 1, 1997, and adopted additional accounting and disclosure standards on either December 31, 1997 or January 1, 1998. For a description of these standards and the effect, if any, adoption has had or will have on the Company's consolidated financial statements, see "Note 3 of Notes to Consolidated Financial Statements."


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset/Liability Management and Market Risk."

                                 BUSINESS

  The following Business section contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

GENERAL

  Imperial Credit Industries, Inc. (the "Company" or "ICII"), with consolidated assets of $2.1 billion as of December 31, 1997, is a diversified commercial and consumer lending, financial services and investment holding company, organized in 1986 with its headquarters located in Torrance, California. Its principal business activities consist of the operation of six significant wholly owned operating subsidiaries: Southern Pacific Bank ("SPB"), Imperial Business Credit Inc. ("IBC"), Imperial Credit Advisors, Inc. ("ICAI"), Auto Marketing Network Inc. ("AMN"), Imperial Credit Commercial Asset Management Corporation ("ICCAMC") and Imperial Credit Worldwide, Ltd. ("ICW"), one significant majority owned consolidated operating subsidiary, Imperial Capital Group, LLC ("ICG") and significant equity investments in two publicly traded companies, Southern Pacific Funding Corporation ("SPFC") NYSE
Symbol: SFC and Franchise Mortgage Acceptance Company ("FMC") NASDAQ Symbol:
FMAX.

  The Company and its subsidiaries and affiliates offer a wide variety of financial services and investment products nationwide. Equity investments in publicly traded companies are defined as investments accounted for by the Company pursuant to the equity method of accounting which requires a minimum of 20% ownership in the voting common stock of the investee company. The Company's major business activities consist of the following subsidiaries, investments and equity investments in publicly traded companies:

             SIGNIFICANT WHOLLY-OWNED OPERATING SUBSIDIARIES

Southern Pacific Bank........  An industrial loan company specializing in asset-based lending, loan participations,
                               lending to small businesses and consumers, and
                               income property lending. In October 1997,
                               Southern Pacific Thrift and Loan changed its
                               name to Southern Pacific Bank.

Imperial Business Credit,
Inc..........................  A commercial leasing company specializing in equipment leasing to small businesses.
Auto Marketing Network,
Inc..........................  A company providing sub-prime auto financing.

Imperial Credit Advisors,
Inc..........................  A company providing management advisory services.
Imperial Credit Worldwide,
Ltd..........................  Majority owner of Credito Imperial Argentina, a mortgage banking company conducting business in
                               Argentina.
Imperial Credit Commercial
Asset Management
Corporation..................  A company that manages the day to day operations of Imperial Credit Commercial
                               Mortgage Investment Corporation ("ICCMIC")
                               NASDAQ Symbol: ICMI, a publicly traded real
                               estate investment trust with investments in
                               multifamily and commercial properties, loans,
                               and securities. As of December 31, 1997, the
                               Company owned 8.9% of ICCMIC's common stock.

             SIGNIFICANT MAJORITY-OWNED OPERATING SUBSIDIARY

Imperial Capital Group, LLC..  The holding company for a registered investment broker/dealer providing investment
                               opportunities and research to individuals and institutional investors. The Company owns 60% of ICG's equity.

       SIGNIFICANT EQUITY INVESTMENTS IN PUBLICLY TRADED COMPANIES

Franchise Mortgage
Acceptance Company......       A franchise lending company specializing in
                               lending to the restaurant and retail energy
                               industries. As of December 31, 1997, the
                               Company owned 38.4% of FMC's common stock.


Southern Pacific Funding
Corporation.............       A sub-prime mortgage banking company. As of
                               December 31, 1997, the Company owned 47.0% of
                               SPFC's common stock.

BUSINESS STRATEGY

  In 1995, the Company began to reposition, transform and diversify its core business activities from the traditional mortgage banking operations of originating and selling conforming residential mortgage loans to offering higher margin loan, lease, investment and financial services products. The Company's core business has remained consistent in that it originates loans and leases funded primarily by warehouse lines of credit, repurchase facilities, securitizations and whole loan sales in the secondary market. The Company accomplished its diversification through a business strategy that emphasizes:

  . Investing in and managing businesses in niche segments of the financial services industry. The Company intends to retain a significant equity investment in the companies to provide a source of future earnings and cash flow for the Company.

  .  Conservative, disciplined underwriting and credit risk management.

  .  Loan and lease originations, where possible, on a wholesale basis.

  . Securitization or sale in the secondary market of substantially all of the Company's loans and leases, other than those held by SPB for investment.

  . Maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.

 Strategic Focus and Acquisitions

  The Company diversified its loan and lease products by focusing on the creation and acquisition of additional finance businesses in order to reduce its dependency on residential mortgage lending. When acquiring new businesses or targeting expansion opportunities, the Company seeks to retain existing management and recruit additional experienced management to increase growth and profitability and to reduce the risks associated with operating the newly acquired entity. The Company, through its repositioning and diversification process from the traditional mortgage banking operations of originating and selling conforming residential loans to a more diversified financial services company has accomplished that goal by its acquisitions of businesses in niche segments of the financial services industry.

  For the years ended December 31, 1997, 1996 and 1995, the Company originated or acquired $1.2 billion, $2.2 billion and $3.0 billion of loans and leases, respectively. Such amounts include loan and lease originations through the third quarter ended September 30, 1997 for Franchise Mortgage Acceptance Company, LLC ("FMAC"). In August 1997, FMAC incorporated FMC, for the purpose of succeeding to the business of FMAC. Immediately prior to FMC's initial public offering of its common stock, FMAC merged into FMC (the "Reorganization"). As of the fourth quarter ended December 31, 1997, FMAC is no longer a majority owned subsidiary of the Company.

  In addition, during the years ended December 31, 1997, 1996 and 1995, the Company completed securitization transactions totaling $919.1 million, $1.3 billion and $1.0 billion, respectively.

  In 1995, the Company began to diversify away from the conforming residential mortgage lending business, the Company's traditional focus, and into other select lending businesses. The Company expanded several existing businesses and commenced several new businesses, including sub-prime residential mortgage banking, commercial mortgage banking, business finance lending and consumer lending.

  The Company provides loan and lease products primarily in the following sectors: sub-prime residential mortgage banking; commercial mortgage banking income producing property loans; business lending--equipment leasing, loan participations and asset-based lending; consumer lending--sub-prime auto loans and Title I home improvement lending. The Company solicits loans and leases from brokers on a wholesale and portfolio basis and originates loans directly from borrowers. The majority of the Company's loans and leases, other than those held by SPB for investment, are sold in secondary markets through securitizations and whole loan sales.

  During 1995, the Company sold its mortgage conduit operations and SPB's warehouse lending operations to Impac Mortage Holdings, Inc. ("IMH") AMEX Symbol IMH, formerly Imperial Credit Mortgage Holdings, Inc. In exchange for these assets, the Company received approximately 11.8% of the common stock of IMH. Additionally, ICAI entered into a management agreement with IMH pursuant to which ICAI advised upon the day-to-day operations of IMH and for which it was paid a management fee. During 1997, the Company sold its common stock interest in IMH, receiving proceeds of $12.0 million and recording a gain of approximately $11.5 million.

  In December 1997, IMH and the Company negotiated a termination of the management agreement (the "Termination Agreement"). The consideration received by the Company pursuant to the Termination Agreement was comprised of 2,009,310 shares of IMH common stock and certain securitization-related assets. Additionally, the Company agreed to cancel its note receivable from ICI Funding Corporation ("ICIFC"), a former subsidiary of ICII which is now known as Impac Funding Corporation and is the origination unit of IMH, in the amount of $29.1 million. The IMH common stock and the securitization-related assets were recorded by the Company at their fair values of approximately $35.0 million and $13.1 million, respectively, for a total of $48.1 million. This amount, when netted with the $29.1 million cancellation of the ICIFC note receivable resulted in the gain on termination of the management agreement of approximately $19.0 million.

  During the first quarter of 1997, the Company disposed of its common stock interest in ICIFC, resulting in a loss of $100,000. At December 31, 1996, the Company owned 100% of the common stock of ICIFC which represented only a 1% economic interest as IMH owned all of the non-voting preferred stock of ICIFC which gave IMH a 99% economic interest in ICIFC. The Company's disposal of its remaining economic interest in ICIFC concluded its exit from the former mortgage banking operations.

 Franchise Mortgage Acceptance Company

  On June 30, 1995, the Company completed the acquisition of certain net assets from Greenwich Capital Financial Products, Inc. and formed FMAC, a limited liability company, in which the Company had a 66.7% ownership interest. The acquisition was accounted for as a purchase and the purchase price of $7.6 million, which included $3.8 million in contingent consideration for loans in the pipeline, was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $4.0 million. The Company's franchise lending business was conducted through FMAC until November 1997, at which time FMAC merged into FMC, a Delaware corporation formed for the purpose of succeeding to the business of FMAC, and FMC completed an initial public offering of its common stock. The Company sold into FMC's initial public offering 3,568,175 shares at $18.00 per share generating net proceeds of $59.7 million and a gain of $48.9 million. Additionally, the Company recognized a gain of $43.2 million resulting from the adjustment in the basis of its investment in FMC due to the offering and its reduced ownership percentage. At the time of FMC's initial public offering and at December 31, 1997, the Company's percentage ownership of FMC common stock was 38.4%. Accordingly, FMC's operating results are no longer consolidated with those of the Company and the Company's investment in FMC is accounted for under the equity method.

 Southern Pacific Funding Corporation

  For the year ended December 31, 1996, a substantial portion of the Company's operations were conducted through its sub-prime residential lending subsidiary, SPFC. In June 1996, SPFC completed an initial public offering of its common stock pursuant to which ICII was a selling shareholder. SPFC and the Company sold 5.2 million shares and 3.5 million shares, respectively, at $11.33 per share. In a secondary offering during 1996, the Company sold 1.5 million SPFC shares at $19.83 per share. The Company recognized a gain on sale of the SPFC shares it owned of $51.2 million, which is net of offering expenses and the Company's cost basis in the shares. The Company also recognized a gain of $31.4 million related to the stock sold by SPFC. The gain related to the stock sold by SPFC is based on the difference between the Company's equity ownership in SPFC after the sale and such equity ownership prior to the sale, using the Company's respective SPFC ownership percentages. During the first quarter of 1997, the Company sold 370,000 shares of SPFC common stock at $16.63 per share generating net proceeds of $6.2 million and a gain of $4.3 million. Such transaction reduced the Company's ownership percentage in SPFC from 51.2% at December 31, 1996, to 49.4% at March 31, 1997. Accordingly, SPFC's operating results are no longer consolidated with those of the Company and the Company's investment in SPFC is accounted for under the equity method. During the third quarter of 1997, the Company sold an additional 500,000 shares of SPFC common stock generating net proceeds of $7.6 million and a gain of $5.2 million. At December 31, 1997, the Company's ownership interest in SPFC was 47%.

 Imperial Business Credit

  IBC leases business equipment, including copying, data processing, communication, printing and manufacturing equipment, exclusively to business users. The Company expanded its commercial equipment leasing business conducted by IBC through the acquisitions of substantially all of the assets of First Concord Acceptance Corporation ("FCAC") for a purchase price of $21.4 million in May 1995 and all of the assets of Avco Leasing Services, Inc. and Avco Financial Services of Southern California, Inc. (together "Avco") for approximately $94.8 million in October 1996. These acquisitions were accounted for as purchases and the purchase prices were allocated to the net assets acquired based on their fair value resulting in goodwill of $1.2 million and $12.5 million for the FCAC and Avco transactions, respectively. For the years ended December 31, 1997 and December 31, 1996, IBC originated $151.3 million and $87.2 million of leases and securitized $213.6 million and $87.0 million of leases, respectively.

 Coast Business Credit

  Coast Business Credit ("CBC") is an asset-based lender specializing in lending to middle market manufacturing, distributing and high-technology businesses. In September 1995, the Company began making asset-based loans to middle market companies located mainly in California by acquiring CoastFed Business Credit ("CBCC"), from Coast Federal Bank, a financial services company engaged primarily in the asset-based commercial lending business. This entity, now a division of SPB, was renamed CBC. The acquisition was accounted for as a purchase and the purchase price of $150 million was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $16 million. At December 31, 1997 and 1996, CBC had total commitments of $803.3 million and $547.7 million, of which $484.8 million and $288.5 million of loans were outstanding, respectively.

 Imperial Capital Group

  During the fourth quarter of 1996, the Company continued to diversify and strategically deploy its capital by announcing the closing of its investment in Dabney/Resnick/Imperial LLC ("DRI") (formerly Dabney/Resnick, Inc.), an investment banking firm.

  DRI was headquartered in Beverly Hills, California with offices in Chicago, Illinois, Dallas, Texas, and Sun Valley, Idaho, and offered full service investment banking, brokerage, and asset management services. DRI managed and underwrote public offerings of securities, arranged private placements and provided advisory and other services in connection with mergers, acquisitions, restructurings, and other financial transactions. The Company acquired a 1% interest in DRI and purchased a warrant to acquire an additional 48% interest.

  During the fourth quarter of 1997, the Company formed a new subsidiary, ICG, which includes a registered broker/dealer and an asset management company offering individual and corporate investors a wide range of financial products and services. In connection with the formation of ICG, the Company recognized a pre-tax charge of $3.7 million relating to the restructuring of its loan to DRI. As part of the DRI restructuring, substantially all of the assets and personnel of DRI were acquired or hired by ICG. During the fourth quarter of 1997, ICG raised $323 million for corporate clients through private placement debt and equity offerings generating investment banking fees of $7.7 million. At December 31, 1997, the Company's ownership interest in ICG is 60%.

 Auto Marketing Network

  In March 1997, the Company acquired all the outstanding common stock of AMN, a sub-prime auto lender engaged in the financing of new and used motor vehicles on a national basis, for $750,000. As part of the acquisition, the Company advanced $11.6 million to repay amounts owed pursuant to operating lines of credit and for working capital purposes. The acquisition was recorded using the purchase method of accounting. The purchase price was allocated to the net assets acquired based on their fair value and goodwill of approximately $20.8 million was recorded. Since the March 1997 acquisition date, AMN posted operating losses and experienced significant increases in non-performing assets, loan charge-offs and loan loss provisions. In December 1997, the Company developed revised operating projections which indicated that the goodwill resulting from the AMN acquisition was not recoverable. Accordingly, the remaining goodwill balance of $20.1 million was written off during the fourth quarter of 1997.

 PrinCap Mortgage Warehouse

  In October 1997, the Company's wholly-owned subsidiary, SPB, acquired substantially all of the assets of PrinCap Mortgage Warehouse, Inc. and PrinCap Mortgage Backed, L.P. (collectively, "PrinCap") and contributed such assets to a subsidiary. The acquisition was accounted for as a purchase, and the purchase price of $123.7 million was allocated to the net assets acquired based on their fair value resulting in goodwill of $6.8 million.

  PrinCap's primary business is residential mortgage warehouse lending to medium-sized brokers and mortgage bankers on a national basis. At December 31, 1997, PrinCap had commitments outstanding and loans of $124.6 million and $122.5 million, respectively.

 Imperial Credit Commercial Asset Management Corporation

  The Company formed ICCAMC, a wholly-owned subsidiary, to oversee the day to day operations of ICCMIC, a real estate investment trust intending to invest primarily in performing multi-family and commercial real estate loans and mortgage-backed securities. In October 1997, ICCMIC completed its initial public offering and sold approximately 34.5 million shares of common stock at $15.00 per share resulting in net proceeds of approximately $481.2 million. The Company purchased 2,970,000 shares of ICCMIC common stock in the offering and an additional 100,000 shares in December 1997. As of December 31, 1997, the Company owned 8.9% of the common stock of ICCMIC.

LOAN AND LEASE PRODUCTS

  The Company offers loan and lease products and provides other services in the following sectors:

  . BUSINESS FINANCE LENDING. Business finance lending is conducted through IBC and three divisions of SPB: Coast Business Credit ("CBC"), the Loan Participation and Investment Group ("LPIG") and the Auto Lend Group ("Auto Lend").

  . COMMERCIAL MORTGAGE LENDING. The Company conducts its commercial mortgage lending operations through the Income Property Lending Division ("IPLD") of SPB.

  . CONSUMER LENDING. The Company conducts consumer lending operations through the Auto Lending Division ("ALD") and Consumer Credit Division ("CCD") of SPB and through AMN.

  . ADVISORY, INVESTMENT AND OTHER ACTIVITIES. The Company conducts advisory services through its ICAI, ICCAMC, and ICG subsidiaries and has substantial equity investments in SPFC, a publicly traded sub-prime residential mortgage lender, and FMC, a publicly traded specialty commercial finance company.

BUSINESS FINANCE LENDING

  The Company, through IBC, and SPB's CBC, LPIG and Auto Lend divisions, engages in business finance lending, which consists of commercial equipment leasing, asset based lending, loan participations and automobile inventory financing for auto dealers.

IMPERIAL BUSINESS CREDIT, INC.

 General

  In May 1995, the Company expanded its existing commercial equipment leasing business conducted by its wholly-owned subsidiary, IBC, through the acquisition of the assets and the assumption of certain liabilities of FCAC, a Colorado corporation engaged in the origination, acquisition and servicing of business equipment leases. The sale was effectuated pursuant to an asset purchase agreement among the Company, FCAC and Oren L. Benton, FCAC's majority shareholder ("Benton"). In connection with the purchase of FCAC's assets, the Company or its affiliates also purchased 100% of the partnership interests of three partnerships controlled by Benton that were formed for the purpose of securitizing certain of FCAC's lease receivables. The acquisition was accounted for as a purchase and the purchase price of $21.4 million was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $1.2 million.

  In October 1996 pursuant to the Avco Acquisition, IBC acquired substantially all of the assets of Avco Leasing Services, Inc. and all of the assets of Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases and agreed to assume certain related liabilities in connection therewith from Avco Financial Services, Inc. The Avco Acquisition was accounted for as a purchase, and the purchase price of $94.8 million was allocated to the net assets acquired based on their fair value, resulting in goodwill of approximately $12.5 million.

  IBC's corporate headquarters are located in Rancho Bernardo, California. IBC carries out its business equipment leasing operations from both its headquarters and its sales offices in Irvine, California, Denver, Colorado and Atlanta, Georgia.

  IBC's lease originations totaled $151.3 million and $87.2 million for the years ended December 31, 1997 and December 31, 1996, respectively. During the years ended December 31, 1997 and December 31, 1996, IBC securitized $213.6 million and $87.0 million of leases, respectively.

 Lease Finance Operations

  IBC is in the business of leasing equipment, including copying, data processing, communication, printing and manufacturing equipment, exclusively to business users. Initial lease terms typically range from 24 months to 60 months. IBC will commit to purchase this equipment only when it has a signed lease with a lessee who satisfies its credit and funding requirements. Substantially all the leases written by IBC are full-payout ("direct financing") leases that allow IBC to sell or re-lease the equipment upon termination of the lease.

  IBC also purchases small portfolios of existing equipment leases from brokers with whom it has established relationships. These portfolios are evaluated on an individual basis according to IBC's established credit policy. The Company believes that these acquisitions allow IBC to grow with greater efficiency than usual at a level of decreased risk due to the portfolio aging that has occurred on the books of the originating broker. IBC uses an established computer system and related software systems to process lease applications, book leases, post lease payments, and closely monitor credit processing and collections. These systems have in part been developed by IBC management.

  Upon expiration of the initial lease terms of its direct-financing leases, IBC expects, on average, to realize slightly more than the "residual value" at which the leased equipment is carried on IBC's books. IBC's ability to recover the recorded estimated residual value depends on the accuracy of initial estimates of the equipment's useful life, the market conditions for used equipment when leases expire, and the effectiveness of IBC's program for re-leasing or otherwise disposing of leased equipment. Residual recovery, however, is not required for IBC to achieve a profitable return on its investment. The residual is usually worth 1% to 2% of the gross yield depending upon the original lease term, further mitigating against the residual risk inherent in the portfolio.

  The following table sets forth IBC's lease originations by equipment type for the period presented.

                             YEAR ENDED DECEMBER 31, 1997       YEAR ENDED DECEMBER 31, 1996
                          ---------------------------------- ----------------------------------
                          NUMBER OF  PRINCIPAL               NUMBER OF  PRINCIPAL
                            LEASES     AMOUNT    % OF TOTAL    LEASES     AMOUNT    % OF TOTAL
                          ORIGINATED ORIGINATED ORIGINATIONS ORIGINATED ORIGINATED ORIGINATIONS
                          ---------- ---------- ------------ ---------- ---------- ------------
                                                 (DOLLARS IN THOUSANDS)
Computers...............    1,981     $ 39,270      26.0%        857     $21,331       24.5%
Manufacturing/Machine
 work...................      441       12,001       7.9         380      11,289       13.0
Restaurant..............    1,047       13,072       8.6         395       6,238        7.2
Furniture and fixtures..      984       18,407      12.2         242       5,963        6.8
Automotive..............    1,843       15,879      10.5         475       4,279        4.9
Heavy equipment.........      430        9,449       6.2         163       3,938        4.5
Radio television
 production equipment...      374        7,869       5.2         202       3,838        4.4
Print/Typeset equipment.      136        3,423       2.3         141       3,251        3.7
Health/Sports equipment.      152        4,005       2.6         125       3,069        3.5
Dry cleaning/Washing....      102        2,385       1.6         102       2,387        2.7
Clothing manufacture....       38        1,451       1.0          59       2,373        2.7
Other...................    1,251       24,057      15.9       1,204      19,251       22.1
                            -----     --------     -----       -----     -------      -----
  Total.................    8,779     $151,268     100.0%      4,345     $87,207      100.0%
                            =====     ========     =====       =====     =======      =====

  IBC uses a non-cancelable lease, the terms and conditions of which vary only slightly from transaction to transaction. In substantially all of the leases, lessees are obligated to: (i) remit all rents due, regardless of the performance of the equipment, (ii) operate the equipment in a careful and proper manner compliance with governmental rules and regulations, (iii) maintain and service the equipment, (iv) insure the equipment against casualty losses and public liability, bodily injury and property damage and (v) pay directly, or reimburse IBC for, any taxes associated with the equipment, its use, possession or lease, except those relating to net income derived by IBC therefrom.

  The lease provides that IBC, in the event of a default by a lessee, may declare the entire unpaid balance of rentals due and payable immediately, and may seize and remove the equipment for subsequent sale, re-lease or other disposition.

 Underwriting

  IBC maintains written credit policies that IBC believes are prudent and customary within the lease finance industry. Such policies form the basis for IBC's standardized lease forms and approval processes. On occasion, IBC will make exceptions to its written credit policy for lease brokers with whom IBC has had past positive experience. In general, IBC's credit policies encourage leasing of income-generating equipment. Within these guidelines, there are few specific equipment or industry prohibitions.

  IBC's credit policies allow it to accept credit investigations provided by select brokers and has generated a database of brokers with whom it does business. IBC also maintains a written collection policy to provide standard collection guidelines. In those instances when a portfolio of leases is acquired, documentation provided by the originating lessor is checked for compliance with IBC's documentation standards before accepting the portfolio for purchase.

 Marketing

  IBC markets its equipment lease products through its own in-house sales force and through its network of professional equipment lease brokers. IBC's 20 person in-house sales force solicit end user customers and vendors to market their equipment lease transactions. In the future, IBC intends to expand its marketing efforts to include more vendors. The sales force also calls on IBC's network of professional equipment lease brokers to solicit these professionals to send their lease transactions to IBC.

  IBC's broker advisory panel consists of a group of its most productive brokers who are brought together on an annual basis, so that they may have an open interchange of ideas and information regarding IBC and the leasing marketplace. IBC believes the advisory panel serves a multi-purpose function by allowing IBC to reward those brokers that provide a profitable base of business to IBC, and also providing IBC the opportunity to market new ideas and concepts to those brokers before a general release to the leasing community. IBC believes that it benefits by obtaining information on how the brokers work with IBC's competitors (such as special programs and market trends), and this information can then be used to drive future marketing plans.

COAST BUSINESS CREDIT

 General

  CBC is a senior secured asset-based lender located in Los Angeles, California, which has historically conducted its lending business activities in the Western United States. During 1996 CBC executed an expansion plan which increased its customer base outside of California.

  CBC now operates four loan production centers in California and additional loan production centers in Atlanta, Baltimore, Boston, Chicago, Cleveland, Minneapolis, Phoenix, Portland, Providence and Seattle. At December 31, 1997 and December 31, 1996, CBC had outstanding loans totaling $484.8 million and $288.5 million, respectively.

  CBC had unused loan commitments of $318.4 million and $259.2 million at December 31, 1997 and 1996, respectively.

  CBC's principal business is asset-based lending to small-to medium-sized businesses with annual revenues ranging from approximately $10 million to $100 million. At December 31, 1997 and 1996, CBC had outstanding loans to technology companies totaling $201.8 million and $115.6 million, respectively.

  At December 31, 1997 and December 31, 1996, CBC's loan portfolio represented lending relationships with 142 and 105 customers, with an average outstanding loan balance per customer of $3.4 million and $2.8 million, respectively. The Company believes that CBC's relationships with venture capital investors and its industry expertise contribute to CBC's ability to distinguish itself from its competitors and grow its lending relationships.

  The Company believes that CBC's loan pricing is competitive with pricing charged by other commercial finance companies. In addition, CBC attempts to be flexible in the structuring of its revolving credit lines and to provide prompt service in order to gain an advantage over its competitors. When CBC competes against more traditional lenders, it competes less on price and more on flexibility, speed of funding and the relative simplicity of its documentation. CBC strives to fund its initial loan advance under a loan to an approved client within three weeks of CBC's receipt of required information with respect to the client, and strives to fund future advances generally by the next business day after CBC's receipt of required documentation.

 Loan Products and Originations

  CBC's loans are categorized based on the type of collateral securing the loan. CBC makes revolving loans primarily secured by accounts receivable and secondarily by inventory. It also makes term loans secured by real property, equipment or other fixed assets.

  CBC also periodically enters into participations with other commercial finance companies. CBC's loans typically have maturities of two to five years, providing borrowers with greater flexibility to manage their borrowing needs. These loans have an automatic renewal for a one year period at the end of such contract term unless terminated by either party (usually requiring 60 days written notice prior to the end of such term). Equipment loans are term loans typically with three- to five-year amortization periods, but are due and payable upon termination of the master loan and security agreement.

  Accounts receivable loans are revolving lines of credit that are collateralized principally by accounts receivable. Each borrower's customers normally remit their accounts receivable payments directly to CBC, usually on a daily basis. CBC deposits the payments daily and applies the funds to the borrowers' loan balances. CBC typically lends up to 80% of the principal balance of accounts receivable that meet CBC's eligibility requirements. CBC's auditors conduct quarterly audits of the collateral and financial condition of each borrower.

  Inventory loans are revolving lines of credit collateralized by eligible inventory that is restricted to raw materials and finished goods. Inventory loans are generally made in conjunction with accounts receivable loans to qualifying borrowers. Borrowers are required to provide CBC with monthly inventory designations that are supported by a physical listing or a copy of a perpetual computer listing. These reports are compared to the borrower's financial statements for accuracy, and CBC advances the loan proceeds as a percentage of the eligible inventory value. Inventory loans are primarily structured as revolving lines of credit, but under certain circumstances may be structured to incorporate monthly amortization.

  Participation loans consist of term loans or revolving lines of credit in which CBC and other lenders (banks or other asset-based lenders) jointly lend to borrowers when the loan amount exceeds the lending limits of an individual lender.

  Set forth below is a table showing the principal amount of CBC's outstanding loans as of December 31, 1997 and December 31, 1996, and the percentage of CBC's portfolio comprised of each loan type as of such date.

                                            AT DECEMBER 31,    AT DECEMBER 31,
                                                 1997               1996
                                           -----------------  -----------------
                                           OUTSTANDING % OF   OUTSTANDING % OF
                                             BALANCE   TOTAL    BALANCE   TOTAL
                                           ----------- -----  ----------- -----
                                                 (DOLLARS IN THOUSANDS)
Accounts receivable loans.................   $344.2     71.0%   $208.1     72.1%
Inventory loans...........................     55.1     11.4      34.9     12.1
Participation loans(1)....................     85.5     17.6      45.5     15.8
                                             ------    -----    ------    -----
  Total...................................   $484.8    100.0%   $288.5    100.0%
                                             ======    =====    ======    =====

--------

(1) Participation loans include $85.5 million purchased at December 31, 1997 and $48.4 million purchased and $2.9 million sold at December 31, 1996.

  The weighted average yield on CBC's loans outstanding was 12.79% and 12.41% at December 31, 1997 and December 31, 1996, respectively.

  CBC had commitments to make additional fundings on lines of credit with existing borrowers totaling approximately $318.4 million and $259.2 million at December 31, 1997 and December 31, 1996, respectively; however, each additional funding is contingent upon the borrowers maintaining both sufficient collateral and compliance with the terms and conditions of the loan documents.

 Underwriting

  Before a credit line proposal letter is issued and a line of credit is established, CBC policy requires a review of the prospective client, its principals, business and customer base, including a review of financial statements and other financial records, legal documentation, samples of invoices and related documentation, operational matters, accounts receivable and payable.

  In addition, CBC confirms certain matters with respect to the prospective client's business and the collectibility of the client's commercial receivables and other potential collateral by conducting public record searches for liens, conducting credit reviews of the prospective client and its principals, contacting major customers and suppliers to identify potential problems, and conducting an on-site audit of the prospective client's invoice, bookkeeping and collection procedures to verify that they are properly conducted and operationally compatible with CBC's operations. For high technology borrowers, particular emphasis is placed on comprehending the underlying value of the technology itself, including the value of the borrowers intangible assets.

  After the preliminary review and due diligence, CBC requires the prospective borrower to provide a deposit for fees and orders appraisals if lending against inventory, equipment or real estate and schedules an audit. CBC's auditing staff conducts an audit generally consisting of a due diligence review of the prospective borrower's accounting and financial records, including a statistical review of accounts receivable and charge-off history. CBC auditors then submit their audit reports and work papers to CBC's credit committee for review prior to the extension of credit.

  In making a decision to approve a credit line, CBC establishes credit limits under the revolving credit line and analyzes the prospective client's customer base to assure compliance with CBC's policies generally limiting CBC's overall exposure to account debtors, especially with respect to privately held or non-investment grade borrowers. When deemed necessary for credit approval, CBC may obtain guarantees or other types of security from a client or its affiliates and may also obtain subordination and intercreditor agreements from the borrower's other lenders.

  Although CBC's underwriting guidelines specify a review of the factors described above, CBC does not apply a rigid scoring system to prospective borrowers. Decisions to enter into a relationship with a prospective client are made on a case-by-case basis.

  CBC's underwriting guidelines and policies provide that, prior to each loan funding, the account executive assigned to the borrower (i) obtains the original or a copy of the invoice to be sent to the borrower and the purchase order (if one is required by CBC) related to such invoice, (ii) confirms the validity and accuracy of a representative sampling of invoices and (iii) mails a letter, on the borrower's letterhead, to the new borrower's customer which introduces CBC and requests that payment be made directly to CBC.

 Credit Monitoring and Controls

  An assigned CBC account executive monitors each borrower's credit, collateral and advances. All account executives are required to meet with each of their assigned borrowers at least quarterly to monitor the borrower's business, physically inspect the borrower's facilities and equipment, and discuss any potential problems the borrower may be experiencing.

  CBC monitors borrowers' accounts receivable using three forms. The first form is an accounts receivable aging analysis report prepared monthly by the loan processor and reviewed by the account executive, and which includes, among other things, details pertaining to account concentrations and aging trends. The second is an accounts receivable activity summary prepared weekly by the loan processor and reviewed by the account executive, summarizing borrowings, repayments and pledged collateral. The third is a daily report prepared by the borrower and reviewed by the account executive to determine credit availability for a particular day.

  In addition to the foregoing monitoring procedures, interim audits of all borrowers are scheduled as deemed appropriate. Also, each account is reviewed on its anniversary date and revolving lines are reviewed and reconciled on a monthly basis.

  Where liquidation is required for repayment of an outstanding loan, CBC attempts to effect a consensual possession of the subject collateral property and joint collection of accounts receivable. In certain instances, court action may be required to ensure collection of receivables and possession of pledged assets. CBC has not experienced any loan losses since its acquisition by the Company.

 Marketing

  CBC obtains business through referrals from banks, venture capitalists, accounting firms, management consultants, existing borrowers, other finance companies and independent brokers. CBC's marketing officers call on CBC's referral sources to identify and receive introductions to potential clients and to identify potential clients from database searches. CBC currently compensates its marketing personnel with what it believes are competitive base salaries and commissions based on funded transactions in order to motivate and reward the creation of new business and the renewal of existing business. Such commissions can be a significant portion of the total compensation paid to CBC's marketing personnel. CBC's marketing personnel have no credit decision authority.

  The Company believes that CBC's marketing strengths are its rapid response time and high level of service. The Company believes that, based on CBC's experience with technology credits and valuation of their associated tangible and intangible assets, CBC is able to quickly evaluate potential borrowers, thus providing it with a competitive advantage over other lenders with less experience providing loans to high technology companies.

  The Company also believes that CBC's ability to quickly evaluate credit requests and provide loans to borrowers who, for various reasons, have not established relationships with traditional lenders, has resulted in a loyal customer base.

 LOAN PARTICIPATION AND INVESTMENT GROUP

  LPIG was formed by SPB in September 1995 to invest in and purchase syndicated commercial loan participations in the secondary market originated by commercial banks. As of December 31, 1997 and December 31, 1996, LPIG had total loan commitments of $483.7 million and $267.1 million, of which $196.4 million and $160.7 million of loans were outstanding, respectively. At December 31, 1997 and December 31, 1996, none of LPIG's loan participations were 30 days or more delinquent.

  The principal types of loans acquired by LPIG are senior secured bank loans consisting of: (i) revolving lines of credit which allow the borrower to borrow and repay proceeds as needed for working capital purposes, (ii) long-term loans with a specific amortization schedule which requires the borrower to repay the borrowed loans over time, usually on a quarterly basis or (iii) letters of credit which are normally funded as a sublimit under the revolving line of credit commitment.

  The loans are generally secured by a first priority lien on all of the borrower's property including accounts receivable, inventory and furniture, fixtures and equipment, as well as liens on owned real estate. At December 31, 1997 and December 31, 1996, loan participations held by LPIG ranged in size from approximately $575,000 to $24.0 million and $900,000 to approximately $15.0 million, respectively.

  LPIG believes that its purchase of senior secured loan participations allows it to build and maintain a loan portfolio without costly direct customer loan servicing and loan origination costs. In addition, such purchases facilitate the maintenance of a portfolio which is diversified both geographically and by industry.

  LPIG's loan underwriting policy requires an analysis of the borrower's ability to repay its debts, as well as an evaluation of the effects of general economic and industry trends and various competitive factors affecting the borrower.

  LPIG's commitments/outstandings by industry type at December 31, 1997 are as follows:

                                              % OF TOTAL             % OF TOTAL
                                   COMMITMENT COMMITMENT OUTSTANDING OUTSTANDING
                                     AMOUNT     AMOUNT     AMOUNT      AMOUNT
                                   ---------- ---------- ----------- -----------
                                              (DOLLARS IN THOUSANDS)
   Manufacturing..................  $ 93,384     19.3%    $ 34,470       17.5%
   Hotels.........................    50,338     10.4       12,359        6.3
   Waste disposal services........    36,712      7.6       13,588        6.9
   Outdoor advertising............    31,600      6.5       20,568       10.5
   Automobile rentals.............    25,000      5.2          --         --
   Radio broadcasting.............    24,000      5.0       18,780        9.6
   Air carrier....................    23,000      4.8        7,820        4.0
   Defense........................    22,530      4.7        6,541        3.3
   Automobile parts...............    21,646      4.5        1,646        0.8
   Food processing................    20,000      4.1        9,948        5.1
   Food distribution..............    16,441      3.4          --         --
   Party goods distribution.......    15,000      3.1        3,000        1.5
   Rail transportation............    14,520      3.0       14,520        7.4
   Telecommunications.............    14,440      3.0        5,036        2.6
   Equipment rentals..............    12,600      2.6        5,216        2.7
   Healthcare.....................    10,750      2.2        6,615        3.4
   Chemicals......................    10,522      2.2        7,379        3.7
   Collection services............    10,275      2.1        8,067        4.1
   Park management................    10,000      2.1        7,000        3.6
   Television broadcasting........     5,000      1.0        3,575        1.8
   Garment........................     5,000      1.0        1,400        0.7
   Supermarkets...................     4,900      1.0        4,900        2.5
   Paper..........................     3,030      0.6        1,010        0.5
   Restaurants....................     2,982      0.6        2,982        1.5
                                    --------    -----     --------      -----
     Total........................  $483,670    100.0%    $196,420      100.0%
                                    ========    =====     ========      =====

 Auto Lend Group

  Auto Lend was established in September 1996 as a division of SPB, to provide automobile inventory financing for automobile dealers. The principal types of loans originated are fixed-rate lines of credit. Auto Lend had $62.4 million and $28.8 million of commitments and $14.1 million and $4.6 million of loans outstanding at December 31, 1997 and December 31, 1996 respectively.

  SPB believes that Auto Lend's products offer synergistic opportunities, when offered in connection with SPB's sub-prime auto lending ability, to provide car dealers a complete financing package. See "--Consumer Lending--Auto Lending Division."

COMMERCIAL MORTGAGE LENDING

 Income Property Lending Division

  The Company conducts its commercial mortgage lending operations through the Income Property Lending Division ("IPLD") of SPB. IPLD was formed in February 1994 to expand the Company's apartment and commercial property lending business.

  The focus of IPLD's lending activities is the small loan market (consisting of loans typically less than $2.5 million) for multi-family apartments and commercial buildings. For the years ended December 31, 1997 and 1996, IPLD funded approximately $295.9 million and $260.9 million in loans, respectively.

  During the year ended December 31, 1997 and the year ended December 31, 1996, SPB completed securitizations of approximately $203.1 million and $277.0 million of multi-family and commercial mortgage loans originated or purchased by IPLD, respectively. At December 31, 1997 and December 31, 1996, $497,000 and $1.9 million or 0.8% and 1.1%, respectively, of IPLD's outstanding loans were 30 days or more delinquent.

  At December 31, 1997 and December 31, 1996, $500,000 and $4.4 million, respectively, of IPLD originated loans were held for investment by SPB. IPLD generally seeks to make 70% of its loans secured by apartment buildings and 30% of its loans secured by other commercial properties. Most of IPLD's business is generated through in-house loan representatives who market the loans directly to mortgage brokers and borrowers. Most of IPLD's loans have been secured by properties in California.

  SPB believes that IPLD employs conservative underwriting criteria, which include a maximum loan-to-value ratio of 70% and minimum debt coverage ratio of 1.2x on all loans. Loans secured by income properties entail additional risk as compared to single family residential lending. The payment experience on such loans is generally dependent on the successful operation of the related commercial or multi-family property and can be greatly impacted by adverse conditions in local real estate markets or in the economy.

  All of IPLD's loan programs include 30-year adjustable rate loans tied to the 6-month LIBOR, 1-year Treasury, or Bank of America prime indexes. Margins vary depending on product type, property location and credit history of the borrower. With respect to apartment loans, IPLD uses standard government agency documentation and approved independent appraisers.

CONSUMER LENDING

  Through ALD and CCD, which are divisions of SPB, and AMN, the Company also makes consumer loans consisting of sub-prime automobile finance loans, home improvement loans and other consumer credit.

 Auto Lending Division

  ALD was formed in October 1994 to finance new and used automobile purchase contracts. ALD's borrowers are generally credit-impaired and therefore are unable to access traditional sources of financing from banks and captive automobile finance companies. ALD seeks to offset the increased risk of default in its portfolio with higher yields and aggressive servicing and collection activities.

  During the year ended December 31, 1997 and December 31, 1996, ALD originated approximately $74.2 million and $35.0 million, respectively, in automobile loans. SPB currently generates automobile loans through three Northern California retail offices.

 Consumer Credit Division

  CCD was formed in early 1994 to offer loans primarily to finance home improvements and consumer goods. CCD's business is developed through a network of retailers and contractors throughout California and out of state. All loans are centrally processed, approved and funded at CCD's headquarters in Irvine, California.

  Home improvement loans offered by CCD range from $5,000 to $350,000 and include major remodeling projects that are sometimes coupled with refinancings.

  CCD's typical loan is secured by a junior lien. In addition, CCD purchases unsecured installment sales contracts to finance certain home improvements such as air conditioning, roofing, kitchen or bathroom remodeling.

  During the years ended December 31, 1997 and December 31, 1996, CCD originated $19.8 million and $22.0 million in loans, respectively, all of which are held for investment. At December 31, 1997 and December 31, 1996, $900,000 or 1.9% and 2.4%, respectively, of CCD's outstanding loans were 30 days or more delinquent.

 Auto Marketing Network, Inc.

  AMN was acquired on March 14, 1997 to finance on a nationwide basis the purchase of new and used automobiles primarily to sub-prime borrowers. At December 31, 1997, AMN was headquartered in Tulsa, Oklahoma and had certain business development and administrative activities located in its Florida office. For the period from its acquisition through December 31, 1997, AMN originated $170.6 million and securitized $158.6 million in sub-prime auto loans. Since the March 1997 acquisition date, AMN has posted operating losses and experienced significant increases in non-performing assets, loan charge-offs and loan loss provisions. In December 1997, the Company developed revised operating projections which indicated that the goodwill resulting from the AMN acquisition was not recoverable. Accordingly, the remaining goodwill of $20.1 million was written off through accelerated amortization during the fourth quarter of 1997.

 General

  AMN is engaged primarily in the indirect origination of sub-prime motor vehicle receivables. As of December 31, 1997, AMN's receivables are originated through a network of approximately 819 participating dealers. Approximately 87% of all originating dealers are new car franchised dealers or their affiliates and the others are independent dealers.

  AMN's direct dealer relationships generally begin with AMN's area dealer representative contacting a dealer to explain AMN's financing program. AMN's representative presents the dealer with a sales package, including promotional material containing current rates being offered by AMN to dealerships, copies of AMN's dealer agreement, information regarding AMN's special finance training schools and samples of AMN's documentation requirements. A dealer that decides to participate in AMN's financing program must enter into a non-exclusive dealer agreement with AMN. As a condition to entering into an agreement, a dealer must provide certain business information to AMN. A dealer must also make representations and warranties to AMN with respect to the receivables to be assigned. Upon execution of the dealer agreement, AMN's area dealer representative provides the dealership with necessary documentation for origination of receivables and conducts a two-day in-house training session at the dealership for personnel responsible for the use of such documentation. In addition, dealers are encouraged to send staff members to AMN's Alternative Finance Training School within the first four months after their enrollment in AMN's program. Since its formation, AMN has purchased receivables from dealers generally at a 10% discount from the financed amount. AMN is in the process of developing a risk-based tiered pricing program which AMN anticipates will be implemented during 1998.

  The program includes a wholesale advance rate (rather than a retail advance rate currently used by AMN), and includes acquisition fees, annual percentage rates and other criteria that differ depending upon the creditworthiness of the borrowers. In addition, AMN has retained certain consultants to assist in the development of a credit scoring model and a bankruptcy scorecard predictor and in the development of portfolio risk management procedures associated with its risk-based tiered pricing program.

  In addition, in June 1997, AMN entered into an agreement with Auction Finance Group, Inc. pursuant to which AMN may obtain referral business from certain independent used car dealers from whom AMN currently purchases receivables from time to time at a 12% discount from the financed amount. All dealers are obligated to repurchase any receivable identified by AMN if that dealer's representations and warranties prove to have been false at the time AMN purchased the receivable. The sales by the dealers of installment sale contracts to AMN do not generally provide for recourse to the dealer for unpaid amounts in the event of a default by a borrower thereunder, other than in connection with the breach of the foregoing representations and warranties. The dealers also indemnify and hold harmless AMN for any liabilities and costs (including attorney fees) arising from any act or omission by the dealer required to be performed under the dealer agreement for any receivable.

 Underwriting

  The credit guidelines applied by AMN in acquiring receivables are considerably less stringent with respect to the credit of the obligor than those generally applied by other lenders, such as banks and savings and loans associations. The obligors on the acquired receivables are individuals who are not typically able to obtain financing from such other lenders due to prior credit problems, which may include bankruptcies, repossessions, foreclosures, charge-offs, judgements or collection problems (or to a lessor extent, qualifying first time borrowers). However, the prospective obligor is required to be currently performing on all outstanding obligations reported to AMN which AMN deems significant. Due to the lower credit quality of the obligors and the resulting higher risks of loss, receivables have been originated with Annual Percentage Rates ("APR's") which are higher than would be available to prime borrowers. The following procedures describe AMN in underwriting retail installment contracts secured by motor vehicles.

  . AMN purchases retail installment sale contracts secured by new and used automobiles, vans and light duty trucks from dealers who participate in its motor vehicle financing program. The receivables purchased by AMN were originated by dealers in accordance with AMN's requirements under existing agreements with such dealers.

  . Applications submitted to AMN are required to list sufficient information to process the application, including the applicants' income, employment status, residential status, monthly mortgage or rent payment and other personal information. Upon receipt of an application, AMN obtains at least one credit report from an independent credit bureau. If no report is available due to insufficient credit or other factors, the application is automatically denied. Each credit report is reviewed by AMN to determine the applicant's current credit status and past credit performance. Factors considered negative generally include past due credit, repossessions, foreclosures, loans charged off by other lenders, judgements and previous bankruptcy. Positive factors such as amount of credit and favorable payment history are also considered. Other considerations include income requirements and the ratio of total debt to income and of monthly auto payment to income.

  . Although AMN will consider various criteria in evaluating a loan application. including but not limited to borrower's employment and residence, ability to make loan payments and credit history, the amount of the down payment , the value of the financed vehicle, the mileage of the financed vehicle and the amount of the loan in relation to the value of the vehicle, AMN may approve a loan application even if it has made an evaluation that one or more of such criteria has not been met or exceeded if in its judgement there are countervailing factors.

  . Thus AMN may, in some cases, approve a loan even though its evaluation of a borrowers' record of employment or ability to make loan payments, or a borrowers' credit history, are different from its standard underwriting guidelines

  In June 1997, internal exception tolerances were tightened, which affected most guideline limits in the program. AMN also implemented an internal audit system whereby its internal auditor reviews a sample of each week's originations for compliance with its underwriting guidelines. Furthermore, in September 1997, several key guideline limits were changed.

  These included an increase in minimum income requirements for qualified credit applicants, an increase in the minimum required credit score, and decreases in allowable debt-to-income and payment-to-income ratios. Other minor changes at that time included a limit on fees charged by dealers and a reduction in allowable additions to vehicle value for options. The changes AMN made to its underwriting guidelines were the result of its Credit Committee's review of an analysis of all defaulted loans originated by AMN since April 1995.

  In addition, AMN is in the process of developing a risk-based tiered pricing program designed to improve further the credit quality of the receivables it originates. There can be no assurance, however, that the tightening of AMN's credit standards and implementation of the risk-based tiered pricing program will result in improved credit quality in AMN's receivables portfolio.

 Insurance on Financed Vehicles

  AMN's retail installment sale contract requires that borrowers maintain specific levels and types of insurance coverage, including physical damage insurance, to protect the related financed vehicle against loss. At the time of purchase, the borrower signs a statement which indicates the customer has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage. Although each receivable requires the related obligor to maintain insurance covering physical damage to the financed vehicle, since the obligors may select their own insurers to provide the requisite coverage, specific terms and conditions of their policies may vary. A failure by an obligor to maintain such physical damage insurance will constitute a default under the related receivable, but will not cause such receivable to become a delinquent receivable.

 Guidelines and Procedures for Credit Evaluation

  AMN's underwriting guidelines are designed to provide financing to people with impaired credit, which may include bankruptcies, repossessions, foreclosures, charge-offs, judgements and collection accounts. To a lesser extent, AMN will purchase receivables from qualifying first-time borrowers. AMN's underwriters will evaluate suitability based on their assessment of all elements of the proposed credit (e.g. the borrower's credit, the deal structure and the collateral). An underwriter may reject a contract in which all of the elements of the proposed credit meet only the minimum requirements, or the underwriter may grant conditional approval on the prospective borrowers ability to meet additional conditions, such as a higher down payment, a lower advance or purchase of a different vehicle. The underwriter may waive certain requirements or grant exceptions, generally with the approval of the regional credit manager. All credit decisions are made at the discretion of AMN.

 Approval Process

  When AMN approves the purchase of a finance contract, AMN notifies the dealer by facsimile or telephone. Such notice specifies certain pertinent information relating to the terms of the approval, including the maximum monthly payment and the stipulations required for funding. Generally, a borrower is required to make a down payment (which includes cash and/or vehicle trade-in value) of at least 10% of the sales price.

  Subject to limited exceptions, AMN's guidelines and procedures currently require that the total amount financed cannot exceed 115% of the retail value of the financed vehicle. Under the risk-based tiered pricing program, the advance rate will vary depending upon the creditworthiness of the individual borrower.

 Receivable Purchase

  Upon final confirmation of the terms by the borrower, the dealer completes the sale of the automobile and the loan to the borrower. AMN receives all funding packages from courier services or local delivery and sorts them for pick up by appropriate departments. Data entry clerks in the contract processing department then log each new or returned funding package into AMN's database for tracking. The clerks then print the credit bureau reports reviewed by AMN's underwriters for approval.

  The credit bureau reports are placed in the loan files and such files are distributed to the appropriate territorial processor. The territory to which a dealer's contracts are assigned is determined based upon the state in which the dealer's business is located.

  Contract processors sort the documentation received from the dealers and check the items for authenticity and acceptability according to company standards. Although pre-funding verifications of employment and insurance are currently performed and obligors are contacted for completion of a collateral audit, a substantial percentage of the receivables are verified using a book-out sheet procedure requiring signature of the dealer and the obligor. After the dealer delivers all required loan documentation to AMN, AMN purchases the finance contract and remits the funds to the dealer, generally within 72 hours. Upon purchase of the finance contract, AMN acquires a perfected security interest in the financed vehicle. Each finance contract requires that the automobile be properly insured and AMN named as a loss payee. Compliance with these requirements is verified prior to the remittance of funds to the dealer. After the purchase of the finance contract, AMN contacts the borrower to explain payment procedures.

 Management Information Systems

  AMN relies heavily upon its loan processing system to purchase contracts. AMN's loan processing system enables AMN to handle a significant volume of applications while maintaining integrity in the area of data entry, contract processing, and underwriting procedures. The system is serviced on a monthly basis, and daily data backup procedures are in place.

ADVISORY, INVESTMENT AND OTHER ACTIVITIES

  The Company conducts advisory services through its ICAI, ICCAMC and ICG subsidiaries and has substantial equity investments in SPFC, a publicly traded sub-prime residential mortgage lender, FMC, a publicly traded specialty commercial finance company, ICCMIC, a publicly traded REIT engaged in commercial finance activities, IMH, a publicly traded REIT engaged in non conforming residential mortgage lending and ICW, a holding company for international finance activities.

 Imperial Credit Advisors, Inc.

  ICAI provides capital markets, portfolio management and research services to the Company's subsidiaries and affiliates. Prior to December 1997, ICAI oversaw the day-to-day operations of IMH pursuant to a management agreement, recently terminated as more fully described in Item 13--"Certain Relationships and Certain Transactions--Relationships with IMH--Other Arrangements and Transactions with IMH." For the years ended December 31, 1997, 1996 and 1995, ICAI earned $4.9 million, $3.3 million and $38,000, respectively, in management fees and incentive payments pursuant to the management agreement.

 Imperial Credit Commercial Asset Management Corporation

  ICCAMC was formed in the third quarter of 1997 and oversees the day-to-day operations of ICCMIC pursuant to a management agreement more fully described in Item 13--"Certain Relationships and Certain Transactions--Relationships with ICCMIC--ICCMIC Management Agreement." For the year ended December 31, 1997, ICCAMC earned $940,000 in management fees pursuant to the management agreement.

 Imperial Capital Group, LLC

  ICG is a majority owned subsidiary formed in July 1997. ICG, together with its subsidiaries Imperial Capital, LLC and Imperial Asset Management, LLC, offer individual and institutional investors financial products and services. Imperial Capital, LLC, is a registered broker/dealer with the United States Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. Imperial Capital, LLC, provides investment opportunities and research to individual and institutional investors, raises private and public capital for middle market companies, and trades debt, equity and asset backed securities. Imperial Asset Management, LLC, is an investment advisor registered with the United States Securities and Exchange Commission, and provides investment management services to high net worth individuals and institutional clients.

  When ICG was initially capitalized in September 1997, the Company's ownership percentage was 80%. Subsequently, on December 5, 1997, the Company's ownership percentage was reduced to 60% in a restructuring of its loan to DRI and the purchase of substantially all of the assets of DRI.

 Southern Pacific Funding Corporation

  SPFC is a publicly traded sub-prime mortgage banking company which originates, purchases and sells high yielding, single family sub-prime mortgage loans. Substantially all of SPFC's loans are secured by first or second mortgages on owner occupied single family residences. The majority of the originated and purchased loans are made to borrowers who do not qualify for or are unwilling to obtain financing from conventional mortgage sources. As of December 31, 1997, ICII owned 9,742,500 shares of SPFC common stock, representing 47.0% of the outstanding common stock of SPFC, which, commencing with the three months ended March 31, 1997, is reflected on the Company's consolidated balance sheet as "Investment in Southern Pacific Funding Corporation" and is accounted for pursuant to the equity method of accounting. ICII's investment in SPFC constituted 3.1% of the Company's total assets and contributed 8.4% of the Company's total revenue for the year ended
December 31, 1997.

 Franchise Mortgage Acceptance Company

  FMC is a publicly traded specialty commercial finance company engaged in the business of originating and servicing loans and equipment leases to small businesses, with a primary focus on established national and regional franchise concepts. More recently, FMC has expanded its focus to include retail energy licensees (service stations, convenience stores, truck stops, car washes and quick lube businesses), funeral homes, cemeteries and golf operating businesses (golf courses and golf practice facilities).

  FMC originates long-term fixed and variable rate loan and lease products and sells such loans and leases either through securitizations or whole loan sales to institutional purchasers on a servicing retained basis. FMC also periodically makes equity investments or receives contingent equity compensation as part of its core lending and leasing business. For the nine months ended September 30, 1997 and year ended December 31, 1996, FMAC originated or acquired $510.8 million and $449.3 million of franchise loans and securitized, $343.8 million and $325.1 million of loans, respectively.

  During the fourth quarter of 1997, FMC completed an initial public offering of its common stock pursuant to which ICII was a selling stockholder. As a result of the Company's participation in the public offering, the Company's percentage ownership of FMC was reduced to 38.4%.

  Consequently, commencing with the quarter ended December 31, 1997, the financial statements of FMC are no longer consolidated with those of ICII. ICII's investment in FMC is reflected on the Company's consolidated balance sheet as "Investment in Franchise Mortgage Acceptance Company" and is accounted for pursuant to the equity method of accounting. ICII's investment in FMAC constituted 2.5% of the Company's total assets as of December 31, 1997.

 Imperial Credit Commercial Mortgage Investment Corporation

  In October 1997, the Company completed a public offering of the common stock of ICCMIC. ICCMIC invests primarily in performing multifamily and commercial loans and mortgage-backed securities. The Company purchased 2,970,000 shares of ICCMIC common stock for $41.4 million in October 1997. In December 1997, the Company purchased an additional 100,000 shares of ICCMIC common stock for $1.5 million. The Company owned 8.9% of the outstanding common stock of ICCMIC as of December 31, 1997.

 Impac Mortgage Holdings, Inc.

  Simultaneously with IMH's initial public offering in November 1995, the Company contributed certain operating assets of ICII's mortgage conduit operations and SPB's warehouse lending operations for 500,000 shares of IMH's common stock. IMH is a publicly traded specialty finance company which operates three businesses: (i) long-term investment operations which invests primarily in nonconforming residential mortgage loans and securities backed by such loans, (ii) warehouse lending operations which provides short-term lines of credit to originators of mortgage loans and (iii) conduit operations, through its affiliate ICIFC, which primarily purchases and sells or securitizes non-conforming mortgage loans. As of September 30, 1997, the Company sold its common stock interests in IMH. However, pursuant to a termination agreement (the "Termination Agreement") entered into in December of 1997, related to the management agreement between ICAI and IMH, the Company received shares of IMH common stock and other consideration as more fully described in "Item 13--Certain Relationships and Certain Transactions-- Relationships with IMH--Other Arrangements and Transactions with IMH."

 Imperial Credit Worldwide, Ltd.

  ICW is a holding company for the Company's international finance activities and is a majority owner of Credito Imperial Argentina, a mortgage banking company conducting residential mortgage business in Argentina.

 LOANS HELD FOR INVESTMENT

  The following table sets forth certain information regarding the Company's loans held for investment. Substantially all of the Company's loans held for investment are held by SPB:

                                           AT DECEMBER 31
                         ------------------------------------------------------
                            1997        1996       1995       1994       1993
                         ----------  ----------  --------  ----------  --------
                                           (IN THOUSANDS)
Loans secured by real
 estate:
One to four family...... $  244,588  $  375,476  $228,721  $  897,494  $ 73,636
Multi-family............     17,261       2,527     7,028      82,004    61,908
Commercial..............      1,085      11,011   133,189      30,287    21,663
                         ----------  ----------  --------  ----------  --------
                            262,934     389,014   368,938   1,009,785   157,207
Leases..................      7,745      99,717     7,297      23,667     2,969
Installment loans.......    154,919      34,248     1,900       4,290        12
Franchise loans.........     62,219     115,910    46,766         --        --
Asset based loans.......    484,832     288,528   154,252         --        --
Commercial loans........    344,882     173,932   110,104       5,882       247
                         ----------  ----------  --------  ----------  --------
                          1,317,531   1,101,349   689,257   1,043,624   160,435
Unearned income.........     (7,850)     (6,336)   (5,217)     (5,900)   (1,406)
Deferred loan fees......     (4,916)     (6,415)   (1,540)     (1,114)   (1,180)
                         ----------  ----------  --------  ----------  --------
                          1,304,765   1,088,598   682,500   1,036,610   157,849
Allowance for loan
 losses.................    (38,047)    (19,999)  (13,729)     (7,054)   (3,254)
                         ----------  ----------  --------  ----------  --------
  Total................. $1,266,718  $1,068,599  $668,771  $1,029,556  $154,595
                         ==========  ==========  ========  ==========  ========

  The Company's loans held for investment are primarily comprised of first and second lien mortgages secured by residential and income producing real property in California, leases secured by equipment, installment loans to consumers, loans to experienced franchisees of national and regional restaurant franchises, asset-based loans to middle market companies mainly in California and syndicated commercial loan participations. As a result, the loan portfolio has a high concentration in the same geographic region. Although the Company has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of California. With respect to loans held for investment at SPB, a decline in California real estate values may adversely affect the underlying loan collateral. In order to reduce the Company's risk of loss on any one credit, the Company has historically sought to maintain a fairly low average loan size within the portfolio of loans held for investment. The average loan size and single largest loan, excluding loans originated by CBC, of the loans originated by and held for investment at SPB at December 31, 1997 and December 31, 1996 were $122,000 and $18.8 million, and $100,000 and $11.0 million, respectively. The largest loan held for investment at December 31, 1997 and December 31, 1996 was a performing real estate loan secured by a first deed of trust.

  Non-performing assets ("NPA's") consist of nonaccrual loans, loans with modified terms, other real estate owned ("OREO") and other repossessed assets. The Company's policy is to place all loans 90 days or more past due on nonaccrual. Any mortgage loans held for sale, originated or acquired as part of the Company's former mortgage banking operations which are held more than 90 days after origination are classified as mortgage loans held for investment and are transferred at the lower of carrying value or market value. Such loans may be unsalable for a variety of reasons, including documentation deficiencies, payment defaults or borrower misrepresentations. The former mortgage banking operations' OREO arises primarily through foreclosure on mortgage loans repurchased from investors, typically due to a breach of representations or warranties. The Company incurred losses of approximately $4.5 million and $5.0 million related to activities of its former mortgage banking operations during the years ended December 31, 1997 and December 31, 1996, respectively. During the years ended December 31, 1997 and 1996, the impact of loans repurchased as the result of borrower misrepresentations was not material. In the fourth quarter of 1997, the Company recorded a provision of $5.4 million for future losses on repurchases of former mortgage banking loans.

  The following table sets forth the amount of NPA's attributable to the Company's former mortgage banking operations and to all of its other lending activities:

                                                                  AT DECEMBER 31,
                   -------------------------------------------------------------------------------------------
                           1997                   1996                   1995                   1994
                   ---------------------- ---------------------- ---------------------- ---------------------
                                 FORMER                 FORMER                 FORMER                FORMER
                   ALL OTHER    MORTGAGE  ALL OTHER    MORTGAGE  ALL OTHER    MORTGAGE  ALL OTHER   MORTGAGE
                    LENDING     BANKING    LENDING     BANKING    LENDING     BANKING    LENDING    BANKING
                   ACTIVITIES  OPERATIONS ACTIVITIES  OPERATIONS ACTIVITIES  OPERATIONS ACTIVITIES OPERATIONS
                   ----------  ---------- ----------  ---------- ----------  ---------- ---------- ----------
                                                              (DOLLARS IN THOUSANDS)
Nonaccrual loans:
 One to four
 family..........  $   27,573   $ 6,874   $   24,711   $19,928   $    2,652   $ 20,990   $  4,012  $    5,697
 Commercial
 property........       5,058       --         3,052       --         1,824        --       2,201         --
 Multi-family
 property........       1,837       --         1,421       --         5,522        --       1,195         --
 Leases and
 installment.....      29,289       --           997       --           --         --         --          --
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total nonaccrual
loans............      63,757     6,874       30,181    19,928        9,998     20,990      7,408       5,697
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
OREO:
 One to four
 family..........       2,552     5,774        6,639     3,508        1,937      4,173      1,217       1,277
 Commercial
 property........       2,526       --         1,200       --           211        --         445         --
 Multi-family
 property........          53       --           867       --           858        --         329         --
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total OREO.......       5,131     5,774        8,706     3,508        3,006      4,173      1,991       1,277
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Loans with
modified terms:
 One to four
 family..........         --        --           800       --           870        --          76         --
 Commercial
 property........         --        --           456       --           --         --         --          --
 Multi-family
 property........         --        --           --        --           --         --         --          --
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total loans with
modified terms...         --        --         1,256       --           870        --          76         --
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Repossessed
property:
 Equipment held
 for sale........       4,437       --           --        --           --         --         --          --
 Repossessed
 vehicles........       4,563       --           --        --           --         --         --          --
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total repossessed
property.........       9,000       --           --        --           --         --         --          --
                   ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total NPAs.......  $   77,888   $12,648   $   40,143   $23,436   $   13,874   $ 25,163   $  9,475  $    6,974
                   ==========   =======   ==========   =======   ==========   ========   ========  ==========
Total loans and
OREO.............  $1,475,920   $24,087   $2,012,704   $40,955   $1,168,783   $869,463   $216,555  $1,094,144
Total NPA's as a
percentage of
loans and OREO...        5.27%    52.51%        1.99%    57.22%        1.19%      2.89%      4.38%       0.64%
                           1993
                   ----------------------
                                FORMER
                   ALL OTHER   MORTGAGE
                    LENDING    BANKING
                   ACTIVITIES OPERATIONS
                   ---------- -----------
Nonaccrual loans:
 One to four
 family..........   $  1,124  $    1,198
 Commercial
 property........      1,481         --
 Multi-family
 property........      1,136         --
 Leases and
 installment.....        --          --
                   ---------- -----------
Total nonaccrual
loans............      3,741       1,198
                   ---------- -----------
OREO:
 One to four
 family..........        189       2,148
 Commercial
 property........        358         --
 Multi-family
 property........        781         --
                   ---------- -----------
Total OREO.......      1,328       2,148
                   ---------- -----------
Loans with
modified terms:
 One to four
 family..........         47         --
 Commercial
 property........        702         --
 Multi-family
 property........        871         --
                   ---------- -----------
Total loans with
modified terms...      1,620         --
                   ---------- -----------
Repossessed
property:
 Equipment held
 for sale........        --          --
 Repossessed
 vehicles........        --          --
                   ---------- -----------
Total repossessed
property.........        --          --
                   ---------- -----------
Total NPAs.......   $  6,689  $    3,346
                   ========== ===========
Total loans and
OREO.............   $120,606  $1,281,313
Total NPA's as a
percentage of
loans and OREO...       5.55%       0.26%

  The following table summarizes certain information regarding the Company's allowance for loan losses and losses on OREO:

                                            YEARS ENDED DECEMBER 31,
                                      -----------------------------------------
                                       1997     1996     1995     1994    1993
                                      -------  -------  -------  ------  ------
                                                 (IN THOUSANDS)
Allowance at beginning of period....  $19,999  $13,729  $ 7,054  $3,255  $1,995
Provision for loan and lease losses.   38,951    9,773    5,450   5,150   2,350
Business acquisitions and bulk loan
 purchases..........................   11,161    4,500    4,320     --      --
Sale of leases......................     (900)     --       --      --      --
Deconsolidation of ICIFC............     (687)     --       --      --      --
Loans charged off...................  (31,053)  (8,326)  (3,106) (1,436) (1,124)
Recoveries on loans previously
 charged off........................      576      323       11      85      34
                                      -------  -------  -------  ------  ------
Net charge-offs.....................  (30,477)  (8,003)  (3,095) (1,351) (1,090)
                                      -------  -------  -------  ------  ------
Allowance at end of period..........  $38,047  $19,999  $13,729  $7,054  $3,255
                                      =======  =======  =======  ======  ======
OREO losses:
  OREO writedowns...................  $ 2,074  $ 3,252  $ 2,085  $  369  $  406
  Loss (gain) on sale of OREO.......    4,453    2,842     (957)   (119)    (62)
                                      -------  -------  -------  ------  ------
    Total OREO losses...............  $ 6,527  $ 6,094  $ 1,128  $  250  $  344
                                      =======  =======  =======  ======  ======

  The percentage of the allowance for loan losses to nonaccrual loans will not remain constant due to the nature of the Company's portfolio of mortgage loans. The collateral for each non-performing mortgage loan is analyzed by the Company to determine potential loss exposure, and in conjunction with other factors, this loss exposure contributes to the overall assessment of the adequacy of the allowance for loan losses. On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan losses.

  In determining the adequacy of the allowance for loan losses, management considers such factors as historical loan loss experience, underlying collateral values, evaluations made by bank regulatory authorities, assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio. Loans deemed by management to be uncollectible are charged to the allowance for loan losses. Recoveries on loans previously charged off are credited to the allowance. Provisions for loan losses are charged to expense and credited to the allowance in amounts deemed appropriate by management based upon its evaluation of the known and inherent risks in the loan portfolio. While management believes that the current allowance for loan losses is sufficient, future additions to the allowance may be necessary.

FUNDING AND SECURITIZATIONS

  The Company's liquidity requirements are met primarily by warehouse lines of credit and repurchase facilities from financial institutions, securitizations, whole loan sales, SPB customer deposits and FHLB borrowings. The Company has also accessed the capital markets through equity and debt offerings.

  As of December 31, 1997, the Company had warehouse lines of credit and commitments and repurchase facilities of $434.6 million. Business operations conducted through divisions of SPB are primarily financed through deposits, capital contributions from ICII to SPB, a warehouse line of credit and FHLB borrowings. At December 31, 1997 and December 31, 1996, SPB had total deposits of approximately $1.2 billion and $1.1 billion, respectively, (excluding deposits of the Company maintained with SPB).

 Repurchase and Warehouse Facilities

  The Company is dependent upon its ability to access repurchase facilities and warehouse lines of credit in order to fund new originations and purchases. The Company had various warehouse lines and reverse repurchase facilities available as follows at December 31, 1997:

                         INTEREST                            INDEX
                           RATE   COMMITMENT OUTSTANDING (BASIS POINTS) EXPIRATION DATE
                         -------- ---------- ----------- -------------- ---------------
                                             (DOLLARS IN THOUSANDS)
Greenwich Capital
 Financial (AMN)........   7.25%   $125,000   $ 20,058   Libor plus 125  March 10, 1998
Donaldson, Lufkin and
 Jenrette (Corona Film
 Finance Fund)..........   5.85      79,591     79,591   Fixed rate     January 7, 1998
CoreStates Bank, N.A.
 (IBC)..................   8.17      30,000     10,192   Libor plus 220 October 6, 1998
Morgan Stanley (SPB)....   6.51     200,000     35,000   Libor plus 50  October 1, 1998
                                   --------   --------
                           6.37    $434,591   $144,841
                                   ========   ========

 Securitizations of Assets

  As a fundamental part of its business and financing strategy, the Company has sold substantially all of its loans and leases through securitization, except for loans held for investment by SPB. The Company believes that securitizations provide it with greater operating leverage and a reduced cost of funds. In a securitization, the Company sells loans or leases that it has originated or purchased to a trust or special purpose entity for a cash purchase price and an interest in the loans or leases securitized. The cash price is raised through an offering of pass-through certificates by the trust or special purpose entity. Following the securitization, the purchasers of the pass-through certificates receive the principal collected and the investor pass-through interest rate on the principal balance of the loans or leases, while the Company receives the balance of the cash flows generated by the securitized assets in the form of principal and interest on any subordinate bonds or residual interests retained. These cash flows represent the excess cash flow collected after credit losses on loans or leases sold over the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee and, where applicable, an insurance fee related to such loans or leases over the life of the loans or leases.

  Each loan or lease securitization may have specific credit enhancement requirements in the form of overcollateralization which must be met before the Company receives cash flows due. As the securitized assets generate cash flows, they may be used to pay down the balance of the pass-through certificates until such time as the ratio of securitized assets to pass-through certificates reaches the overcollateralization requirement specified in each securitization. This overcollateralization amount is carried on the balance sheet as retained interest in loan and lease securitizations. After the overcollateralization requirement and the other requirements specified in the pooling and servicing agreement have been met, the Company begins to receive principal and interest on any subordinate bonds or residual interests retained.

  A substantial portion of the Company's gross income is recognized as gain on sales of loans or leases, which represent the present value of the estimated cash flows on the subordinate bonds or residual interests retained, less origination and underwriting costs. The Company may retain interests in loan and lease securitizations in the form of subordinate bonds or residual interests, which represent interests in the trust or special purpose entity to which such loans or leases have been sold.

  The Company recognizes such gain on sale of loans or leases in the year in which such loans or leases are sold, although cash (representing the principal and interest on any retained subordinate bonds or residual interests in loan and lease securitizations) is received by the Company over the life of the loans or leases. Concurrent with recognizing such a gain on sale, the Company records any subordinate bonds or residual interests as an asset on its consolidated balance sheet.

  The capitalized balance of any subordinate bonds or residual interest is determined by computing the present value of the excess of the weighted average coupon on the loans or leases sold over the sum of: (i) the coupon in the pass-through certificates, (ii) a base servicing fee paid to the loan or lease servicer and (iii) expected losses to be incurred on the portfolio of loans or leases sold, and considering prepayment assumptions.

  Prepayment assumptions are based on recent evaluations of the actual prepayments of the Company's servicing portfolio or on market prepayment rates on new portfolios and consideration of the current interest rate environment and its potential impact on prepayment rates.

  The cash flows expected to be received by the Company, net of expected losses, are then discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on a financial instrument with similar characteristics. Expected losses are discounted using a rate equivalent to the risk-free rate for securities with a duration similar to that estimated for the underlying loans or leases sold. The excess cash flows may only be available to the Company to the extent that there is no impairment of the credit enhancements established at the time the loans or leases are sold. Interest-only and residual certificates in securitizations of mortgage loans retained by the Company are held as trading securities and are adjusted to their respective market value quarterly with corresponding charges and credits made to income in the adjustment period. Subordinate bonds retained by the Company are held as either trading or available for sale securities in accordance with the Company's investment objectives.

  To the extent that actual results are different from the cash flows the Company estimated, the Company's subordinate bonds, interest-only certificates or residual interest will be adjusted quarterly with corresponding charges made against income in that period. Upon completion and analysis of the carrying values of the Company's subordinate bonds, interest-only certificates or residual interest during 1996, the Company wrote down the balance of such assets by $4.7 million. Any similar future charge against income may have a material adverse effect on the Company's results of operations. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

  On the Company's consolidated balance sheet, securitization-related assets such as capitalized excess servicing fees receivable, subordinate bonds, interest-only certificates and residual interests are reduced as cash is received by the trust or special purpose entity holding the loans or leases pooled and sold. Although the Company believes that it has made reasonable assumptions, on a pool-by-pool basis, of its securitization-related assets likely to be realized, it should be recognized that the rates of prepayment and default or other assumptions utilized by the Company represent estimates. Actual experience may vary from these estimates.

  At December 31, 1997 and December 31, 1996, the Company's consolidated balance sheet reflected retained interest in loan and lease securitizations of $43.1 million and $49.5 million, respectively. At December 31, 1997 and December 31, 1996, the Company's consolidated balance sheet reflected capitalized excess servicing fees receivable of $0 and $23.1 million, respectively. Retained interest in loan and lease securitizations and capitalized excess servicing fees receivable are computed using prepayment, default, discount rate and interest rate assumptions that the Company believes market participants would use for similar instruments at the time of sale. There is no liquid market for these assets; therefore, no assurance can be given that all or any portion of these assets could be sold at their stated value on the consolidated balance sheet.

  During the year ended December 31, 1997, the Company completed five loan and lease securitizations totaling $919.1 million. Multi-family and commercial mortgage loans totaled $203.1 million, franchise loans totaled $343.8 million, equipment leases totaled $213.6 million and auto loans totaled $158.6 million.

  The following table sets forth the securitizations effected by the Company since inception:

                                                                    PRINCIPAL
                                                                     AMOUNT
 ISSUE DATE                      ISSUANCE NAME                     SECURITIZED
 ----------                      -------------                    -------------
                                                                  (IN MILLIONS)
 December 1994  Prudential Securities 1994-6...................     $   45.5
 March 1995     Prudential Securities 1995-1...................         95.5
 June 1995      Southern Pacific Secured Assets Corp. ("SPSAC")
                 1995-1........................................         55.3
 August 1995    Second delivery of SPSAC 1995-1................         20.0
 August 1995    Donaldson, Lufkin & Jenrette ("DLJ") 1995-4....        290.9
 September 1995 SPSAC 1995-2...................................        261.7
 November 1995  DLJ 1995-5.....................................         98.3
 November 1995  Second delivery of SPSAC 1995-2................         28.0
 December 1995  Third delivery of SPSAC 1995-2.................          2.3
 December 1995  Franchise Loan Receivables Trust ("FLRT") 1995-
                 B.............................................        105.2
 March 1996     SPSAC 1996-1...................................        102.4
 June 1996      SPSAC 1996-2...................................        130.0
 June 1996      FLRT 1996-A....................................        167.4
 July 1996      Second delivery of SPSAC 1996-2................         40.0
 August 1996    SPSAC 1996-3...................................        150.0
 September 1996 Southern Pacific Thrift and Loan 1996 C-1......        277.0
 October 1996   Second delivery of SPSAC 1996-3................         50.0
 December 1996  SPSAC 1996-4...................................        185.0
 December 1996  FLRT 1996-B....................................        157.7
 March 1997     IBCI 1997-1....................................         84.6
 June 1997      Southern Pacific Thrift and Loan 1997 C-1......        203.1
 June 1997      FMAC 1997-A....................................        158.6
 September 1997 FMAC 1997-B....................................        185.2
 December 1997  AMN 1997.......................................        158.6
                                                                    --------
                Total(1).......................................     $3,052.3
                                                                    ========

--------

(1) Excludes IBC's monthly deliveries to CAPMAC and CNAI securitization vehicles totaling $129.0 million and $87.0 million for the years ended December 31, 1997 and 1996, respectively.

 SPB Deposits

  SPB obtains its funds from depositors by issuing FDIC insured passbook accounts and term certificates of deposit. SPB solicits both individual and institutional depositors for new accounts through print advertisements and computerized referral networks. SPB currently maintains two deposit gathering facilities in Southern California. At such facilities, tellers provide banking services to customers such as accepting deposits and permitting withdrawals. However, customers are not offered check writing services or offered demand deposit accounts. Generally, certificates of deposit are offered for terms of one to 12 months. See "--Regulation--Thrift and Loan Operations--Limitations on Types of Deposits" for a description of limitations on types of deposits that SPB, as a thrift and loan, can accept.

  The following table sets forth the distribution of SPB's deposit accounts (prior to intercompany elimination), and the weighted average nominal interest rates on each category of deposits:

                             AT DECEMBER 31, 1997         AT DECEMBER 31, 1996
                         ---------------------------- ----------------------------
                                             WEIGHTED                     WEIGHTED
                                             AVERAGE                      AVERAGE
                                      % OF   INTEREST              % OF   INTEREST
                           AMOUNT   DEPOSITS   RATE     AMOUNT   DEPOSITS   RATE
                         ---------- -------- -------- ---------- -------- --------
                                          (DOLLARS IN THOUSANDS)
Passbook accounts....... $   62,274    5.2%    4.81%  $   47,890    4.5%    4.73%
Time deposits of less
 than $100,000..........    891,102   74.9     6.00      803,556   74.9     5.84
Time deposits of
 $100,000 and over......    236,465   19.9     5.81      220,820   20.6     5.74
                         ----------  -----     ----   ----------  -----     ----
  Total................. $1,189,841  100.0%    5.80%  $1,072,266  100.0%    5.77%
                         ==========  =====     ====   ==========  =====     ====

  The following table sets forth the dollar amount of deposits by time remaining to maturity:

                                           AT DECEMBER 31,     AT DECEMBER 31,
                                                1997                1996
                                         ------------------- -------------------
                                                      % OF                % OF
                                           AMOUNT   DEPOSITS   AMOUNT   DEPOSITS
                                         ---------- -------- ---------- --------
                                                 (DOLLARS IN THOUSANDS)
Three months or less.................... $  449,414   37.8%  $  404,565   37.7%
Over three months through six months....    296,512   24.9      279,397   26.1
Over six months through twelve months...    357,326   30.0      311,862   29.1
Over twelve months......................     86,589    7.3       76,442    7.1
                                         ----------  -----   ----------  -----
  Total................................. $1,189,841  100.0%  $1,072,266  100.0%
                                         ==========  =====   ==========  =====

  Interest expense associated with certificates of deposit of $100,000 and over was approximately $15.6 million, $13.6 million and $15.4 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  Since December 31, 1991, SPB has increased its deposits as necessary so that deposits together with cash, liquid assets, FHLB borrowings and warehouse borrowings, have been sufficient to provide SPB funding for its lending activities. The weighted average interest rate of the deposit accounts was 5.80% at December 31, 1997 as compared to 5.77% at December 31, 1996 and 5.54% at December 31, 1995.

  The Company believes that SPB's local marketing strategies, as well as its utilization of domestic money markets, have been the basis by which SPB has been able to acquire new deposits at levels consistent with management's financial targets. Certain levels of growth of SPB's assets and deposits require notice to the FDIC.

  As an additional source of funds, SPB was approved in 1991 to become a member of the FHLB. Currently, SPB is approved for borrowings from the FHLB pursuant to a secured line of credit that is automatically adjusted subject to applicable FHLB regulations and available pledged collateral. At December 31, 1997, $45.0 million was outstanding bearing an average interest rate of 6.71%.

  As a second additional source of funds, SPB had available a $200 million secured line of credit from Morgan Stanley, that is automatically adjusted subject to applicable available collateral. At December 31, 1997, $35.0 million was outstanding bearing an average interest rate of 6.51%.

COMPETITION

  The businesses in which the Company operates are highly competitive. The Company faces significant competition from other commercial and consumer finance lenders, commercial banks, credit unions, thrift institutions and securities firms, among others. Many of these competitors are substantially larger and have more capital and other resources than the Company.

  Competition can take many forms, including convenience in obtaining a loan or lease, customer service, marketing and distribution channels and interest rates charged to borrowers. In addition, the current level of gains realized by the Company and its competitors on the sale of their loans and leases could attract additional competitors into these markets, with the possible effect of lowering gains that may be realized on the Company's future loan and lease sales.

  Wholesale originations are expected to remain a significant part of the Company's loan and lease production programs. As a wholesale purchaser of loans and leases, the Company is exposed to fluctuations in the volume and cost of wholesale loans and leases resulting from competition with other purchasers of such loans and leases, market conditions and other factors.

  Management believes that SPB's most direct competition for deposits comes from savings and loan associations, other thrift and loan companies, commercial banks and credit unions. The Company's cost of funds fluctuates with general market interest rates. During certain interest rate environments, additional significant competition for deposits may be expected from corporate and governmental debt securities as well as money market mutual funds.

REGULATION

  The Company's businesses are subject to extensive regulation in the United States at both the federal and state level. In the Company's home equity loan and financing businesses, regulated matters include loan origination, credit activities, maximum interest rates, finance and other charges, disclosure to customers, the terms of secured transactions, the collection, repossession and claims handling procedures utilized by the Company, multiple qualification and licensing requirements for doing business in various jurisdictions, and other trade practices. As a part of the financing and asset securitization business, the Company is required to register as a broker-dealer with certain Federal and state securities regulatory agencies and is a member of the NASD.

 Truth in Lending

  The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions, including loans of the type originated by the Company. The Company believes that it is in compliance with TILA in all material respects. The enforcement provisions applicable to TILA grant broad powers to the appropriate federal regulatory agencies or the Federal Trade Commission to enforce TILA with respect to those entities not otherwise subject to federal regulations, such as the Company. TILA also contains criminal penalties for wilful violations and grants a private right of action with specified statutory damage awards for certain violations. If the Company were found not to be in compliance with TILA with respect to certain loans, aggrieved borrowers could have the right to rescind their mortgage loan transactions and to demand the return of finance charges paid to the Company, and other damages provided under TILA. The Board of Governors of the Federal Reserve System recently amended Regulation Z to add rescission "tolerances" to the rule to limit the rule's rescission remedy to disclosure inaccuracies of the finance charge which amount to over one percent of the face amount of the note. The new rule also implements amendments to TILA which provide for rescission after the initiation of foreclosure proceedings under certain circumstances.

  TILA applies to all individuals and businesses that regularly extend consumer credit which is subject to a finance charge or is payable by a written agreement in more than four installments and is primarily for personal, family or household purposes. As such, TILA is applicable to the Company and its subsidiaries. Generally, TILA requires a creditor to make certain disclosures to the consumer concerning, among other things, finance charges and annual percentage rates. In addition to these general requirements, TILA also requires additional disclosures in connection with certain types of mortgage loans.

  These additional disclosure requirements apply to loans (other than mortgage loans to finance the acquisition or initial construction of a dwelling) with
(i) total points and fees upon origination in excess of eight percent of the loan amount or $400, whichever is greater or (ii) an annual percentage rate of more than ten percentage points higher than comparably maturing United States Treasury securities ("Covered Loans"). Effective January 1, 1998, the $400 figure was adjusted by the Board of Governors of the Federal Reserve System to $435 until December 31, 1998, in accordance with Regulation Z. These TILA provisions prohibit lenders from originating Covered Loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan.

  The Company believes that only a small portion of loans originated after October 1995 (the effective date of the requirements) are of the type that, unless modified, are prohibited by TILA. It is the Company's policy to apply to all Covered Loans underwriting criteria that take into consideration the borrower's ability to repay.

  TILA also prohibits lenders from including prepayment fee clauses in Covered Loans to borrowers except in cases in which the penalty can be exercised only during the first five years following consummation of the loan, the consumer's total monthly debt-to-income ratio does not exceed 50% and the Covered Loans are not used to refinance existing loans originated by the same lender. The Company will continue to collect prepayment fees on loans originated prior to October 1995 (the effective date of the prepayment provision of TILA) and on non-Covered Loans, as well as on Covered Loans in permitted circumstances, but the level of prepayment fee revenue may decline in future years. TILA imposes other restrictions on Covered Loans, including restrictions on balloon payments and negative amortization features, which the Company does not believe will have a material impact on its operations.

 Other Lending Laws

  The Company and its subsidiaries are also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on the basis of race, color, religion, sex, age or marital status. The ECOA also prohibits discrimination in the extension of credit based on the fact that all or part of the applicant's income derives from a public assistance program or the fact that the applicant has in good faith exercised any right under the Consumer Credit Protection Act. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970 ("FERA"), as amended, requires lenders to supply the applicant with the name and address of the reporting agency; the FERA also imposes other reporting and disclosure requirements on creditors. The Company is also subject to the Real Estate Settlement Procedures Act of 1974, as amended, and is required to file an annual report with the Department of Housing and Urban Development pursuant to the Home Mortgage Disclosure Act.

  In addition, the Company is subject to various other Federal and state laws, rules and regulations governing, among other things, the licensing of, and procedures which must be followed by, mortgage lenders and servicers, and disclosures which must be made to consumer borrowers. Failure to comply with such laws may result in civil and criminal liability and may, in some cases, give consumer borrowers the right to rescind their mortgage loans and to demand the return of finance charges paid to the Company.

  In addition, certain of the loans originated or purchased by the Company, such as Title I home improvement loans, are insured by an agency of the Federal government. Such loans are subject to extensive government regulation.

 Environmental Liability

  In the course of its business, the Company may foreclose on properties securing loans that are in default. There is a risk that hazardous or toxic substances or petroleum constituents could be on such properties.

  In such event, it is possible that the Company could be held responsible for the cost of cleaning up or removing such waste depending upon the lender's activities, and such cost could exceed the value of the underlying properties.

  Under the laws of certain states, contaminated property may be subject to a lien on the property to assure payment for cleanup costs. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest.

  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may become liable for cleanup of a property and adjacent properties that are contaminated by releases from the mortgaged property if the lender engages in certain activities.

  In 1996 CERCLA was amended to eliminate federal lender liability under CERCLA in certain circumstances, including foreclosure if the lender resells the property at the earliest practicable, commercially reasonable time on commercially reasonable terms. In addition, the amendments defined the term participation in management, which provided some guidance to lenders about the nature of activities that would and would not give rise to liability under CERCLA. These amendments do not apply to state Superfund laws. Also, foreclosure and other activities on contaminated property may subject a lender to state tort liability.

 Future Laws

  Because each of the Company's businesses is highly regulated, the laws, rules and regulations applicable to the Company are subject to modification and change. There are currently proposed various laws, rules and regulations which, if adopted, could impact the Company. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations will not be adopted in the future which could make compliance more difficult or expensive, restrict the Company's ability to originate, broker, purchase or sell loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated, brokered, purchased or sold by the Company, or otherwise adversely affect the business or prospects of the Company.

THRIFT AND LOAN OPERATIONS

  SPB is subject to regulation, supervision and examination under both Federal and California law. SPB is subject to supervision and regulation by the California Department of Financial Institutions (the "DFI") and by the FDIC. In states other than California where SPB operates loan production offices, SPB may be subject to certain state and local laws, including those governing qualifications to do business. Neither the Company's mortgage banking operations nor SPB's thrift business is regulated or supervised by the Office of Thrift Supervision, which regulates savings and loan institutions. ICII is not directly regulated or supervised by the DFI, the FDIC, the Federal Reserve Board or any other bank regulatory authority, except with respect to the general regulatory and enforcement authority of the DFI and the FDIC over transactions and dealings between ICII or any of its other subsidiaries and SPB, and except with respect to both the specific limitations regarding ownership of the capital stock of a parent company of any thrift and loan association and the specific limitations regarding the payment of dividends from SPB discussed below.

 General

  SPB is governed by the California Industrial Loan Law and the rules and regulations of the DFI that, among other things, regulate in certain limited circumstances the maximum interest rates payable on, and the terms of, certain thrift deposits as well as the collateral requirements, maximum maturities and repayment terms of the various types of loans that are permitted to be made by California chartered industrial loan companies, also known as thrift and loan companies or thrifts. As SPB's primary regulator, the DFI has broad supervisory and enforcement authority with respect to SPB and its subsidiaries. The enforcement authority of the DFI over thrift and loan companies includes the ability to impose penalties for and to seek correction of violations of laws or

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


regulations or unsafe or unsound practices by assessing monetary penalties, issuing cease and desist or removal and prohibition orders against a company, its directors, officers or employees and other persons, initiating injunctive actions or even taking possession of the business and property of a thrift and loan company. In general, such enforcement actions may be initiated for violations of laws, regulations, cease and desist orders or the thrift and loan company's articles of incorporation or for unsafe or unsound conditions or practices. Certain provisions of the California Industrial Loan Law also provide for the institution of civil or criminal actions against thrift and loan companies and their officers, directors, employees and affiliates with respect to violations of the law and related regulations.

  SPB's investment certificates (hereinafter referred to as "deposits") are insured by the Bank Insurance Fund of the FDIC to the full extent permissible by law. As an insurer of deposits, the FDIC issues regulations, conducts examinations, requires the filing of reports and generally regulates the operations of institutions to which it provides deposit insurance. SPB is subject to the rules and regulations of the FDIC to the same extent as other state financial institutions that are insured by that entity. This regulation is intended primarily for the protection of depositors, and to ensure services for the public's convenience and advantage and to ensure the safety and soundness of the regulated institution. Either notice to or approval by the FDIC and the DFI is required before any merger, consolidation or change in control, or the establishment, relocation or closure of a branch office of SPB. However, only the DFI's approval is required to establish a loan production office limited to the solicitation of loans. After January 1, 1998, notice of intent to establish a branch office is required rather than application for approval, subject to order or regulation of the DFI.

  The FDIC, as insurer of SPB's deposits, also has broad enforcement authority over and other insured state-chartered thrift and loan companies, including the power in appropriate circumstances to issue cease-and-desist orders and removal and prohibition orders and to terminate the insurance of their insured accounts. The FDIC is required to notify the DFI of its intent to take certain types of enforcement actions with respect to a California chartered, FDIC-insured thrift and loan company and of the grounds therefor. If satisfactory corrective action is not effectuated within an appropriate time, the FDIC may proceed with its enforcement action. The FDIC may also terminate the deposit insurance of any insured depository institution if it determines that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed by in writing by the FDIC. The DFI also has the authority, independent of the FDIC, to issue cease and desist orders, impose operating restrictions, and take other actions to assure the safety and soundness of the institution.

  In September 1996, President Clinton signed into law, as part of a 1997 omnibus spending bill, the Economic Growth and Regulatory Paperwork Reduction Act of 1996, which simplifies and streamlines across a broad spectrum the regulation of federally-insured depository institutions in diverse areas including consumer credit, truth-in-lending, real estate residential lending, regulatory applications, branching, disclosures and advertising, regulatory examinations, insider lending and lender and fiduciary exposure for environmental contamination under the Comprehensive Environmental Response, Compensation and Liability Act (i.e., "Superfund" liability) and the Solid Waste Disposal Act, and the elimination (after five years) of civil liability under the Truth in Savings Act.

  The FDIC and DFI completed a joint examination of SPB for the period ended April 14, 1997. As a result of the examination, the FDIC terminated a memorandum of understanding, dated September 16, 1996 ("MOU"), acknowledging that SPB had sufficiently satisfied most of the provisions of the MOU.

  As part of the agreement for terminating the MOU, SPB's board of directors adopted a resolution to address the issues remaining in the MOU, which include
(i) corrective actions to remedy the violations of law and regulations in the FDIC's and DFI's most recent reports of examination and as were reflected in the MOU, (ii) review by management of all existing written policies and procedures, and enhancement and augmentation of them, so as to assure continued compliance with all applicable federal and state laws and regulations, (iii) development of additional staff training to assure continued compliance with federal and state laws and regulations by all appropriate personnel, and (iv) senior management periodic updates to the board of directors on all progress made with respect to these matters.

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


  The FDIC examination report also noted certain violations of applicable law and regulations for which SPB is required to take remedial action. The FDIC has the authority to take a variety of informal and formal remedial and other enforcement actions with regard to violations of law, and unsafe and unsound banking practices, including, among other things, the institution of proceedings or actions imposing or seeking memoranda of understanding, cease and desist orders, injunctions, criminal or civil penalties, removal from office or the revocation of SPB's charter. Although the Company does not believe that an enforcement action is warranted under the circumstances, any such enforcement could have a material adverse effect on the Company.

 Limitations on Investments

  Subject to restrictions imposed by California law, SPB is permitted to make secured and unsecured consumer and non-consumer loans. The maximum term for repayment of loans made by thrift and loan companies may be as long as 40 years and 30 days depending upon collateral and priority of the lender's lien on the collateral, except that loans with repayment terms in excess of 30 years and 30 days may not in the aggregate exceed five percent of total outstanding loans and obligations of the thrift. Although secured loans may generally be repayable in unequal periodic payments during their respective terms, consumer loans secured by real property with terms in excess of three years must be repayable in substantially equal periodic payments unless such loans were made or purchased by the thrift and loan under the Garn-St. Germain Depository Institutions Act of 1982 (which applies primarily to one to four unit residential loans).

  California law limits lending activities outside of California by thrift and loan companies to no more than 20% of total assets or 40% with the approval of the DFI. California law contains requirements for the diversification of the loan portfolios of thrift and loan companies. A thrift and loan with outstanding deposits may not, among other things: (i) place more than 25% of its loans or other obligations in loans or obligations that are secured only partially, but not primarily, by real property (which restriction is repealed effective January 1, 1998); (ii) make any loan secured primarily by improved real property that exceeds 20% of its paid-up and unimpaired capital stock and surplus not available for dividends; (iii) make any loan secured primarily by unimproved real property in an amount in excess of 10% of its paid up and unimpaired capital stock and surplus not available for dividends; (iv) lend an amount in excess of five percent of its paid-up and unimpaired capital stock and surplus not available for dividends upon the security of the stock of any one corporation; (v) make loans to, or hold the obligations of, any one person as primary obligor in an aggregate principal amount exceeding 20% of its paid-up and unimpaired capital stock and surplus not available for dividends; (vi) have more than 70% of its total assets in loans that have remaining terms to maturity in excess of seven years (as defined) and are secured solely or primarily by real property; and (vii) have more than 40% of its loans to borrowers who do not reside in or have a place of business in the state of California; provided, however, that certain loans that are sold within 90 days are excluded from the portfolio limitations described in (vi) and (vii). SPB had paid-up and unimpaired capital stock and surplus not available for dividends of $125.0 million and $80.5 million at December 31, 1997 and 1996, respectively.

  At December 31, 1997 and 1996, SPB was in compliance with its California investment law restrictions. SPB originates and holds a portion of the Company's loans held for sale, of which a majority have a maturity of greater than seven years. SPB believes that it will be able to continue to meet its requirements by managing the types of loans originated and where the loans are domiciled.

  Under California law, thrift and loan companies are generally limited to investments that are legal investments for commercial banks. A thrift and loan company may acquire real property only in satisfaction of debts previously contracted, pursuant to certain foreclosure transactions, or as may be necessary as premises for the transaction of its business, in which case such investment is limited to one-third of a thrift and loan's paid-in capital stock and surplus not available for dividends.

  Effective January 1, 1997, as a result of changes in the California Industrial Loan Law passed in 1996, SPB may invest in the capital stock, obligations, or other securities of one or more corporations, subject to rules or orders prescribed by the DFI, if such investment would be lawful for commercial banks. California chartered commercial banks may invest in equity securities of one or more subsidiary corporations upon receiving authorization from the DFI.

  Under federal law, SPB is considered an insured state bank, and as such, it may make any equity investment, including an investment in the equity securities of an operating subsidiary, that is permissible for a national bank.

  Operating subsidiaries include corporations, limited liability companies or similar entities. In turn, operating subsidiaries of national banks may engage in activities that are part of, or incidental to the business of banking, as determined by the Office of the Comptroller of the Currency (the "OCC").

 Transactions With Affiliates

  Under California law, a thrift and loan generally may not make any loan to, or hold an obligation of, any of its directors or officers or any director or officer of its holding company or affiliates, except in specified cases and subject to regulation by the DFI. In addition, a thrift and loan may not make any loan to, or hold an obligation of, any of its shareholders or any shareholder of its holding company or affiliates, except that this prohibition does not apply to persons who own less than 10% of the stock of a holding company or an affiliate that is listed on a national securities exchange. As a result of these requirements, SPB may not make loans to ICII or other affiliates or purchase a contract, loan or chose in action of ICII or other affiliates other than subsidiaries of SPB. Exemptions from these restrictions are available for: (i) purchase of loans from affiliates which are licensed mortgage brokers (such as ICII) or other certain types of licensed lenders, subject to prior approval of the DFI; (ii) purchase of loans pursuant to a sale and repurchase agreement. However, these purchases would be subject to strict limitations under federal law.

  Federal law also limits transactions between SPB and its affiliates. Generally, such transactions must be on terms and under conditions, including credit standards, that are substantially the same, or at least as favorable to SPB, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. In addition, SPB is prohibited from engaging in "covered transactions" with an affiliate if the aggregate amount of such transactions with any one affiliate would exceed 10% of SPB's capital stock and surplus, or in the case of all affiliates, if the aggregate amount of such transactions exceeds 20% of SPB's capital stock and surplus. "Covered transactions" include loans or extensions of credit to an affiliate, a purchase of or investment in securities issued by an affiliate, a purchase of assets from an affiliate (subject to certain exemptions), the acceptance of securities issued by an affiliate as collateral security for a loan or extension of credit to any person or company, or the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. For certain "covered transactions," collateral requirements in specified amounts will be applicable. SPB also is prohibited from purchasing low-quality assets from its affiliates, except under limited circumstances. SPB engages in many transactions which involve its affiliates, including ICII and its other subsidiaries. As such, many of the transactions between the Company and SPB are subject to federal and state affiliate transaction regulations. Further, under federal law, a transaction by SPB with any person shall be deemed to be a transaction with an affiliate to the extent that the proceeds of the transaction are used for the benefit of, or transferred to that affiliate.

  The term "affiliate" excludes any company other than a bank, that is a subsidiary of SPB, unless the FDIC has determined by regulation or order not to exclude such subsidiary. Absent such determination, transactions conducted between SPB and its non-bank subsidiaries would not be subject to the amount limitations and collateral requirements under federal law. This exemption, however, is unavailable for transactions between a bank and a subsidiary that engages in activities not permissible for the parent depository institution.


  Under the California Industrial Loan Law, unless the DFI has issued a permit authorizing such sale, it is unlawful for SPB to offer or sell any security in an issuer transaction which offer or sale is subject to applicable provisions of the California Corporate Securities Act of 1968, as amended. Effective July 1, 1997, any offer to an affiliate or institutional or registered investor under the California Corporate Securities Act of 1968, as amended, is exempt from the permit requirement, subject to certain conditions. (See "--Recent Legislation")

  The DFI, however, has authority to exempt any such transaction which the DFI determines is not comprehended within the purposes of the qualification requirements and which the DFI finds not necessary or appropriate in the public interest or for the protection of investors. The DFI also has authority to impose conditions in any permit, including legends restricting transferability, impounding proceeds, or other conditions deemed reasonable and necessary in the public interest.

 Capital; Limitations on Borrowings

  Under California law, a thrift and loan is subject to certain leverage limitations that are not generally applicable to commercial banks or savings and loan associations. In particular, a thrift and loan institution that has been in operation in excess of 60 months may have outstanding at any time deposits not to exceed 20 times paid-up and unimpaired capital and surplus as restricted in its by-laws as not available for dividends, with the exact limitation subject to order by the DFI. The DFI has issued an order to SPB authorizing the maximum 20 times leverage standard.

  Thrift and loan companies are not permitted to borrow, except by the issuance of investment certificates, in an amount exceeding 300% of outstanding capital stock, surplus and undivided profits, without the DFI's prior consent. All sums borrowed in excess of 150% of outstanding capital stock, surplus and undivided profits must be unsecured borrowings or, if secured, approved in advance by the DFI, and be included as certificates of deposit for purposes of computing the above ratios; however, collateralized FHLB advances are excluded for this test of secured borrowings and are not specifically limited by California law.

  In 1989, the FDIC and the other federal regulatory agencies adopted final risk-based capital adequacy standards applicable to financial institutions like SPB whose deposits are insured by the FDIC. These guidelines provide a measure of capital adequacy and are intended to reflect the degree of risk associated with both on and off balance sheet items, including residential loans sold with recourse, legally binding loan commitments and standby letters of credit. Under these regulations, financial institutions such as SPB are required to maintain capital to support activities that in the past did not require capital. Because ICII, unlike SPB, is not directly regulated by any bank regulatory agency, it is not subject to any minimum capital requirements. See "--Holding Company Regulations."

  A financial institution's risk-based capital ratio is calculated by dividing its qualifying capital by its risk-weighted assets. Financial institutions generally are expected to meet a minimum ratio of qualifying total capital to risk-weighted assets of 8%, of which at least 50% of qualifying total capital must be in the form of core capital (Tier 1), which includes common stock, noncumulative perpetual preferred stock, minority interests in equity capital accounts of combined subsidiaries and allowed mortgage servicing rights less all intangible assets other than allowed mortgage servicing rights and purchased credit card relationships, subject to certain amount limitations. Supplementary capital (Tier 2) consists of the allowance for loan losses up to 1.25% of risk-weighted assets, cumulative preferred stock, intermediate-term preferred stock, hybrid capital instruments and term subordinated debt. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to 100% of Tier 1 capital (after any deductions for disallowed intangibles).

  The aggregate amount of term subordinated debt and intermediate term preferred stock that may be treated as Tier 2 capital is limited to 50% of Tier 1 capital. Certain other limitations and restrictions apply as well. At December 31, 1997, the Tier 2 capital of SPB consisted of its allowance for loan losses and $35.0 million in term subordinated indebtedness.

  The FDIC has adopted a 3% minimum leverage ratio that is intended to supplement risk-based capital requirements and to ensure that all financial institutions, even those that invest predominantly in low risk assets, continue to maintain a minimum level of core capital. A financial institution's minimum leverage ratio is determined by dividing its Tier 1 capital by its quarterly average total assets, less intangibles not includable in Tier 1 capital.

  The FDIC rules provide that a minimum leverage ratio of 3% is required for institutions that have been determined to be in the highest category used by regulators to rate financial institutions. All other organizations are required to maintain leverage ratios of at least 100 to 200 basis points above the 3% minimum. At December 31, 1997, SPB was in compliance with all of its capital requirements.

 Prompt Corrective Action

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires the federal banking regulators to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. In response to this requirement, the FDIC adopted final rules based upon FDICIA's five capital tiers. The FDIC's rules provide that an institution is "well capitalized" if its risk-based capital ratio is 10% or greater; its Tier 1 risk-based capital ratio is 6% or greater; its leverage ratio is 5% or greater; and the institution is not subject to a capital directive of a federal bank regulatory agency. A bank is "adequately capitalized" if its risk-based capital ratio is 8% or greater; its Tier 1 risk-based capital ratio is 4% or greater; and its leverage ratio is 4% or greater (3% or greater for the highest rated institutions).

  An institution is considered "undercapitalized" if its risk-based capital ratio is less than 8%; its Tier 1 risk-based capital ratio is less than 4%, or its leverage ratio is 4% or less (less than 3% for the highest rated institutions). An institution is "significantly undercapitalized" if its risk-based capital ratio is less than 6%; its Tier 1 risk-based capital ratio is less than 3%; or its leverage ratio is less than 3%. A bank is deemed to be "critically undercapitalized" if its ratio of tangible equity (Tier 1 capital) to total assets is equal to or less than 2%. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it engages in unsafe or unsound banking practices. Under this standard, SPB is currently "well capitalized"; this classification, however, is a regulatory capital classification used for internal regulatory purposes, and is not necessarily indicative of SPB's financial condition and operations.

  Undercapitalized institutions are required to submit a capital restoration plan for improving capital. In order to be accepted, such plan must include a financial guaranty from the institution's holding company that the institution will return to capital compliance. If such a guarantee were deemed to be a commitment to maintain capital under the Federal Bankruptcy Code, a claim for a subsequent breach of the obligations under such guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party general unsecured creditors of the holding company. Undercapitalized institutions: are prohibited from making capital distributions or paying management fees to controlling persons; may be subject to growth limitations; are restricted from ongoing acquisitions, branching and entering into new lines of business, and transactions with affiliates; and are limited to the appointment of additional directors or senior executive officers. Finally, the institution's regulatory agency has discretion to impose certain of the restrictions generally applicable to significantly undercapitalized institutions.

  In the event an institution is deemed to be significantly undercapitalized, it may be required to: sell stock; merge or be acquired; restrict transactions with affiliates; restrict interest rates paid; divest a subsidiary; or dismiss specified directors or officers. If the institution is a bank holding company, it may be prohibited from making any capital distributions without prior approval of the Federal Reserve Board and may be required to divest a subsidiary.

  A critically undercapitalized institution is generally prohibited from making payments on subordinated debt and may not, without the approval of its principal bank supervisory agency, enter into a material transaction other than in the ordinary course of business; engage in any covered transaction; or pay excessive compensation or bonuses. Critically undercapitalized institutions are subject to appointment of a receiver or conservator. Effectively, the FDIC would have general enforcement powers over SPB and the Company in the event that SPB is deemed undercapitalized.

  SPB's Capital Ratios. The following tables indicate SPB's capital ratios under (i) the California leverage limitation, (ii) the FDIC risk-based capital requirements, using rules effective December 31, 1997, and (iii) a 3% FDIC minimum leverage ratio at each of December 31, 1997.

                                                                       WELL
                                                     MINIMUM       CAPITALIZED
                                      ACTUAL       REQUIREMENT     REQUIREMENT
                                  --------------  --------------  --------------
                                   AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                  -------- -----  -------- -----  -------- -----
                                      (IN THOUSANDS EXCEPT FOR RATIO DATA)
California Leverage Limitation... $157,082 13.20% $ 59,476 5.00%  $    --    -- %
Risk-based Capital...............  190,673 12.25%  124,583 8.00%   155,729 10.00%
Risk-based Tier 1 Capital........  136,206  8.75%   62,292 4.00%    93,437  6.00%
FDIC Leverage Ratio..............  136,206  8.30%   65,644 4.00%    82,055  5.00%

 Limitations on Types of Deposits

  Because of limitations contained in the Industrial Loan Law, and to maintain the exemption from the BHCA (see "Holding Company Regulations," below), SPB currently offers investment certificates in the form of passbook accounts and certificates of deposit. SPB does not offer demand deposit accounts.

 Insurance Premiums

  The FDIC administers two separate deposit insurance funds, the Bank Insurance Fund ("BIF"), which insures the deposits of institutions which were insured by the FDIC prior to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), and the Savings Association Insurance Fund ("SAIF"), which insures the deposits of institutions which were insured by the Federal Savings and Loan Insurance Corporation prior to the enactment of FIRREA. SPB's insurance premium for the year ended December 31, 1997 was approximately $250,000.

  As required by FDICIA, the FDIC has established a risk-based system for setting deposit insurance assessments. Under the risk-based assessment system, an institution's insurance assessments vary depending on the level of capital the institution holds and the degree to which it is of supervisory concern to the FDIC. Once an insurance fund has reached its designated reserve ratio of 1.25%, and as long as there are no outstanding borrowings by the FDIC from the United States Treasury, the FDIC is not permitted to charge assessment premiums that would increase the reserve ratio of the insurance fund above its designated reserve ratio. The BIF reached its designated reserve ratio in 1995.

 Recent Legislation

  A new California state regulatory agency was created in 1996 to be known as the Department of Financial Institutions ("DFI"). The DFI became effective July 1, 1997. All California state chartered depository institutions will be licensed and regulated after July 1, 1997 by the DFI, which includes banks, savings associations, credit unions, and industrial loan companies. SPB, an industrial loan company, is subject to the jurisdiction of the DFI as its state regulator. Certain administrative and most examination staff personnel have transferred to the DFI from the California State Banking Department. Former California Department of Banking senior staff personnel, including persons in the office of general counsel and senior examination staff of the DFI, who are unfamiliar with the Industrial Loan Law will be interpreting the Industrial Loan Law. It is uncertain whether this will have any material effect on SPB.

  The 1996 California legislation that created the DFI also authorized the use of the word "bank" by thrift and loan companies, such as SPB, in their names. Effective October 8, 1997, Southern Pacific Thrift and Loan changed its name to "Southern Pacific Bank." That legislation also granted the DFI jurisdiction over the issuance of securities by a thrift and loan company requiring application and permit unless otherwise exempt.

  On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("Funds Act") was enacted which, among other things, imposes on BIF-insured deposits a special premium assessment on domestic deposits at one-fifth the premium rate imposed on SAIF-insured deposits, which will be used to pay the interest on Financial Corporation ("FICO") bonds issued by the federal government as part of the savings association bailout provisions of the 1989 FIRREA legislation. In the year 2000, however, the Funds Act requires BIF-insured institutions to share in the payment of the FICO obligations on a pro-rata basis with all savings institutions, with annual assessments expected to equal approximately 2.4 basis points until the year 2017, and to be completely phased out by 2019. The Funds Act also prohibits the merger of the BIF and SAIF insurance funds unless the savings institution charter has been eliminated on January 1, 1999.

  In addition, on December 6, 1996, the FDIC determined to continue the current downward adjustment to the assessment rate schedule applicable to deposits of BIF institutions for the semi-annual assessment period beginning January 1, 1997. For such period, and for succeeding semi-annual periods, the BIF assessment rates will range from 0 to 27 basis points. In addition, in accordance with the Funds Act, the FDIC eliminated the minimum assessment amount for BIF-insured institutions. SPB's combined FDIC and FICO assessment rate for 1998 was approximately 4.3 cents per $100 of deposits.

 Safety and Soundness Guidelines

  In July 1995, certain federal bank regulatory agencies, including the FDIC, adopted Interagency Guidelines establishing standards for safety and soundness as required by the FDICIA. In accordance with these Guidelines, institutions are required to establish policies and procedures regarding: (i) internal controls and information; (ii) internal audit systems; (iii) loan documentation; (iv) credit underwriting; (v) interest rate exposure; and
(vi) asset growth. In addition, under these Guidelines institutions must maintain safeguards to prevent the payment of compensation and fees which are excessive or could lead to a material loss for the institution. The federal bank regulatory agencies recently amended the Interagency Guidelines to include asset quality and earnings standards. The new guidelines require an institution to identify problem assets and estimate inherent losses. The earnings standards under the revised guidelines require an institution to establish monitoring and reporting systems.

 Holding Company Regulations

  The Competitive Equality Banking Act of 1987 ("CEBA") subjected certain previously unregulated companies to regulation as bank holding companies by expanding the definition of the term "bank" in the BHCA. SPB remained exempt from the definition of "bank" under the BHCA, and therefore ICII was exempt from regulation as a bank holding company. SPB may cease to fall within those exceptions if it engages in certain operational practices, including accepting demand deposit accounts. SPB currently has no plans to engage in any operational practice that would cause it to fall outside of one or more of the exceptions to the term "bank" as defined by CEBA. Pursuant to CEBA, ICII and its affiliates are treated as if ICII were a bank holding company for the limited purposes of applying certain restrictions on loans to insiders, transactions with affiliates and anti-tying provisions.

 Limitations on Dividends

  Under the California Industrial Loan Law, a thrift and loan may declare dividends on its capital stock only if it has at least $750,000 of unimpaired capital stock plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings; (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan certificate of deposit ratio; and/or (iii) after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of its liabilities (net of deferred taxes, deferred income and other deferred credits), and (z) current assets would be not less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two fiscal years had been less than average interest expense, current assets must be not less than 125% of current liabilities).

  Under California law, in order for capital (including surplus) of an institution to be included in calculating the leverage limitation described above, thrift institutions must amend their by-laws to restrict such capital from the payment of dividends.

  The amount of restricted capital maintained by a thrift also provides the basis for establishing the maximum amount that a thrift may lend to one borrower. As of December 31, 1997 and 1996, $125.0 million and $80.5 million, respectively, of SPB's capital was so restricted.

  The FDIC has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, thrift and loans may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items.

  Under the Financial Institutions Supervisory Act and FIRREA, federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of a thrift and other factors, that such regulators could assert that the payment of dividends in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends even though technically permissible.

  Pursuant to FDICIA, SPB is prohibited from paying dividends if the payment of such dividends would cause the institution to become "undercapitalized." These limitations on the payment of dividends may restrict the Company's ability to utilize cash from SPB which may have been otherwise available to the Company for working capital.

 Limitations on Acquisitions of Voting Stock of the Company

  Any person who wishes to acquire 10% or more of the capital stock or capital of a California thrift and loan company or 10% or more of the voting capital stock or other securities giving control over management of its parent company must obtain the prior written approval of the DFI. Similarly, the federal Change in Bank Control Act of 1978 requires any person or company that obtains "control" of an insured depository institution to notify the appropriate Federal banking agency, which would be the FDIC in the case of SPB, 60 days prior to the proposed acquisition. If the FDIC has not issued a notice disapproving the proposed acquisition within that time period (including a possible 120 day extension), the person may retain its interest in such institution. For purposes of the statute, "control" is defined as the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of an insured depository institution. However, there is a rebuttable presumption that any person acquiring 10% or more of any class of voting securities of said institution is presumed to have "control." In such cases, such person must file an application for approval with the FDIC or rebut the presumption.

 Restrictions on Investments by Imperial Bank

  At December 31, 1997, Imperial Bank owned 8,938,553 shares of Common Stock, or 23.0% of the Company. Imperial Bancorp ("Bancorp") is the owner of all of the outstanding capital stock of Imperial Bank.

  FDICIA restricts the ability of state chartered banks, such as Imperial Bank, to hold equity securities and requires impermissible investments to be disposed of before December 19, 1996. Imperial Bank acquired its interest in the Company at its formation, which interest has been reduced by the Company's sale of Common Stock to third parties, as well as through a sale of stock by Imperial Bank subsequent to the initial public offering of the Company.

  Because Imperial Bank owns less than 50% of the outstanding shares of the Company and the Company is operated as a company independent of Imperial Bank and Bancorp, the Company believes that, in the event of an insolvency, bankruptcy or receivership proceeding involving Imperial Bank or Bancorp, a court, exercising reasonable judgment after full consideration of all relevant factors, would not order the substantive consolidation of the assets and liabilities of the Company with either Imperial Bank or Bancorp.

  One director of the Company also serves on the board of directors of Bancorp. See item 10, "Directors and executive officers of the registrant."

 Imperial Financial Group

  In February 1997, the board of directors of Bancorp approved a plan to spin off a portion of its specialty lending and finance businesses, including Imperial Bank's common stock interest in ICII, to Imperial Financial Group, Inc. ("IFG"), a recently created subsidiary of Imperial Bank formed to hold various business assets of Bancorp and its subsidiaries.

  Three directors of the Company also serve on the board of directors of IFG.

 EMPLOYEES

  As of December 31, 1997, the Company had 784 employees, (55 at ICII, 317 at SPB, 88 at IBC, 224 at AMN, 9 at ICCAMC, 80 at ICG, 10 at ICW and one at
ICAI). Management believes that its relations with these employees are satisfactory. Neither ICII nor any of its subsidiaries is a party to any collective bargaining agreement.

PROPERTIES

  The Company's executive offices occupy approximately 22,000 square feet of space in Torrance, California at a current monthly rental of approximately $31,400.

  The Company's former administrative facilities occupy approximately 37,638 square feet of space in Santa Ana Heights, California. The Company leases these facilities pursuant to a ten-year lease, commencing September 1, 1992 and subleases a portion of these premises to IMH resulting in a current net monthly rental of approximately $39,200. See "Item 13--Certain Relationships and Certain Transactions--Relationships with IMH."

  The Company currently leases offices in San Diego, Walnut Creek, Newport Beach, Woodland Hills, Sacramento, San Jose and Irvine, California, as well as in Parsippany, New Jersey; Greenville, Delaware; Bellevue, Washington; Denver, Colorado; Boca Raton, Florida; Allentown, Pennsylvania; and Lake Oswego and Grants Pass, Oregon. SPB operates in California through branches and loan production offices and in other states through loan production offices and representatives.

LEGAL PROCEEDINGS

  The Company is a defendant in Fortune Mortgage Corporation et al. vs. ICII et al., originally filed in Orange County Superior Court on March 5, 1997 and recently ordered removed to arbitration under the auspices of the American Arbitration Association. The complaint alleges breach of contract, breach of implied covenant of good faith and fair dealing, negligent misrepresentation, fraud, conspiracy to commit fraud, aiding and abetting fraud, contractual indemnity and reimbursement, money had and received, and unjust enrichment arising from the Company's sale of a group of loan production offices to plaintiffs.

  The plaintiffs seek rescission, restitution and general, special and/or consequential damages, and also exemplary and punitive damages as relate to the claims regarding fraud. The plaintiffs are seeking approximately $3.5 million in general damages and approximately $10.0 million in punitive damages.

  In Steadfast Insurance Co., Inc. vs. AMN and ICII, filed on August 12, 1997 in the U.S. District Court, Northern District of Illinois, the plaintiff seeks a declaratory judgment, compensatory damages in the amount of $9 million and punitive damages arising from an alleged breach of contract and allegedly fraudulent conduct by AMN. The claim relates to an insurance policy issued to AMN in 1993 covering certain losses resulting from auto loan defaults.

  The Company and a Director, among others, are defendants in Judy L. Resnick
v. Imperial Credit Industries, Inc., et al originally filed on January 14, 1998, in Los Angeles Superior Court, which was recently ordered removed to arbitration. The complaint alleges conspiracies by the defendants to defraud, interfere with advantageous business relationships, defame, and breach of fiduciary duty as well as actual fraud, defamation, and breach of the implied covenant of good faith and fair dealing arising out of ICG's acquisition of substantially all of the assets of Dabney/Resnick/Imperial. The plaintiff is seeking actual, consequential, incidental, general and punitive damages in a sum of not less than $25 million.

  The Company is involved in additional litigation arising in the normal course of business.

  All of the above referenced actions are being actively defended.

                                MANAGEMENT

  The following table sets forth certain information with respect to the directors and executive officers of the Company.

   NAME                      AGE                POSITION WITH COMPANY
   ----                      ---                ---------------------
   H. Wayne Snavely(1).....   56 Chairman of the Board, President and Chief Executive
                                 Officer
   Kevin E. Villani(1).....   49 Executive Vice President and Chief Financial Officer
   Irwin L. Gubman(1)......   55 General Counsel and Secretary
   Paul B. Lasiter.........   31 Senior Vice President and Controller
   Stephen J. Shugerman(1).   50 President of SPB and a Director
   Joseph R. Tomkinson.....   49 Director
   Robert S.
    Muehlenbeck(2).........   50 Director
   G. Louis Graziadio,
    III(2).................   47 Director
   Perry A. Lerner(2)(3)...   54 Director
   James Clayburn LaForce,
    Jr.(2)(3)                 68 Director

--------

(1) Member of Executive Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

  H. WAYNE SNAVELY has been Chairman of the Board and Chief Executive Officer of the Company since December 1991 and President since February 1996. Mr. Snavely served as a director of Imperial Bank from 1975 to 1983 and from 1993 to January 1998. From 1986 to February 1992 Mr. Snavely served as Executive Vice President of Imperial Bancorp and Imperial Bank Mortgage, SPB, Imperial Trust Company, Wm. Mason & Company, Imperial Ventures, Inc. and the Lewis Horowitz Organization. From 1983 through 1986 Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank. Mr. Snavely is Chairman of the Board of SPFC, IMH, FMC and ICCMIC and Imperial Credit and a director of IFG.

  KEVIN E. VILLANI has been the Executive Vice President and Chief Financial Officer of the Company since September 1995. Mr. Villani is President of ICCAMC and serves as a member of the Company's Board of Directors and is Vice-Chairman of the Board of ICCMIC. Mr. Villani joined the University of Southern California as the Wells Fargo Visiting Professor of Finance in 1990 and remained on the full-time faculty through 1997. From 1985 to 1990, he was the Executive Vice President and Chief Financial Officer for Imperial Corporation of America. From 1982 to 1985, Mr. Villani served in various capacities at the Federal Home Loan Mortgage Corporation, including Chief Economist and Chief Financial Officer. From 1975 to 1982, he served as the Financial Economist, The Director for the Division of Housing Finance Analysis and The Deputy Assistant Secretary for the Office of Economic Affairs and Chief Economist for the Department of Housing and Urban Development. From 1990 through 1995, Mr. Villani also served as a full-time consulting economist at the World Bank and International Finance Corporation.

  IRWIN L. GUBMAN has been the General Counsel and Secretary of ICII since October 1996. From February 1992 to September 1996, Mr. Gubman was a Partner at Coudert Brothers serving in various capacities including syndicated lending, structured finance, and regulatory matters. From December 1970 to September 1991, Mr. Gubman served in various capacities at Bank of America, most recently as Senior Vice President and Associate General Counsel. From March 1968 to October 1970, Mr. Gubman was an Attorney Advisor for the U.S. Arms Control and Disarmament Agency. From September 1967 to March 1968, Mr. Gubman was a Legal Advisor to the Government of Liberia.

  PAUL B. LASITER has been Senior Vice President and Controller of the Company since November 1992. From June 1988 to November 1992, Mr. Lasiter was a Supervising Senior Accountant for KPMG Peat Marwick, specializing in the financial institutions industry. Mr. Lasiter is a Certified Public Accountant.

  STEPHEN J. SHUGERMAN has been President of SPB since June 1987 and has been a Director of the Company since December 1991. From June 1985 to May 1987, Mr. Shugerman was President of ATI Thrift & Loan Association, a privately owned thrift and loan association, and, from 1979 to 1985, he was Senior Vice President of Imperial Thrift and Loan Association, a former subsidiary of Imperial Bank. Mr. Shugerman recently served as President of the California Association of Thrift & Loan Companies. Mr. Shugerman is a director of SPFC.

  JOSEPH R. TOMKINSON has been a Director of the Company since December 1991. Mr. Tomkinson has been the Vice Chairman of the Board and Chief Executive Officer of IMH since August 1995. Mr. Tomkinson served as President of the Company from January 1992 to February 1996 and from 1986 to January 1992, he was President of Imperial Bank Mortgage, a subsidiary of Imperial Bank, one of the companies combined to become ICII in 1992. From 1984 to 1986, he was employed as Executive Vice President of Loan Production for American Mortgage Network, a privately owned mortgage bank. Mr. Tomkinson is the Chairman and Chief Executive Officer of Impac Commercial Holdings, Inc., a commercial REIT, Vice Chairman and Chief Executive Officer of IMH and a Director of BNC Mortgage, Inc., a residential real estate lending company

  ROBERT S. MUEHLENBECK has been a Director of the Company since December 1991. Mr. Muehlenbeck is also an Executive Vice President of Imperial Bank. Mr. Muehlenbeck was formerly the President of Seaborg, Incorporated and has been involved in commercial and residential real estate development and finance activities.

  G. LOUIS GRAZIADIO, III has been a Director of the Company since February 1992. Mr. Graziadio has been Chairman of the Board and Chief Executive Officer of Ginarra Holdings, Inc. (as well as predecessor and affiliated companies) since 1979. Ginarra Holdings, Inc. is a privately held California corporation engaged in a wide range of investment activities. Mr. Graziadio has been actively involved, since 1972, in real estate development, construction and home building. Mr. Graziadio is a Director of FMC and of Imperial Bancorp and Imperial Trust Company, an indirect subsidiary of Imperial Bancorp. He serves as Co-Chairman of IFG.

  PERRY A. LERNER has been a Director of the Company since May 1992. He has been a principal in his investment firm of Crown Capital Group, Inc., since 1996. Mr. Lerner was with the law firm of O'Melveny & Myers from 1982 to 1997, having been a partner with the firm since 1984. Mr. Lerner was an Attorney-Advisor of the International Tax Counsel of the United States Treasury Department from 1973 to 1976. Mr. Lerner is a Director of FMC and IFG.

  JAMES CLAYBURN LAFORCE, JR. has been a Director of the Company since May 1992. From July 1978 to July 1993, Mr. LaForce was the Dean of The Anderson School, University of California at Los Angeles. In addition, Mr. LaForce was appointed in January 1991 to the position of Acting Dean of the Hong Kong University of Science and Technology, Hong Kong. He is also a director of Rockwell International, Eli Lilly & Co., Inc., Timken Co., Motorcargo Industries, Blackrock Funds, Payden & Rygel Funds and Provident Investment Counsel.

  Directors of the Company hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal. All officers are appointed by and serve at the discretion of the Board of Directors, subject to employment agreements, where applicable. There are no family relationships between any directors or officers of the Company. George L. Graziadio, Jr., the President, Chief Executive Officer and the Chairman of the Board of Directors of Imperial Bancorp ("Bancorp"), is the father of G. Louis Graziadio, III. The Graziadio family and related entities are significant shareholders of Bancorp.

EXECUTIVE COMPENSATION

  The following table provides information concerning the cash and non-cash compensation earned and received by the Company's Chief Executive Officer and its four most highly compensated executive officers (the "Named Executive Officers"), other than the Company's Chief Executive Officer, whose salary and bonus during the fiscal year ended December 31, 1997 exceeded $100,000:

                        SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                               ANNUAL COMPENSATION
                             ------------------------
                             FISCAL                   OTHER ANNUAL    OPTIONS
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS   COMPENSATION    GRANTED
---------------------------  ------ -------- -------- ------------  ------------
H. Wayne Snavely...........   1997  $450,000 $700,000   $29,082(1)        --
 President, Chief Executive   1996   300,000  700,000    28,564(1)    400,000(2)
 Officer and Chairman         1995   300,000  252,603    32,960(1)        --
Kevin E. Villani...........   1997   300,000  266,666    17,082(3)     50,000(2)
 Executive Vice President
  and                         1996   200,000  200,000    12,986(3)     84,000(2)
 Chief Financial Officer      1995    59,103   25,000     2,295(3)     66,000(2)
Stephen J. Shugerman.......   1997   250,000  501,000    21,882(4)        --
 President of SPB             1996   200,000  400,000    20,963(4)    100,000(2)
                              1995   200,000  166,027    16,372(4)        --
Irwin L. Gubman............   1997   200,000  200,000    16,852(5)     70,000(2)
 General Counsel and          1996    50,000   30,000       750(5)     30,000(2)
 Secretary                    1995       --       --        --            --
Joseph Parise..............   1997   141,667  175,000     2,911(6)     40,000(2)
 Managing Director of         1996    45,032   26,000       --         20,000(2)
 Capital Markets              1995       --       --        --            --

--------

(1) In 1997, 1996 and 1995, consists of (i) a car allowance paid by the Company of $18,000, $18,000 and $18,000, respectively, and (ii) aggregate contributions paid by the Company of $11,082, $10,564 and $14,960 respectively, under employee benefit plans.

(2) See "--Stock Option Plans" for details regarding the terms of such options.

(3) In 1997, 1996 and 1995, consists of (i) a car allowance paid by the Company of $6,000, $6,000 and $1,773, respectively, and (ii) aggregate contributions paid by the Company of $11,082, $6,986, and $522, respectively, under employee benefit plans.

(4) In 1997, 1996 and 1995, consists of (i) a car allowance paid by the Company of $10,800, $10,800, and $10,800, respectively, and (ii) aggregate contributions paid by the Company of $11,082, $10,163, and $5,572, respectively.

(5) In 1997 and 1996, consists of (i) a car allowance paid by the Company of $6,000 and $750, respectively, and (ii) aggregate contributions paid by the Company of $10,852 and $0, respectively, under employee benefit plans.

(6) In 1997, consists of aggregate contributions paid by the Company of $2,911 under employee benefit plans.

               OPTION GRANTS, EXERCISES AND YEAR END VALUES

                                                                    POTENTIAL
                                                                 REALIZED VALUE
                                                                   AT ASSUMED
                                                                 ANNUAL RATES OF
                                                                   STOCK PRICE
                                             EXERCISE             APPRECIATION
                           1997   PERCENTAGE  PRICE              FOR OPTION TERM
                          OPTIONS  OF TOTAL    PER    EXPIRATION ---------------
  NAME                    GRANTED   GRANTS   OPTION      DATE      5%      10%
  ----                    ------- ---------- -------- ---------- ------- -------
Kevin E. Villani......... 50,000    10.64%   18.6250   8/15/02   257,287 568,537
Irwin L. Gubman.......... 70,000    14.89%   18.6250   8/15/02   360,202 795,952
Joseph Parise............ 40,000     8.51%   18.6250   8/15/02   205,830 454,830

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                              NUMBER OF UNEXERCISED    NUMBER OF UNEXERCISED            VALUE OF ALL
                                                OPTIONS AT FY-END        SENIOR MANAGEMENT        UNEXERCISED IN-THE-MONEY
                         SHARES               UNDER THE OPTION PLAN OPTIONS AT FY-END UNDER THE          OPTIONS AT
                       ACQUIRED ON   VALUE        EXERCISABLE/       OPTION PLAN EXERCISABLE/        DECEMBER 31, 1997
         NAME           EXERCISE    REALIZED    UNEXERCISABLE(1)         UNEXERCISABLE(2)       EXERCISABLE/UNEXERCISABLE(3)
         ----          ----------- ---------- --------------------- --------------------------- ----------------------------
H. Wayne Snavely......   15,285    $  269,877    80,000/320,000               917,052              $18,421,949/$2,680,000
Kevin E. Villani......      --            --     30,000/156,800               -- / --                   35,780/ 1,246,849
Stephen J. Shugerman..   76,422     1,368,435    20,000/ 80,000          158,524 / --                3,164,035/   545,000
Irwin L. Gubman.......      --            --      6,000/ 94,000               -- / --                   24,375/   228,750
Joseph R. Parise......      --            --      4,000/ 56,000               -- / --                   20,250/   156,000

--------

(1) For a description of the terms of such options, see "--Stock Option Plans--1992 Stock Option Plan."

(2) For a description of the terms of such options, see "--Senior Management Stock Options."

(3) Based on a price per share of $21.00, which was the price of a share of Common Stock as quoted on the Nasdaq National Market at the close of business on December 31, 1997

EMPLOYMENT AGREEMENTS

  As of January 1, 1997, Mr. Snavely entered into a five-year employment agreement at an annual base salary of $450,000, subject to adjustment, plus an annual bonus based on attainment of performance objectives, including the Company's return on equity, earnings per share and increase in the price of the Company's common stock. Mr. Snavely's total cash compensation may not exceed $1.5 million annually.

  As of January 1, 1997, Mr. Villani entered into a five-year employment agreement at an annual base salary of $300,000, subject to adjustment, plus an annual bonus based on attainment of performance objectives identical to the objectives established for Mr. Snavely. Mr. Villani's total cash compensation may not exceed $700,000 annually.

  As of January 1, 1997, Mr. Shugerman entered into a five-year employment agreement at an annual base salary of $250,000, subject to adjustment, plus an annual bonus based on attainment of performance objectives, including the Company's earnings per share and certain qualitative objectives with respect to the performance of SPB. Mr. Shugerman's total cash compensation may not exceed $750,000 annually.

  Pursuant to the employment agreements with Messrs. Snavely, Villani and Shugerman, they are each entitled to receive compensation following their termination, as follows: (i) with cause: base salary shall be paid through the date on which termination occurs, or (ii) without cause (or for "good reason" as defined in the employment agreement), base salary shall be paid through the date of termination together with the pro-rata portion of any cash bonus award the employee would be entitled to receive at year end and a severance amount equal to base salary reduced by the employee's projected primary social security benefit. The severance amount shall be further reduced if the executive becomes employed by another company or becomes an independent contractor of another company and shall be eliminated entirely if such other company is determined by the Board of Directors to compete with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Messrs. Muehlenbeck, Graziadio, Lerner and LaForce. Mr. Muehlenbeck is an Executive Vice President of Imperial Bank. Mr. Graziado is a Director of Imperial Bancorp and Imperial Trust Company and Co-Chairman of IFG. Mr Lerner is the Manager of Corona Film Finance Fund (in which ICII is an investor).

SENIOR MANAGEMENT STOCK OPTIONS

  Effective January 1992, members of senior management of the Company received ten year options to purchase shares of the Company's common stock (the "Common Stock"). Such options are not covered by the Company's option plans described below. The exercise price of these options is $0.88 per share for one-half of the options, with the other half exercisable at $1.40 per share. These options are currently exercisable. H. Wayne Snavely, Joseph R. Tomkinson, and Stephen
J. Shugerman were granted 917,053, 917,053 and 458,526 of such options, respectively.

  In April 1996, Mr. Tomkinson sold 750,000 shares of Common Stock he acquired under the option agreement described above. In November 1996, Mr. Shugerman sold 300,000 shares of Common Stock he acquired under the option agreement described above.

  The Company recognizes compensation expense with respect to the senior management stock options because they were granted at less than the estimated market value of the Company's Common Stock. The total compensation expense was $2.2 million, all of which was recognized as of December 31, 1997. See Note 23 of Notes to Consolidated Financial Statements.

STOCK OPTION PLANS

 1992 Stock Option Plan

  A total of 2,292,632 shares of the Company's Common Stock has been reserved for issuance under the Company's 1992 Incentive Stock Option and Nonstatutory Stock Option Plan (the "1992 Stock Option Plan"), which expires by its own terms in 2002. A total of 1,082,493 options were outstanding at December 31, 1997.

  The 1992 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") to employees, officers, directors and consultants of the Company. Incentive stock options may be granted only to employees. The 1992 Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board, which determines the terms of options granted, including the exercise price, the number of shares subject to the option, and the option's exercisability.

  The exercise price of all options granted under the 1992 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. The maximum term of options granted under the 1992 Stock Option Plan is 10 years.

  With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110% of the fair market value on the date of grant.

 1996 Stock Option Plan

  The Company has adopted the 1996 Stock Option, Deferred Stock and Restricted Stock Plan (the "1996 Stock Option Plan"), which provides for the grant of ISOs that meet the requirements of Section 422 of the Code, NQSOs and awards consisting of deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights ("Awards").

  The 1996 Stock Option Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any option granted under the 1996 Stock Option Plan may not be less than 100% (110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1996 Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the 1996 Stock Option Plan was June 21, 1996. A total of 3,000,000 shares of the Company's Common Stock has been reserved for issuance under the 1996 Stock Option Plan and a total of 1,453,200 options were outstanding at December 31, 1997.

  If an option granted under the 1996 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 1996 Stock Option Plan.

  Unless previously terminated by the Board of Directors, no options or Awards may be granted under the 1996 Stock Option Plan after June 21, 2006.

  Options granted under the 1996 Stock Option Plan will become exercisable upon the terms of the grant made by the Committee. Awards will be subject to the terms and restrictions of the Award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and in the case of options, whether it is intended to be an ISO or a NQSO. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Committee.

  The exercise price of any option granted under the 1996 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the 1996 Stock Option Plan, (iii) by cancellation of indebtedness owed by the Company to the optionholder, or (iv) by any combination of the foregoing.

  The Board of Directors may from time to time revise or amend the 1996 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding options or Award without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1996 Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the 1996 Stock Option Plan, materially increase the benefits accruing to participants under the 1996 Stock Option Plan or extend the maximum option term under the 1996 Stock Option Plan.

PROFIT SHARING AND 401(K) PLAN

  On July 1, 1993, the Company terminated its participation in Imperial Bancorp's 401(k) and profit sharing plans, establishing its own 401(k) plan. On September 30, 1993, Imperial Bancorp transferred all plan assets to the Company.

  Under the Company's 401(k) plan, employees may elect to enroll on the first of any month, provided that they have been employed for at least six months. Employees may contribute up to 14% of their salaries. The

Company will match 50% of the first 4% of employee contributions. The Company recorded 401(k) matching expense of $296,000, $305,000, and $209,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

  An additional Company contribution may be made, at the discretion of the Company. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%.

  Should discretionary contribution funds remain following the allocation outlined above, any remaining Company discretionary contributions would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Discretionary contributions of $600,000, $350,000, and $200,000 were charged to operations in 1997, 1996 and 1995, respectively.

  Company matching contributions are made as of December 31st each year.

LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

  The Company's and the Subsidiary Guarantors' Articles of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the full extent permitted by law. The General Corporation Law of the State of California and the State of Florida, as applicable, permit a corporation to limit, under certain circumstances, a director's liability for monetary damages in actions brought by or in the right of the corporation. The Company's and the Subsidiary Guarantors' Articles of Incorporation also provide for the elimination of the liability of directors for monetary damages to the full extent permitted by law.

  The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, as a director or officer of any subsidiary of the Company, or as a director or officer of any other enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company has $20.0 million of directors' and officers' liability insurance. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company as to which indemnification is sought, nor is the Company aware of any threatened litigation or proceeding that may result in claims for indemnification, except as set forth in Item 2. "Business--Legal Proceedings."

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 30, 1998, by (i) each director of the Company, (ii) the Chief Executive Officer and the four most highly compensated executive officers whose salary exceeded $100,000 for the year ended December 31, 1997, (iii) each person who is known to the Company to own beneficially more than 5% of the Common Stock, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                               NUMBER OF SHARES    % OF TOTAL
              BENEFICIAL OWNER(1)             BENEFICIALLY OWNED OUTSTANDING(2)
              -------------------             ------------------ --------------
   Imperial Bank(3)..........................     8,938,553           22.1%
   Wellington Management Co.(4)..............     4,558,540           11.3
   Keefe Managers, Inc.(4)...................     2,233,900            5.5
   Maverick Capital Ltd.(4)..................     2,000,000            5.0
   H. Wayne Snavely(5).......................     1,396,281            3.5
   Stephen J. Shugerman(6)...................       258,768            0.6
   G. Louis Graziadio, III(7)................       133,518            0.3
   Joseph R. Tomkinson(8)....................        73,474            0.2
   Perry A. Lerner(9)........................        79,722            0.2
   Robert S. Muehlenbeck(10).................        77,792            0.1
   J. Clayburn LaForce(11)...................        48,422            0.1
   Kevin E. Villani(12)......................        40,000            0.1
   Paul B. Lasiter(13).......................        36,745            0.1
   Irwin L. Gubman(14).......................        10,000              *
   Joseph R. Parise..........................         4,000              *
   All Directors and Officers as a Group (11
    persons)(15).............................     2,158,722            5.3%

--------

  * Less than 1%.

 (1) Each of such persons may be reached through the Company at 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California 90505, telephone (310) 791-8020.

 (2) Percentage ownership is based on 40,384,115 shares of Common Stock outstanding as of April 30, 1998.

 (3) Imperial Bank, headquartered in Los Angeles, California, is a California chartered bank whose deposits are insured by the FDIC. The address of Imperial Bank is 9920 La Cienega Boulevard, Inglewood, California 90301.

 (4) Based upon a Schedule 13G filed with the Company reflecting beneficial ownership as of April 30, 1998. The shares are owned by various investment advisory clients of Wellington Management Company (or of Wellington Trust Company, National Association, WMC's wholly-owned subsidiary), Keefe Managers, Inc. and Maverick Capital Ltd., which is deemed a beneficial owner of the shares only by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with such clients.(5)

 (5) Includes 1,037,052 shares subject to stock options exercisable within 60 days of April 30, 1998.

 (6) Includes 178,524 shares subject to stock options exercisable within 60 days of April 30, 1998.

 (7) Includes 119,422 shares subject to stock options exercisable within 60 days of April 30, 1998.

 (8) Includes 10,000 shares subject to stock options exercisable within 60 days of April 30, 1998. Mr. Tomkinson resigned as an officer of the Company in February 1996 but remains a director.

 (9) Includes 76,422 shares subject to stock options exercisable within 60 days of April 30, 1998.

(10) Includes 70,022 shares subject to stock options exercisable within 60 days of April 30, 1998.

(11) Includes 48,422 shares subject to stock options exercisable within 60 days of April 30, 1998.

(12) Includes 40,000 shares subject to stock options exercisable within 60 days of April 30, 1998.

(13) Includes 11,300 shares subject to stock options exercisable within 60 days of April 30, 1998.

(14) Includes 6,000 shares subject to stock options exercisable within 60 days of April 30, 1998.

(15) Includes 1,597,164 shares subject to stock options exercisable within 60 days of April 30, 1998.

                           CERTAIN TRANSACTIONS

PRINCIPAL SHAREHOLDER; LIMITATIONS ON INVESTMENT; CONFLICTS OF INTEREST

  At December 31, 1997, Imperial Bank owned 8,938,553 shares of Common Stock, or 23.0% of the Company. Imperial Bancorp ("Bancorp") is the owner of all of the outstanding capital stock of Imperial Bank.

  The Federal Reserve Board has advised Bancorp that it considers the retention by the Bank of its shares of ICII stock to be in violation of the Bank Holders Company Act. This position is apparently a consequence of the Federal Reserve Board's view that ICII is engaged in activities which are not determined by regulation to be a closely related activity and that Bancorp did not file or obtain a notice or approval to engage such activities in accordance with Regulation Y.

  In addition, Section 24 of the Federal Deposit Insurance Act (the "FDIA") limits the investments of state-chartered banks, such as the Bank, to investments which are permitted investments for national banks or are otherwise permitted under Section 24. On June 10, 1996, the Bank filed an application for approval of retention of its ownership of ICII stock. The Bank has submitted additional information to the FDIC in response to FDIC requests. Subsequently, the Bank has advised the FDIC of its intention to contribute all of the common stock owned by the Bank to Imperial Financial Group, Inc, a Delaware corporation, which is currently a wholly-owned subsidiary of the Bank (the "Contribution"). No action has been taken by the FDIC on the application in contemplation of consummation of the Contribution.

  Due to the perceived existence of significant issues as to whether approval by the Federal Reserve Board of an application to retain Bancorp's ownership in ICII or approval of the FDIC of the application to retain the Bank's ownership in ICII would be forthcoming, the Bancorp Board has determined no to seek Federal Reserve approval at this time of its ownership in ICII stock, but rather to address these regulatory concerns through the Contribution.

  Because Imperial Bank owns less than 50% of the outstanding shares of the Company and the Company is operated as a company independent of Imperial Bank, Bancorp, and Imperial Financial Group, Inc. the Company believes that, in the event of an insolvency, bankruptcy or receivership proceeding involving Imperial Bank, Bancorp, or Imperial Financial Group, Inc., a court, exercising reasonable judgment after full consideration of all relevant factors, would not order the substantive consolidation of the assets and liabilities of the Company with either of these entities.

  In February 1997, the board of directors of Bancorp approved a plan to spin off a portion of its specialty lending and finance business, including Imperial Bank's common stock interest in ICII, to IFG, a recently created subsidiary of Bancorp formed to hold various business assets of Bancorp.

  One director of the Company also serves on the Board of Directors of Imperial Bancorp. See Item 10. "Directors and Executive Officers of the Registrant."

PAYMENT AND TERMINATION AGREEMENT

  On January 1, 1992, Mr. Tomkinson entered into a five-year employment agreement at an annual salary of $200,000, subject to adjustment for inflation, plus an annual bonus to be paid out of a "bonus pool" in an amount determined by the Board of Directors, but in no event to exceed his base salary. Effective July 1, 1994, Mr. Tomkinson's employment agreement was amended to reflect an annual salary of $300,000, plus a bonus based on 1.0% of the Company's pre-tax profits in excess of $10.0 million and the attainment of defined Company goals. Mr. Tomkinson's total compensation did not exceed $750,000 annually. Mr. Tomkinson resigned as an officer of the Company in February 1996.

  In February 1996, the Company entered into a Payment and Termination Agreement with Mr. Tomkinson. Under the terms of this agreement, Mr. Tomkinson received, as settlement for termination of Mr. Tomkinson's employment with the Company on November 20, 1995 (the "Termination Date"), the following: (i) the amount by which (A) the aggregate of all compensation Mr. Tomkinson would have been entitled to receive under his employment agreement with the Company from the Termination Date through the original termination date of the employment agreement on December 31, 1996, exceeds (B) the aggregate Mr. Tomkinson was entitled to receive from IMH under his employment agreement with IMH during such period, (ii) all accrued but unpaid compensation due Mr. Tomkinson under his employment agreement with the Company through the Termination Date and (iii) the full and immediate vesting of all stock options held by Mr. Tomkinson covering shares of the capital stock of the Company. Mr. Tomkinson received $28,650 under this agreement.

BANK DEPOSITS

  The Company had deposits (including escrow balances) with SPB which were approximately $14.7 million and $4.5 million at December 31, 1997 and 1996, respectively.

BORROWING ARRANGEMENTS

  In October 1995, Imperial Bank extended ICII a $10.0 million revolving line of credit bearing interest at the prime rate (8.50% at December 31, 1995). All amounts outstanding under this line were repaid in May 1996.

  Additional or modified arrangements and transactions may be entered into by the Company, Imperial Bank, and their respective subsidiaries, after the date hereof. Any such future arrangements and transactions will be determined through negotiation between the Company and Imperial Bank, and it is possible that conflicts of interest will be involved. The Audit Committee of the Board of Directors of the Company, consisting of directors independent of both management and Imperial Bank, must independently approve all transactions by and between the Company and Imperial Bank.

RELATIONSHIPS WITH SPFC

 THE CONTRIBUTION TRANSACTION

  In October 1994, ICII incorporated SPFC as part of a strategic decision to form a separate subsidiary through which to operate SPB's residential lending division. To further this strategy, in December 1994, ICII made a capital contribution of $250,000 to SPFC in exchange for 100% of its outstanding capital stock, and in April 1995, ICII caused SPB to contribute to SPFC certain customer lists of SPB's residential lending division relating to the ongoing operations of such division. In addition, in April 1996 all employees of SPB's residential lending division became employees of SPFC. SPB retained all other assets and all liabilities related to the contributed operations including all residual interests generated in connection with securitizations effected by SPB's residential lending division.

 ARRANGEMENTS WITH ICII AND ITS AFFILIATES

  The Company and SPFC have entered into agreements for the purpose of defining their ongoing relationship. The agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's length negotiations between independent parties. It is the intention of the Company and SPFC that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company or to SPFC as could have been obtained from unaffiliated parties.

  Additional or modified arrangements and transactions may be entered into by the Company, SPFC and their respective affiliates. Any such future arrangements and transactions will be determined through negotiations between the Company and SPFC, and it is possible that conflicts of interest will develop.

  The unaffiliated directors of SPFC, consisting of directors independent of the Company and SPFC, must independently approve all transactions between the Company and SPFC.

  The following is a summary of certain arrangements and transactions between the Company and SPFC.

 TAX AGREEMENT

  The Company entered into an agreement (the "SPFC Tax Agreement") with SPFC for the purposes of (i) providing for filing certain tax returns, (ii) allocating certain tax liability and (iii) establishing procedures for certain audits and contests of tax liabilities.

  Under the SPFC Tax Agreement, ICII agreed to indemnify and hold SPFC harmless from any tax liability attributable to periods ending on or before June 1996 in excess of such taxes as SPFC has already paid or provided for. For periods ending after June 1996, SPFC will pay its tax liability directly to the appropriate taxing authorities. To the extent that (i) there are audit adjustments that result in a tax detriment to SPFC or (ii) SPFC incurs losses that are carried back to an earlier period and such adjustment described in
(i) or loss described in (ii) results in a tax benefit to ICII or its affiliates, then ICII will pay to SPFC an amount equal to the tax benefit as that benefit is realized. ICII also agreed to indemnify SPFC for any liability arising out of the filing of federal consolidated returns by ICII or any return filed with any state or local taxing authority. To the extent there are audit adjustments that result in any tax detriment to ICII or any of its affiliates with respect to any period ending on or before June 1996 and, as a result thereof, SPFC for any taxable period after June 1996 realizes a tax benefit, then SPFC shall pay to ICII the amount of such benefit at such time or times as SPFC actually realizes such benefit.

  ICII generally will control audits and administrative and judicial proceedings with respect to periods ending on or before June 1996, although ICII cannot compromise or settle any issue that increases SPFC's liability without first obtaining the consent of SPFC. SPFC generally controls all other audits and administrative and judicial proceedings.

 SERVICES PROVIDED BY ICII

  SPFC has been historically allocated expenses of various administrative services provided to it by ICII. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on relative number of employees and assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation. The allocation of expenses for the years ended December 31, 1997 1996 and 1995 were approximately $74,000, $713,000 and $256,000, respectively.

  Effective April 1, 1997, ICII discontinued providing many of the services it previously provided to SPFC. ICII currently provides to SPFC mortgage loan production software and hardware and data communications management.

 OTHER ARRANGEMENTS

  From the point of commencement of operations until March 1994, SPB served as the servicer of SPFC's loans. From March 1994 through September 1995, SPFC subcontracted all of its servicing obligations under mortgage loans originated or acquired on a servicing released basis to ICII pursuant to a servicing agreement containing fees and other terms that were comparable to industry standards. In addition, ICII was the servicer of loans securitized by SPFC in 1994 and 1995 under the respective pooling and servicing agreements. Effective May 1, 1996, ICII transferred the servicing for all of SPFC's loans it serviced to Advanta Mortgage Corp. USA ("Advanta") or subcontracted with Advanta to perform such servicing functions.

  In February and March 1996, certain of ICII's residential mortgage origination offices were transferred to SPFC.

  In March 1996, SPFC entered into a $10.0 million revolving credit and term loan agreement with SPB. Advances under this agreement were collateralized by the Company's interest-only and residual certificates

(other than those retained by SPB pursuant to the Contribution Transaction) at an interest rate of 2% above LIBOR. In April 1996, the loan was repaid and the agreement was canceled.

  During 1995, SPFC borrowed approximately $1.5 million from ICII, such sum bearing interest at approximately 10.3% per annum. At June 18, 1996 the amount owed to ICII was approximately $17.0 million. As of March 31, 1997, all amounts owed to ICII had been repaid. In July 1997, SPFC borrowed $15.0 from ICII bearing interest at 12.0% per annum. As of August 31, 1997, the $15.0 million owed to ICII had been repaid.

  On July 17, 1997, SPFC borrowed $15 million from ICII due on October 17, 1997 bearing interest at a rate of 12%. SPFC repaid the loan along with $125,000 in interest on August 11, 1997.

  SPFC has entered into a registration rights agreement with ICII, pursuant to which SPFC has agreed to register for sale under the Securities Act in the future all of ICII's remaining shares of SPFC's common stock, subject to certain conditions.

  Lehman Commercial Paper, Inc. ("LCPI") has agreed to make available repurchase lines to SPFC in an amount equal to $200.0 million. LCPI has provided SPFC with these funding capabilities for its mortgage banking operations, where SPFC can close loans in its name. The loan collateral is held by an independent third-party custodian and SPFC has the ability to borrow against that collateral at a percentage of the original principal balance. The rate charged is LIBOR plus 65 basis points. Until the first quarter of 1997, this line was guaranteed by ICII. The line had an expiration date of March 26, 1998, a new expiration date is being negotiated. As of December 31, 1997, SPFC had no amounts outstanding with respect to this facility. The guarantee expired on April 1, 1997. ICII does not intend to guarantee any other indebtedness of SPFC.

RELATIONSHIPS WITH IMH

 THE CONTRIBUTION TRANSACTION

  In January 1998, IMH changed its name to Impac Mortgage Holdings, Inc. from Imperial Mortgage Holdings, Inc. On November 20, 1995, the effective date of IMH's initial public stock offering (the "Effective Date"), the Company contributed to ICIFC certain of the operating assets and certain customer lists of the Company's mortgage conduit operations including all of ICII's mortgage conduit operations' commitments to purchase mortgage loans subject to rate locks from correspondents (having a principal balance of $44.3 million at November 20, 1995), in exchange for shares representing 100% of the common stock and 100% of the outstanding non-voting preferred stock of ICIFC. Simultaneously, on the Effective Date, in exchange for 500,000 shares of IMH common stock, the Company (i) contributed to IMH all of the outstanding non-voting preferred stock of ICIFC, which represented 99% of the economic interest in ICIFC, (ii) caused SPB to contribute to IMH certain of the operating assets and certain customer lists of SPB's warehouse lending division and (iii) executed a non-compete agreement and a right of first refusal agreement, each having a term of two years from the Effective Date. Of the 500,000 shares issued pursuant to the contribution, 450,000 shares were issued to ICII and 50,000 shares were issued to SPB. All of the outstanding shares of common stock of ICIFC were retained by ICII. Lastly, IMH contributed all of the aforementioned operating assets of SPB's warehouse lending operations contributed to it by SPB to IWLG in exchange for shares representing 100% of the common stock of IWLG thereby forming it as a wholly owned subsidiary. At November 20, 1995, the net tangible book value of the assets to be contributed pursuant to the contribution was $525,000. The Company and SPB retained all other assets and liabilities related to the contributed operations which at November 20, 1995 consisted mostly of $11.7 million of PMSRs, $22.4 million of finance receivables and $26.6 million in advances made by the Company and SPB to fund mortgage conduit loan acquisitions and to fund finance receivables, respectively.

 OTHER ARRANGEMENTS AND TRANSACTIONS WITH IMH

  The Company and IMH have entered into agreements for the purpose of defining their ongoing relationships. These agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties.

  It is the intention of the Company and IMH that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements.

  IMH has entered into a sublease with the Company to lease a portion of its facilities as IMH's executive offices and administrative facilities at an aggregate monthly rental of approximately $39,200. The sublease expires in 1999.

  The following is a summary of certain arrangements and transactions between and the Company and IMH.

 Tax Agreement

  IMH has entered into an agreement (the "IMH Tax Agreement") effective as of the Effective Date with the Company for the purposes of (i) providing for filing certain tax returns, (ii) allocating certain tax liability and (iii) establishing procedures for certain audits and contests of tax liability.

  Under the IMH Tax Agreement, the Company has agreed to indemnify and hold IMH harmless from any tax liability attributable to periods ending on or before November 20, 1995 in excess of such taxes as IMH has already paid or provided for. For periods ending after the November 20, 1995, IMH will pay its tax liability directly to the appropriate taxing authorities. To the extent
(i) there are audit adjustments that result in a tax detriment to IMH or (ii) IMH incurs losses that are carried back to an earlier year and any such adjustment described in (i) or loss described in (ii) results in a tax benefit to ICII or its affiliates, then the Company will pay to IMH an amount equal to the tax benefit as that benefit is realized. ICII will also agree to indemnify IMH for any liability associated with the contribution of the preferred stock of ICIFC and certain operational assets of SPB's warehouse lending division or any liability arising out of the filing of a federal consolidated return by the Company or any return filed with any state or local taxing authority. To the extent there are audit adjustments that result in any tax detriment to the Company or any of its affiliates with respect to any period ending on or before November 20, 1995, and, as a result thereof, IMH for any taxable period after the Effective Date realizes a tax benefit, then IMH shall pay to the Company the amount of such benefit at such time or times as IMH actually realizes such benefit.

  ICII generally controls audits and administrative and judicial proceedings with respect to periods ending on or before the November 20, 1995, although ICII cannot compromise or settle any issue that increases IMH's liability without first obtaining the consent of IMH. IMH generally controls all other audits and administrative and judicial proceedings.

 Services Agreement

  Prior to March 31, 1997, ICIFC was allocated expenses of various administrative services provided by ICII. IWLG was also allocated expenses prior to the contribution transaction referenced above. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as data processing, accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation. In connection with IMH's initial public offering in November 1995, IMH and ICII entered into a services agreement (the "IMH Services Agreement") under which ICII provided similar general corporate overhead services to IMH and its affiliates, including ICIFC and IWLG. The Company charged fees for each of the services which it provides under the IMH Services Agreement based upon usage. The IMH Services Agreement expired on December 31, 1996. The allocation of expenses to ICIFC and IWLG and amounts paid to ICII under the IMH Services Agreement for the years ended December 31, 1997, 1996, and 1995 aggregated $67,000, $518,000, and $269,000, respectively.

  Effective December 31, 1997, ICIFC and IMH entered into a services agreement whereby ICAI would provide human resource, data and phone communication services for an agreed upon fee. The initial term of this agreement expires on December 19, 1998.

 OTHER TRANSACTIONS

 General

  ICAI, a wholly-owned subsidiary of the Company, oversaw the day-to-day operations of IMH, subject to the supervision of IMH's Board of Directors, pursuant to a management agreement (the "Management Agreement") effective as of November 20, 1995, for an initial term that expired on January 31, 1997. ICAI and IMH have concluded a five-year extension to the Management Agreement whereby amounts payable thereunder would be subordinated to a specified rate of return payable to IMH stockholders.

  ICAI was entitled to receive a per annum base management fee payable monthly in arrears of an amount equal to 75% of (i) 3/8 of 1% of gross mortgage assets of IMH composed of other than agency certificates, conforming mortgage loans or mortgage-backed securities secured by or representing interests in conforming mortgage loans, plus (ii) 1/8 of 1% of the remainder of gross mortgage assets of IMH plus (iii) 1/5 of 1% of the average daily asset balance of the outstanding amounts under IWLG's warehouse lending facilities. The term "gross mortgage assets" means for any month the weighted average book value of IMH's Mortgage Assets (as defined in the Management Agreement), before reserves for depreciation or bad debts or other similar noncash reserves, computed at the end of such month. During the years ended December 31, 1997, 1996 and 1995, ICAI earned $3.0 million, $2.0 million and $37,888 in management fees, respectively.

  ICAI was entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 75% of 25% of the net income of IMH, before deduction of such incentive compensation, in excess of the amount that would produce an annualized Return on Equity (as defined in the Management Agreement) equal to the ten-year United States Treasury rate plus 2%. Return on Equity is calculated for any quarter by dividing IMH's net income for the quarter by its average net worth for the quarter. For such calculations, the "net income" of IMH means the income of IMH determined in accordance with GAAP before ICAI's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of IMH's interest expenses for borrowed money is also taken in calculating net income. "Average net worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by IMH, before deducting any underwriting discounts and commissions and other expenses and costs relating to such offering, plus IMH's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The definition Return on Equity is only for purposes of calculating the incentive compensation payable, and is not related to the actual distributions received by IMH's stockholders. The incentive payment to ICAI is calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period. During the years ended December 31, 1997, 1996 and 1995, ICAI earned $1.9 million, $1.3 million and $0, respectively, for ICAI's incentive payment. The remaining 25% of the base management fee and of the incentive compensation fee are payable to participants in IMH's executive bonus pool as determined by the chief executive officer of IMH.

  Pursuant to the Management Agreement, IMH also paid all operating expenses except those specifically required to be borne by ICAI under the Management Agreement. The operating expenses generally required to be borne by ICAI include the compensation and other employment costs of ICAI's officers in their capacities as such and the cost of office space and out-of-pocket costs, equipment and other personnel required for oversight of IMH's operations. The expenses that are paid by IMH include issuance and transaction costs incident to the acquisition, disposition and financing of investments, regular legal and auditing fees and expenses of IMH, the fees and expenses of IMH's directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and subservicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of IMH's custodian and transfer agent, if any. In addition, ICAI provides various administrative services to IMH such as human resource and management information services. ICAI has subcontracted with ICII and certain of its affiliates to provide certain of such administrative services required under the Management Agreement. Reimbursements of expenses incurred by ICAI which are the responsibility of IMH are made monthly. During the years ended December 31, 1997, 1996 and 1995, there were no monies paid to ICAI as reimbursement of expenses.

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

  In December 1997, IMH and the Company negotiated a termination of the management agreement (the "Termination Agreement"). The consideration received by the Company pursuant to the Termination Agreement was comprised of 2,009,310 shares of IMH common stock and certain securitization-related assets. Additionally, the Company agreed to cancel its note receivable from ICIFC, the origination unit of IMH, in the amount of $29.1 million. The IMH common stock and the securitization related assets were recorded by the Company at their estimated fair values of approximately $35.0 million and $13.1 million, respectively, for a total of $48.1 million. This amount, when netted with the $29.1 million cancellation of the ICIFC note receivable resulted in the gain on termination of the management agreement of approximately $19.0 million.

 IMH Registration Rights Agreement

  Pursuant to the IMH Registration Rights Agreement IMH has agreed to file one or more registration statements under the Securities Act in the future for shares of IMH held by ICAI pursuant to the Termination Agreement, subject to certain conditions set forth therein. Pursuant to the IMH Registration Rights Agreement, IMH will use its reasonable efforts to cause such registration statements to be kept continuously effective for the public sale from time to time of the shares of IMH held by ICAI pursuant to the aforementioned termination agreement. ICAI has contributed the shares to ICII.

 Residual Interests owned by ICIFC

  Effective December 31, 1996, ICII sold $46.9 million of residual interests to ICIFC. In connection therewith, ICII lent ICIFC 100% of the purchase price. This loan bore interest at a rate of 12% per annum, and was secured by the residual interests. On March 31, 1997, ICIFC renegotiated the loan, paying it down by $9.5 million, setting a term of ten years and reducing the interest rate from 12% to 10%. ICII had agreed to compensate ICIFC for losses related to certain loans, to the extent that such loans did not perform, with the exact terms to be determined later. The residual interests were subsequently received by the Company in consideration of the Termination Agreement and the loan was forgiven. See "Other Transactions--General".

 Bulk Mortgage Loan Purchases

  In December 1995, ICIFC entered into a number of agreements with the Company and SPB to purchase bulk mortgage loan packages. All mortgage loan purchase agreements were entered into under the following terms.

  On December 5, 1995 and December 13, 1995, ICIFC purchased from the Company bulk mortgage loan packages of 30-year fully amortized six-month adjustable LIBOR and one-year adjustable United States Treasury Bill rate loans and 30- and 15-year fixed rate second trust deed mortgages with servicing rights on all mortgage loans released to ICIFC. The principal balances of the mortgages at the time of purchase was $106.7 million and $66.2 million, respectively, with a premium paid of $2.1 million and $1.6 million, respectively.

  On December 29, 1995, ICIFC purchased from SPB two bulk mortgage loan packages of 30-year fully amortized six-month adjustable LIBOR and one-year adjustable United States Treasury Bill rate loans. The principal balances of the loans in the servicing released and servicing retained bulk package at the time of purchase was $300.0 million and $28.5 million with premiums paid of $3.4 million and $142,395, respectively.

 Purchase of Mortgage-Backed Securities

  On December 29, 1995, IMH purchased, from SPB, DLJ Mortgage Acceptance Corp. Pass-Through Certificates Series 1995-4, Class B-1 and Class B-2 issued August 29, 1995. These certificates consist primarily of a pool of certain conventional, 11th District Cost of Funds adjustable rate, one-to-four family, first lien mortgage loans, with terms to maturity of not more than 30 years. The mortgage loans underlying the certificates were originated or acquired by ICII. All of the mortgage loans are serviced by ICII in its capacity as master servicer. IMH purchased Class B-1 certificates having an initial certificate principal balance of $4.8 million and the Class B-2 certificates having an initial certificate principal balance of $2.2 million for a price of 78.54 or

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$4.8 million and for a price of 70.01 or $2.3 million, respectively, equating to a discount of $1.0 million and $0.7 million, respectively. The Class B-1 certificates are single "B" rated mortgage securities and the Class B-2 are double "BB" rated mortgage securities. There was no gain or loss recorded by either party as a result of this transaction.

 Purchase of Subordinated Lease Receivables

  On December 29, 1995, IMH purchased a subordinated interest in a lease receivable securitization from IBC. The lease receivables underlying the security were originated by IBC. IMH purchased the subordinated lease receivable based on the present value of estimated cash flows using a discount rate of 12% which resulted in a purchase price of $8.4 million. As a result of the purchase, IBC recorded a gain of $1.6 million.

  The purchase price was based upon a market discount rate as confirmed by an independent third party. In March 1996, IBC repurchased the subordinated interest from IMH, and as of December 31,1997, holds the subordinated interest as an investment vehicle.

 Transfer of ICIFC Stock

  To conclude the deconsolidation of ICIFC, in the first quarter of 1997 ICII, as sole common shareholder, contributed the common shares of ICIFC to four individuals in approximately equal number of shares, with an approximate value of $25,000 each. ICII no longer has any equity interest in ICIFC.

RELATIONSHIPS WITH FMC

  On November 24, 1997, FMC completed an initial public offering of 10,000,000 shares of common stock. On December 3, 1997, FMC and the selling stockholders completed the sale of 1,500,000 shares pursuant to the underwriters' over-allotment option. Of the aggregate offering of 11,500,000 shares, 6,828,125 shares were sold by FMC, 3,568,175 shares were sold by the Company and 1,103,700 shares were sold by FLRT, Inc., respectively. As a result of these sales pursuant to the initial public offering, the Company's and FLRT, Inc.'s percentage ownership of FMC was reduced to approximately 38.4% and 21.6%, respectively.

  FMC and ICII have entered into agreements for the purpose of defining their ongoing relationships. The agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. It is the intention of FMC and ICII that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to FMC as could have been obtained from unaffiliated parties.

  Additional or modified arrangements and transactions may be entered into by FMC, ICII, and their respective subsidiaries, after completion of the proposed initial public offering. Any such future arrangements and transactions will be determined through negotiation between FMC and ICII, and it is possible that conflicts of interest will be involved. All transactions by and between FMC and ICII must be approved by a majority of the disinterested directors of FMC.

  The following is a summary of certain arrangements and transactions between FMC and ICII.

 FMC Services Agreement

  FMC and ICII have entered into a services agreement effective as of November 18, 1997 (the "FMC Services Agreement") under which ICII will continue to provide human resource administration and certain accounting functions to FMC.

  ICII will charge fees for each of the services which it will provide under the FMC Services Agreement based upon usage. The FMC Services Agreement will have an initial term that ends one year from the date of

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

the proposed initial public offering and is renewable annually thereafter. FMC may terminate the FMC Services Agreement, in whole or in part, upon one month's written notice. As part of the services to be provided under the FMC Services Agreement, ICII will provide FMC with insurance coverage and self insurance programs, including health insurance. The charge to FMC for coverage will be based upon a pro rata portion of the costs to ICII to the various policies. Management believes that the terms of the FMC Services Agreement are as favorable to FMC as could be obtained from independent third parties.

 FMC Tax Agreement

  Pursuant to the Reorganization, FMAC's status as a limited liability company was automatically terminated. Pursuant to the FMC tax agreement (the "FMC Tax Agreement"), FMC has agreed to indemnify each of ICII and FLRT, Inc. for any federal or state income taxes, including penalties and interest thereon, imposed by any taxing authority with respect, to, for, or fairly attributable to the operations of FMAC for the period from July 1, 1995 through November 24, 1997. Notwithstanding the foregoing, each of ICII and FLRT, Inc. has agreed to indemnify FMC for all taxes, including penalties and interest thereon, resulting from any determination made by a taxing authority that FMAC should be determined for tax purposes to be an association taxable as a corporation and only to the extent that such taxes pertain to the income of FMAC as originally reported on its income tax return for the period in question and solely to the extent of any limited liability company distributions made by FMAC to ICII and FLRT, Inc.

 ICII Registration Rights Agreement

  FMC has entered into a registration rights agreement (the "ICII Registration Rights Agreement") pursuant to which FMC has agreed to file one or more registration statements under the Securities Act in the future for shares of FMC held by ICII, subject to certain conditions set forth therein. Pursuant to the ICII Registration Rights Agreement, FMC will use its reasonable efforts to cause such registration statements to be kept continuously effective for the public sale from time to time of the shares of FMC held by ICII. Also, under the ICII Registration Rights Agreement, FLRT, Inc. may piggyback its shares onto any registration statement concerning shares of the FMC's common stock held by ICII; provided however than for a period of three years following the date of the proposed initial public offering, FLRT, Inc. is limited in the amount of shares of FMC's common stock it can sell to that amount authorized pursuant to Rule 144. Thereafter, FLRT, Inc. has registration rights similar to those granted to ICII under the ICII Registration Rights Agreement without any volume limitations.

 Transactions Involving SPB

  In July 1995, FMAC sold approximately $3.8 million of servicing rights to SPB, resulting in a gain of $31,000. At December 31, 1997, 1996 and 1995, there was approximately $0, $183 million and $262 million, respectively, of loans outstanding underlying this subservicing arrangement. FMAC received approximately 13 basis points for providing such services. ICII purchased the servicing rights from SPB in December 1997. FMC then purchased the servicing rights from ICII for $2.2 million.

  FMAC purchased $15.5 million in franchise loans at par value from SPB on June 26, 1997. These franchise loans were purchased at par value by SPB from FMAC in 1996 and 1997. FMC purchased $45.1 million in franchise loans at par value from SPB on December 24, 1997. These franchise loans were purchased at par value by SPB from FMAC in 1996 and 1997. On December 30, 1997, FMC sold $1.8 million of participation loans at par value to SPB.

  FMC also has a master purchase and sale agreement with SPB to originate loans for SPB under mutual agreement, and subject to SPB underwriting each such loan prior to sale of such loans. Under this agreement, FMC also has the ability to repurchase loans, under mutual agreement with SPB. There is no specified commitment by either party, and each individual sale is negotiated separately as to pricing. This agreement has no expiration date. At December 31, 1997, loans originated for SPB (and not repurchased), totaled approximately $104 million. FMC does not expect to originate a significant volume of loans for SPB under this arrangement in the future.

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

 Borrowings and Guarantees

  At December 31, 1997 and 1996, FMC had borrowings from ICII outstanding of $0 and $17.7 million, respectively. FMAC paid interest at 12% on the outstanding balances.

  FMAC, among other subsidiaries of ICII, jointly and severally and fully and unconditionally guaranteed the 9.875% Senior Notes and the ROPES securities. Such guarantees terminated upon the deconsolidation of FMC in the financial statements of ICII.

  In consideration of ICII's guarantee of FMC's warehouse lines of credit and repurchase facilities, FMC pays to ICII monthly a fee equal to 15 basis points on FMC's committed warehouse lines covered by such guarantee. For the years ended December 31, 1997, 1996 and 1995, the amount of such guarantee fees was $617,000, $0 and $0, respectively. ICII will not guarantee any of FMC's future warehouse lines of credit and repurchase facilities.

  ICII guaranteed FMC's lease obligations for its executive and administrative offices located in Los Angeles, California and Greenwich, Connecticut. The parties to the leases are currently negotiating a release of such guarantees. ICII will not guarantee any of FMC's future leases.

  ICII and FLRT, Inc. have agreed to indemnify FMC against any and all liability that FMC and its stockholders (other than ICII and FLRT, Inc.) may incur as a result of the lawsuit of DeWald et al. vs. Knyal, et al.

 ICII Options Granted to Executive Officers and Key Employees of FMC

  In April 1996, ICII granted incentive stock options to purchase 25,000 shares of ICII common stock to each of Messrs. Shaughnessy and Rinaldi and incentive stock options to purchase 10,000 shares of ICII common stock to Mr. Farren.

  In December 1995 and July 1996, ICII granted Raedelle A. Walker incentive stock options to purchase an aggregate of 30,000 shares of ICII common stock. The exercise price of all such options was the fair market value of ICII common stock at the time of the grants.

 Other Arrangements and Transactions With FMC

  In the ordinary course of business, FMC has conducted transactions with certain of its officers and directors and with affiliated companies and entities. All such transactions are conducted at "arm's length" in accordance with FMC's policies.

RELATIONSHIPS WITH ICCMIC

 ICCMIC Management Agreement

  On the closing date of ICCMIC's initial public offering, ICCMIC entered into a management agreement (the "ICCMIC Management Agreement") with Imperial Credit Commercial Asset Management Corporation ("ICCAMC"), a wholly-owned subsidiary of ICII, for an initial term expiring on the second anniversary of the closing date of ICCMIC's initial public offering. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between ICCMIC and ICCAMC, subject to the affirmative vote of a majority of ICCMIC's independent directors.

  ICCMIC may terminate, or decline to renew the term of, the ICCMIC Management Agreement without cause at any time after the first two years upon 60 days written notice by a majority vote of the independent directors; provided that a termination fee will be due. In addition, ICCMIC has the right to terminate the ICCMIC Management Agreement upon the occurrence of certain specified events, including a material breach by ICCAMC of any provision contained in the ICCMIC Management Agreement that remains uncured at the end of the applicable cure period, without the payment of any termination fee.

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

  Pursuant to the provisions of the ICCMIC Management Agreement, ICCAMC is at all times subject to the supervision of ICCMIC's board of directors and has only such functions and authority as ICCMIC delegates to it. ICCAMC advises the board of directors as to the activities and operations of ICCMIC. ICCAMC is responsible for the day-to-day operations of ICCMIC pursuant to the authority granted to it by ICCMIC's board of directors under the ICCMIC Management Agreement, and ICCAMC performs (or causes to be performed) such services and activities relating to the assets and operations of ICCMIC as may be directed by ICCMIC's board of directors or as ICCAMC otherwise considers appropriate, including: (i) serving as ICCMIC's consultant with respect to the formulation of investment criteria and preparation of policy guidelines by the board of directors; (ii) advising and representing ICCMIC in connection with the acquisition and commitment to acquire assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets; (iii) advising ICCMIC regarding, and arranging for, (a) the issuance of collateralized mortgage obligations ("CMOs") collateralized by ICCMIC's mortgage loans, (b) reverse repurchase agreements on ICCMIC's mortgage-backed securities ("MBS"), and (c) other borrowings, as appropriate; (iv) furnishing reports and statistical and economic research to ICCMIC regarding ICCMIC's activities and the services performed for ICCMIC by ICCAMC; (v) monitoring and providing to ICCMIC's board of directors on an ongoing basis price information and other data obtained from dealers that maintain markets in assets identified by the board of directors from time to time, and providing data and advice to the board of directors in connection with the identification of such dealers; (vi) providing executive and administrative personnel, office space and office services required in rendering services to ICCMIC; administering the day-to-day operations of ICCMIC; and performing and supervising the performance of such other administrative functions necessary in the management of ICCMIC, including the collection of revenues and the payment of ICCMIC's debts and obligations and maintenance of appropriate computer services to perform such administrative functions; (vii) communicating on behalf of ICCMIC with the holders of any equity or debt securities of ICCMIC as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders; (viii) to the extent not otherwise subject to an agreement executed by ICCMIC, designating a servicer for mortgage loans sold to ICCMIC and arranging for the monitoring and administering of such servicers; (ix) counseling ICCMIC in connection with policy decisions to be made by the board of directors; (x) engaging in hedging activities on behalf of ICCMIC which are consistent with ICCMIC's status as a real estate investment trust ("REIT") and with the guidelines; (xi) upon request by and in accordance with the directions of ICCMIC's board of directors, investing or reinvesting any money of ICCMIC; (xii) counseling ICCMIC regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining exemption from that Act; (xiii) counseling ICCMIC regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder; and (xiv) counseling ICCMIC as to compliance with all applicable laws, including those that would require ICCMIC to qualify to do business in particular jurisdictions.

  ICCAMC performs portfolio management services on behalf of ICCMIC pursuant to the ICCMIC Management Agreement with respect to ICCMIC's investments. Such services include, but are not limited to, consulting ICCMIC on purchase, sale and other opportunities, collection of information and submission of reports pertaining to ICCMIC's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of ICCMIC's portfolio of assets, acting as liaison between ICCMIC and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. ICCAMC may enter into subcontracts with other parties, including ICII and its affiliates, to provide any such services to ICCMIC.

  ICCAMC performs monitoring services on behalf of ICCMIC pursuant to the ICCMIC Management Agreement with respect to loan servicing activities provided by third parties and with respect to ICCMIC's portfolio of special servicing rights. Such monitoring services include, but are not limited to, the following activities: negotiating special servicing agreements; acting as a liaison between the servicers of ICCMIC's mortgage loans and ICCMIC; review of servicers' delinquency, foreclosures and other reports on ICCMIC's mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of

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

any servicer to repurchase mortgage loans. ICCAMC may enter into subcontracts with other parties, including its affiliates, to provide any such services for ICCAMC.

  ICCAMC will receive a base management fee calculated as a percentage of the Average Invested Assets of ICCMIC for each calendar quarter and equal to 1% per annum of the first $1 billion of such Average Invested Assets, .75% of the next $250 million of such Average Invested Assets, and .50% of Average Invested Assets above $1.25 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of ICCMIC, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. ICCAMC will not receive any management fee for the period prior to the sale of the shares in ICCMIC's initial public offering. The base management fee is intended to compensate ICCAMC for its costs in providing management services to ICCMIC. The board of directors of ICCMIC may adjust the base management fee in the future if necessary to align the fee more closely with the costs of such services.

  ICCAMC shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations of ICCMIC (before the incentive fee) per share of common stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of common stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by ICCMIC multiplied by (b) the Ten-Year U.S. Treasury Rate plus four percent per annum multiplied by (B) the weighted average number of shares of common stock outstanding during such quarter. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

  Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of ICCMIC's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating ICCAMC's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by ICCMIC.

  If ICCMIC determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by ICCMIC.

  ICCAMC will be reimbursed for (or charge ICCMIC directly for) ICCAMC's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase by ICCMIC.

  The above referenced management fees are payable in arrears. ICCAMC's base and incentive fees and reimbursable costs and expenses shall be calculated by ICCAMC within 45 days after the end of each quarter, and such calculation shall be promptly delivered to ICCMIC. ICCMIC is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter.

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

 Right of First Offer

  Pursuant to the ICCMIC Management Agreement, ICCAMC will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of ICCMIC's board of directors in following or declining to follow its advice or recommendations. ICCAMC, its directors and its officers will not be liable to ICCMIC, any subsidiary of ICCMIC, the independent directors, ICCMIC's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the ICCMIC Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the ICCMIC Management Agreement. ICCMIC has agreed to indemnify ICCAMC, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of ICCAMC not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the ICCMIC Management Agreement.

  The ICCMIC Management Agreement does not limit or restrict the right of ICCAMC or any of its officers, directors, employees or affiliates to engage in any business or to render services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet ICCMIC's policies and criteria, except that ICCAMC may not manage or advise another REIT or other entity that invests or intends to invest primarily in commercial and multifamily mortgage loans or subordinated commercial or multifamily MBS interests. Moreover, the directors and certain of the executive officers of ICCAMC executed non-compete agreements that preclude them from leaving ICCAMC and, under certain circumstances, forming or joining another REIT that invests or intends to invest primarily in commercial and multifamily mortgage loans or subordinated CMBS interests.

  ICII and its affiliates, including SPB, expect to continue to originate mortgage loans and MBS interests. SPB has entered into an agreement granting ICCMIC, as long as the ICCMIC Management Agreement is in effect, a right of first offer to purchase, in addition to the initial investments made by ICCMIC, not less than $150 million annually of multifamily and commercial mortgage loans typical of those originated by SPB. Although not contractually committed to do so, ICCMIC intends to purchase mortgage loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the guidelines and underwriting criteria as established and modified from time to time by ICCMIC's independent directors.

  ICCMIC expects to maintain a relationship with ICII and SPB in which ICCMIC will be a ready, willing and able purchaser of MBS interests that may be sold from time to time by SPB. Although no binding commitment will exist on the part of ICII, SPB or ICCMIC regarding the sale and purchase of MBS interests, ICCMIC expects to be able to purchase MBS interests from SPB at prices and on terms meeting ICCMIC's investment criteria.

  ICCMIC expects that ICII and SPB will offer to sell assets to ICCMIC on terms and at prices that, in the aggregate, will be fair to both parties, subject to compliance with the guidelines. In deciding whether to acquire any such asset, ICCAMC may consider, among other factors, whether acquisition of the asset will enhance ICCMIC's ability to achieve or exceed ICCMIC's risk adjusted target rate of return established for that period by ICCMIC's board of directors, whether the asset otherwise is well-suited for ICCMIC and whether ICCMIC is financially able to take advantage of the investment opportunity. If an asset that otherwise meets all of ICCMIC's criteria for asset acquisition is being offered to ICCMIC at a price that is greater, or on terms that are less favorable, than would be required by third parties for similar assets in bona fide arms' length transactions, ICCAMC would be expected to recommend that ICCMIC decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among ICCMIC, ICII and SPB.

 Other Transactions

  From time to time, SPB may act as the servicer for ICCMIC's loans. SPB will receive fees for such services pursuant to applicable pooling and servicing agreements.

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

  ICCMIC, on the one hand, and ICII and its affiliates, on the other, will enter into a number of relationships other than those governed by the ICCMIC Management Agreement, some of which may give rise to conflicts of interest. Moreover, three of the members of the board of directors of ICCMIC and all of its officers are also employed by ICCAMC or its affiliates.

  The relationships between ICCMIC, on the one hand, and ICII and its affiliates, on the other, are governed by policy guidelines approved by a majority of ICCMIC's independent directors. The guidelines establish certain parameters for the operations of ICCMIC, including quantitative and qualitative limitations on ICCMIC's assets that may be acquired. The guidelines are to assist and instruct ICCAMC and to establish restrictions applicable to transactions with ICII and its affiliates. A majority of the independent directors approved the acquisition of the initial investments by ICCMIC from ICII and SPB. However, subsequent to the acquisition of the initial investments, ICCAMC may enter into transactions on behalf of ICCMIC with ICII and its affiliates based upon the guidelines approved by the independent directors. Such transactions will be reviewed on a quarterly basis to insure compliance with the guidelines.

 Mortgage Loan and Other Asset Purchases

  On October 31, 1997, ICCMIC purchased multifamily/commercial mortgage loans and interests in certain multifamily and commercial mortgage backed securities from SPB and from the Company, for an aggregate purchase price of approximately $163 million plus interest.

  In December 1997, ICCMIC purchased a pool of multifamily and commercial mortgage loans from SPB for approximately $97 million plus interest.

  ICCMIC may acquire additional assets from ICII and its affiliates in the future. Any such acquisitions will be in accordance with the guidelines approved by a majority of ICCMIC's independent directors. The terms of a particular transaction, however, will not be approved in advance by ICCMIC's independent directors in all cases. The independent directors will review any such transactions quarterly to insure compliance with the guidelines, but in doing so they, by necessity, will rely primarily on information and analysis provided to them by ICCAMC.

 Equity Investment

  On October 20, 1997, the Company completed the initial public offering of ICCMIC. The initial public offering of 34,500,000 shares of common stock was priced at $15.00 per share, representing total net proceeds from the offering of approximately $481.2 million. All of the shares were offered by ICCMIC. In October 1997, the Company purchased 2,970,000 shares of ICCMIC common stock for $41.4 million. In December 1997, the Company purchased an additional 100,000 shares of ICCMIC common stock for $1.5 million.

  As of December 31, 1997, the Company owns 8.9% of the outstanding common stock of ICCMIC. ICCMIC will be managed by ICCAMC, a wholly owned subsidiary of the Company. ICCMIC intends to invest primarily in performing multifamily and commercial loans and in mortgage backed securities. ICCAMC also has received stock options pursuant to the ICCMIC Option Plan. ICII will retain its shares of ICCMIC for at least two years after ICCMIC's initial public offering of shares of common stock, but may dispose of its shares any time thereafter. Notwithstanding the foregoing, if ICCMIC terminates the ICCMIC Management Agreement, ICII may dispose of its shares at that time.

  The market in which ICCMIC expects to acquire assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between ICCMIC, ICCAMC, and affiliates of ICCAMC in addition to those described herein.

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OTHER MATTERS

  In October 1997, the Company loaned H. Wayne Snavely and Kevin E. Villani $1,999,998 and $999,992, respectively, for the purposes of assisting each of them to purchase ICCMIC common stock. The loans are each evidenced by a promissory note maturing June 14, 2002, secured by a deed of trust and stock of ICCMIC held by such individuals. The note bears interest at an annual rate of 10.4% and is payable in semi-annual installments commencing June 15, 1998. At February 28, 1998, the remaining balances are $1.1 million and $610,000, for Wayne Snavely and Kevin E. Villani, respectively.

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                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  In connection with the sale of the Old Par Securities, the Company, the Trust and the Subsidiary Guarantors (collectively, the "Registrants") entered into a Registration Rights Agreement with the Initial Purchaser pursuant to which the Registrants agreed to file a registration statement under the Securities Act with respect to the New Par Securities and, upon the effectiveness of such registration statement, offer to the holders of the Old Par Securities the opportunity to exchange their Old Par Securities for a like liquidation amount of New Par Securities, which will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by the holder without registration under the Securities Act. Upon the completion of the Exchange Offer, each of the Registrants' obligations with respect to the registration of the Old Par Securities and the New Par Securities will terminate, except as provided below. A copy of the Registration Rights Agreement delivered in connection therewith has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Following the completion of the Exchange Offer, holders of Old Par Securities not tendered will not have any further registration rights, except as provided below, and the Old Par Securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Par Securities could be adversely affected upon completion of the Exchange Offer.

  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third-parties, the Registrants believe that New Par Securities issued pursuant to the Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder represents to the Registrants that
(i) such New Par Securities are acquired in the ordinary course of business of such holder, (ii) such holder is not engaging in and does not intend to engage in a distribution of such New Par Securities and (iii) such holder has no arrangement or understanding with any person to participate in the distribution of such New Par Securities. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Par Securities cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Par Securities for its own account in exchange for Old Par Securities, where such Old Par Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities. See "Plan of Distribution."

  In the event that any holder of Old Par Securities would not receive freely tradeable New Par Securities in the Exchange Offer or is not eligible to participate in the Exchange Offer, such holder can elect, by so indicating on the Letter of Transmittal and providing certain additional necessary information, to have such holder's Old Par Securities registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act.

  In the event that the Registrants are obligated to file a "shelf" registration statement, they will be required to keep such "shelf" registration statement effective for a period of three years or such shorter period that will terminate when all of the Old Par Securities covered by such registration statement have been sold pursuant thereto. Other than as set forth in this paragraph, no holder will have the right to require the Registrants to register such holder's Par Securities under the Securities Act. See "Procedures for Tendering Old Securities."

  Pursuant to the Registration Rights Agreement, the Registrants (or, if the Debentures have been distributed to holders of the Par Securities in liquidation of the Trust, the Company only) agreed to file with the Commission, on or prior to 30 days after the Closing Date, the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Par Securities, the New Trust Guarantee and the New Debentures. Upon the effectiveness of the Exchange Offer Registration Statement, the Registrants will offer to the holders of Old Par Securities who are able to make certain representations the opportunity to exchange their

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

Transfer Restricted Old Par Securities for New Par Securities pursuant to the Exchange Offer. If (i) the Registrants are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Company has received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures or New Debentures, (y) interest payable by the Company on such Debentures or New Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or
(iii) any holder of Old Par Securities notifies the Company and the Trust on or before the 20th Business Day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Par Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Old Par Securities acquired directly from the Trust or an affiliate of the Trust or in the Remarketing, the Registrants will file with the Commission a Shelf Registration Statement to cover resales of the Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Trust will use their respective best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Par Security, Trust Guarantee or Debenture until (i) the date on which such Par Security, Trust Guarantee or Debenture has been exchanged by a person other than a broker-dealer for a New Par Security, New Trust Guarantee or New Debenture in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Par Security for a New Par Security , the date on which such New Par Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
(iii) the date on which such Par Security, Trust Guarantee or Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Par Security, Trust Guarantee or Debenture is distributed to the public pursuant to Rule 144 under the Securities Act.

  The Registration Rights Agreement provides that (i) the Registrants will file an Exchange Offer Registration Statement with the Commission on or prior to 30 days after the Closing Date (unless not required to do so pursuant to clause (x) or (y) of the fourth sentence of the preceding paragraph), (ii) the Registrants will use their respective best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Registrants will commence the Exchange Offer and use their best efforts to issue on or prior to 30 Business Days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Par Securities, New Trust Guarantees and New Debentures in exchange for all Old Par Securities, Old Trust Guarantees and Old Debentures tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Registrants will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 30 days after such obligation arises. If (w) the Registrants fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (x) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (y) the Registrants fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (z) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (w) through (z) above a "Registration Default"), then the Company will pay additional interest ("Additional Interest") on the Debentures (including in respect of amount occurring during any Extension

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

Period) and corresponding Additional Distributions (the "Additional Distributions") will become payable on the Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 liquidation or principal amount of Transfer Restricted Securities held by such holder. The amount of the Additional Interest (and corresponding Additional Distributions) will increase by an additional $.05 per week per $1,000 liquidation or principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of $.50 per week per $1,000 liquidation or principal amount of Transfer Restricted Securities. All accrued Additional Interest (and corresponding Additional Distributions) will be paid by the Company on each Distribution payment date to The Depositary Trust Company ("DTC") by wire transfer of immediately available funds or by federal funds check and to holders of definitive securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Additional Interest (and corresponding Additional Distributions) will cease.

  Transfer Restricted Securities which have not been exchanged for New Par Securities, New Debentures and New Trust Guarantees pursuant to the Exchange Offer are mandatorily redeemable by the Company on the Remarketing Settlement Date, as described under "Description of Securities--Redemption--Transfer Restricted Security Redemption."

  Holders of Old Par Securities will be required to make certain representations to the Company, the Trust and the Subsidiary Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD PAR SECURITIES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Trust will accept for exchange Old Par Securities which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 P.M.,
New York City time, on     , 1998; provided, however, that if the Trust, in
its sole discretion, has extended the period of time during which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended. As of the date of this Prospectus, $70,000,000 aggregate liquidation amount of the Old Par Securities is outstanding. This Prospectus, together with the Letter of Transmittal, is
first being sent on or about     , 1998, to all holders of Old Par Securities
known to the Trust. The Trust's obligation to accept Old Par Securities for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Trust expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Par Securities, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Par Securities previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Trust. Any Old Par Securities not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Par Securities tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof. The Trust expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Par Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange

Offer." The Trust will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Par Securities as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD PAR SECURITIES

  Only a registered holder of Old Par Securities may tender such Old Par Securities in the Exchange Offer. The tender to the Trust of Old Par Securities by a holder thereof as set forth below and the acceptance thereof by the Trust will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Par Securities for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Chase Trust Company of California (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Par Securities must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Par Securities, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD PAR SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD PAR SECURITIES SHOULD BE SENT TO THE TRUST. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Par Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Par Securities, either make appropriate arrangements to register ownership of the Old Par Securities in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal Rights"), as the case may be, must be guaranteed (see "--Guaranteed Delivery Procedures") unless the Old Par Securities surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Par Securities who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guaranties must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Par Securities are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Par Securities surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Trust in its sole discretion, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the Old Par Securities with the signature thereon guarantied by an Eligible Institution.

  If the Letter of Transmittal or any Old Par Securities or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or

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

representative capacity, such person should so indicate when signing, and, unless waived by the Trust, proper evidence satisfactory to the Trust of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Par Securities tendered for exchange will be determined by the Trust in its sole discretion, which determination shall be final and binding. The Trust reserves the absolute right to reject any and all tenders of any particular Old Par Securities not properly tendered or not to accept any particular Old Par Securities which acceptance might, in the judgment of the Trust or its counsel, be unlawful. The Trust also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Par Securities either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Par Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Par Securities either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Trust shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Par Securities for exchange must be cured within such reasonable period of time as the Trust shall determine. None of the Trust, the Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Par Securities for exchange, nor shall any of them incur any liability for failure to give such notification.

  By tendering, each holder will represent to the Trust that, among other things, the New Par Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Par Securities, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Par Securities. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Trust, the Company or the Subsidiary Guarantors or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such New Par Securities to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretation of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Par Securities for its own account in exchange for Old Par Securities, where such Old Par Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Par Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company currently is obligated to apply for listing of the New Par Securities, upon request of the holders of a majority in aggregate liquidation amount of the New Par Securities, only in connection with this registration statement covering the New Par Securities, provided that the New Par Securities qualify for listing. Any holder who wishes to request listing of the New Par Securities in connection with this registration must submit written notification thereof under separate cover to: Irwin L. Gubman, Regular Trustee, c/o Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building One, Suite 240, Torrance, California 90505. Holders must indicate along with such request the aggregate liquidation amount of the New Par Securities they hold.

ACCEPTANCE OF OLD PAR SECURITIES FOR EXCHANGE; DELIVERY OF NEW PAR SECURITIES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Trust will accept, promptly after the Expiration Date, all Old Par Securities properly tendered and will issue the New Par Securities promptly after acceptance of the Old Par Securities. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Trust will be deemed to have accepted properly tendered Old Par Securities for exchange when, as and if the Trust has given oral or written notice thereof to the Exchange Agent.

  For each Old Par Security accepted for exchange, the holder of such Old Par Security will receive as set forth below under "Description of the Securities--Book-Entry, Delivery and Form" a New Par Security having

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

a principal amount equal to that of the surrendered Old Par Security. Accordingly, registered holders of New Par Securities on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Par Securities or, if no interest has been paid, from June 9, 1997. Old Par Securities accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Par Securities are accepted for exchange will not receive any payment in respect of accrued interest on such Old Par Securities otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of New Par Securities for Old Par Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Par Securities or a timely Book-Entry Confirmation of such Old Par Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Par Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Par Securities are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Par Securities will be returned without expense to the tendering holder thereof (or, in the case of Old Par Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Par Securities will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Par Securities at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Par Securities by causing the Book-Entry Transfer Facility to transfer such Old Par Securities into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Par Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Par Securities desires to tender such Old Par Securities and the Old Par Securities are not immediately available, or time will not permit such holder's Old Par Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to 5:00 P.M., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Trust (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Par Securities and the amount of Old Par Securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Par Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and
(iii) the certificates for all physically tendered Old Par Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery

WITHDRAWAL RIGHTS

  Tenders of Old Par Securities may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Par Securities to be withdrawn, identify the Old Par Securities to be withdrawn (including the principal amount of such Old Par Securities), and (where certificates for Old Par Securities have been transmitted) specify the name in which such Old Par Securities are registered, if different from that of the withdrawing holder. If certificates for Old Par Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution in which case such guarantee will not be required. If Old Par Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Par Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trust, whose determination will be final and binding on all parties. Any Old Par Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Par Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Par Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Par Securities will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Par Securities) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Par Securities may be retendered by following one of the procedures described under "--Procedures for Tendering Old Par Securities" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Trust shall not be required to accept for exchange, or to issue New Par Securities in exchange for, any Old Par Securities and may terminate or amend the Exchange Offer, if at any time before the acceptance of such New Par Securities for exchange, any of the following events shall occur:

  If (i) the Registrants are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy,
(ii) the Company has received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures or New Debentures, (y) interest payable by the Company on such Debentures or New Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) any holder of Transfer Restricted Securities notifies the Company and the Trust on or before the 20th Business Day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Par Securities, the New Trust Guarantees and the New Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Old Par Securities acquired directly from the Trust or an affiliate of the Trust or in the Remarketing, the Registrants will file with the Commission a Shelf Registration Statement to cover resales of the Par Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

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

  The foregoing conditions are for the sole benefit of the Registrants and may be asserted by the Registrants in whole or in part at any time and from time to time in their sole discretion. The failure by the Registrants at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Trust will not accept for exchange any Old Par Securities tendered, and no New Par Securities will be issued in exchange for any such Old Par Securities, if at such time any stop order is threatened by the Commission or in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

  The Exchange Offer is not conditioned on any minimum principal amount of Old Par Securities being tendered for exchange.

EXCHANGE AGENT

  Chase Trust Company of California has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests or Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  Chase Trust Company, Exchange Agent

  By Hand/Overnight Courier/By Mail:
    c/o The Chase Manhattan Bank
    Attn: Mr. Carlos Estevez
          55 Water Street
          Second Floor, Room #234
          New York, New York 10041

  By Facsimile: (212) 638-7380
  Confirm by Telephone (212) 638-0828

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

  The Exchange Agent also acts as Property Trustee and Indenture Trustee.

FEES AND EXPENSES

  The Trust will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $200,000.

TRANSFER TAXES

  Holders who tender their Old Par Securities for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Trust to register New Par Securities in the name of, or request that Old Par Securities not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

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

CONSEQUENCES OF FAILURE TO EXCHANGE OLD PAR SECURITIES

  Holders of Old Par Securities who do not exchange their Old Par Securities for New Par Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Par Securities as set forth in the legend thereon as a consequence of the issuance of the Old Par Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Par Securities may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. None of the Trust, the Company nor the Subsidiary Guarantors (collectively, the "Registrants") currently anticipate that it will register Old Par Securities under the Securities Act. See "Description of Securities-- Exchange Offer; Registration Rights." Based on interpretations by the Staff of the Division of Corporation Finance of the Commission, as set forth in no-action letters issued to third parties, the Registrants believe that New Par Securities issued pursuant to this Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Par Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Par Securities. However, any holder of Old Par Securities who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Par Securities, or any broker-dealer who purchased Old Par Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Par Securities in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Par Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Par Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Par Securities for New Par Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities.

  Each holder of Old Par Securities who wishes to exchange Old Par Securities for New Par Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Registrants, (ii) any New Par Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Par Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Par Securities. In addition, the Registrants may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Par Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Par Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Par Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Registrants believe that broker-dealers who acquired Old Par Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Par Securities received upon exchange of such Old Par Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Registrants have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Par Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  Any Old Par Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights relating to the Exchange Offer which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Registrants will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Par Securities held by them. Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of the Securities--Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "Risk Factors-- Consequences of a Failure to Exchange Old Par Securities." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Par Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Registrants have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Par Securities for offer or sale under the securities laws of such jurisdiction as any holder reasonably requests in writing. Unless a holder so requests, the Registrants do not currently intend to register or qualify the sale of the New Par Securities in any such jurisdictions.

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

                                   THE TRUST

  The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust (as so amended and restated, the "Declaration") dated as of May 28, 1997, executed by the Company, as sponsor, and the trustees of the Trust and
(ii) a certificate of trust, dated as of May 28, 1997, filed with the Secretary of State of the State of Delaware. The Company acquired Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust, at the same time as the Par Securities were sold. The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Debentures and, accordingly, the assets of the Trust consist solely of the Debentures. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from such sales in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Declaration, there are five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Chase Trust Company of California, a state banking corporation, will act as Property Trustee, and its affiliate, Chase Manhattan Bank, a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the Company as holder of the Common Securities. Chase Trust Company of California will also act as trustee under the Trust Guarantee (the "Guarantee Trustee").

  The Property Trustee holds title to the Debentures for the benefit of the holders of the Trust Securities and, as the holder of the Debentures, the Property Trustee has the power to exercise all rights, powers and privileges of a holder of Debentures under the Indenture. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Trust Guarantee for the benefit of the holders of the Par Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be at least three; provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the Property Trustee and at least one Trustee will be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and will be responsible for all debts and obligations of the Trust (other than with respect to the Par Securities).

  For so long as the Par Securities remain outstanding, the Company has covenanted (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

  The rights of the holders of the Par Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act. See "Description of Securities." The Declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

  The location of the principal executive office of the Trust is c/o the Company, 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California, 90505, and its telephone number is (310) 373-1704.

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

                           DESCRIPTION OF SECURITIES

DESCRIPTION OF THE COMMON SECURITIES

  The Company owns all of the non-transferable, beneficial ownership interests represented by the Common Securities of the Trust. The Common Securities of the Trust have an aggregate liquidation amount of $2,165,000. The Common Securities are subordinated to the Par Securities in certain limited circumstances with respect to Distributions and the amount payable on redemption or liquidation, as described below and in the Declaration. This summary of certain provisions of the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration (as supplemented or amended from time to time), including the definitions therein of certain terms.

GENERAL

  Except as described under "--Subordination of Common Securities" below, the Common Securities will rank on a parity, and payments of distributions on, and amounts payable on redemption of, the Common Securities will be made thereon pro rata, with the Par Securities.

VOTING RIGHTS

  Except as provided below and as otherwise required by law and the Declaration, the Common Securities holder will have no voting rights.

  The Common Securities holder has the right to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees, subject to certain limitations as provided in the Declaration. In addition, the Common Securities holder has voting rights substantially similar to the voting rights of the holders of Par Securities. See "Description of Securities--Voting Rights; Amendment of the Declaration." However, the Common Securities holder has the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, only after all Trust Enforcement Events with respect to the Par Securities have been cured, waived or otherwise eliminated. If the Property Trustee fails to enforce its rights under the Debentures after the Common Securities holder has made a written request, such Common Securities holder may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity.

SUBORDINATION OF COMMON SECURITIES

  Payment of distributions on, and amounts payable on redemption of, the Common Securities shall be made pro rata with payments of Distributions on, and the Redemption Price of, the Par Securities, based on the liquidation amount of such Common Securities and Par Securities; provided, however, that if on any Distribution Date or redemption date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Par Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price of all of the outstanding Par Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Par Securities then due and payable.

DESCRIPTION OF THE PAR SECURITIES

  The Par Securities represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the

Declaration. This summary of certain provisions of the Par Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference. For purposes of this summary, the term "Company" refers only to ICII and not to any of its Subsidiaries.

GENERAL

  The Par Securities rank on a parity, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Trust Guarantee executed by the Company for the benefit of the holders of the Par Securities is a guarantee with respect to the Par Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Par Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Trust Guarantee." The Company's obligations under the Trust Guarantee, taken together with its obligations under the Declaration of Trust, the Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Par Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Par Securities.

  Holders of the Par Securities have no preemptive or similar rights.

DISTRIBUTIONS

  From the date of original issuance to but excluding the Remarketing Settlement Date, distributions will accumulate at the Initial Distribution Rate of the stated liquidation amount of $1,000 per Par Security. From the Remarketing Settlement Date to but excluding the date of redemption of the Par Securities, holders of Par Securities will be entitled to receive Distributions at the Adjusted Distribution Rate that results from the Remarketing consummated on the Remarketing Settlement Date. The Adjusted Distribution Rate will not exceed the Maximum Adjusted Distribution Rate. See "--Remarketing--Remarketing Procedures."

  As used herein:

  (i) "Scheduled Remarketing Date" means the third Business Day prior to any Scheduled Remarketing Settlement Date;

  (ii) "Scheduled Remarketing Settlement Date" means June 14, 2002, or such other date determined pursuant to this definition, unless a Trust Enforcement Event has occurred and is continuing on the 25th Business Day prior to such Scheduled Remarketing Settlement Date, in which case the Scheduled Remarketing Settlement Date will be the 30th Business Day after the date of cure or waiver of such Trust Enforcement Event; provided that if (x) purchases and sales of Par Securities pursuant to a Remarketing are not consummated on any Scheduled Remarketing Settlement Date for any reason (including the Company's failure to make the deposit required in the event of a Special Mandatory Redemption) other than the occurrence and continuance of any other Trust Enforcement Event or if (y) the Company fails to redeem Debentures in connection with a Tax Opinion Redemption after cancelling the Remarketing, the next Scheduled Remarketing Settlement Date will be the 30th Business Day after such Scheduled Remarketing Settlement Date;

  (iii) "Remarketing Settlement Date" means the Scheduled Remarketing Settlement Date on which purchases and sales of Par Securities pursuant to a Remarketing are consummated;

  (iv) "Maximum Adjusted Distribution Rate" means the rate per annum, determined on the Scheduled Remarketing Date by the Remarketing Agent in its discretion, equal to the greater of (a) the 30-year Treasury Rate plus 600 basis points and (b) a nationally-recognized high-yield index rate for similarly-rated issues, plus 100 basis points; and

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

  (v) "30-year Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity of the U.S. Treasury security used, in accordance with customary financial practice, as the benchmark pricing bond in pricing new issues of corporate debt securities of 30-year maturities on the Scheduled Remarketing Date.

  Distributions are payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date. In the event that any date on which Distributions are payable on the Par Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business. The amount of Distributions payable for any period will be computed (i) for any full 180-day semi-annual distribution period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual distribution period for which distributions are computed, on the basis of a 30-day month and for periods less than a month, the actual number of days elapsed per 30-day-month.

  Distributions on the Par Securities (other than distributions on a redemption date) will be payable to the holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates, which, as long as the Par Securities are represented by one or more global certificates ("Global Certificates"), will be the close of business on the June 1 or December 1 next preceding the Distribution Date. Distributions payable on any Par Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Par Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Par Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

  At all times, the Applicable Distribution Rate, the distribution payment dates and other payment dates for the Par Securities will correspond to the interest rate, interest payment dates and other payment dates on the Debentures, which will be the sole assets of the Trust.

  Distributions on the Par Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Par Securities will be limited to payments under the Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Debentures." If the Company does not make interest payments on the Debentures, the Property Trustee will not have funds available to pay Distributions on the Par Securities.

  Following the Remarketing Settlement Date, the Company will have the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. Accordingly, there could be multiple Extension Periods of varying terms throughout the term of the Debentures. As a consequence of any such extension, semi-annual Distributions on the Par Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Par Securities are entitled will accumulate and compound semi-annually at the Adjusted Distribution Rate from the relevant payment date for such Distributions. The term Distributions as used herein includes any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Trust Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. See "Description of Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount." The Company has no current intention of exercising its right, following the Remarketing Settlement Date, to defer payments of interest by extending the interest payment period of the Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Debentures held by the Trust, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem the Trust Securities. See "Description of Debentures--Redemption" for a description of the Company's options to redeem the Debentures. If less than all of the Debentures held by the Trust are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the Trust Securities. In addition, if the Remarketing Agent is unable to remarket all of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Company will be required to redeem the Debentures as described under "--Remarketing--Special Mandatory Redemption."

 Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity

  If, at any time, either a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Regular Trustees may, within 90 days following the occurrence of such Special Event, elect to dissolve the Trust upon not less than 30 nor more than 60 days' notice and, after satisfaction of liabilities to creditors, if any, cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If an Investment Company Event shall occur and be continuing, the Company also has the option, after the Remarketing Settlement Date, to redeem the Debentures, in whole but not in part (and thereby cause a mandatory redemption of the Securities), at any time within 90 days following the occurrence of such an Investment Company Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. In addition, if a Tax Event shall occur and be continuing and in the opinion of independent tax counsel to the Trust experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Debentures to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue to exist, then the Company will have the right (a) to shorten the Stated Maturity of the Debentures to a date not earlier than June 14, 2012 (a "Maturity Advancement") such that, in the opinion of such independent tax counsel, after advancing the Stated Maturity of the Debentures, interest paid on the Debentures will be deductible by the Company for United States federal income tax purposes or (b) after the Scheduled Remarketing Date, to redeem the Debentures, in whole but not in part (and thereby cause a mandatory redemption of the Par Securities), at any time within 90 days following the occurrence of a Tax Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. Under current United States federal income tax law and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the Debentures should not be a taxable event to holders of the Par Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the

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Par Securities. See "United States Federal Income Tax Consequences--
Distribution of Debentures or Cash upon Liquidation of the Trust."

  If the Company does not elect any of the options described above, the Par Securities will remain outstanding until the repayment of the Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event. See "Description of Debentures."

  A "Tax Event" means the receipt by the Company of an opinion of independent tax counsel to the Company, experienced in such matters, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Par Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on such Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Securities.

 Tax Opinion Redemption

  If the Company receives a Tax Opinion at least 35 business days prior to the Election Date, the Remarketing may be cancelled at the option of the Company, in which case the Debentures (and, thus, the Securities) would be redeemed by the Company on the Scheduled Remarketing Settlement Date, in whole but not in part, at a redemption price equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest thereon to such Scheduled Remarketing Settlement Date.

  As used herein, "Tax Opinion" means an opinion of an independent tax counsel to the Company experienced in such matters to the effect that, as a result of
(a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, or which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of original issuance of the Par Securities, that it is more likely than not that (i) the Trust will be, following the Remarketing Settlement Date, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust will be, following the Remarketing Settlement Date, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Debentures, following the Remarketing Settlement Date, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

 Transfer Restricted Security Redemption

  Upon consummation of the Exchange Offer, the Company will be required, on the Remarketing Settlement Date, to redeem, in whole (but not in part), certain Debentures (the ownership of which is represented by the Par

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Securities) which were not exchanged pursuant to the Exchange Offer (a
"Transfer Restricted Security Redemption"). As part of a Transfer Restricted Security Redemption, on the Schedule Remarketing Settlement Date such Old Par Securities will be exchanged with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation of such Old Par Securities and such Debentures shall immediately be redeemed by the Company at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to the date of redemption.

REDEMPTION PROCEDURES

  Set forth below are procedures applicable to a redemption of Par Securities other than a Special Mandatory Redemption of all of the Par Securities. Procedures applicable to a Special Mandatory Redemption are set forth under "--Remarketing--Special Mandatory Redemption."

  Par Securities redeemed on each redemption date will be redeemed at the redemption price in respect of the Debentures plus an amount equal to accrued and unpaid Distributions thereon through the date of redemption (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment of the Debentures. Redemptions of the Par Securities will be made and the Redemption Price will be payable on each redemption date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  Notice of any redemption (other than a Special Mandatory Redemption) will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Par Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Par Securities or if the Par Securities are to be redeemed following a Special Mandatory Redemption of all of the Debentures, then, by 12:00 noon, New York City time, on the redemption date (including the Remarketing Settlement Date), to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Par Securities. See "Book-Entry Issuance." If any Par Securities are not represented by one or more Global Certificates, the Trust, to the extent funds are available, will irrevocably deposit with the Paying Agent (as defined herein) for such Par Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Par Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Par Security called for redemption will be payable to the holders of such Par Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such Par Securities so called for redemption will cease, except the right of the holders of such Par Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Par Securities will cease to be outstanding. In the event that any date fixed for redemption of Par Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

  In the event that payment of the Redemption Price in respect of Par Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee as described under "Description of Trust Guarantee," Distributions on such Par Securities will continue to accumulate at the then Applicable Distribution Rate in effect at the beginning of the related interest period, or increased, to the extent permitted by applicable law, if the Remarketing has not occurred on a Scheduled Remarketing Date, from the redemption date originally established by the Trust for the Par Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "-- Distributions."

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

  The Trust may not redeem fewer than all of the outstanding Par Securities unless all accrued and unpaid distributions have been paid on all Par Securities for all semi-annual distribution periods terminating on or prior to the date of redemption. If fewer than all of the Trust Securities issued by the Trust are to be redeemed on a redemption date, then the aggregate amount of such Trust Securities to be redeemed will be allocated pro rata among the Par Securities and the Common Securities. If Par Securities are represented by one or more Global Certificates, they will be redeemed as described below under "Book-Entry Issuance." The particular Par Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Par Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or integral multiples of $1,000 in excess thereof) of the liquidation preference of Par Securities of denominations larger than $1,000. The Property Trustee will promptly notify the Trust registrar in writing of the Par Securities selected for redemption and, in the case of any Par Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Par Securities shall relate, in the case of any Par Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Par Securities which has been or is to be redeemed.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Par Securities by tender, in the open market or by private agreement.

 Change of Control

  The Declaration provides that upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each holder of Par Securities will have the right to require the Trust to cause all or any part (equal to $1,000 liquidation amount or any integral multiple thereof) of the Par Securities to be exchanged for an equivalent principal amount of Debentures. Promptly thereafter, such Debentures will be repurchased by the Company pursuant to the Indenture, as described below (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

  Within 10 days following any Change of Control, the Company will notify the Trust of such Change of Control and the Trust will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to exchange the Par Securities for the Debentures pursuant to the procedures required by the Declaration and described in such notice. The Trust and the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the exchange of the Par Securities and the repurchase of the Debentures as a result of a Change of Control.

  The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Trust will accept all Par Securities tendered in response to the Change of Control Offer and the Company will repurchase all Debentures exchanged for such Par Securities. Payment for the Debentures exchanged for any Par Securities so accepted will be made in the same manner as interest payments are made.

  On the Change of Control Purchase Date, the Trust will, to the extent lawful, (a) accept for exchange all Par Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deliver or cause to be delivered to the Property Trustee the Par Securities so accepted together with a certificate of the Regular Trustees stating the aggregate liquidation amount of Par Securities or portions thereof being exchanged by the Trust and (c) the Trust will then exchange, for such Par Securities, Debentures having an equivalent aggregate principal amount. The Company will promptly deposit with the Indenture Trustee an amount equal to the Change

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

of Control Payment in respect of all Par Securities or portions thereof so exchanged. The Indenture Trustee will promptly mail to each holder of Par Securities so exchanged the Change of Control Payment for such Par Securities, and the Trust will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Par Security equal in liquidation amount to any unexchanged portion of the Par Securities surrendered, if any; provided that each such new Par Securities will be in a liquidation amount of $1,000 or an integral multiple thereof. The Trust and the Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

 Asset Sales

  The Declaration provides that if the Trust owns all of the Debentures and if the aggregate amount of Excess Proceeds under the covenant entitled "Description of Debentures--Certain Covenants of the Company--Asset Sales" exceeds $5.0 million, the Trust will be required to make an offer to all holders of Par Securities (an "Asset Sale Offer") to exchange, for such Par Securities the maximum principal amount of Debentures that may be exchanged under such covenant out of the Excess Proceeds, which Debentures shall then be repurchased by the Company at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Declaration and the Indenture.

  An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Trust will accept for exchange up to the liquidation amount of Par Securities required to be exchanged pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Par Securities tendered in response to the Asset Sale Offer.

  On or before the Asset Sale Purchase Date, the Trust will, to the extent lawful, accept for exchange, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Par Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Par Securities tendered, and the Regular Trustees will deliver to the Property Trustee a certificate stating that such Par Securities or portions thereof were accepted for exchange by the Trust in accordance with the terms of this covenant. Promptly following such exchange, the Company will (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Debentures exchanged with such holder by the Trust, and the Trust will promptly issue a new Par Security, and the Trust will authenticate and mail or deliver such new Par Security to such holder, in a liquidation amount equal to any unexchanged portion of the Par Security surrendered. Any Par Security not so accepted will be promptly mailed or delivered by the Trust to the holder thereof. The Trust and the Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

REMARKETING

 Remarketing Procedures

  Set forth below is a summary of the procedures to be followed in connection with the Remarketing of the Par Securities (or, if the Debentures have been distributed to holders of the Par Securities in liquidation of the Trust, the Debentures):

  If the Company receives a Tax Opinion at least 35 Business Days prior to the Election Date, the Company has the option to cancel the Remarketing by giving, to the Property Trustee, DTC and the Remarketing Agent written notice of such cancellation. In such event, all of the Debentures (and, thus, the Par Securities) are subject to a Tax Opinion Redemption by the Company on the Scheduled Remarketing Date. See "--Redemption--Tax Opinion Redemption."

  If the Company does not receive such a Tax Opinion or if the Company does not elect to cancel the Remarketing after receiving such a Tax Opinion, not less than 20 nor more than 35 Business Days prior to the

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

Election Date, the Trust is required to give a Notice of Remarketing of the Securities to DTC. Such notice will describe the Remarketing and will be accompanied by (i) an offering memorandum relating to the Par Securities and to the Remarketing and (ii) a Notice of Election to be completed and delivered by the holders of Par Securities. In addition, if the Company is required to redeem Debentures (and, thus, Par Securities) in connection with a Transfer Restricted Security Redemption, holders of such Par Securities will receive notice of such redemption at or prior to the time when the Notice of Remarketing of the Par Securities is given to DTC. Such holders may not tender their Par Securities for repurchase in the Remarketing.

  Not later than 4:00 P.M., New York City time, on the Election Date, each holder of Par Securities may give, through the facilities of DTC, a notice to the Property Trustee of its election ("Notice of Election") (i) to retain and not to have all or any portion of the Par Securities owned by it remarketed in the Remarketing to be conducted on the Scheduled Remarketing Date or (ii) to tender all or any portion of such Par Securities for purchase in the Remarketing (such portion, in either case, is required to be in the liquidation amount of $1,000 or any integral multiple thereof). Any Notice of Election given to the Property Trustee will be irrevocable and may not be conditioned upon the level at which the Adjusted Distribution Rate is established in the Remarketing. Promptly after 4:30 P.M., New York City time, on the Election Date, the Property Trustee, based on the Notices of Election received by it through DTC prior to such time, will notify the Trust, the Company and the Remarketing Agent of the number of Par Securities to be retained by holders of Par Securities and the number of Par Securities tendered for purchase in the Remarketing.

  If any holder of Par Securities gives a Notice of Election to tender Par Securities as described in clause (ii) in the prior paragraph, the Par Securities so subject to such Notice of Election will be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder to deliver or properly deliver such Par Securities to the Remarketing Agent for purchase.

  IF ANY HOLDER OF PAR SECURITIES FAILS TIMELY TO DELIVER A NOTICE OF ELECTION, AS DESCRIBED ABOVE, SUCH PAR SECURITIES WILL BE DEEMED TENDERED FOR PURCHASE IN THE REMARKETING, NOTWITHSTANDING SUCH FAILURE OR THE FAILURE BY SUCH HOLDER TO DELIVER OR PROPERLY DELIVER SUCH PAR SECURITIES TO THE REMARKETING AGENT FOR PURCHASE.

  The right of each holder of Par Securities to have Par Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement (as defined herein), (ii) Par Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find purchasers for the tendered Par Securities at an Adjusted Distribution Rate that does not exceed the Maximum Distribution Rate and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

  If a holder of Par Securities has indicated by timely delivery of a Notice of Election that it wishes to tender securities held by it for purchase in the Remarketing and such holder desires to purchase Par Securities in the Remarketing at or above a specified rate, such holder should separately notify the Remarketing Agent in accordance with the procedures specified in the Notice of Remarketing and indicate the specified rate per annum at or above which such holder will purchase Par Securities. In such case, the Remarketing Agent will give priority to a holder's purchase of a number of Securities equal to the number of Par Securities tendered by such holder in the Remarketing, provided that the Adjusted Distribution Rate is not less than the specified rate.

  If holders of Par Securities submit Notices of Election to retain all of the Par Securities then outstanding, the Adjusted Distribution Rate will be the rate determined by the Remarketing Agent in its sole discretion, as the rate that would have been established had a Remarketing been held on the Scheduled Remarketing Date.

  On the Scheduled Remarketing Date, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the liquidation amount thereof, Par Securities tendered or deemed tendered for purchase. Prior to 4:00 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent will determine the Adjusted Distribution Rate, which will be the rate per annum (rounded to the nearest

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

one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum, if any, not exceeding the Maximum Adjusted Distribution Rate, that will enable it to remarket all Par Securities tendered or deemed tendered for remarketing at a price of $1,000 per Security. Notwithstanding the foregoing, if the Remarketing Agent is able to remarket some, but is unable to remarket all, of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Adjusted Distribution Rate will be the highest rate, not exceeding the Maximum Adjusted Distribution Rate, required to remarket the Par Securities sold in the Remarketing.

  If the Remarketing Agent is unable to remarket by 4:00 P.M., New York City time, on the Scheduled Remarketing Date, all Par Securities tendered or deemed tendered for purchase at a price of $1,000 per Security, each holder that tendered Par Securities for sale shall sell a number of Par Securities on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agent in its sole discretion, based on the number of orders to purchase Par Securities in the Remarketing. If the allocation procedures described in the preceding sentence would result in the sale of a fraction of a Par Security, the Remarketing Agent will, in its sole discretion, round up or down the number of Par Securities sold by each holder in the Remarketing so that each Security sold in the Remarketing will be a whole Security and the total number of Par Securities sold equals the total number of Par Securities purchased in the Remarketing.

  By approximately 4:30 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent will advise, by telephone (i) DTC, the Property Trustee, the Indenture Trustee, the Trust and the Company of the Adjusted Distribution Rate determined in the Remarketing and the number of Par Securities sold in the Remarketing, (ii) each purchaser (or the DTC Participant thereof) of the Adjusted Distribution Rate determined in the Remarketing and the number of Par Securities such purchaser is to purchase and
(iii) each purchaser to give instructions to its DTC Participant to pay the purchase price on the Scheduled Remarketing Settlement Date in same day funds against delivery of the Par Securities purchased through the facilities of DTC.

  All Par Securities tendered or deemed tendered in the Remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of DTC against payment of the purchase price therefor on the Scheduled Remarketing Settlement Date. The Remarketing Agent will make payment to the DTC Participant of each tendering holder of Par Securities in the Remarketing through the facilities of DTC by the close of business on the Scheduled Remarketing Settlement Date.

  In accordance with DTC's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Par Security tendered for purchase and sold in the Remarketing will be executed through DTC and the accounts of the DTC Participants will be debited and credited and such Par Securities delivered by book entry as necessary to effect purchases and sales of such Par Securities. DTC is expected to make payment in accordance with its normal procedures.

  If any holder selling Par Securities in the Remarketing fails to deliver such Par Securities, the DTC Participant of such selling holder and of any other person that was to have purchased Par Securities in the Remarketing may deliver to any such other person a number of Par Securities that is less than the number of Par Securities that otherwise was to be purchased by such person. In such event, the number of Par Securities to be so delivered will be determined by such DTC Participant and delivery of such lesser number of Par Securities will constitute good delivery.

  The Remarketing Agent is not obligated to purchase any Par Securities that would otherwise remain unsold in the Remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Par Securities for Remarketing.

 Special Mandatory Redemption

  If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date, the Remarketing Agent is unable to remarket, at a price of $1,000 per Par Security, all of the Par Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then (i) such unsold Par Securities shall

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

be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Par Securities and such Debentures shall be immediately redeemed, unless (ii) as a result of such redemption, less than $25.0 million principal amount of Debentures would remain outstanding. In such latter event, the Company is required to redeem on such Scheduled Remarketing Settlement Date all of the Debentures (thereby causing the Trust to redeem all of the outstanding Par Securities) and the Remarketing will be cancelled. In either case of (i) or (ii) above, the redemption price of the Debentures shall be 100% of the principal amount of the outstanding Debentures so redeemed. Because the Remarketing Settlement Date will also be a Distribution Date, Distributions to be paid on such Distribution Date for the Par Securities will be paid to the person in whose name the Par Securities are registered on the corresponding record date.

  AS A RESULT OF THE SPECIAL MANDATORY REDEMPTION, ALL PAR SECURITIES TENDERED OR DEEMED TENDERED FOR PURCHASE IN THE REMARKETING WILL BE PURCHASED IN THE REMARKETING, OR MANDATORILY REDEEMED, ON THE REMARKETING SETTLEMENT DATE.

  If the Company is required to redeem the Debentures on the Scheduled Remarketing Settlement Date as part of a Special Mandatory Redemption, by 12:00 Noon, New York City time, on the Business Day prior to the Scheduled Remarketing Settlement Date, the Company is required to deposit irrevocably with the Indenture Trustee funds sufficient to pay the redemption price with respect to the Debentures to be redeemed.

 Remarketing Agent

  The Company and the Trust have entered into a Remarketing Agreement (the "Remarketing Agreement") with the Remarketing Agent which provides, among other things, that Lehman Brothers Inc. will act as exclusive Remarketing Agent and will use commercially reasonable efforts to remarket Par Securities tendered or deemed tendered for purchase in the Remarketing at a price of $1,000 per Par Security and determine the Adjusted Distribution Rate. Under certain circumstances, some portion of the Par Securities tendered in the Remarketing may be purchased by the Remarketing Agent. See "--Remarketing Procedures."

  The Remarketing Agreement provides that the Remarketing Agent shall incur no liability to the Company or to any holder of Par Securities in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a Remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

  The Company has agreed to indemnify the Remarketing Agent against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the Remarketing Agreement.

  The Remarketing Agreement also provides that any Remarketing Agent may resign and be discharged from its duties and obligations thereunder; provided, however, that no such resignation will become effective until the Company has appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent has entered into a remarketing agreement with the Company on terms no less favorable than those set forth in the Remarketing Agreement. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any Distribution Date or redemption date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Par Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Par Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of the Par Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  Pursuant to the Declaration, the Trust shall automatically dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Debentures to the holders of the Trust Securities; (iii) the redemption of all of the Par Securities in connection with the maturity or redemption of all of the Debentures and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

  If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities their pro rata interest in the Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Par Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Par Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Par Securities, except that if an Indenture Event of Default has occurred and is continuing, the Par Securities shall have a priority over the Common Securities.

  After the liquidation date is fixed for any distribution of Debentures to holders of the Par Securities (i) the Par Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Par Securities, will receive a registered Global Certificate or Certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing Par Securities not held by DTC or its nominee will be deemed to represent Debentures having a principal amount equal to the liquidation amount of such Par Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Par Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Debentures.

TRUST ENFORCEMENT EVENTS

  An Indenture Event of Default that has occurred and is continuing constitutes a "Trust Enforcement Event" under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Par Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Par Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Par Securities and only the holders of the Par Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

  Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

  If the Property Trustee fails to enforce its rights with respect to the Debentures, any holder of Par Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such

Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Debentures on the date such interest, principal or other payment is otherwise payable, then a holder of Par Securities may, on or after the respective due dates specified in the Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of payment on Debentures having a principal amount equal to the aggregate liquidation amount of the Par Securities held by such holder (a "Direct Action"). In connection with such Direct Action, the rights of the Company will be subrogated to the rights of such holder of Par Securities to the extent of any payment made by the Company to such holder of Par Securities.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

  Except as provided below and under "Description of Trust Guarantee-- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Securities will have no voting rights.

  So long as any Debentures are held by the Property Trustee, the holders of a majority in liquidation amount of the Par Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Debentures, (ii) consent to any amendment or modification of the Indenture or the Debentures where such consent shall be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the Par Securities may direct the Property Trustee to declare the principal of and interest on the Debentures due and payable; provided, further, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Par Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent to take such action. The Property Trustee shall notify each holder of the Par Securities of any notice of any Indenture Event of Default which it receives from the Company with respect to the Debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the Debentures.

  The Declaration may be amended from time to time by the Company and a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Par Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act, provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Trust Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority in liquidation amount of the outstanding Trust Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status for United States federal income tax purposes as a grantor trust or the Trust's exemption from status as an "investment company" under the 1940 Act, provided, further that without the consent of each holder of Trust Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  Any required approval or direction of holders of Par Securities may be given at a meeting of holders of Par Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Par Securities in the manner set forth in the Declaration.

  No vote or consent of the holders of Par Securities will be required for the Trust to redeem and cancel its Par Securities in accordance with the Declaration.

  Notwithstanding that holders of Par Securities are entitled to vote or consent under any of the circumstances described above, any of the Par Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

  In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Par Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee acts as registrar and transfer agent for the Par Securities.

  Registration of transfers or exchanges of Par Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. The Trust will not be required (i) to issue, register or cause to be registered the transfer or exchange of any Par Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (ii) to register or cause to be registered the transfer or exchange of any Par Securities so selected for redemption, except in the case of any Par Securities being redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Par Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Par Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Par Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Par Securities are not represented by one or more Global Certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined in the Declaration), except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Par Securities, the Delaware Trustee or the Property Trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Par Securities or (b) substitutes for the Securities other securities having substantially the same terms as the Par Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Par Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Par Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Par Securities are then listed or quoted; (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Par Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Par Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Par Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee and (ix) such successor entity expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Par Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Par Securities not to be treated as owning an undivided interest in the Debentures.

MERGER OR CONSOLIDATION OF TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which such Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Par Securities.

  The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, mortgage or pledge any of its assets. In addition the Trust may not undertake any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

                           DESCRIPTION OF DEBENTURES

  The Debentures were issued under an Indenture (the "Indenture"), between the Company and Chase Trust Company of California, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. For purposes of this summary, the term "Company" refers only to ICII and not to any of its subsidiaries.

GENERAL

  Concurrently with the issuance of the Par Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Debentures issued by the Company. The Debentures are in the principal amount equal to the aggregate liquidation amount of the Par Securities plus the Company's concurrent investment in the Common Securities. The Debentures accrue interest at the Applicable Interest Rate of the principal amount thereof, payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date (each, an "Interest Payment Date"). From the date of original issuance of the Par Securities (the "Closing Date") to but excluding the Remarketing Settlement Date, the "Applicable Interest Rate" will be 10 1/4% per annum (the "Initial Interest Rate"). From the Remarketing Settlement Date to but excluding the date of redemption of the Debentures, the Applicable Interest Rate will equal the Adjusted Distribution Rate that results from the Remarketing consummated on the Remarketing Settlement Date.

  Interest on the Debentures is payable to the person in whose name the Debentures are registered, at the close of business on the June 1 or December 1 next preceding the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year consisting of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual interest payment, a 30-day month and for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Applicable Interest Rate in effect at the beginning of such period, compounded semi-annually. The term "interest" as used herein shall include interest payments, Additional Interest and interest on interest payments not paid on the applicable Interest Payment Date.

  The Debentures will mature on June 15, 2032, or earlier, in certain circumstances, upon the occurrence and continuation of a Tax Event. See "Description of Securities--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity."

  Until the Remarketing Settlement Date, the Debentures will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors, which consist of all of the Company's Restricted Subsidiaries other than the Trust, SPB and the Special Purpose Subsidiaries. The Subsidiary Guarantees will be released on the Remarketing Settlement Date.

  Until the Remarketing Settlement Date, the Debentures will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures and senior to any Indebtedness of the Company that is subordinated to the Debentures. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the

Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. After the Remarketing Settlement Date, the Debentures will be subordinated and junior in right of payment to all Senior Debt of the Company. After the Remarketing Settlement Date, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Ranking."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Following the Remarketing Settlement Date, so long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest and Additional Interest, if any, at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. At the end of such Extension Period, the Company must pay all interest and Additional Interest, if any, then accrued and unpaid (together with interest thereon at the Applicable Interest Rate in effect at the beginning of such period, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest and Additional Interest, if any, will continue to accrue and holders of Debentures (or holders of Par Securities while the Par Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Trust Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Securities.

REDEMPTION

  Optional Redemption. The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time through and including June 15, 2001 at a redemption price (the "Initial Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) as determined by a Quotation Agent (as defined herein), the sum of the present values of the principal amount of such Debentures as if redeemed on June 14, 2002, together with scheduled prepayments of interest from the prepayment date to but excluding June 14, 2002, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

  In addition, if certain circumstances are met, the Debentures are redeemable at any time after the Remarketing Settlement Date in whole (but not in part), within 90 days of the occurrence and continuation of a

Special Event, at a redemption price equal to 100% of the principal amount of such Debentures, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity."

  On and after June 15, 2012, the Debentures are redeemable prior to maturity at the option of the Company, in whole or in part, at any time at the redemption prices described in the next sentence, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. The redemption price (expressed as a percentage of principal amount) shall be equal to 100% plus the product of (x) the Adjusted Distribution Rate and (y) the applicable Factor (as defined below) if redeemed during the twelve-month period beginning on June 15th of the years indicated below, the applicable "Factor" shall equal:

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       2012..........................................................    50%
       2013..........................................................    45%
       2014..........................................................    40%
       2015..........................................................    35%
       2016..........................................................    30%
       2017..........................................................    25%
       2018..........................................................    20%
       2019..........................................................    15%
       2020..........................................................    10%
       2021..........................................................     5%

  On and after June 15, 2022, the redemption price will be 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

  If the Debentures are redeemed, the Trust must redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Debentures so redeemed. See "Description of Securities--Redemption."

  Notice of any redemption (other than a redemption of Debentures in connection with a Special Mandatory) will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

  As used herein, "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus 0.50%.

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third business day preceding the prepayment date.

  "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the last day of the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means Lehman Brothers Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third business day preceding such prepayment date.

 Special Mandatory Redemption

  If the Remarketing Agent is unable to remarket all of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Company will be required to redeem Debentures as described under "Description of Securities--Remarketing--Special Mandatory Redemption."

 Tax Opinion Redemption

  If the Company receives a Tax Opinion at least 35 business days prior to the Election Date, the Company has the option to cancel the Remarketing by giving, to the Property Trustee, DTC and the Remarketing Agent written notice of such cancellation. In such event, all of the Debentures (and, thus, the Par Securities) are subject to a Tax Opinion Redemption by the Company on the Scheduled Remarketing Date.

 Transfer Restricted Security Redemption

  In addition, upon consummation of the Exchange Offer, the Company will be required , on the Remarketing Settlement Date, to redeem, in whole (but not in part), all of the Debentures (and, thus, the Par Securities) which were not exchanged pursuant to the Exchange Offer pursuant to a Transfer Restricted Security Redemption. As part of a Transfer Restricted Security Redemption, on the Scheduled Remarketing Settlement Date such Old Par Securities will be exchanged with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Old Par Securities and such Debentures shall immediately be redeemed by the Company at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to the date of redemption.

REMARKETING

  If the holders of Par Securities receive Debentures upon the liquidation or dissolution of the Trust, the Debentures will be subject to the remarketing procedures that would have been applicable to the Securities. See "Description of Securities--Remarketing."

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

RANKING

  Until the Remarketing Settlement Date, the Debentures will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or Trust Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or Trust Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures will be effectively subordinated to all Indebtedness and other liabilities of SPB and any Special Purpose Subsidiaries, and the Debentures, and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of December 31, 1997, after giving effect to the Offering and the application of proceeds thereof, the Debentures and Trust Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPB and the Debentures, the Trust Guarantee and the Subsidiary Guarantees would have been effectively subordinated to approximately $109.8 million of secured Indebtedness of the Subsidiary Guarantors, excluding FMC on a pro forma basis.

  After the Remarketing Settlement Date, the Debentures will be subordinated and junior in right payment to all Senior Debt of the Company. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of Debentures will be entitled to receive any payment with respect to the Debentures, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of Debentures would be entitled shall be made to the holders of Senior Debt (except that holders of Debentures may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Debentures (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

  The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Debentures is accelerated because of an Event of Default.

  In addition to the subordination provision described above, the Debentures will be effectively subordinated to secured Indebtedness of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all of the Subsidiaries of the Company. As of December 31, 1997, after giving effect to the Offering and the application of proceeds thereof, the Debentures would have been subordinated to approximately $219.8 million of Senior Debt of the Company and would have been effectively subordinated to approximately $1.4 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and other borrowings at SPB and approximately $109.8 million of secured Indebtedness of the Company's subsidiaries, but not including the Trust's guarantee of $200.0 million of the 9 7/8% Senior Notes). See "Risk Factors--Ranking of Obligations under the Debentures, the Trust Guarantee and the Subsidiary Guarantees of Note to Investors."

INDENTURE EVENTS OF DEFAULT

  The Indenture provides that, on or prior to the Remarketing Settlement Date, any one or more of the following described events with respect to the Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Debentures: (i) default for 30 days in the payment when due of interest on the Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Debentures; (iii) failure by the Company to comply with the provisions described under the captions "Certain Covenants of the Company--Change of Control," "--Asset Sales," "-- Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Debentures;
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture or if, at the time thereof, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. After the Remarketing Settlement Date, only the events described in subparagraphs (i),
(ii), (iv) and (vii) will constitute "Indenture Events of Default."

  If an Indenture Event of Default occurs and is continuing, the Indenture Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures may direct the Indenture Trustee in its exercise of any trust or power. The Indenture Trustee may withhold from holders of the Debentures notice of any continuing Indenture Default or Event of Default (except a Default or Indenture Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Indenture Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to June 14, 2012 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption after the Remarketing Settlement Date of the Debentures prior to June 14, 2012, then the initial optional redemption premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Debentures.

  The holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Indenture Trustee may on behalf of the holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Indenture Event of Default in the payment of interest or Additional Interest on, the principal of the Debentures.

  The Company is required to deliver to the Indenture Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Indenture Event of Default, to deliver to the Indenture Trustee a statement specifying such Default or Indenture Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

  No director, officer, employee, incorporator, organizer, member, manager or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debenture. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

SUBSIDIARY GUARANTEES

  On or prior to the Scheduled Remarketing Settlement Date, the Company's obligations under the Indenture and the Debentures will be jointly and severally and fully and unconditionally guaranteed through the Subsidiary Guarantees by each of the Subsidiary Guarantors, which consist of all Restricted Subsidiaries other than SPB and the Special Purpose Subsidiaries. Each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, the full and prompt performance of the Company's obligations under the Indenture and the Debentures, including payment of principal and interest on the Debentures. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to the contributions obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

  The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Indenture Default or Indenture Event of Default exists; and (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction.

  The Indenture provides that in the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor to a third party or any Unrestricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in either case, in a transaction or manner that does not violate any of the covenants in the Indenture, then such Subsidiary Guarantor (in the event of such a designation or a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee; provided that any Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "--Certain Covenants of the Company--Asset Sales," and provided further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

CERTAIN COVENANTS OF THE COMPANY

 Fees and Expenses

  The Company has covenanted in the Indenture that if and so long as the Trust is the holder of all Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Par Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Securities).

 Change of Control

  The Indenture provides that upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each holder of Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (the "Change of Control Payment"). If at the time of the Change of Control the Trust is the owner of all of the Debentures, the Trust shall make the Change of Control Offer for the Par Securities as set forth in "Description of Securities--Redemption Procedures--Change of Control," and the Company will repurchase the Debentures exchanged by the Trust for the Par Securities as set forth in the Declaration. Accordingly, the description of the Change of Control Offer set forth in this section only applies to a Change of Control Offer when the Trust is not the owner of all of the Debentures.

  Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

  The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company will purchase all Debentures tendered in response to the Change of Control Offer. Payment for any Debentures so purchased will be made in the same manner as interest payments are made.

  If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest or Additional Interest, if any, will be payable to holders who tender Debentures pursuant to the Change of Control Offer.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an officers' certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Debentures to require that the Company repurchase or redeem the Debentures in the event of a takeover, recapitalization or other restructuring.

 Asset Sales

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in excess of $1.0 million unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors, except for sales of Securitization Related Assets, which require no such resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, excluding contingent liabilities and trade payables), of the Company or any such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply such Net Proceeds, (a) to permanently reduce Senior Indebtedness (other than the Debentures or the 9 7/8% Senior Notes or the Subsidiary Guarantees thereof) of the Company or of the Subsidiary Guarantors, or (b) to an Investment (excluding guarantees of Indebtedness or other obligations), the making of a capital expenditure or the acquisition of other tangible assets, in each case in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

  When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all holders of Debentures and, at the Company's election, the 9 7/8% Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture and in the indenture governing the 9 7/8% Senior Notes. If at the time of the Asset Sale Offer the Trust is the owner of all of the Debentures, the Trust shall make the Asset Sale Offer for the Par Securities as set forth in "Description of Securities--Asset Sales," and the Company will repurchase the Debentures exchanged by the Trust for the Securities as set forth in the Declaration. Accordingly, the description of the Asset Sale Offer set forth in this section only applies to an Asset Sale Offer when the Trust is not the owner of all the Debentures.

  To the extent that the aggregate amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered in response to the Asset Sale Offer. Payment for any Debentures (and, if applicable, the 9 7/8% Senior Notes) so purchased will be made in the same manner as interest payments are made.

  If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Debentures pursuant to the Asset Sale Offer.

  On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) or portions thereof tendered (and, if applicable, the 9 7/8% Senior Notes) pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered, and will deliver to the Trustee an officers' certificate stating that such Debentures (and, if applicable, the 9 7/8% Senior Notes) or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depository or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered by such holder and accepted by the Company for purchase. The Company will promptly issue a new Debenture, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Debenture to such holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

 Restricted Payments

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or to SPB); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company that is a Subsidiary Guarantor or by
SPB); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures (other than Debentures), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

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

    (a) no Indenture Default or Indenture Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of the covenant described in "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests (other than Disqualified Stock) of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, (iv) 25% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or by SPB after the Issue Date from an Unrestricted Subsidiary of the Company, plus (v) $15.0 million.

  The foregoing provisions will not prohibit (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or other management agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and (z) the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary in a Strategic Investor Repurchase Transaction; and no Indenture Default or Indenture Event of Default shall have occurred and be continuing immediately after such transaction.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such

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Investments at the time of such designation, (y) the fair market value of such
Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or any Subsidiary Guarantor may issue preferred stock or SPB may incur Permitted SPB Preferred Stock if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

  The foregoing provisions will not apply to:

    (i) Indebtedness of the Company existing on the Issue Date;

    (ii) the incurrence by the Company of Indebtedness represented by the Debentures or by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

    (iii) the incurrence of Permitted Warehouse Indebtedness by the Company or any of its Restricted Subsidiaries, and any Guarantee by the Company of such Indebtedness incurred by a Restricted Subsidiary, provided, however, that to the extent any such Indebtedness of the Company or a Subsidiary Guarantor ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred at such time by the Company or such Subsidiary Guarantor, as the case may be;

    (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred or that was outstanding at the Issue Date;

    (v) the incurrence by the Company or a Restricted Subsidiary of Hedging Obligations directly related to (A) Indebtedness of the Company or a Restricted Subsidiary incurred in conformity with the provisions of the Indenture, (B) Receivables held by the Company or its Restricted Subsidiaries pending sale in a Qualified Securitization Transaction, (C) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility, (D) Receivables that the Company or the Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral, or (E) Securitization Related Assets and other assets owned or financed by the Company or its Restricted Subsidiaries in the ordinary course of business; provided, however, that, in the case of each of the foregoing clauses (A) through (E), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date; and

    (vi) Indebtedness of the Subsidiary Guarantors or of SPB to the Company or Permitted SPB Preferred Stock issued to the Company to the extent that such Indebtedness or such Permitted SPB Preferred Stock constitutes a Permitted Investment of the Company of the type permitted under the definition of Permitted Investments;

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    (vii) the incurrence by the Company or any of its Restricted Subsidiaries
  other than a Special Purpose Subsidiary of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (ii) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary (other than a Special Purpose
  Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

    (viii) the incurrence by a Special Purpose Subsidiary of Non-Recourse Debt in a Qualified Securitization Transaction and the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Special Purpose Subsidiary or other Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

    (ix) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (ii) through (vii) above, or the first paragraph of this covenant), does not exceed $10.0 million.

 Liens

  The Indenture provides that, on or prior to the Remarketing Settlement Date, Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien for the benefit of any Indebtedness ranking pari passu with or junior to the Debentures, other than Permitted Liens, upon any property or assets of the Company or any Restricted Subsidiary of the Company or any shares of stock or debt of any Restricted Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such lien secures Indebtedness which is pari passu with the Debentures, then the Debentures are secured on an equal and ratable basis or (ii) if such lien secures Indebtedness which is junior to the Debentures, any such lien shall be junior to a lien granted to the holders of the Debentures. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Warehouse Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the Issue Date, (c) Indebtedness or other contractual requirements of a Special Purpose Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Special Purpose Subsidiary, (d) the Indenture and the Debentures,
(e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the

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

properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,
(g) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

 Transactions with Affiliates

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and
(ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, in addition to such officers' certificate, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing which is not an Affiliate of the Company; provided, however, that such fairness opinion shall not be required with respect to a Qualified Securitization Transaction or other transaction that is made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, and is consistent with the past business practice of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the following shall not be deemed Affiliate
Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time,
(v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) transactions between or among the Company and/or its Restricted Subsidiaries, (vii) Restricted Payments and Permitted Investments (other than Strategic Investor Repurchase Transactions) that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," and (viii) transactions between a Special Purpose Subsidiary and any Person in which the Special Purpose Subsidiary has an Investment.

 Business Activities

  The Indenture provides that, on or prior to the Remarketing Settlement Date, Company will not, and will not permit any Restricted Subsidiary to, engage in any line of business that is not a Related Business (except as a result of Investments in other businesses made or acquired in connection with the activities or conduct of the Related Businesses in the ordinary course of business by the Company and its Restricted Subsidiaries, including

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

Investments obtained as a result of the foreclosure of Liens securing amounts lent by the Company or any of its Restricted Subsidiaries).

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Debentures are outstanding, the Company will furnish to the holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K even if the Company were not required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K even if the Company were not required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Debentures remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Additional Subsidiary Guarantees

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by the covenant entitled "Restricted Payments," or (ii) such Subsidiary executes a Subsidiary Guarantee and delivers an opinion of counsel in accordance with the provisions of the Indenture.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no Indenture Default or Indenture Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

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AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting holder): (i) reduce the principal amount of Debentures whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures; provided that the covenants entitled "Asset Sales" and "Change of Control" are not redemption provisions; (iii) reduce the rate of or change the time for payment of interest on any Debenture; (iv) waive an Indenture Default or Indenture Event of Default in the payment of principal of or premium, if any, or interest the Debentures (except a rescission of acceleration of the Debentures by the holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration); (v) make any Debenture payable in money other than that stated in the Debentures; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Debentures to receive payments of principal of or premium, if any, or interest on, the Debentures; (vii) waive a redemption payment with respect to any Debenture; or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to holders of Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Debentures or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. For purposes of the foregoing, any amendment or supplement which extends period of time during which the Debentures may not be redeemed at the option of the Company shall not be deemed to adversely affect the legal rights under the Indenture of any holders.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Debentures ("Legal Defeasance") except for (i) the rights of holders of outstanding Debentures to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Debentures when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Debentures concerning issuing temporary Debentures, registration of Debentures, mutilated, destroyed, lost or stolen Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute an Indenture Default or Indenture Event of Default with respect to the Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Indenture Event of Default with respect to the Debentures.

  In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Debentures, cash in U.S. dollars, non-

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

callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Indenture Default or Indenture Event of Default shall have occurred and be continuing on the date of such deposit (other than an Indenture Default or Indenture Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

DISTRIBUTIONS OF DEBENTURES; BOOK-ENTRY ISSUANCE

  Under certain circumstances involving the termination of the Trust, Debentures may be distributed to the holders of the Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Securities in liquidation, the Debentures will initially be issued in the form of Global Certificates and, if distributed after the Remarketing Settlement Date, certificated securities not represented by Global Certificates. DTC, or any successor depositary, will act as depositary for such Global Certificates. It is anticipated that the depositary arrangements for such Global Certificates would be substantially identical to those in effect for the Securities.

  There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Securities.

PAYMENT AND PAYING AGENTS

  The Company initially will act as Paying Agent with respect to the Debentures except that, if the Debentures are distributed to the holders of the Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

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  Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest or Additional Interest, if any, on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

GOVERNING LAW

  The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE INDENTURE TRUSTEE

  The Indenture contains certain limitations on the rights of the Indenture Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Indenture Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee, subject to certain exceptions. The Indenture provides that in case an Indenture Event of Default shall occur (which shall not be cured), the Indenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Debentures, unless such holder shall have offered to the Indenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Special Purpose Subsidiary makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of such Investment.

  "Asset Sale" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under "--Certain Covenants of the

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Company--Merger, Consolidation or Sale of Assets" or "--Subsidiary
Guaranties") (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, as the case may be), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, including any sale of the stock of a Restricted Subsidiary, or (iv) any Securitization Related Asset, or (b) any issuance of Capital Stock (other than non-convertible preferred stock that is not Disqualified Stock) by any of the Company's Restricted Subsidiaries, except any such issuance to the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. Notwithstanding the foregoing, an "Asset Sale" does not include (a) a disposition by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or by the Company to a Wholly Owned Restricted Subsidiary, (b) a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Restricted Payments"), (c) sales of Receivables in Qualified Securitization Transactions for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, (d) transfers of Receivables by a Special Purpose Subsidiary to third parties in a Qualified Securitization Transaction and (e) any trade or exchange by the Company or any Restricted Subsidiary of any assets for similar assets of a Related Business owned or held by another Person; provided that (1) the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the asset or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (2) such exchange is approved by a majority of the directors of the Company who are not employees of the Company or its Restricted Subsidiaries.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capitalized Excess Servicing Fees Receivables" mean, with respect to the sale of Receivables in a Qualified Securitization Transaction, the present value of the excess of the weighted average coupon on the Receivables sold over the sum of (i) the coupon in the pass-through certificates, (ii) a base servicing fee paid to the loan or lease servicer and (iii) expected losses to be incurred on the portfolio of Receivables sold, considering prepayment assumptions.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means: (i) United States dollars; (ii) Government Securities (except that for purpose of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation ("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), F-1 or AA from Fitch Investor Service, Inc. ("Fitch"), or D-1 or AA from Duff & Phelps Credit Rating Co., ("Duff");
(iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500 million (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or IBCA, Inc.; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by any two of the following: S&P, Moody's, Fitch or Duff; (vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following; S&P, Moody's, Fitch or Duff; (vii) master repurchase agreements with foreign or domestic banks having capital

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

and surplus of not less than $500 million (or the foreign equivalent thereof) or primary dealers so long as (a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following:
S&P, Moody's, Fitch or Duff; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses (i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and
(xii) up to $1.0 million in the aggregate of other financial assets held by Restricted Subsidiaries. In no event shall any of the Cash Equivalents described in clauses (iii) through (viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

  "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person or entity or group (as so defined) of persons, or entities (other than to any Wholly Owned Restricted Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries, excluding Warehouse Indebtedness and Guarantees thereof permitted to be incurred pursuant to clause (iii) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" to (ii) the Consolidated Net Worth of the Company.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting

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

principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Designated Senior Debt" means any Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Debentures.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means an underwritten primary public offering of Equity Interests (other than Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act.

  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other then Indebtedness under the Warehouse Facilities) in existence on the Issue Date, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, in either case in the ordinary course of business and not for speculative or investment purposes.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable,
(ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade account

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payable and expense accruals arising in the ordinary course of business), (iv)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock other than Permitted SPB Preferred Stock (but excluding any accrued dividends), (vi) all Warehouse Indebtedness, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty, (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities.

  "Indenture Default" means any event that is or with the passage of time or the giving of notice or both would be an Indenture Event of Default.

  "Investments" means, with respect to any Person, all investment by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interest or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined as set forth in the last paragraph under the covenant entitled "-- Restricted Payment") of the Equity Interests of such Restricted Subsidiary not sold or disposed of; provided, however, that this requirement shall not apply if (i) the class of Equity Interests of the Restricted Subsidiary owned by the Company is registered under Section 12 of the Exchange Act and is listed on a national securities exchange or quoted on a national quotations system and
(ii) if the Company has entered into an agreement with the Restricted Subsidiary that provides the Company with the right to demand (subject to customary restrictions) registration of all of is Equity Interests under the Securities Act.

  "Issue Date" means the date on which the Debenture are originally issued.

  "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person (including (i) any conditional sale or other title retention agreement or lease in the nature thereof, and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance against any Securitization Related Asset sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon).

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  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Debentures being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other labilities payable under the documentation governing any Indebtedness.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (i) in a Subsidiary Guarantor or in SPB or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor, provided, however, that the primary business of such Subsidiary Guarantor is a Related Business; and provided further, that any Investment by the Company in SPB must be in the form of Permitted SPB Preferred Stock or in a security senior to such stock; (ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor, provided, however, that such Person's primary business is a Related Business,
(iii) comprised of Cash Equivalents, (iv) comprised of Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vi) comprised of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments, (vii) in any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Sale as permitted pursuant to the covenant described under "--Certain Covenants of the Company--Asset Sales," (viii) comprised of Receivables of the Company or any of its Wholly Owned Restricted Subsidiaries, or (ix) comprised of Securitization Related Assets arising in a Qualified Securitization Transaction.

  "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in

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

connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens on Receivables owned by the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under the provisions described in clause (ii) under "--Certain Covenants of the Company--Incurrence of Indebtedness and Issuance of Preferred Stock" and Liens to secure Indebtedness under mortgage loan repurchase agreements or repurchase facilities permitted under the provisions described in clause (iii) under "Certain Covenants of the Company--Incurrence of Indebtedness and Issuance of Preferred Stock"; (h) Liens on Securitization Related Assets (or on the Capital Stock of any Subsidiary of such Person substantially all the assets of which are Securitization Related Assets); provided, however, that, (x) any such Liens may only encumber Securitization Related Assets, in an amount not to exceed 75% of the excess, if any, of (i) the total amount of Securitization Related Assets, determined on a consolidated basis in accordance with GAAP, as of the creation of such Lien over (ii) an amount equal to 150% of all unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of such Lien; and (y) the balance of Securitization Related Assets, not permitted to be encumbered by the foregoing proviso (x) shall remain unencumbered by any Lien; (i) Liens on Receivables and other assets of a Special Purpose Subsidiary incurred in connection with a Qualified Securitization Transaction; (j) Liens existing on the Issue Date; (k) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (m) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (n) Liens (other than on any Securitization Related Assets) securing Hedging Obligations; (o) Liens on cash or other assets (other than Securitization Related Assets) securing Warehouse Indebtedness of the Company or its Restricted Subsidiaries; (p) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under the Indenture to be Incurred and secured by any Lien referred to in the foregoing clauses (f), (j), (k) and (1); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the

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

outstanding, principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (j), (k) or (1), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (q) Liens securing deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; and (r) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or
(k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to the covenant described under "--Certain Covenants of the Company--Sale of Assets."

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guaranty of Indebtedness of a Person that is not a Subsidiary of the Company.

  "Permitted SPB Preferred Stock" means nonvoting (except as provided in the second proviso below), noncumulative, perpetual preferred stock of SPB, which would qualify as Tier 1 capital or the equivalent thereof on an unrestricted basis for purposes of the capital requirements contained in 12 C.F.R. Part 325, Subpart A, or any successor provision; provided that the total liquidation preference of such preferred stock outstanding at any time shall not exceed 20% of the Consolidated Net Worth of SPB (after giving effect to the issuance of such preferred stock); and provided further, that the holders of such stock may be granted the right to elect directors constituting less than a majority of the board of directors of SPB if dividends on such have not been paid for six dividend periods, whether consecutive or not, and until such time as SPB has paid or declared and set apart for payment dividends for four consecutive dividend periods.

  "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and
(iii) any such Indebtedness has not been outstanding in excess of 364 days.

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

  "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

  "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which (i) the Company or any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary) sells, convey or otherwise transfers to a Special Purpose Subsidiary or (ii) the Company, any of its Restricted Subsidiaries or a Special Purpose Subsidiary sells, conveys or otherwise transfers to a special purpose owner trust or other Person Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) of the Company or any of its Restricted Subsidiaries in transactions constituting "true sales" under the Bankruptcy Laws and as "sales" under GAAP, as evidenced by an Opinion of Counsel to such effect.

  "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and receivables purchased or originated by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

  "Related Business" means any consumer or commercial finance business or any financial advisory or financial service business.

  "Residual Certificates" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, any certificates representing Receivables not sold or transferred in such transaction or otherwise retained by or returned to the Person transferring such Receivables.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Retained Interest" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, the interest and rights retained by the Person in the Receivables transferred or sold in a Qualified Securitization Transaction, including any rights to receive cash flow attributable to such Receivables.

  "Securitization Related Assets" means, with respect to a Qualified Securitization Transaction: (i) the Capitalized Excess Servicing Fees Receivable retained by the Person who transfers or sells Receivables in such a transaction, (ii) the Retained Interest held by such Person in the Receivables sold or transferred in such transaction and (iii) Residual Certificates retained by such Person in such transaction.

  "Senior Debt" means all Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures and all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture.

  "Senior Indebtedness" means all Indebtedness of the Company or the Subsidiary Guarantors that is not by its terms, subordinated in right of payment to the Debentures or the Subsidiary Guarantees, respectively.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "SPB" means Southern Pacific Bank, a California corporation and a Subsidiary of the Company.

  "Special Purpose Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (a) that is designated (as set forth below) as a "Special Purpose Subsidiary" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Qualified Securitization Transactions, (c) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (d) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and
(e) with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

  "SPFC" means Southern Pacific Funding Corporation, a California corporation and a partially owned Subsidiary of the Company.

  "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

  "Strategic Investor Repurchase Transaction" means the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary (a) from a strategic partner or investor owning such Equity Interests that, except for such Investment, would not be an Affiliate of the Company or its Restricted Subsidiaries and (b) in a transaction whose terms comply with the provisions set forth in "--Affiliate Transactions."

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, that SPFC and ICIFC shall not be considered Subsidiaries of the Company unless the Company owns more than 50% of the total voting power of shares of Capital Stock on or after March 31, 1997.

  "Subsidiary Guarantors" means each of (i) the Restricted Subsidiaries other than SPB and the Special Purpose Subsidiaries and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (d) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants of the Company-- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants of the Company-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants of the Company--Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Indenture Default or Indenture Event of Default would be in existence following such designation.

  "Warehouse Facility" means any funding arrangement, including a Purchase Facility, with a financial institution or other lender or purchaser, to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization or (ii) sale, in each case in the ordinary course of business.

  "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and
(y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are
(i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                        DESCRIPTION OF TRUST GUARANTEE

  The Trust Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Par Securities for the benefit of the holders from time to time of such Securities. Chase Trust Company of California acts as Guarantee Trustee under the Trust Guarantee. This summary of certain provisions of the Trust Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Guarantee, including the definitions therein of certain terms. The Guarantee Trustee holds the Trust Guarantee for the benefit of the holders of the Securities.

GENERAL

  The Company has irrevocably and unconditionally agreed to pay in full, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Par Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Trust Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Par Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Par Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Debentures are distributed to holders of the Par Securities), the lesser of (a) the aggregate liquidation amount of the Par Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Par Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Par Securities or by causing the Trust to pay such amounts to such holders.

  Taken together, the Company's obligations under the Declaration of Trust, the Debentures, the Indenture and the Trust Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Par Securities.

  If the Company does not make interest payments on the Debentures held by the Trust, the Trust will not be able to pay Distributions on the Par Securities and will not have funds legally available therefor. Until the Remarketing Settlement Date, the Trust Guarantee will rank on a parity with all senior unsecured obligations of the Company and, thereafter, the Trust Guarantee will rank subordinate and junior in right of payment to all Indebtedness of the Company. See "--Status of the Trust Guarantee." The Trust Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

  The Company has, through the Trust Guarantee, the Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Securities. See "Relationship Among the Par Securities, the Debentures and the Trust Guarantee."

STATUS OF THE TRUST GUARANTEE

  Until the Remarketing Settlement Date, the Trust Guarantee will be a general unsecured obligation of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Trust Guarantee and senior to any Indebtedness of the Company that is subordinated to the Trust Guarantee. After the Remarketing Settlement Date, the Trust Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company. The Trust Guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by the Company.

  The Trust Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Trust Guarantee without first instituting a legal proceeding against any other person or entity). The Trust Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Par Securities. The Trust Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Debentures to the holders of the Par Securities in exchange for all of the Par Securities.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Par Securities (in which case no consent of such holders will be required), the Trust Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Par Securities. The manner of obtaining any such approval will be as set forth under "Description of Securities-- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Par Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Par Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Trust Guarantee.

  If the Guarantee Trustee fails to enforce the Trust Guarantee, then any holder of the Par Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Trust Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of any Par Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEE

  The Trust Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all of the Par Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Debentures to the holders of the Par Securities in exchange for all of the Par Securities. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Par Securities must restore payment of any sums paid under the Par Securities or the Trust Guarantee.

GOVERNING LAW

  The Trust Guarantee is governed by and construed and interpreted in accordance with the laws of the State of New York.

                    RELATIONSHIP AMONG THE PAR SECURITIES,
                    THE DEBENTURES AND THE TRUST GUARANTEE

  Payments of Distributions and other amounts due on the Par Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantee." If and to the extent that the Company does not make payments under the Debentures, the Trust will not pay Distributions or other amounts due on the Par Securities. The Trust Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Par Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Declaration of Trust, the Debentures, the Indenture and the Trust Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Par Securities. Following the Remarketing Settlement Date, the obligations of the Company under the Trust Guarantee and the Debentures will be subordinate and junior in right of payment to all Senior Debt of the Company.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest, principal and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Par Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the related Par Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Par Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

  Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Trust Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PAR SECURITIES

  A holder of Par Securities may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  Following the Remarketing Settlement Date, a default or event of default under any Senior Debt of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute an Indenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUST

  The Par Securities evidence a beneficial ownership interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Debentures. A principal difference between the rights of a holder of Par Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from the Company the principal amount of and interest accrued on Debentures held, while a holder of Par Securities is entitled to receive Distributions from the Trust (or from the Company under the Trust Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Debentures, the holders of the Par Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company on or prior to the Remarketing Settlement Date, the Property Trustee, as holder of the Debentures, would be a senior unsecured creditor of the Company, on a parity in right of payment to all other senior unsecured indebtedness of the Company. Upon any voluntary or involuntary liquidation or bankruptcy of the Company which commences following the Remarketing Settlement Date, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Because the Company is the guarantor under the Trust Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Par Securities), the positions of a holder of Par Securities and a holder of the Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations), special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Par Securities. Unless otherwise stated, this summary deals only with Par Securities held as capital assets by United States Persons (defined below) who purchase the Par Securities upon original issuance at their original issue price. As used herein, a "United States Person" means
(i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Par Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought by the Company from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

  HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PAR SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PAR SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF SECURITIES--REDEMPTION--SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF DEBENTURES; SHORTENING OF STATED MATURITY."

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Par Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration, the Trust will not be taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner (each a "holder") of Par Securities generally will be required to include in gross income its allocable share of the income earned on or with respect to the Debentures.

CLASSIFICATION OF THE DEBENTURES

  The Company, the Trust and the holders of the Par Securities (by the acceptance of a beneficial interest in a Par Security) will agree to treat the Debentures as indebtedness for all United States tax purposes. Accordingly, the Company intends to take the position that the Debentures will be classified as indebtedness for United States federal income tax purposes. If the Debentures were not classified as indebtedness for United States tax purposes, such Debentures would be classified as equity and, as a result, the holders of the Par Securities would be required to take the dividend payments thereon into income in accordance with their regular method of tax accounting. The following discussion is based on the classification of the Debentures as indebtedness for United States tax purposes.

EXCHANGE OF PAR SECURITIES

  The Exchange will not constitute a taxable event for United States federal income tax purposes. Consequently, no gain or loss should be recognized by a holder upon receipt of a New Par Security, the holding period of the New Par Security should include the holding period of the Old Par Security and the adjusted tax basis of the New Par Security should be the same as the adjusted tax basis of the Old Par Security immediately before the Exchange.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Because the Company has the right to defer the payment of stated interest on the Debentures, the stated interest on the Debentures will be considered to be original issue discount ("OID") (within the meaning of Section 1273(a) of the Code). Consequently, holders must include such stated interest in gross income on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code), regardless of their regular method of tax accounting and in advance of receipt of the cash attributable to such income. The application of these OID accrual rules may accelerate the timing of a holder's recognition of such income in certain situations. Actual payments of stated interest on the Debentures, however, will not be separately reported as taxable income. Any amount of OID included in a holder's gross income with respect to a Par Security will increase such holder's adjusted tax basis in such Security, and the amount of Distributions received by a holder in respect of such OID will reduce such holder's adjusted tax basis in such Par Security.

  Corporate holders of Par Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Par Securities.

DISTRIBUTION OF DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

  As described under the caption "Description of Debentures--Distribution of Debentures; Book-Entry Issuance," Debentures may be distributed to holders in exchange for the Par Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Par Securities before such distributions. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Debentures, the distribution of the Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Par Securities for the Debentures it received upon liquidation of the Trust.

  A holder would accrue interest in respect of the Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

  Under certain circumstances described herein (see "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity"), the Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Par Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Par Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Par Securities for cash. See "--Sales of Securities."

SALES OF PAR SECURITIES

  A holder that sells Par Securities (pursuant to the Remarketing or otherwise) will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Par Securities

(except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Debentures which such holder has not previously included in gross income) and the holder's adjusted tax basis in the Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Par Securities have been held for more than one year. Under recently enacted legislation, capital gains of individuals derived in respect of capital assets held for at least one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. Prospective investors should consult their own tax advisors with respect to the tax consequences of the new legislation. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  A holder will be required to add any accrued and unpaid OID to its adjusted tax basis for its Par Securities. To the extent the selling price of such holder's Par Securities is less than the adjusted tax basis (which will include any accrued and unpaid OID), a holder will recognize a capital loss.

NON-UNITED STATES HOLDERS

  Prospective purchasers of Par Securities that are Non-United States Holders should consult their tax advisors with respect to the tax consequences, United States federal and otherwise, of the purchase, ownership and disposition of Par Securities. A "Non-United States Holder" includes any person that is not a United States Person.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Income on the Par Securities held of record by holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Regular Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Par Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

  "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from disposition of Par Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a holder of the Par Securities under the backup withholding rules will generally be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Securities, subject to the investing fiduciary's determination that the investment in Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

  The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

  There can be no assurance that any of the exceptions set forth in the DOL regulation will apply to the purchase of Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Trustees and other persons, in providing services with respect to the Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code could apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

  Even if they are not fiduciaries, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Securities unless such Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) the purchaser and holder is not a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (ii) the purchase and holding of the Securities is covered by an applicable prohibited transaction exemption.

  Notwithstanding the foregoing, it is possible that the New Securities may qualify as "publicly offered securities" under the DOL Regulation if, in addition to an effective registration statement filed in connection with the Exchange Offer, they are also "widely held" and "freely transferable" at the time of the Exchange Offer. Under the DOL Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Securities will be "widely held", no assurances can be given that will be true. If the New Securities are "publicly offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of the Investing Plans as of such time. If the New Securities did not qualify as "publicly offered securities", the foregoing discussion about plan assets in the preceding paragraphs would also be available to the New Securities.

  Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Securities or New Securities should consult with their own counsel.

                             PLAN OF DISTRIBUTION

  The Company will not receive any proceeds from any sale of New Par Securities by broker-dealers. New Par Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Par Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Par Securities. Any broker-dealer that resells New Par Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Par Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Par Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Par Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Par Securities received in exchange for Old Par Securities where such Old Par Securities were acquired as a result of market-making activities or other trading activities. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year from the date hereof, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  For a period of one year from the date hereof, the Company will promptly send additional copies of this Prospectus and any amendment or Supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed, pursuant to the Registration Rights Agreement, to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for all the holders of the Notes as a single class) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Securities will be passed upon for the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust. The validity of the Debentures and the Trust Guarantee will be passed upon for the Company and the Trust by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California. Certain United States federal income taxation matters also will be passed upon for the Company and the Trust by Simpson Thacher & Bartlett, (a partnership which includes professional corporations), New York, New York. Freshman, Marantz, Orlanski, Cooper & Klein and Simpson Thacher & Bartlett will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware Law.

                                    EXPERTS

  The consolidated financial statements of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Southern Pacific Funding Corporation and subsidiaries as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                          PAGE
                                                                         -------
Additional Distributions................................................     139
Additional Interest.....................................................     138
Adjusted Distribution Rate..............................................      19
Adjusted Treasury Rate..................................................     166
Advanta.................................................................     124
Affiliate............................................................... 106,181
Affiliate Transaction...................................................     177
ALD.....................................................................       4
AMN.....................................................................   Cover
APB 25..................................................................    F-17
Applicable Distribution Rate............................................
Applicable Interest Rate................................................     164
Acquired Debt...........................................................     181
ARMs....................................................................      35
Asset Sale..............................................................     182
Asset Sale Offer........................................................     155
Asset Sale Offer Amount.................................................     155
Asset Sale Offer Period.................................................     155
Asset Sale Purchase Date................................................     155
Average Invested Assets.................................................     133
Awards..................................................................     118
Bancorp.................................................................     111
Benton..................................................................      80
BHCA....................................................................     109
BIF.....................................................................     109
Book-Entry Confirmation.................................................     140
Book-Entry Transfer Facility............................................     140
Business Day............................................................       1
Capital Lease Obligation................................................     182
Capitalized Excess Servicing Fees Receivables...........................     182
Capital Stock...........................................................     182
Cash Equivalents........................................................     182
CBC.....................................................................       3
CBCC....................................................................      60
CCD.....................................................................       4
CEBA....................................................................     110
CERCLA..................................................................     103
Change in 1940 Act Law..................................................     152
Change of Control.......................................................     183
Change of Control Offer.................................................      37
Change of Control Offer Period..........................................     154
Change of Control Payment...............................................     154
Change of Control Purchase Date.........................................     154
Closing Date............................................................     164
CMBS....................................................................     134
CMO.....................................................................     132
CNAI....................................................................      99
Code....................................................................     108
Commission..............................................................       8
Commissioner............................................................      19

                                                                           PAGE
                                                                           -----
Committee.................................................................   119
Common Securities.........................................................     i
Common Stock..............................................................   107
Company................................................................... Cover
Comparable Treasury Issue.................................................   167
Comparable Treasury Price.................................................   167
Consolidated Leverage Ratio...............................................   183
Consolidated Net Income...................................................   183
Consolidated Net Worth....................................................   184
Covered Loans.............................................................   102
Creditor..................................................................   151
Debentures................................................................     i
Declaration...............................................................     1
Deconsolidation...........................................................    53
Delaware Trustee..........................................................     2
Designated Senior Debt....................................................   184
DFI.......................................................................     7
Direct Action.............................................................    38
Disqualified Person.......................................................   200
Disqualified Stock........................................................   173
Distribution Date.........................................................     1
Distributions.............................................................     9
DLJ.......................................................................    99
DOL.......................................................................   200
DOL Regulation............................................................   200
DRI.......................................................................     5
DTC.......................................................................   139
Duff......................................................................   182
ECOA......................................................................   102
Effective Date............................................................   125
Effectiveness Target Date.................................................   138
Election Date.............................................................    20
Eligible Institution......................................................   140
Equity Interests..........................................................   184
Equity Offering...........................................................   184
ERISA.....................................................................   200
Excess Proceeds...........................................................   172
Exchange.................................................................. Cover
Exchange Act..............................................................     i
Exchange Agent............................................................   144
Exchange Offer............................................................ Cover
Expiration Date........................................................... Cover
Existing Indebtedness.....................................................   184
Extension Period..........................................................    11
FASB......................................................................  F-13
FCAC......................................................................     3
FDIC......................................................................     7
FDICIA....................................................................    48
FHLB......................................................................     7
FICO......................................................................   110
FIRREA....................................................................   109

                                                                           PAGE
                                                                           -----
Fitch.....................................................................   182
FMAC......................................................................     2
FMC.......................................................................     3
Funds Act.................................................................   110
Funds from Operations.....................................................   133
GAAP......................................................................    66
Global Certificates.......................................................   153
Greenwich.................................................................    97
Guarantee.................................................................   184
Guarantee Payments........................................................   193
Guarantee Trustee.........................................................   147
Hedging Obligations.......................................................   184
IBC....................................................................... Cover
ICAI...................................................................... Cover
ICCAMC.................................................................... Cover
ICG.......................................................................     4
ICIFC.....................................................................     6
ICII......................................................................     1
ICCMIC....................................................................     7
ICCMIC Management Agreement...............................................   132
ICW....................................................................... Cover
IFG.......................................................................   112
IMH.......................................................................     6
IMH Services Agreement....................................................   126
IMH Tax Agreement.........................................................   126
Indebtedness..............................................................   184
Indenture.................................................................     i
Indenture Default.........................................................   185
Indenture Event of Default................................................   169
Indenture Trustee.........................................................   185
Initial Distribution Rate.................................................    10
Initial Interest Rate.....................................................   164
Initial Optional Redemption Price.........................................   165
Initial Purchaser.........................................................    14
Interest Payment Date.....................................................    11
Investment Company Act....................................................   152
Investment Company Event..................................................   151
Investments...............................................................   185
IPLD......................................................................     4
IRS.......................................................................   187
ISOs......................................................................   118
Issue Date................................................................   185
LCPI......................................................................   125
Letter of Transmittal..................................................... Cover
LIBOR.....................................................................    68
Lien......................................................................   186
Liquidation Distribution..................................................   159
LPIG......................................................................     3
Management Agreement......................................................   126
Maturity Advancement......................................................   151
Maximum Adjusted Distribution Rate........................................    19

                                                                           PAGE
                                                                           -----
MBS.......................................................................   132
Moody's...................................................................   182
MOU.......................................................................     7
Net Income................................................................   186
Net Proceeds..............................................................   186
New Debentures............................................................ Cover
New Par Securities........................................................ Cover
New Securities............................................................ Cover
New Subsidiary Guarantees................................................. Cover
New Trust Guarantee....................................................... Cover
Non-Compete Agreement.....................................................   125
Non-Recourse Debt.........................................................   186
Non-United States Holder..................................................   199
Notice of Election........................................................    20
NPAs......................................................................    95
NQSO......................................................................   118
NYSE......................................................................   142
Obligations...............................................................   186
OCC.......................................................................   106
Offering..................................................................    11
OID.......................................................................    21
Old Debentures............................................................ Cover
Old Par Securities........................................................ Cover
Old Securities............................................................ Cover
Old Subsidiary Guarantees................................................. Cover
Old Trust Guarantee....................................................... Cover
OREO......................................................................  F-15
Par Securities............................................................ Cover
Participating Broker-Dealers..............................................     8
Paying Agent..............................................................   153
Payment Blockage Notice...................................................   168
Payment Default...........................................................   168
Permitted Investments.....................................................   186
Permitted Liens...........................................................   187
Permitted Refinancing Indebtedness........................................   187
Permitted SPB Preferred Stock.............................................   188
Permitted Warehouse Indebtedness..........................................   188
Person....................................................................   150
Plans.....................................................................   200
PMSRs.....................................................................   125
Primary Treasury Dealer...................................................   167
PrinCap...................................................................     7
Pro Forma Transactions....................................................    24
Property Account..........................................................   147
Property Trustee..........................................................     2
Purchase Facility.........................................................   189
Qualified Securitization Transaction......................................   189
Quotation Agent...........................................................   167
Receivables...............................................................   189
Redemption Price..........................................................   140
Reference Treasury Dealer Quotations......................................   167

                                                                           PAGE
                                                                           -----
Registrants...............................................................     8
Registration Default......................................................   138
Registration Rights Agreement.............................................    12
Registration Statement....................................................     i
Regular Trustee...........................................................     2
REIT......................................................................   132
Related Business..........................................................   189
Remaining Life............................................................    12
Remarketing...............................................................    10
Remarketing Agent.........................................................    17
Remarketing Agreement.....................................................   156
Remarketing Settlement Date...............................................    10
Reorganization............................................................     3
Residual Certificates.....................................................   189
RESPA.....................................................................   100
Restricted Investment.....................................................   176
Restricted Payment........................................................   160
Restricted Subsidiary.....................................................   189
Retained Interest.........................................................   189
Rule 144A.................................................................     8
SAIF......................................................................   109
Scheduled Remarketing Date................................................   149
Scheduled Remarketing Settlement Date.....................................    10
Securities Act............................................................ Cover
Securitization Related Assets.............................................   189
Senior Debt...............................................................   189
Senior Indebtedness.......................................................   190
Servicing Contracts.......................................................  F-68
SFAS 122..................................................................  F-60
SFAS 123..................................................................  F-17
SFAS 125..................................................................  F-13
SFAS 128..................................................................  F-17
SFAS 130..................................................................    74
SFAS 131..................................................................    74
Significant Subsidiary....................................................   190
S&P.......................................................................   182
Special Event.............................................................   151
Special Mandatory Redemption..............................................    12
Special Purpose Subsidiary................................................   190
SPFC......................................................................   190
SPFC Tax Agreement........................................................   124
SPSAC.....................................................................    99
SPB.......................................................................   190
Stated Maturity...........................................................   190
Strategic Investor Repurchase Transaction.................................   190
Subsidiary................................................................   190
Subsidiary Guarantors.....................................................   191
Successor Securities......................................................   162
Tax Counsel...............................................................   197
Tax Event.................................................................     9
Tax Opinion...............................................................   152

                                                                           PAGE
                                                                           -----
Tender Offer..............................................................     6
Ten-Year U.S. Treasury Rate...............................................   133
TILA......................................................................   101
Treasury Rate.............................................................   166
Trust..................................................................... Cover
Trust Act.................................................................     1
Trust Guarantee........................................................... Cover
Trust Indenture Act.......................................................     2
Trustee...................................................................     2
Trust Enforcement Event...................................................   148
Trust Securities..........................................................     i
United States Person......................................................   197
Unrestricted Subsidiary...................................................   191
Warehouse Facility........................................................   191
Warehouse Indebtedness....................................................   191
Weighted Average Life to Maturity.........................................   191
Wholly Owned Restricted Subsidiary........................................   192
1940 Act..................................................................   147
9 7/8% Senior Notes.......................................................     6
9 3/4% Senior Notes.......................................................     6
1992 Stock Option Plan....................................................   118
1996 Stock Option Plan....................................................   118
30-year Treasury Rate.....................................................   150

                        IMPERIAL CREDIT INDUSTRIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Audited Consolidated Financial Statements:
  Independent Auditors' Report............................................. F-2
  Consolidated Balance Sheets.............................................. F-3
  Consolidated Statements of Income........................................ F-4
  Consolidated Statements of Changes in Shareholders' Equity............... F-5
  Consolidated Statements of Cash Flows.................................... F-6
  Notes to Consolidated Financial Statements............................... F-8





  All supplemental schedules are omitted as inapplicable or because the required information is included in the consolidated financial statements or notes thereto.

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors

Imperial Credit Industries, Inc.:

  We have audited the accompanying consolidated balance sheets of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Los Angeles, California

January 27, 1998

                     IMPERIAL CREDIT INDUSTRIES, INC.

                        CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               DECEMBER 31,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ----------
                         ASSETS
                         ------
Cash.....................................................  $   50,597 $   74,247
Interest bearing deposits................................     103,738      3,369
Investment in Federal Home Loan Bank stock...............       5,646     17,152
Securities held for trading, at market...................     120,904     25,180
Securities available for sale, at market.................     107,727     59,116
Loans held for sale......................................     162,571    940,096
Loans held for investment, net...........................   1,266,718  1,068,599
Purchased and originated servicing rights................       4,731     14,887
Capitalized excess servicing fees receivable.............         --      23,142
Retained interest in loan and lease securitizations......      43,105     49,548
Interest-only and residual certificates..................         --      87,017
Accrued interest receivable..............................       9,132     13,847
Premises and equipment, net..............................       9,513     12,442
Other real estate owned, net.............................      10,905     12,214
Goodwill.................................................      35,607     38,490
Investment in Southern Pacific Funding Corporation ......      65,303        --
Investment in Franchise Mortgage Acceptance Company......      53,099        --
Other assets.............................................      52,798     31,293
                                                           ---------- ----------
  Total assets...........................................  $2,102,094 $2,470,639
                                                           ========== ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Deposits.................................................  $1,156,022 $1,069,184
Borrowings from Federal Home Loan Bank...................      45,000    140,500
Other borrowings.........................................     144,841    694,352
Remarketed Par Securities................................      70,000        --
Senior Notes.............................................     219,813     88,209
Convertible subordinated debentures......................         --      75,000
Accrued interest payable.................................      21,484     14,034
Accrued income taxes payable.............................      60,528     55,327
Minority interest in consolidated subsidiaries...........       3,174     54,936
Other liabilities........................................      57,299     39,589
                                                           ---------- ----------
  Total liabilities......................................   1,778,161  2,231,131
                                                           ---------- ----------
Commitments and contingencies (note 25)
Shareholders' equity:
Preferred stock, 8,000,000 shares authorized; none issued
 or outstanding..........................................         --         --
Common stock, no par value. Authorized 80,000,000 shares;
 38,791,439 and 38,291,112 shares issued and outstanding
 at December 31, 1997 and 1996, respectively ............     147,109    145,521
Retained earnings........................................     174,898     88,977
Unrealized gain on securities available for sale, net....       1,926      5,010
                                                           ---------- ----------
  Total shareholders' equity.............................     323,933    239,508
                                                           ---------- ----------
  Total liabilities and shareholders' equity.............  $2,102,094 $2,470,639
                                                           ========== ==========

        See accompanying notes to consolidated financial statements

                     IMPERIAL CREDIT INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF INCOME

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    YEARS ENDED DECEMBER 31,
                                                   ---------------------------
                                                     1997      1996     1995
                                                   --------  -------- --------
REVENUE:
 Gain on sale of loans and leases................. $ 67,723  $ 88,156 $ 39,557
                                                   --------  -------- --------
 Interest on loans and leases.....................  201,728   188,242  120,244
 Interest on investments..........................   23,531    10,807    6,630
 Interest on other finance activities.............    2,678     8,422    2,608
                                                   --------  -------- --------
   Total interest income..........................  227,937   207,471  129,482
 Interest on deposits.............................   71,014    60,999   51,565
 Interest on other borrowings ....................   29,604    64,407   35,783
 Interest on long term debt.......................   25,976     9,630    8,380
                                                   --------  -------- --------
   Total interest expense.........................  126,594   135,036   95,728
                                                   --------  -------- --------
   Net interest income............................  101,343    72,435   33,754
 Provision for loan and lease losses..............   38,951     9,773    5,450
                                                   --------  -------- --------
 Net interest income after provision for loan and
  lease losses....................................   62,392    62,662   28,304
                                                   --------  -------- --------
 Loan servicing income............................   10,743     1,680   12,718
 Loss on sale of securities.......................     (936)      --       --
 Equity in net income of Southern Pacific Funding
  Corporation.....................................   25,869       --       --
 Equity in net loss of Franchise Mortgage
  Acceptance Company..............................   (3,050)      --       --
 Investment banking fees..........................    7,702       --       --
 Management fees..................................    5,810     3,347       38
 Gain on sale of servicing rights.................      --      7,591    3,578
 Gain on sale of Franchise Mortgage Acceptance
  Company stock...................................   48,924       --       --
 Gain on sale of Southern Pacific Funding
  Corporation stock...............................    9,488    51,243      --
 Gain on sale of stock by subsidiary..............   43,213    31,447      --
 Gain on sale of Impac Mortgage Holdings stock....   11,496       --       --
 Gain on termination of REIT advisory agreement...   19,046       --       --
 Other income.....................................    1,140    10,807    1,114
                                                   --------  -------- --------
   Total other income.............................  179,445   106,115   17,448
                                                   --------  -------- --------
 Total revenue....................................  309,560   256,933   85,309
                                                   --------  -------- --------
EXPENSES:
 Personnel expense................................   60,830    48,355   34,053
 Amortization of PMSR's and OMSR's................    3,089     1,121    3,986
 Occupancy expense................................    4,319     4,653    3,904
 Data processing expense..........................    1,503     2,163    1,461
 Net expenses of other real estate owned..........    6,527     7,014    1,913
 Professional services............................   10,303     9,559    2,769
 FDIC insurance premiums..........................      250       327    1,137
 Telephone and other communications...............    2,926     2,917    2,509
 Restructuring provision--exit from mortgage
  banking operations..............................      --      3,800      --
 Loss on restructuring of loan to
  Dabney/Resnick/Imperial, LLC....................    3,709       --       --
 Provision for loss on repurchase of former
  mortgage banking loans..........................    5,400       --       --
 Amortization of Goodwill.........................   23,260     1,875      321
 General and administrative expense...............   28,268    17,265    9,127
                                                   --------  -------- --------
   Total expenses.................................  150,384    99,049   61,180
                                                   --------  -------- --------
 Income before income taxes, minority interest
  and extraordinary item..........................  159,176   157,884   24,129
 Income taxes.....................................   58,747    69,874   10,144
 Minority interest in income (loss) of
  consolidated subsidiaries.......................   10,513    12,026     (208)
                                                   --------  -------- --------
 Income before extraordinary item.................   89,916    75,984   14,193
 Extraordinary item--Loss on early extinguishment
  of debt, net of income taxes....................   (3,995)      --       --
                                                   --------  -------- --------
   Net income..................................... $ 85,921  $ 75,984 $ 14,193
                                                   ========  ======== ========
BASIC INCOME PER SHARE:
 Income before extraordinary item................. $   2.33  $   2.11 $   0.45
 Extraordinary item--Loss on early extinguishment
  of debt, net of income taxes....................    (0.10)      --       --
                                                   --------  -------- --------
 Net Income per common share, basic............... $   2.23  $   2.11 $   0.45
                                                   ========  ======== ========
DILUTED INCOME PER SHARE:
 Income before extraordinary item................. $   2.20  $   1.95 $   0.40
 Extraordinary item--Loss on early extinguishment
  of debt, net of income taxes....................    (0.10)      --       --
                                                   --------  -------- --------
 Net Income per common share, diluted............. $   2.10  $   1.95 $   0.40
                                                   ========  ======== ========

       See accompanying notes to consolidated financial statements.

                     IMPERIAL CREDIT INDUSTRIES, INC.

        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                           UNREALIZED
                                                             GAIN ON
                            COMMON                         SECURITIES       TOTAL
                            SHARES     COMMON   RETAINED    AVAILABLE   SHAREHOLDERS'
                          OUTSTANDING  STOCK    EARNINGS  FOR SALE, NET    EQUITY
                          ----------- --------  --------  ------------- -------------
                                               (IN THOUSANDS)
Balance, December 31,
 1994...................     9,621    $ 51,156  $ 24,717     $  --        $ 75,873
Exercise of stock
 options................       147         825       --         --             825
3-for-2 stock split.....     4,810         --        --         --             --
Increase in unrealized
 gain on securities
 available for sale,
 net....................       --          --        --       3,211          3,211
Net income, 1995........       --          --     14,193        --          14,193
                            ------    --------  --------     ------       --------
Balance, December 31,
 1995...................    14,578      51,981    38,910      3,211         94,102
Exercise of stock
 options................       868       1,671       --         --           1,671
1-for-10 stock dividend.     1,460      25,917   (25,917)       --             --
2-for-1 stock split.....    18,952         --        --         --             --
Issuance of common
 stock..................     2,440      59,228       --         --          59,228
Increase in unrealized
 gain on securities
 available for sale,
 net....................       --          --        --       1,799          1,799
Tax benefit from
 exercise of stock
 options................       --        6,851       --         --           6,851
Retirement of stock.....        (7)       (127)      --         --            (127)
Net income, 1996........       --          --     75,984        --          75,984
                            ------    --------  --------     ------       --------
Balance, December 31,
 1996...................    38,291     145,521    88,977      5,010        239,508
Exercise of stock
 options................       530       1,332       --         --           1,332
Decrease in unrealized
 gain on securities
 available for sale,
 net....................       --          --        --      (3,084)        (3,084)
Tax benefit from
 exercise of stock
 options................       --          807       --         --             807
Retirement of stock.....       (30)       (551)      --         --            (551)
Net income, 1997........       --          --     85,921        --          85,921
                            ------    --------  --------     ------       --------
Balance, December 31,
 1997...................    38,791    $147,109  $174,898     $1,926       $323,933
                            ======    ========  ========     ======       ========

       See accompanying notes to consolidated financial statements.

                     IMPERIAL CREDIT INDUSTRIES, INC.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                            1997         1996         1995
                                         -----------  -----------  -----------
                                                   (IN THOUSANDS)
Cash flows from operating activities:
  Net income............................ $    85,921  $    75,984  $    14,193
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities:
    Provision for loan and lease losses.      38,951        9,773        5,450
    Recovery for operational losses.....         --           --        (1,819)
    Restructuring Provision.............         --         3,800          --
    Loss on restructuring of
     Dabney/Resnick/Imperial, LLC.......       3,709          --           --
    Provision for loss on repurchase of
     former mortgage banking loans......       5,400          --           --
    Depreciation........................       4,523        3,483        2,657
    Amortization of goodwill............      23,260        1,875          321
    Amortization of PMSR's and OMSR's...       3,089        1,121        3,986
    Accretion of discount...............      (2,678)      (8,350)      (2,608)
    Gain on sale of servicing rights....         --        (7,591)      (3,578)
    Gain on sale of loans and leases....     (67,723)     (88,156)     (39,557)
    Gains on sale of SPFC stock.........      (9,488)     (82,690)         --
    Gain on sale of FMC stock...........     (92,137)         --           --
    Gain on sale of IMH stock...........     (11,496)         --           --
    Gain on termination of REIT advisory
     agreement..........................     (19,046)         --           --
    Equity in net earnings of SPFC......     (25,869)         --           --
    Equity in net loss of FMC...........       3,050          --           --
    Loss on sale of OREO................       4,453        2,843          --
    Loss on sale of securities..........         936          --           --
    Writedowns of capitalized excess
     servicing..........................         --         4,675          --
    Writedowns of fixed assets..........         --           886          --
    Stock option compensation expense...         --           --           653
    Writedowns on other real estate
     owned..............................         892        3,252        2,085
    Provision for deferred income taxes.       6,191       22,104        2,120
    Originations of loans held for sale.  (1,232,100)  (1,939,200)  (2,813,378)
    Purchases of loans held for sale....         --           --      (159,122)
    Purchase of trading securities......    (126,083)     (25,180)         --
    Sales of trading securities.........      48,369          --           --
    Sales and collections on loans held
     for sale...........................   1,309,323    2,159,055    1,923,733
    Net change in accrued interest
     receivable.........................        (311)      (3,683)      (4,247)
    Net change in retained interest in
     loan and lease securitizations.....         --       (21,481)     (14,012)
    Net change in capitalized excess
     servicing..........................         --        33,234      (37,500)
    Net change in other assets..........      78,528     (210,969)     (51,644)
    Net change in other liabilities.....      28,063       33,953       (1,436)
                                         -----------  -----------  -----------
  Net cash provided by (used in)
   operating activities.................      57,727      (31,262)  (1,173,703)
                                         -----------  -----------  -----------

                     IMPERIAL CREDIT INDUSTRIES, INC.

                                                 YEARS ENDED DECEMBER 31,
                                              --------------------------------
                                                1997       1996        1995
                                              ---------  ---------  ----------
                                                      (IN THOUSANDS)
Cash flows from investing activities:
  Net (increase) decrease in interest bearing
   deposits..................................  (100,369)   264,407    (257,176)
  Purchase of servicing rights...............       --         --       (8,128)
  Proceeds from sale of servicing rights.....     2,213     10,011      12,815
  Proceeds from sale of other real estate
   owned.....................................    21,171      1,202       7,072
  Purchase of securities available for sale..   (42,938)   (48,553)        --
  Sales of securities available for sale.....     5,404        --          --
  Net change in loans held for investment....  (206,172)   (27,651)    566,693
  Purchases of premises and equipment........    (6,839)    (5,442)     (1,367)
  Proceeds from sale of SPFC stock...........    13,707     64,625         --
  Proceeds from sale of FMC stock............    59,731        --          --
  Proceeds from sale of IMH stock............    11,950        --          --
  Purchases of Federal Home Loan Bank stock..    (3,634)    (7,652)     (3,933)
  Redemption of stock in Federal Home Loan
   Bank .....................................    15,140     13,250         --
  Cash utilized for acquisitions.............  (124,488)   (20,020)   (175,015)
                                              ---------  ---------  ----------
Net cash (used in) provided by investing
 activities..................................  (355,124)   244,177     140,961
                                              ---------  ---------  ----------
Cash flows from financing activities:
  Net increase (decrease) in deposits........ $  86,838  $ (23,805) $  158,369
  Net increase (decrease) in borrowings from
   Imperial Bank.............................       --      (5,000)      5,000
  Advances from Federal Home Loan Bank.......    50,000    434,000     347,000
  Repayments of advances from Federal Home
   Loan Bank.................................  (145,500)  (483,500)   (452,000)
  Proceeds from issuance of convertible
   subordinated debentures...................       --      72,162         --
  Net change in other borrowings.............   143,505   (181,463)    875,815
  Issuance of bonds..........................       --         --      111,995
  Repayment of bonds.........................       --    (111,995)        --
  Proceeds from issuance of Senior Notes due
   2007......................................   194,500        --          --
  Proceeds from issuance of Remarketed Par
   Securities................................    68,075        --          --
  Repayments of Senior Notes due 2004........   (73,241)       --          --
  Proceeds from resale of Senior Notes due
   2004......................................       --       7,384         --
  Proceeds from issuance of common stock.....       --      59,228         --
  Net change in minority interest............   (51,762)    53,484         --
  Proceeds from exercise of stock options....     1,332      1,671         825
                                              ---------  ---------  ----------
Net cash provided by (used in) financing
 activities..................................   273,747   (177,834)  1,047,004
Net change in cash...........................   (23,650)    35,081      14,262
Cash at beginning of year....................    74,247     39,166      24,904
                                              ---------  ---------  ----------
Cash at end of year.......................... $  50,597  $  74,247  $   39,166
                                              =========  =========  ==========

       See accompanying notes to consolidated financial statements.

                     IMPERIAL CREDIT INDUSTRIES, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. ORGANIZATION

  Imperial Credit Industries, Inc., incorporated in 1986 in the State of California, is 23.0% owned by Imperial Bank. In 1991 Imperial Bank recapitalized the Company to conduct a full service mortgage banking operation. The consolidated financial statements include Imperial Credit Industries, Inc. ("ICII"), its significant wholly-owned operating subsidiaries, significant majority-owned operating subsidiaries and significant equity investments in two publicly traded companies (collectively the "Company"). The significant wholly-owned subsidiaries include Southern Pacific Bank ("SPB"), Imperial Business Credit Inc. ("IBC"), Imperial Credit Advisors, Inc. ("ICAI"), Auto Marketing Network ("AMN"), Imperial Credit Commercial Asset Management Corporation, ("ICCAMC") and Imperial Credit Worldwide ("ICW"). The significant operating majority owned consolidated subsidiary is Imperial Capital Group ("ICG") which is 60% owned by the Company and 40% owned by outside private investors. The significant equity investments in publicly traded companies are Southern Pacific Funding Corporation ("SPFC") NYSE Symbol: SFC, and Franchise Mortgage Acceptance Company ("FMC") NASDAQ
Symbol: FMAX. Both SPFC and FMC were former consolidated subsidiaries of the Company. All material intercompany balances and transactions with consolidated subsidiaries have been eliminated.

2. STRATEGIC FOCUS AND ACQUISITIONS

 Strategic Divestitures

  In 1995, the Company began to diversify away from the conforming residential mortgage lending business, the Company's traditional focus, and into other select lending businesses. The Company expanded several existing businesses and commenced several new businesses, including non-conforming residential mortgage banking, commercial mortgage banking, business lending and consumer lending. The Company's loans and leases by sector consist primarily of the following: sub-prime residential mortgage banking; commercial mortgage banking and income producing property loans; business lending--equipment leasing, asset-based lending, and participation in syndicated commercial lending; consumer loans--sub-prime auto loans and Title I home improvement loans. The Company solicits loans and leases from brokers on a wholesale and portfolio basis and originates loans directly from borrowers. The majority of the Company's loans and leases, other than those held by SPB for investment, are sold in secondary markets through securitizations and whole loan sales.

 Impac Mortgage Holdings, Inc. and Impac Funding Corporation

  During 1995, the Company sold its mortgage conduit operations and SPB's warehouse lending operations to Impac Mortgage Holdings, Inc. ("IMH"), formerly Imperial Credit Mortgage Holdings, Inc. In exchange for these assets, the Company received approximately 11.8% of the common stock of IMH. Additionally, ICAI entered into a management agreement with IMH pursuant to which ICAI advised upon the day-to-day operations of IMH and for which it was paid a management fee. During 1997, the Company sold its common stock interest in IMH for a gain of approximately $11.5 million. In December 1997, IMH and the Company negotiated a termination of the management agreement (the "Termination Agreement"). The consideration received by the Company pursuant to the Termination Agreement was $44 million, comprised of 2,009,310 shares of IMH common stock and certain securitization-related assets. Additionally, the Company agreed to cancel its note receivable from ICI Funding Corporation ("ICIFC"), a former subsidiary of ICII which is now known as Impac Funding Corporation and is the origination unit of IMH, in the amount of $29.1 million. The IMH common stock and the securitization-related assets were recorded by the Company at their estimated fair values of approximately $35.0 million and $13.1 million, respectively, for a total of $48.1 million. This amount, when netted with the $29.1 million cancellation of the ICIFC note receivable resulted in the gain on termination of the management agreement of approximately $19.0 million.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  During the first quarter of 1997, the Company disposed of its common stock interest in ICIFC, at a loss of $100,000. At December 31, 1996, the Company owned 100% of the common stock of ICIFC which represented only a 1% economic interest as IMH owned all of the non-voting preferred stock of ICIFC which gave IMH a 99% economic interest in ICIFC. The Company's disposal of its remaining economic interest in ICIFC concluded its exit from the original mortgage banking business.

 Franchise Mortgage Acceptance Company

  On June 30, 1995, the Company completed the acquisition of certain net assets from Greenwich Capital Financial Products, Inc. and formed Franchise Mortgage Acceptance Company LLC ("FMAC"), a limited liability company, in which the Company had a 66.7% ownership interest. The acquisition was accounted for as a purchase and the purchase price of $7.6 million, which included $3.8 million in contingent consideration for loans in the pipeline, was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $4.0 million. The Company's franchise lending business was conducted through FMAC until November 1997, at which time FMAC merged into FMC, a Delaware corporation formed for the purpose of succeeding to the business of FMAC, and FMC completed an initial public offering of its common stock. The Company sold into FMC's initial public offering 3,568,175 shares at $18.00 per share generating net proceeds of $59.7 million and a gain of $48.9 million. Additionally, the Company recognized a gain of $43.2 million resulting from the adjustment in the basis of its investment in FMC due to the offering and its reduced ownership percentage. Upon the completion of FMC's initial public offering and at December 31, 1997, the Company's percentage ownership of FMC common stock was 38.4%. Accordingly, FMC's operating results are no longer consolidated with those of the Company and the Company's investment in FMC is accounted for under the equity method.

 Southern Pacific Funding Corporation

  For the year ended December 31, 1996, a substantial portion of the Company's operations were conducted through its sub-prime residential lending subsidiary, Southern Pacific Funding Corporation ("SPFC"). In June 1996, SPFC completed an initial public offering of its common stock pursuant to which ICII was a selling shareholder. SPFC and the Company sold 5.2 million shares and 3.5 million shares, respectively, at $11.33 per share. In a secondary offering, the Company sold 1.5 million SPFC shares at $19.83 per share. The Company recognized a gain on sale of the SPFC shares it owned of $51.2 million, which is net of offering expenses and the Company's cost basis in the shares. The Company also recognized a gain of $31.4 million related to the stock sold by SPFC. The gain related to the stock sold by SPFC is based on the difference between the Company's equity ownership in SPFC after the sale and such equity ownership prior to the sale, using the Company's respective SPFC ownership percentages. During the first quarter of 1997, the Company sold 370,000 shares of SPFC common stock at $16.63 per share generating net proceeds of $6.2 million and a gain of $4.3 million. Such transaction reduced the Company's ownership percentage in SPFC from 51.2% at December 31, 1996, to 49.4% at March 31, 1997. Accordingly, SPFC's operating results are no longer consolidated with those of the Company and the Company's investment in SPFC is accounted for under the equity method. During the third quarter of 1997, the Company sold an additional 500,000 shares of SPFC common stock generating net proceeds of $7.6 million and a gain of $5.2 million. At December 31, 1997, the Company's ownership interest in SPFC was 47.0%.

 Imperial Business Credit

  The Company expanded its commercial equipment leasing business conducted by IBC through the acquisitions of substantially all of the assets of First Concord Acceptance Corporation ("FCAC") for a purchase price of $21.4 million in May 1995 and all of the assets of Avco Leasing Services, Inc and Avco Financial Services of Southern California, Inc. (together "Avco") for approximately $94.8 million in October 1996.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  These acquisitions were accounted for as purchases and the purchase prices were allocated to the net assets acquired based on their fair value resulting in goodwill of $1.2 million and $12.5 million for the FCAC and Avco transactions, respectively.

  IBC's lease originations were $151.3 million and $87.2 million, and it securitized and sold $213.6 million and $87.0 million during the years ended December 31, 1997, and 1996, respectively.

 Coast Business Credit

  In September 1995, the Company began making asset-based loans to middle market companies located mainly in California by acquiring CoastFed Business Credit. This entity, now a division of SPB, was renamed Coast Business Credit ("CBC"). The acquisition was accounted for as a purchase and the purchase price of $150 million was allocated to the net assets acquired based on their fair value resulting in goodwill of approximately $16 million. At December 31, 1997 and 1996, CBC had total commitments of $803.3 million and $547.7 million, of which $484.8 million and $288.5 million of loans were outstanding, respectively.

 Imperial Capital Group

  During the fourth quarter of 1996, the Company continued to diversify and strategically deploy its capital by announcing the closing of its investment in Dabney/Resnick/Imperial LLC ("DRI") (formerly Dabney/Resnick, Inc.), an investment banking firm. DRI was headquartered in Beverly Hills, California with offices in Chicago, Illinois, Dallas, Texas, and Sun Valley, Idaho, and offered full service investment banking, brokerage, and asset management services. DRI managed and underwrote public offerings of securities, arranged private placements and provided advisory and other services in connection with mergers, acquisitions, restructurings, and other financial transactions. The Company acquired a 1% interest in DRI and purchased a warrant to acquire an additional 48% interest. During the fourth quarter of 1997, the Company formed a new subsidiary, ICG, which includes a registered broker/dealer and an asset management company offering individual and corporate investors a wide range of financial products and services. In connection with the formation of ICG, the Company recognized a pre-tax charge of $3.7 million relating to the restructuring of its loan to DRI. As part of the DRI restructuring, substantially all of the assets and personnel of DRI were acquired or hired by ICG. During the fourth quarter of 1997, ICG raised $323 million for corporate clients through private placement debt and equity offerings generating investment banking fees of $7.7 million. At December 31, 1997, the Company's ownership interest in ICG was 60%.

 Auto Marketing Network

  In March 1997, the Company acquired all the outstanding common stock of AMN, a sub-prime auto lender engaged in the financing of new and used motor vehicles on a national basis, for $750,000. As part of the acquisition, the Company advanced $11.6 million to repay amounts owed pursuant to operating lines of credit and for working capital purposes. The acquisition was recorded using the purchase method of accounting. The purchase price was allocated to the net assets acquired based on their fair value and goodwill of approximately $20.8 million was recorded. Since the March 1997 acquisition date, AMN posted operating losses and experienced significant increases in non-performing assets, loan charge-offs and loan loss provisions. In December 1997, the Company developed revised operating projections which indicated that the goodwill resulting from the AMN acquisition was not recoverable. Accordingly, the remaining goodwill balance of $20.1 million was written off during the fourth quarter of 1997.

 PrinCap Mortgage Warehouse

  In October 1997, the Company's wholly-owned subsidiary, SPB, acquired substantially all of the assets of PrinCap Mortgage Warehouse, Inc. and PrinCap Mortgage Backed, L.P. (collectively, "PrinCap") and

                     IMPERIAL CREDIT INDUSTRIES, INC.

contributed such assets to a subsidiary. The acquisition was accounted for as a purchase, and the purchase price of $123.7 million was allocated to the net assets acquired based on their fair value resulting in goodwill of $6.8 million.

  PrinCap's primary business is residential mortgage warehouse lending to medium-sized brokers and mortgage bankers on a national basis. At December 31, 1997, PrinCap had commitments outstanding and loans of $124.6 million and $122.5 million, respectively.

 Imperial Credit Commercial Asset Management Corporation

  The Company formed ICCAMC, a wholly-owned subsidiary, to oversee the day to day operations of Imperial Credit Commercial Mortgage Investment Corporation ("ICCMIC"), a real estate investment trust intending to invest primarily in performing multi-family and commercial real estate loans and mortgage-backed securities. In October 1997, ICCMIC completed its initial public offering and sold approximately 34.5 million shares of common stock at $15.00 per share resulting in net proceeds of approximately $481.2 million. The Company purchased 2,970,000 shares of ICCMIC common stock in the offering and an additional 100,000 shares in December 1997. As of December 31, 1997, the Company owned 8.9% of the common stock of ICCMIC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent liabilities as of the dates of the balance sheets and revenues and expenses for the periods presented. Significant balance sheet items which could be materially affected by such estimates include: loans held for investment, which is presented net of the allowance for loan and lease losses, and the valuation of the Company's securitization related assets. Actual results could differ significantly from management's estimates. Prior years' consolidated financial statements have been reclassified to conform to the 1997 presentation.

 Investment Securities

  The Company classifies investments as held to maturity, trading securities, or available for sale securities. Held to maturity investments are reported at amortized cost, trading securities are reported at fair value with unrealized gains and losses included in operations, and available for sale securities are reported at fair value with unrealized gains and losses, net of related income taxes, included as a separate component of shareholders' equity.

  Investment securities held to maturity are those securities that management has the positive intent and the ability to hold to maturity.

  Trading securities include mortgage-backed securities resulting from certain mortgage banking related activities and United States Treasury securities.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  Investment securities available-for-sale are those securities which are not held in the trading portfolio and are not held in the held to maturity portfolio.

  Realized gains and losses on securities available for sale are included in income and are derived using the specific identification method for determining the cost of securities sold.

  Premiums and discounts are amortized over the life of the securities by use of the interest method. When a decline in value of a security is judged to be other than temporary, it is written down to fair value by a charge to earnings.

 Loans Held for Sale

  Loans held for sale are carried at the lower of aggregate cost or market, which is based on sale commitments or prices for similar products.

  Loans which are ineligible for sale, generally those 90 days past due, are transferred to loans held for investment at the lower of cost or market on the day of transfer.

 Loans Held for Investment

  Loans held for investment are stated at the principal amount outstanding. Interest income is recorded on the accrual basis in accordance with the terms of the loans, except that accruals are discontinued when the payment of principal or interest is 90 or more days past due. Future collections of interest are included in interest income or applied to the loan balance based on an assessment of the likelihood that the loan will be repaid. Additionally, unearned income on installment contracts and leases is recognized in interest income over the life of the related loans using the interest method.

  On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan and lease losses. In determining the adequacy of the allowance for loan and lease losses, management considers such factors as historical loan loss experience, underlying collateral values, known problem loans, evaluations made by bank regulatory authorities, assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio. Loans deemed by management to be uncollectible are charged to the allowance for loan and lease losses. Recoveries on loans previously charged off are credited to the allowance. Provisions for loan losses are charged to expense and credited to the allowance in amounts deemed appropriate by management based upon its evaluation of the known and inherent risks in the loan portfolio.

  The Company considers a loan to be impaired when, based upon current information and events, it believes it will be unable to collect all amounts due according to the contractual terms of the loan agreement. Individually significant loans are evaluated for impairment separately; other loans are evaluated for impairment collectively. The value of impaired loans is established by discounting the expected future cash flows at the loan's effective interest rate, or by the current observable market price or by the fair value of its collateral. Many factors are considered in the determination of impairment. The measurement of collateral dependent impaired loans is based on the fair value of the loan's collateral. Non-collateral dependent loans are valued based on a present value calculation of expected future cash flows, discounted at the loan's effective rate.

  Cash receipts on impaired loans not performing according to contractual terms are generally used to reduce the carrying value of the loan, unless the Company believes it will fully recover the remaining principal balance of the loan, in which case such cash receipts are recognized as interest income.

  Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of collateral of impaired loans are

                     IMPERIAL CREDIT INDUSTRIES, INC.

included in the provision for loan losses. Upon disposition of an impaired loan, loss of principal, if any, is recorded through a charge-off to the allowance for loan losses.

 Purchased and Originated Servicing Rights

  Purchased servicing represents the cost of acquiring the right to service mortgage loans. The cost relating to purchased and originated servicing is capitalized and amortized in proportion to, and over the period of, estimated future net servicing income.

  The Company assesses the purchased servicing rights portfolio for impairment based on the fair value of those rights on a stratum-by-stratum basis with any impairment recognized through a valuation allowance for each impaired stratum. For the purpose of measuring impairment, the Company has stratified the capitalized mortgage servicing rights using the following risk characteristics: loan program type and interest rate tranche in 100 basis point increments.

  In order to determine the fair value of the servicing rights, the Company uses market prices under comparable servicing sales contracts, when available, or alternatively, it uses a valuation model that calculates the present value of future cash flows. Assumptions used in the valuation model include market discount rates and anticipated prepayment speeds. The prepayment speeds are determined from market sources for fixed rate mortgages with similar coupons and prepayment rates for comparable variable rate loans. In addition, the Company uses market comparables for estimates of the cost of servicing per loan, an inflation rate, ancillary income per loan and default rates.

 Capitalized Excess Servicing Fees Receivable

  The Company has created capitalized excess servicing fees receivable as a result of the sale of loans, and to a lesser extent leases, into various trust vehicles. These various trust vehicles are majority owned by an independent third party who has made a substantial capital investment and has substantial risks and rewards of ownership of the assets of the trust; therefore, these trust vehicles are not consolidated with the Company.

 Retained Interest in Loan and Lease Securitizations

  The Company adopted on January 1, 1997, Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which establishes accounting for transfers and servicing of financial assets and extinguishment of liabilities. This statement specifies when financial assets and liabilities are to be removed from an entity's financial statements, the accounting for servicing assets and liabilities and the accounting for assets that can be contractually prepaid in such a way that the holder would not recover substantially all of its recorded investment. Under SFAS 125, an entity recognizes only assets it controls and liabilities it has incurred, discontinues recognition of assets only when control has been surrendered, and discontinues recognition of liabilities only when they have been extinguished. SFAS 125 requires that the selling entity continue to carry retained interests, including servicing assets, relating to assets it no longer recognizes. Such retained interests are based on the relative fair values of the retained interests of the subject assets at the date of transfer. Transfers not meeting the criteria for sale recognition are accounted for as a secured borrowing with a pledge of collateral. SFAS 125 requires an entity to recognize its obligation to service financial assets that are retained in a transfer of assets in the form of a servicing asset or liability. The servicing asset or liability is amortized in proportion to, and over the period of, net servicing income or loss. Servicing assets and liabilities are assessed for impairment based on their fair value.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  The implementation of SFAS 125 did not have a material impact on the Company's financial condition or results of operation. Under the provisions of SFAS 125, securitization interests retained by the Company as a result of securitization transactions are held as either available for sale or trading.

  The Company may create retained interest in loan and lease securitizations as a result of the sale of loans into securitization trusts. Loan and lease securitizations have specific credit enhancement requirements in the form of overcollateralization which must be met before the Company receives cash flows due. As the securitized assets generate excess cash flows, they are initially used to pay down the balance of the pass-through certificates until such time as the ratio of securitized assets to pass-through certificates reaches the overcollateralization requirement specified in each securitization.

  This overcollateralization amount is carried on the balance sheet as retained interest in loan and lease securitizations. After the overcollateralization requirement and the other requirements specified in the pooling and servicing agreement have been met, the Company begins to receive the cash flows from any subordinated bonds or residual interests retained on a monthly basis. Retained interest in loan and lease securitizations is classified as available for sale, and income is amortized using the interest method. To the extent that the future performance results are less than the Company's initial performance estimates, the Company's retained interest in loan and lease securitizations will be written down through a charge to operations.

 Interest-only and Residual Certificates

  Assets reflected in the accompanying balance sheet as interest-only and residual certificates in real estate mortgage investment conduits are recorded as a result of SPB's and SPFC's securitization of loans through various trust vehicles.

 Loan Sales and Related Gain or Loss

  Loans are sold through either securitizations or whole loan sales with servicing retained by the Company. Securitizations typically require credit enhancements in the form of cash reserves or overcollateralization that are reflected as retained interest in loan and lease securitizations on the balance sheet. Sales are recognized when the transaction settles and the risks and rewards of ownership are determined to have been passed to the purchaser.

  Gain is recognized to the extent that the selling prices exceed the carrying value of the loans sold based on the estimated relative fair values of the assets transferred, assets obtained and liabilities incurred. The assets obtained in a sale include, generally, retained interest in loan and lease securitizations, loan servicing assets, and call options. Liabilities incurred in a sale include, generally, recourse obligations, put options, and servicing liabilities. In the securitizations completed to date, the Company retained call options giving it the right to repurchase loans sold when the outstanding amount of such loans is 1% to 10% or less of the original amount sold, depending on the terms of the related securitization. As these call options are equivalent to a cleanup call, the Company has ascribed no value to them. The securitizations completed to date had no put option features.

  In determining the estimated fair values of the retained interest in loan and lease securitizations, the Company estimates the cash flows therefrom and discounts such cash flows at interest rates determined by management to be rates market participants would use in similar circumstances. Discount rates ranged from 11% to 28%, as of and for the year ended December 31, 1997. Quoted market prices are not available as no active market exists for retained interest in loan and lease securitizations. In estimating the cash flows, the Company considers default and prepayment rates. The default rates used by the Company as of and for the year ended December 31, 1997 have ranged from 2.0% to 18.5%, and the prepayment rates used by the Company have ranged from 0.25% to 48.0%.

                     IMPERIAL CREDIT INDUSTRIES, INC.

 Loan Origination Fees

  Origination fees received on loans held for sale, net of direct costs related to the origination of the loans, are deferred until the time of sale and are included in the computation of the gain or loss on the sale of the related loans. Commitment fee income is deferred until each loan is funded and sold, and recorded as a part of the gain on sale of the loan in the same percentage as such loan is to the total commitment. Any remaining deferred commitment fee income is recognized at expiration of the commitment. When exercise of such commitment is deemed remote, the fee is recognized over the remaining commitment period.

  Origination fees on loans held for investment, net of direct costs related to the origination of the loans, are deferred and amortized over the contractual lives of the related loans using the interest method. When a loan is classified as a nonaccrual loan, the related net deferred origination fees are no longer amortized.

 Premises and Equipment

  Premises and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation on premises and equipment is recorded using the straight-line method over the estimated useful lives of individual assets (3 to 7 years). Leasehold improvements are amortized over the terms of their related leases or the estimated useful lives of improvements, whichever is shorter.

 Interest Bearing Deposits

  Interest bearing deposits consist of time certificates, investment in federal funds and money market accounts. Amounts are carried at cost which approximates market value.

 Other Real Estate Owned

  Foreclosed real estate is transferred from the loan portfolio at the lower of the cost of the former mortgage loan or net fair value of the property less estimated selling costs and is classified as other real estate owned ("OREO"). The excess carrying value, if any, of the loan over the estimated fair value of the collateral based on appraisal or broker opinion of value less estimated selling costs is charged to the allowance for loan losses. Any subsequent impairments in value are recognized through a valuation allowance. Subsequent increases in fair value are credited to income and reduce the valuation allowance.

  Subsequent increases in the fair value of an asset are only recognized to the extent that decreases in fair value were recorded through the valuation allowance. Gains and losses from sales of OREO, provisions for losses on OREO, and net operating expenses of OREO are recorded in operations and included in the caption "net expenses of other real estate owned" in the accompanying consolidated statements of income.

 Income Taxes

  The Company files a combined California franchise tax return and a consolidated Federal income tax return with all of its subsidiaries except ICG. The Company accounts for income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     IMPERIAL CREDIT INDUSTRIES, INC.

 Goodwill

  Goodwill is amortized on a straight-line basis over its estimated useful life of 15 years. Goodwill is reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the asset. Impairment is measured by discounting operating income of the related entity at an appropriate discount rate. At December 31, 1997 and 1996, Goodwill is presented net of accumulated amortization of $25.5 million and $2.2 million, respectively.

 Debt Issue Costs

  Capitalized debt issue costs are included in Other Assets and are amortized to interest expense over the life of the related debt using the interest method.

 Hedging Loans Held for Sale

  The Company regularly securitizes and sells fixed and variable rate mortgage loans. To offset the effects of interest rate fluctuations on the value of its fixed-rate loans held for sale, the Company in certain cases will hedge its interest rate risk related to loans held for sale by selling United States Treasury futures contracts. Unrealized and realized gains and losses on such positions are deferred as an adjustment to the carrying value of loans and leases held for sale and included in income as gain or loss on sale of loans when the related loans are sold.

  Management has determined that hedge accounting is appropriate for the Company's hedging program because the hedged loans expose the Company to price risk. The futures contracts reduce that risk and are designated as hedges, and at the inception of the hedge and throughout the hedge period, there is a high correlation between the price of the futures contracts and the fair value of the loans being hedged. In the event correlation does not remain high, the futures contracts will cease to be accounted for as hedges and a gain or loss will be recognized to the extent the futures results have not been offset by the price changes of the hedged loans.

 Total Rate of Return Swaps

  The Company has entered into total rate of return swap contracts with various investment bank counterparties, the provisions of which entitle the Company to receive the total return on various commercial loans in exchange for a floating payment of one month LIBOR plus a spread. These contracts are off-balance sheet financial instruments. The Company's cash collateral held by the counterparties is included in trading securities. Net income or expense on these contracts is included in interest income, and the contracts are carried at their estimated fair values.

 Equity Investments

  Equity investments are carried under the equity method of accounting. Accordingly, the Company records as a part of its earnings, the ownership percentage of its equity investments net income. Dividends received from such subsidiaries, if any, are credited to the investment balance and not recorded as earnings.

  The Company records gains from the sale of stock in subsidiaries carried under the equity method based on the difference between the Company's equity ownership after the sale and such equity ownership prior to the sale, using the Company's respective ownership percentages. Deferred income tax liabilities on such gains are accrued at the time such gains are recognized.

                     IMPERIAL CREDIT INDUSTRIES, INC.

 Stock Based Compensation

  As permitted by SFAS No. 123, "Accounting for Stock Based Compensation", the Company accounts for stock based employee compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The Company provides the pro forma net earnings, pro forma income per share, and plan disclosures as set forth in SFAS 123.

 Income Per Share

  Effective December 31, 1997, the Company adopted SFAS No. 128, "Earnings Per Share." This statement replaces the previously reported primary and fully-diluted income per share with basic and diluted income per share. Unlike primary income per share, basic income per share excludes any dilutive effects of stock options. Diluted income per share is similar to fully-diluted income per share. Income per share amounts for all periods ending prior to December 31, 1997, have been restated to conform to the SFAS 128 requirements. The following table reconciles the number of shares used in the computations of basic and diluted income per share for the years ended December 31:

                                                   1997       1996       1995
                                                ---------- ---------- ----------
   Weighted-average common shares outstanding
    during the year used to compute basic
    income per share..........................  38,610,952 36,062,776 31,825,495
   Assumed common shares issued on exercise of
    stock options.............................   2,244,321  2,912,058  3,296,167
                                                ---------- ---------- ----------
   Number of common shares used to compute
    diluted income per share..................  40,855,273 38,974,834 35,121,662
                                                ========== ========== ==========

 Recent Accounting Pronouncements

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income are to be reported in a financial statement that is displayed with the same prominence as other financial statements.

  This statement stipulates that comprehensive income reflect the change in equity of an enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive income will thus represent the sum of net income and comprehensive income, although SFAS 130 does not require the use of the terms comprehensive income or other comprehensive income. The accumulated balance of other comprehensive income is required to be displayed separately from retained earnings and additional paid in capital in the statement of financial condition. This statement is effective for the fiscal years and interim periods beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management believes that the adoption of SFAS 130 will have no significant impact on its financial position or results of operations.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that selected information about those operating segments be reported in interim financial statements. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS 131 requires that all public enterprises report financial and descriptive information about reportable operating segments. Operating segments are defined as components regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. Management is in the process of determining the impact, if any, this statement will have on the financial position, results of operations and disclosures of the Company.

  In February 1998, the FASB issued SFAS No. 132 "Employer's Disclosures about Pensions and Other Postretirement Benefits". The statement revises the required disclosures for pensions and other post retirement plans but does not change the measurement or recognition of such plans. SFAS 132 is effective for fiscal years beginning after December 15, 1997. The Company, as required, will adopt this statement during 1998. As the Company does not offer defined benefit pension plans, Management believes that the adoption of SFAS 132 will not have a material effect on the Company's existing disclosures regarding postretirement benefits

                     IMPERIAL CREDIT INDUSTRIES, INC.

4. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  The following information supplements the statement of cash flows:

                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                      1997      1996     1995
                                                    --------  -------- --------
                                                          (IN THOUSANDS)
Cash paid during the period for:
  Interest......................................... $119,144  $134,251 $ 93,223
  Income taxes.....................................   24,611    24,134    8,283
Significant non-cash activities:
  Loans transferred from held for investment to
   held for sale...................................      --        --   505,037
  Loans transferred to OREO or repossessed assets..   29,359    14,203   12,302
  Loans transferred from held for sale to held for
   investment......................................   37,007   197,141   83,398
  Loans to facilitate the sale of OREO.............    2,347     1,871    1,315
  Retained interest in loan and lease
   securitizations capitalized.....................   23,592     6,908   14,002
  Transfer of securities from available for sale to
   trading.........................................   15,178       --       --
  Securities received in consideration of IMH
   Termination Agreement...........................   48,167       --       --
  Cancellation of note receivable from ICIFC in
   consideration of IMH Termination Agreement......   29,121       --       --
  Change in unrealized gain on securities available
   for sale........................................   (3,084)    1,799    3,211
Deconsolidation of SPFC, ICIFC and FMAC:
  Decrease in loans held for sale..................  768,025       --       --
  Decrease in interest only and residual
   certificates....................................   87,017       --       --
  Decrease in retained interest in loan
   securitizations.................................   30,035       --       --
  Decrease in capitalized excess servicing.........   23,142       --       --
  Decrease in accrued interest receivable..........    5,026       --       --
  Decrease in other borrowings.....................  693,016       --       --
  Decrease in convertible subordinated debt........   75,000       --       --
Purchase of Auto Marketing Network:
  Assets acquired, including goodwill of $20,770... $ 82,484  $    --  $    --
  Liabilities assumed..............................   81,734       --       --
                                                    --------  -------- --------
  Cash paid........................................ $    750  $    --  $    --
                                                    ========  ======== ========
Purchase of PrinCap Mortgage Warehouse, Inc.
 assets:
  Assets acquired, including goodwill of $6,800.... $123,767  $    --  $    --
  Liabilities assumed..............................       29       --       --
                                                    --------  -------- --------
  Cash paid........................................ $123,738  $    --  $    --
                                                    ========  ======== ========

5. INVESTMENT IN FHLB STOCK

  As a member of the FHLB system, the Company's wholly owned subsidiary, SPB, is required to maintain an investment in the capital stock of the FHLB in an amount at least equal to the greater of 1% of residential mortgage assets, or 5% of outstanding borrowings (advances), or 0.3% of total assets. FHLB stock and loans are pledged to secure FHLB advances.

                     IMPERIAL CREDIT INDUSTRIES, INC.

6. SECURITIES AVAILABLE FOR SALE

  The following table provides a summary of securities available for sale with a comparison of amortized cost and fair values as of December 31, 1997 and 1996.

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED   FAIR
 DECEMBER 31, 1997                       COST      GAINS      LOSSES    VALUE
 -----------------                     --------- ---------- ---------- --------
                                                    (IN THOUSANDS)
Investment in IMH stock............... $ 35,037    $  879      $--     $ 35,916
Investment in ICCMIC stock............   42,938     1,961       --       44,899
Avalon total return fund..............    5,000       492       --        5,492
AMN Auto Trust 1997-A Class A-2
 principal-only security..............    6,809       --        --        6,809
IBC 1997-1 Class B-1 subordinated
 bond.................................    4,585       --        --        4,585
IBC 1997-1 Class C-1 interest-only
 security.............................    9,638       --        --        9,638
Other.................................      388       --        --          388
                                       --------    ------      ----    --------
                                       $104,395    $3,332      $ --    $107,727
                                       ========    ======      ====    ========

                                                     GROSS      GROSS
                                         AMORTIZED UNREALIZED UNREALIZED  FAIR
 DECEMBER 31, 1996                         COST      GAINS      LOSSES    VALUE
 -----------------                       --------- ---------- ---------- -------
                                                     (IN THOUSANDS)
Investment in IMH stock................   $   454    $8,668      $--     $ 9,122
SPTL 1996 C-1 interest only securities.     9,829       --        --       9,829
FLRT 1991-A residual interest..........    36,571       --        --      36,571
FLRT 1994-A interest-only security.....     1,814       --        --       1,814
FLRT 1995-A interest-only security.....       964       --        --         964
Other..................................       816       --        --         816
                                          -------    ------      ----    -------
                                          $50,448    $8,668      $ --    $59,116
                                          =======    ======      ====    =======

  Gross realized gains and losses on the sale of available for sale securities were $11.5 million and $936,000, respectively for the year ended December 31, 1997. There were no sales of available for sale securities for the years ended December 31, 1996 and 1995.

7. TRADING SECURITIES

  The following table provides a summary of trading securities as of December 31, 1997 and 1996.

                                                                 1997    1996
                                                               -------- -------
                                                                (IN THOUSANDS)
     U.S. Treasury Securities................................. $ 79,751 $   --
     FLRT 1996-A interest-only securities.....................    8,541     --
     SPTL 1997 C-1 interest-only security.....................    6,637     --
     SPTL 1996 C-1 interest-only securities...................   12,179  25,180
     Other....................................................   13,796     --
                                                               -------- -------
                                                               $120,904 $25,180
                                                               ======== =======

                     IMPERIAL CREDIT INDUSTRIES, INC.

  Gross unrealized gains and losses on trading securities included in income were $709,000 and $835,000 for the year ended December 31, 1997. There were no gross unrealized gains or losses on trading securities included in income for the years ended December 31, 1996 and 1995.

  During the year ended December 31, 1997, the Company entered into total rate of return swap contracts for investment purposes with various investment bank counterparties, the provisions of which entitle the Company to receive the total return on various commercial loans in exchange for a floating payment of one month LIBOR plus a spread. These contracts are off balance sheet instruments. As of December 31, 1997, the Company was party to total rate of return swap contracts with a total notional amount of $150.6 million, under which the Company was obligated to pay one month LIBOR plus a weighted average spread of 0.78%. The weighted average remaining life of these contracts was
37.1 months as of December 31, 1997. For the year ended December 31, 1997, the Company recognized $448,000 in interest income on total return swaps.

  The Company's cash collateral held by the counterparties is included in trading securities. Net income or expense on these contracts is included in interest income, and the contracts are carried at their estimated fair values.

8. LOANS HELD FOR SALE

  Loans held for sale, at the lower of cost or market, consisted of the following at December 31, 1997 and 1996:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
     Loans secured by real estate:
       Single family 1-4..................................... $ 13,169 $562,002
       Multi-family..........................................   68,294  186,391
                                                              -------- --------
                                                                81,463  748,393
     Automobile loans........................................    9,102      --
     Leases..................................................   13,561    8,547
     Commercial loans........................................   58,445  183,156
                                                              -------- --------
                                                              $162,571 $940,096
                                                              ======== ========

9. LOANS HELD FOR INVESTMENT, NET

  Loans held for investment consisted of the following at December 31, 1997 and 1996:

                                                            1997        1996
                                                         ----------  ----------
                                                            (IN THOUSANDS)
     Loans secured by real estate:
       Single family 1-4................................ $  244,588  $  375,476
       Multi-family.....................................     17,261       2,527
       Commercial.......................................      1,085      11,011
                                                         ----------  ----------
                                                            262,934     389,014
     Leases.............................................      7,745      99,717
     Installment loans..................................    154,919      34,248
     Franchise loans....................................     62,219     115,910
     Asset based loans..................................    484,832     288,528
     Commercial loans...................................    344,882     173,932
                                                         ----------  ----------
                                                          1,317,531   1,101,349
     Unearned income....................................     (7,850)     (6,336)
     Deferred loan fees.................................     (4,916)     (6,415)
                                                         ----------  ----------
                                                          1,304,765   1,088,598
       Allowance for loan and lease losses..............    (38,047)    (19,999)
                                                         ----------  ----------
                                                         $1,266,718  $1,068,599
                                                         ==========  ==========

                     IMPERIAL CREDIT INDUSTRIES, INC.

  The Company's loans held for investment are primarily comprised of first and second lien mortgages secured by residential and income producing real property in California, leases secured by equipment, asset based loans to middle market companies mainly in California, loans to experienced franchisees of nationally recognized restaurant concepts, and participations in syndicated commercial loans. As a result, the loan portfolio has a high concentration in the same geographic region. Although the Company has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of California.

  Activity in the allowance for loan and lease losses was as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
   Balance, beginning of year....................... $ 19,999  $13,729  $ 7,054
   Provision for loan and lease losses..............   38,951    9,773    5,450
   Business acquisitions and bulk loan purchases....   11,161    4,500    4,320
   Sale of Leases...................................     (900)     --       --
   Deconsolidation of ICIFC.........................     (687)     --       --
   Loans charged off................................  (31,053)  (8,326)  (3,106)
   Recoveries on loans previously charged off.......      576      323       11
                                                     --------  -------  -------
   Net charge-offs..................................  (30,477)  (8,003)  (3,095)
                                                     --------  -------  -------
   Balance, end of period........................... $ 38,047  $19,999  $13,729
                                                     ========  =======  =======

  As of December 31, 1997 and 1996 and 1995, non-accrual loans totaled $70.6 million, $50.1 million, and $31.0 million, respectively. Interest income foregone on nonaccrual loans was $4.9 million, $1.1 million, and $492,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  At December 31, 1997 and 1996, impaired loans and the related allowance for loan and lease losses were as follows:

                                     1997                          1996
                         ----------------------------- -----------------------------
                                    SPECIFIC                      SPECIFIC
                                    ALLOWANCE                     ALLOWANCE
                          RECORDED     FOR    CARRYING  RECORDED     FOR    CARRYING
                         INVESTMENT  LOSSES    VALUE   INVESTMENT  LOSSES    VALUE
                         ---------- --------- -------- ---------- --------- --------
                                               (IN THOUSANDS)
Nonaccrual loans........  $70,631    $(5,351) $65,280   $38,297    $(3,671) $34,626
Restructured loans......      --         --       --        800         (4)     796
                          -------    -------  -------   -------    -------  -------
Total impaired loans....  $70,631    $(5,351) $65,280   $39,097    $(3,675) $35,422
                          =======    =======  =======   =======    =======  =======

  Impaired loans averaged $61.8 million, $33.3 million and $21.1 million during 1997, 1996 and 1995 respectively. During 1997 total interest income recognized on impaired loans was not material. During 1996 total interest income recognized on impaired loans was $2.0 million and was immaterial during 1995. At December 31, 1997, total impaired loans were comprised of $40.1 million which had $5.4 million of specific allowances for losses and $30.5 million with no related specific allowance. There were no impaired loans without a related allowance for losses at December 31, 1996 and 1995.

10. RESTRUCTURING

  Restructuring charges of $3.8 million were recognized during the year ended December 31, 1996. The charge represents those costs incurred in connection with the Company's exit from the conforming mortgage banking business. During the first quarter of 1996, the Company committed itself to, and began the execution of, an exit plan that specifically identified the necessary actions to be taken to complete the exit from the origination,

                     IMPERIAL CREDIT INDUSTRIES, INC.

sale and servicing of conforming residential mortgage loans. During 1996, the Company sold the majority of its wholesale mortgage origination offices and disposed of fixed assets related to its former conforming residential mortgage lending business. The Company believes that significant changes to the exit plan are not likely, and that the exit plan should be completed in the second quarter of 1998.

  Activity in the allowance for restructuring charges during 1997 and 1996 was as follows:

                                               1996      1997
                                             --------  --------
                                   ALLOWANCE CHARGES   CHARGES     BALANCE AT
                                   PROVIDED  INCURRED  INCURRED DECEMBER 31, 1997
                                   --------- --------  -------- -----------------
                                                  (IN THOUSANDS)
Disposition of wholesale mortgage
 origination offices.............   $2,500   $(2,354)   $(146)        $--
Disposal of fixed assets.........    1,000      (886)    (114)         --
Other............................      300       --      (229)          71
                                    ------   -------    -----         ----
  Total..........................   $3,800   $(3,240)   $(489)        $ 71
                                    ======   =======    =====         ====

11. CAPITALIZED EXCESS SERVICING FEES RECEIVABLE

  Changes in capitalized excess servicing fees receivable were as follows:

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
   Beginning Balance............................. $ 23,142  $ 33,181  $  4,319
   Present value of excess servicing fees on
    loans sold...................................      --     19,448    40,353
   Amortization..................................      --    (24,812)  (11,491)
   Writedowns....................................      --     (4,675)      --
   Deconsolidation of ICIFC......................  (23,142)      --        --
                                                  --------  --------  --------
   Ending balance................................ $    --   $ 23,142  $ 33,181
                                                  ========  ========  ========

  Capitalized excess servicing fees receivable are net of a valuation allowance of $4.5 million at December 31, 1996.

12. PURCHASED AND ORIGINATED SERVICING RIGHTS

  Changes in purchased and originated servicing rights were as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                     1997      1996     1995
                                                    -------  --------  -------
                                                         (IN THOUSANDS)
   Beginning Balance............................... $14,887  $ 18,428  $16,746
   Additions.......................................   2,982    10,970    7,340
   Increase as a result of the FMAC acquisition....     --        --     3,805
   Decrease as a result of the ICIFC
    deconsolidation................................  (8,785)      --       --
   Bulk purchase of servicing......................     --        --       757
   Sales of servicing rights.......................  (1,264)  (13,390)  (6,234)
   Amortization--accelerated.......................  (2,217)      --    (1,176)
   Amortization--scheduled.........................    (872)   (1,121)  (2,810)
                                                    -------  --------  -------
   Ending balance.................................. $ 4,731  $ 14,887  $18,428
                                                    =======  ========  =======

  The servicing portfolio associated with purchased and originated servicing rights at December 31, 1997 and 1996 was $665.3 million and $1.0 billion, respectively.

                     IMPERIAL CREDIT INDUSTRIES, INC.

13. PREMISES AND EQUIPMENT, NET

  Premises and equipment consisted of the following at December 31, 1997 and 1996:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     Premises and equipment................................... $14,504  $19,606
     Leasehold improvements...................................   1,371    1,394
                                                               -------  -------
                                                                15,875   21,000
     Less accumulated depreciation and amortization...........  (6,362)  (8,558)
                                                               -------  -------
                                                               $ 9,513  $12,442
                                                               =======  =======

14. DEPOSITS

  Deposits of $100,000 and over totaled approximately $236.4 million and $220.8 million at December 31, 1997 and 1996, respectively. Interest expense associated with certificates of deposit of $100,000 and over was approximately $15.6 million, $13.6 million, and $15.4 million for the years ended December 31, 1997, 1996, and 1995, respectively.

15. BORROWINGS FROM FEDERAL HOME LOAN BANK

  SPB is approved as a member of the Federal Home Loan Bank ("FHLB") to borrow up to a maximum of 35% of the assets of SPB. These borrowings must be fully collateralized by qualifying mortgage loans and may be in the form of overnight funds or term borrowings at SPB's option. At December 31, 1997 and 1996, all of the outstanding borrowings from the FHLB were scheduled to mature within one year. The FHLB advances are secured by the investment in stock of the FHLB and certain real estate mortgage loans with a carrying value of $104.7 million and $228.5 million at December 31, 1997 and 1996, respectively. At December 31, 1997, 1996 and 1995, FHLB borrowings are summarized as follows:

                                                     1997      1996      1995
                                                   --------  --------  --------
                                                      (DOLLARS IN
                                                      THOUSANDS)
     Balance at year end.......................... $ 45,000  $140,500  $190,000
     Maximum outstanding at any month end.........  109,500   338,000   435,000
     Average balance during the year..............   56,761   188,765   292,000
     Weighted average rate during the year........     5.82%     6.10%     6.26%
     Weighted average rate at year end............     6.71%     6.30%     6.10%

  Interest expense on borrowings from the FHLB was $3.3 million, $12.1 million and $19.4 million for the years ended December 31, 1997, 1996 and 1995, respectively.

16. OTHER BORROWINGS

  Other borrowings primarily consist of revolving warehouse lines of credit to fund the Company's and its subsidiaries' lending activities. At December 31, 1997 and 1996, approximately $159 million and $700 million of loans and securities were pledged as collateral for other borrowings.

  These lines of credit are short term and management believes these lines will be renewed in the normal course of business. Certain covenants exist in regards to these lines of credit with which the Company was in

                     IMPERIAL CREDIT INDUSTRIES, INC.

compliance at December 31, 1997 and 1996. ICII and its subsidiaries have various revolving warehouse lines of credit and repurchase facilities available at December 31, 1997, as follows:

                         INTEREST                            INDEX
                           RATE   COMMITMENT OUTSTANDING (BASIS POINTS) EXPIRATION DATE
                         -------- ---------- ----------- -------------- ---------------
                                             (DOLLARS IN THOUSANDS)
Greenwich Capital
 Financial (AMN)........   7.25%   $125,000   $ 20,058   Libor plus 125  March 10, 1998
Donaldson, Lufkin and
 Jenrette (Corona Film
 Finance Fund)..........   5.85      79,591     79,591   Fixed rate     January 7, 1998
Core States (IBC).......   8.17      30,000     10,192   Libor plus 220 October 6, 1998
Morgan Stanley (SPB)....   6.51     200,000     35,000   Libor plus 50  October 1, 1998
                                   --------   --------
                           6.37    $434,591   $144,841
                                   ========   ========

  ICII and its subsidiaries had various revolving warehouse lines of credit available at December 31, 1996, as follows:

                                              INTEREST
                                                RATE    COMMITMENT  OUTSTANDING
                                              -------- ------------ -----------
                                                   (DOLLARS IN THOUSANDS)
PaineWebber (ICII)...........................   6.81%  $    200,000  $  5,686
Banco Santander (FMAC).......................   7.63         50,000    16,229
First Boston (FMAC)..........................   7.31        200,000    48,773
Greenwich Capital Markets (FMAC)                7.36    unspecified    35,158
Lehman Brothers (SPFC).......................    --         200,000        --
Imperial Warehouse Lending Group (ICIFC).....   8.25        600,000   337,380
Core States (IBC)............................   7.61         10,000     1,111
Conti (IBC)..................................   7.50        100,000    87,657
Morgan Stanley Mortgage Capital (SPFC).......   6.16        150,000   152,681
Imperial Warehouse Lending Group (ICII)......   8.00         20,000     5,077
Warehouse Lending Corporation of America
 (ICII)......................................   7.94         20,000     4,600
                                                       ------------  --------
                                                7.55   $  1,550,000  $694,352
                                                       ============  ========

  Interest expense on other borrowings was $29.6 million, $64.4 million and $35.8 million for the years ended December 31, 1997, 1996 and 1995, respectively.

                     IMPERIAL CREDIT INDUSTRIES, INC.

17. SENIOR NOTES

                                                       DECEMBER 31, 1997
                                               ---------------------------------
                                                          UNAMORTIZED
                                               FACE VALUE  DISCOUNT   BOOK VALUE
                                               ---------- ----------- ----------
     9.75% Senior Notes due 2004..............  $ 20,174     $(361)    $ 19,813
     9.875% Senior Notes due 2007.............   200,000       --       200,000
                                                --------     -----     --------
                                                $220,174     $(361)    $219,813
                                                ========     =====     ========

                                                       DECEMBER 31, 1996
                                               ---------------------------------
                                                          UNAMORTIZED
                                               FACE VALUE  DISCOUNT   BOOK VALUE
                                               ---------- ----------- ----------
     9.75% Senior notes due 2004..............  $90,000     $(1,791)   $88,209
                                                -------     -------    -------
                                                $90,000     $(1,791)   $88,209
                                                =======     =======    =======

  During the first quarter of 1997, the Company successfully completed a $200.0 million offering of 9.875% Senior Notes due 2007 (the "9.875% Senior Notes"). A portion of the proceeds from the offering was used to repurchase $69.8 million of the outstanding 9.75% Senior Notes due 2004 (the "9.75% Senior Notes") on which the Company recorded an extraordinary after-tax loss of $4.0 million. The remaining proceeds were used to make capital contributions to subsidiaries, strategic acquisitions, investments, and for general corporate purposes. The effective interest rate on the tendered notes was approximately 10.8% after the amortization of original issue discount and deferred bond issue costs. The effective interest rate on the new notes is approximately 10.4% after the amortization of deferred bond issue costs. The Company engaged in the tender offer and new issuance in order to obtain a more favorable debt covenant package and to raise new capital to support its growing businesses.

  The 9.875% Senior Notes may be redeemed after January 15, 2002 at the option of the Company until maturity at a declining premium, plus accrued interest. The 9.875% Senior Notes are general unsecured obligations of the Company ranking pari passu with all senior indebtedness of the Company, but are effectively subordinated to the liabilities of SPB. The Indenture for the 9.875% Senior Notes includes provisions which limit the ability of the Company to incur additional indebtedness or issue certain stock of the Company, to make certain investments, engage in certain transactions with affiliates, create restrictions on the ability of subsidiaries to pay dividends or certain other distributions, create liens and encumbrances, or allow its subsidiaries to issue certain classes of stock. As of December 31, 1997, the Company was in compliance with the debt covenants related to the 9.875% Senior Notes.

  In January 1994, the Company issued $90.0 million of 9.75% Senior Notes. At December 31, 1997 and 1996, $20.2 million and $90.0 million of the 9.75% Senior Notes were outstanding, respectively. The 9.75% Senior Notes may be redeemed after January 15, 1999 at the option of the Company until maturity at a declining premium, plus accrued interest. The 9.75% Senior Notes are unsecured and rank pari passu with all other senior unsecured indebtedness of the Company, but are effectively subordinated to the liabilities of SPB.

  The Indenture for the 9.75% Senior Notes includes provisions which limit the ability of the Company to incur additional indebtedness or issue certain stock of the Company, to make certain investments, engage in certain transactions with affiliates, create restrictions on the ability of subsidiaries to pay dividends or certain other distributions, create liens and encumbrances, or allow its subsidiaries to issue certain classes of stock. As of December 31, 1997 and 1996, the Company was in compliance with the debt covenants related to the 9.75% Senior Notes.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  Total interest expense on the Senior Notes for the years ended December 31, 1997, 1996 and 1995 was $21.7 million, $9.0 million and $8.4 million, respectively.

18. CONVERTIBLE SUBORDINATED DEBENTURES

  At December 31, 1996, the SPFC convertible subordinated debentures were convertible into 3,151,125 shares of common stock of the Company's former consolidated subsidiary, SPFC, at a conversion price of $23.80 per share, at any time prior to maturity. Interest on the convertible subordinated debentures is payable semi-annually. Debt issuance costs of $2.8 million associated with the convertible subordinated debentures were being amortized over ten years using the effective interest method. Total interest expense on the convertible subordinated debentures for the year ended December 31, 1996 was $887,093. The convertible subordinated debentures were deconsolidated during the first quarter of 1997 when the Company reduced its ownership percentage in SPFC to below 50%.

19. REMARKETED PAR SECURITIES

  During the second quarter of 1997, Imperial Credit Capital Trust I ("ICCTI"), a subsidiary of the Company organized for the sole purpose of issuing trust securities, issued $70.0 million of 10.25% Remarketed Par Securities ("ROPES") due June 14, 2002 at par. The ROPES are secured by resettable rate debentures which are general unsecured obligations of the Company and can be redeemed at par upon their maturity or remarketed as 30 year capital instruments at the Company's option. Under current tax law, the interest payments on these securities are tax-deductible. The proceeds from the offering were used for capital contributions to subsidiaries, strategic acquisitions, investments and general corporate purposes. Interest expense on the ROPES was $4.3 million for the year ended December 31, 1997.

  The Trust Indenture for the ROPES includes provisions which limit the ability of the Company to incur additional indebtedness or issue certain stock of the Company, to make certain investments, engage in certain transactions with affiliates, create restrictions on the ability of subsidiaries to pay dividends or certain other distributions, create liens and encumbrances, or allow its subsidiaries to issue certain classes of stock. As of December 31, 1997, the Company was in compliance with the debt covenants related to the ROPES.

20. PREFERRED AND COMMON STOCK

  The Company has authorized 8,000,000 shares of Preferred Stock. The Board has the authority to issue the preferred stock in one or more series, and to fix the designations, rights, preferences, privileges, qualifications and restrictions, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock.

  In the fourth quarter of 1997, the Company's board of directors announced the authorization to repurchase approximately 5% of the company's common stock, or as much as 1.9 million shares. During 1997, the Company repurchased and retired 25,000 shares of common stock under this program.

  During 1996, the Company issued an additional 2.4 million shares to the public, generating net proceeds of $59.2 million, which is net of expenses of $891,000.

  On October 22, 1996, the Company effected a 2-for-1 stock split to shareholders of record as of October 15, 1996.

  On February 26, 1996, the Company paid a stock dividend to shareholders of record as of February 12, 1996. One new share of Common Stock was issued for each, 10 shares currently held by shareholders.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  On October 24, 1995, the Company effected a 3-for-2 stock split to shareholders of record as of October 10, 1995.

21. INCOME TAXES

  The Company's income taxes for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                       1997     1996    1995
                                                      -------  ------- -------
                                                          (IN THOUSANDS)
     Current:
       Federal....................................... $41,988  $31,138 $ 7,803
       State.........................................  13,551   12,210   2,452
                                                      -------  ------- -------
         Total current...............................  55,539   43,348  10,255
                                                      -------  ------- -------
     Deferred:
       Federal.......................................   4,399   16,009   1,846
       State.........................................   1,792    6,095     274
                                                      -------  ------- -------
         Total deferred..............................   6,191   22,104   2,120
                                                      -------  ------- -------
     Taxes credited (charged) to shareholders'
      equity.........................................   2,916    4,422  (2,231)
     Reduction of deferred tax liability due to FMC
      public offering ...............................  (5,899)     --      --
                                                      -------  ------- -------
     Taxes on income before extraordinary item.......  58,747   69,874  10,144
     Current taxes--extraordinary item...............  (2,919)     --      --
                                                      -------  ------- -------
     Income taxes.................................... $55,828  $69,874 $10,144
                                                      =======  ======= =======

  The Company's current income taxes payable totaled approximately $24.8 million and $25.7 million at December 31, 1997 and 1996, respectively.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  Deferred income taxes arise from differences in the timing of recognition of income and expense for tax and financial reporting purposes. The following table shows the primary components of the Company's net deferred tax liability at December 31, 1997 and 1996.

                                                              1997      1996
                                                            --------  --------
                                                             (IN THOUSANDS)
Deferred tax assets:
  Allowances for loan losses............................... $ 13,156  $  4,365
  Unrealized gain on loans and securities..................      --      1,671
  State taxes..............................................    7,099     5,677
  Executive stock options..................................      543       548
  Other....................................................      213     1,309
                                                            --------  --------
    Total..................................................   21,011    13,570
                                                            --------  --------
  Valuation allowance......................................      --        --
                                                            --------  --------
  Deferred tax assets, net of valuation allowance..........   21,011    13,570
                                                            --------  --------
Deferred tax liabilities:
  Sales/Investments in FMAC/SPFC/ICIFC.....................  (41,984)  (12,934)
  Purchased and originated servicing rights................      --     (5,222)
  Gain on sale of servicing................................     (926)   (8,934)
  Excess servicing gains...................................   (1,143)   (6,162)
  Leases...................................................   (7,915)   (3,930)
  Deferred loan fees.......................................     (505)     (510)
  Depreciation.............................................   (1,160)     (468)
  Unrealized gain on securities available for sale.........   (1,363)   (3,473)
  FHLB stock dividends.....................................   (1,791)   (1,522)
                                                            --------  --------
    Total..................................................  (56,787)  (43,155)
                                                            --------  --------
Net deferred tax liability................................. $(35,776) $(29,585)
                                                            ========  ========

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities and available tax carrybacks and future taxable income, in making this assessment. Based upon the schedule of reversals, future taxable income and available tax carrybacks, management believes it is more likely than not the Company will realize the benefits of the deferred tax assets.

  A reconciliation of the statutory Federal corporate income tax rate of 35% to the effective income tax rate is as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              ----------------
                                                              1997  1996  1995
                                                              ----  ----  ----
     Statutory U.S. federal income tax rate.................. 35.0% 35.0% 35.0%
     Increase (reduction) in rate resulting from:
       State income taxes, net of Federal benefit............  6.3   7.5   7.3
       Reduction of deferred tax liability due to FMC public
        offering............................................. (3.7)  --    --
       Other, net............................................ (0.7)  1.8  (0.3)
                                                              ----  ----  ----
     Effective income tax rate............................... 36.9% 44.3% 42.0%
                                                              ====  ====  ====

                     IMPERIAL CREDIT INDUSTRIES, INC.

22. EMPLOYEE BENEFIT PLANS

 PROFIT SHARING AND 401(K) PLAN

  Under the Company's 401(k) plan, employees may elect to enroll on the first of any month, provided that they have been employed for at least six months. Employees may contribute up to 14% of their salaries. The Company will match 50% of the first 4% of employee contributions. The Company recorded 401(k) matching expense of $296,000, $305,000, and $209,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  An additional Company contribution may be made at the discretion of the Company. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%.

  Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be allocated as a 50% match of employee contributions on the first 4% of the employee's deferrals. Discretionary contributions of $0, $350,000, and $200,000 were charged to operations in each of the years ending December 31, 1997, 1996, and 1995.

  Company matching contributions are made as of December 31st each year.

 1992 STOCK OPTION PLAN

  A total of 2,292,632 shares of the Company's Common Stock has been reserved for issuance under the Company's 1992 Incentive Stock Option and Nonstatutory Stock Option Plan (the "1992 Stock Option Plan"), which expires by its own terms in 2002. A total of 1,082,493 options were outstanding at December 31, 1997.

  The 1992 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") to employees, officers, directors and consultants of the Company. Incentive stock options may be granted only to employees. The 1992 Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board, which determines the terms of options granted, including the exercise price, the number of shares subject to the option, and the option's exercisability.

  The exercise price of all options granted under the 1992 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. The maximum term of options granted under the 1992 Stock Option Plan is 10 years. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110% of the fair market value on the date of grant.

 1996 STOCK OPTION PLAN

  The Company adopted the 1996 Stock Option, Deferred Stock and Restricted Stock Plan (the "1996 Stock Option Plan"), which provides for the grant of ISOs that meet the requirements of Section 422 of the Code, NQSOs and awards consisting of deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights ("Awards"). The 1996 Stock Option Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  The exercise price for any option granted under the 1996 Stock Option Plan may not be less than 100% (110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1996 Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the 1996 Stock Option Plan was June 21, 1996.

  A total of 3,000,000 shares of the Company's Common Stock has been reserved for issuance under the 1996 Stock Option Plan and a total of 1,453,200 options were outstanding at December 31, 1997.

  If an option granted under the 1996 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 1996 Stock Option Plan.

  Unless previously terminated by the Board of Directors, no options or Awards may be granted under the 1996 Stock Option Plan after June 21, 2006.

  Options granted under the 1996 Stock Option Plan will become exercisable upon the terms of the grant made by the Committee. Awards will be subject to the terms and restrictions of the Award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and in the case of options, whether it is intended to be an ISO or a NQSO.

  Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Committee.

  The exercise price of any option granted under the 1996 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the 1996 Stock Option Plan, (iii) by cancellation of indebtedness owed by the Company to the optionholder, or (iv) by any combination of the foregoing.

  The Board of Directors may from time to time revise or amend the 1996 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding options or Award without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1996 Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the 1996 Stock Option Plan, materially increase the benefits accruing to participants under the 1996 Stock Option Plan or extend the maximum option term under the 1996 Stock Option Plan.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  A summary of changes in outstanding stock options follows:

                                                  DECEMBER 31,
                                 --------------------------------------------------
                                      1997             1996             1995
                                 ---------------- ---------------- ----------------
                                         WEIGHTED         WEIGHTED         WEIGHTED
                                 NUMBER  AVERAGE  NUMBER  AVERAGE  NUMBER  AVERAGE
                                   OF     OPTION    OF     OPTION    OF     OPTION
      SHARES IN THOUSANDS        SHARES   PRICE   SHARES   PRICE   SHARES   PRICE
      -------------------        ------  -------- ------  -------- ------  --------
Options outstanding, January 1.  2,589    $8.58   1,637    $2.94   1,758    $2.46
Options granted................    470    18.72   1,609    13.62     394     5.01
Options exercised..............   (430)    2.61    (295)    2.61    (323)    2.55
Options canceled...............    (93)   10.56    (362)    8.32    (192)    2.80
                                 -----    -----   -----    -----   -----    -----
Options outstanding, December
 31............................  2,536    11.41   2,589     8.58   1,637     2.94
                                 =====            =====            =====
Options Exercisable............    678     6.95     551     2.47     467     2.24

  There were 1,636,431 options available for future grants at December 31, 1997.

  The stock option information presented in the above tables reflects the 2-for-1 stock split and 1-for-10 stock dividend in 1996, 3-for-2 stock split paid in 1995, the 1-for-10 stock dividend paid in 1993, and the 1-for-19 stock dividend paid in 1992.

  Effective January 1, 1996, The Company adopted the disclosure requirements of SFAS 123, and continued to measure its employee stock-based compensation arrangements under the provisions of APB 25. Accordingly, no compensation expense has been recognized for the stock option plan. Had compensation expense for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1997, 1996 and 1995 consistent with the provisions of SFAS 123, the Company's net income and income per share would have been reduced to the pro forma amounts indicated below:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1997    1996    1995
                                                         ------- ------- -------
                                                          (IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA)
     Net income:
       As reported...................................... $85,921 $75,984 $14,193
       Pro forma........................................  81,707  74,733  14,089
     Basic income per share:
       As reported...................................... $  2.23 $  2.11 $  0.45
       Pro forma........................................    2.12    2.07    0.44
     Diluted income per share:
       As reported...................................... $  2.10 $  1.95 $  0.40
       Pro forma........................................    2.00    1.92    0.40

  The effects of applying SFAS 123 for disclosing compensation cost may not be representative of the effects on reported net income for future years.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  The weighted average fair value at date of grant of options granted during 1997, 1996 and 1995 was $11.27, $6.22 and $3.09 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            -------------------
                                                            1997   1996   1995
                                                            -----  -----  -----
     Expected life (years).................................  5.53   3.40   3.43
     Interest rate.........................................  5.76%  5.48%  5.14%
     Volatility............................................ 64.33  57.51  60.80
     Dividend yield........................................  0.00%  0.00%  0.00%

23. EXECUTIVE COMPENSATION

 Employment Agreements

  On January 1, 1997, the Company entered into five-year employment contracts with H. Wayne Snavely, Chairman of the Board, President and Chief Executive Officer, Kevin E. Villani, Executive Vice President, Chief Financial Officer and a Director and Stephen J. Shugerman, President of SPB and a Director, which provide for minimum annual aggregate compensation of $1 million, subject to adjustment for inflation, plus an annual bonus approved by the Company's Board of the Directors based on the attainment of performance objectives, including the Company's return on equity, earnings per share and increase in the price of the Company's common stock. The total cash compensation of the three senior officers is limited in the aggregate to $2.95 million, annually.

 Stock Options

  On January 1, 1992, options were granted to three senior officers of the Company to purchase a total of 2,292,628 shares, adjusted for stock dividends and splits, of the Company's Common Stock. The exercise price of these options is $0.89 per share of common stock for one-half of the options, with the other half exercisable at $1.40 per share. These options became exercisable in September 1995 (vesting was accelerated from January 1, 1997). These options expire on December 1, 2001 and are not covered by the Company's stock option plan.

  Compensation expense relating to these options was recorded in the Company's consolidated financial statements over a four year period which ended December 31, 1995 for an amount representing the difference between the exercise price of the options and the market price of the Company's stock at the grant date. The aggregate amount of compensation expense recognized on these stock options since their grant date is $2,178,000.

  The amount of compensation expense recorded for the year ended December 31, 1995 related to the stock options was $871,200.

24. INTEREST RATE SWAPS

  The Company may enter into interest rate cap, floor, and swap transactions to manage its exposure to fluctuations in interest rates and market movements in securities values. These instruments involve, to varying degrees, elements of credit and interest rate risk.

  The contract or notional amounts do not represent exposure to credit loss. Risk originates from the inability of counterparties to meet the terms of the contracts and from market movements in securities values and interest rates. The Company controls the credit risk of its interest rate cap, floor and swap agreements through credit approvals, limits and monitoring procedures.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  As a part of the SPB securitization in the third quarter of 1996 of $277.0 million of multi-family and commercial mortgage loans, the Company delivered subordinate bonds of approximately $22 million into a total rate of return swap with JP Morgan. The provisions of the swap entitle the Company to receive the total return on the subordinate bonds delivered in exchange for a floating payment of LIBOR plus a spread of 1.95%. The swap was an off balance sheet instrument, and it expired on September 30, 1997.

25. COMMITMENTS AND CONTINGENCIES

 Loan Servicing

  As of December 31, 1997 and 1996 the Company was servicing loans for others, directly and through sub-servicing arrangements, totaling approximately $1.3 billion and $2.1 billion, respectively.

  Related fiduciary funds held in trust for investors in non-interest bearing accounts totaled $8.3 million and $1.3 million at December 31, 1997 and 1996, respectively. These funds are segregated in special bank accounts and are held as deposits at SPB. The Company is a guarantor of certain performances and lease servicing by IBC. The Company is a guarantor for AMN's performance with regards to the Auto Trust 1997-A securitization.

 Sales of Loans and Servicing Rights

  In the ordinary course of business, the Company is exposed to liability under representations and warranties made to purchasers and insurers of mortgage loans and the purchasers of servicing rights. Under certain circumstances, the Company is required to repurchase mortgage loans if there has been a breach of representations or warranties. The Company provided $5.4 million in 1997 as an allowance for losses on repurchases of former mortgage banking loans.

  During the years ended December 31, 1997 and 1996, the Company retained servicing rights on $197.8 million and $35.1 million of mortgage loans sold through traditional secondary market channels and $919.1 million and $1.3 billion on loans and leases sold through securitizations. Additionally, during the year ended December 31, 1996, the Company released servicing rights to the purchasers on $627.0 million of mortgage loans sold. During the year ended December 31, 1995, the Company retained servicing rights on $794.9 million of mortgage loans sold, and released servicing rights to the purchasers on $1.1 billion of mortgage loans sold.

 Loan Commitments

  As of December 31, 1997 and 1996, the Company had unfunded open loan commitments amounting to $655.3 million and $642.8 million, respectively, to fund loans. There is no exposure to credit loss in this type of commitment until the loans are funded. Interest rate risk is mitigated by the use of forward contracts to sell loans to investors.

                     IMPERIAL CREDIT INDUSTRIES, INC.

 Forward Contracts

  The Company sold mortgage-backed securities through forward delivery contracts with major dealers in such securities, primarily through its former mortgage banking operations. At December 31, 1997 and 1996, the Company had $0 and $143.0 million, respectively, in outstanding commitments to sell mortgage loans through mortgage-backed securities.

  The credit risk of forward contracts relates to the counterparties' ability to perform under the contract. The Company evaluates counterparties based on their ability to perform prior to entering into any agreements.

  The Company regularly securitizes and sells fixed and variable-rate mortgage loans. To offset the effects of interest rate fluctuations on the value of its fixed-rate loans held for sale, the Company in certain cases will hedge its interest rate risk related to loans held for sale by selling U.S. Treasury securities short or in the forward market.

  As of December 31, 1997 and 1996, the Company had open positions of $16.4 million and $183.7 million related to the sales of United States Treasury futures contracts hedging the interest rate risk on fixed rate loans held for sale. At December 31, 1997, the Company had unrealized gains of $277,000 on open positions. At December 31, 1996, the Company had unrealized losses of $1.7 million on open positions.

 Options

  The Company may purchase put options or write covered call options to hedge against adverse movements in the value of the loans held for sale portfolio.

  The Company will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.

  The risk in writing a call option is that the Company gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in buying an option is that the Company pays a premium whether or not the option is exercised.

  The Company had $0 and $70.0 million notional amount of written call option contracts outstanding at December 31, 1997 and 1996, respectively. The Company received $0 and $366,000 in premiums related to the options outstanding at December 31, 1997 and 1996, respectively. There were no option contracts exercised during the year.

 Lease Commitments

  Minimum rental commitments under all noncancelable operating leases at December 31, 1997 were as follows:

                                                    (IN THOUSANDS)
                                                    --------------
         1998......................................    $ 4,629
         1999......................................      3,664
         2000......................................      3,421
         2001......................................      2,828
         2002......................................      2,572
         Thereafter................................      1,493
                                                       -------
           Total...................................    $18,607
                                                       =======

                     IMPERIAL CREDIT INDUSTRIES, INC.

  Rent expense for the years ended December 31, 1997, 1996 and 1995 was $4.0 million, $4.2 million, and $3.6 million, respectively.

 Legal Proceedings

  The Company is a defendant in Fortune Mortgage Corporation et al. vs. ICII et al., originally filed in Orange County Superior Court on March 5, 1997 and recently ordered removed to arbitration under the auspices of the American Arbitration Association. The complaint alleges breach of contract, breach of implied covenant of good faith and fair dealing, negligent misrepresentation, fraud, conspiracy to commit fraud, aiding and abetting fraud, contractual indemnity and reimbursement, money had and received, and unjust enrichment arising from the Company's sale of a group of loan production offices to plaintiffs. The plaintiffs seek rescission, restitution and general, special and/or consequential damages, and also exemplary and punitive damages as relate to the claims regarding fraud. The plantiffs are seeking approximately $3.5 million in general damages and approximately $10.0 million in punitive damages.

  In Steadfast Insurance Co., Inc. vs. AMN and ICII, filed on August 12, 1997 in the U.S. District Court, Northern District of Illinois, the plaintiff seeks a declaratory judgment, compensatory damages in the amount of $9 million and punitive damages arising from an alleged breach of contract and allegedly fraudulent conduct by AMN. The claim relates to an insurance policy issued to AMN in 1993 covering certain losses resulting from auto loan defaults.

  The Company and a Director, among others, are defendants in Judy L. Resnick
v. Imperial Credit Industries, Inc., et al originally filed on January 14, 1998, in Los Angeles Superior Court. The complaint alleges conspiracies by the defendants to defraud, interfere with advantageous business relationships, defame, and breach of fiduciary duty as well as actual fraud, defamation, and breach of implied covenant of good faith and fair dealing arising out of ICG's acquisition of substantially all of the assets of Dabney/Resnick/Imperial. The plaintif is seeking actual, consequential, incidental, general and punitive damages in a sum of not less than $25 million.

  The Company is involved in additional litigation arising in the normal course of business.

  All of the above referenced actions are being actively defended and although the ultimate outcome can not be estimated, management believes, based in part upon the advice of legal counsel, that none of these proceedings will have a material effect on the Company's financial condition or results of operations.

26. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial instruments include securities, loans receivable, time deposits and various off-balance sheet items. Because no market exists for a portion of the Company's loans held for investment and securitization related assets, fair value estimates are based on judgments regarding credit risk, investor expectation of future economic conditions, normal cost of administration and other risk characteristics, including interest rate and prepayment risk. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the fair value estimates presented do not include the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

                     IMPERIAL CREDIT INDUSTRIES, INC.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

FINANCIAL ASSETS

  The carrying values of cash, interest bearing deposits, FHLB stock, and accrued interest receivable are considered to approximate fair value. The carrying values of securities held for trading and available for sale approximate fair value. Such market value is determined by reference to quoted market prices. When quoted market prices are not available, fair value is estimated by reference to market values for similar securities or by discounting cash flows at an appropriate risk rate. The fair value of loans held for sale is based on forward sales contracts or quoted market prices. The fair value of loans held for investment is estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices for similar instruments, taking into consideration the varying degrees of credit risk.

  The fair value of servicing rights, excess servicing fees and securitization related assets is estimated by discounting future cash flows using appropriate risk, default and prepayment rates. The fair value of investments in unconsolidated publicly traded affiliates is based on quoted market prices.

FINANCIAL LIABILITIES

  The carrying amounts of deposits due on demand and accrued interest payable is considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar maturities. The fair value of debt is based on rates currently available to the Company for debt with similar terms and remaining maturities.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

  The fair value of lending commitments is estimated using the fees currently charged to enter into similar agreements; such estimated fair value is not material. The fair value of interest rate swaps, forward treasury contracts, interest rate futures and interest rate swaps is based on quoted market prices. The fair value of option contracts is based on the unamortized premium.

                     IMPERIAL CREDIT INDUSTRIES, INC.

  The estimated fair values of the Company's financial instruments at December 31, 1997 and 1996 are as follows:

                                           1997                  1996
                                   --------------------- ----------------------
                                    CARRYING  ESTIMATED   CARRYING   ESTIMATED
                                     AMOUNT   FAIR VALUE   AMOUNT    FAIR VALUE
                                   ---------- ---------- ----------  ----------
                                                 (IN THOUSANDS)
ASSETS:
Cash.............................  $   50,597 $   50,597 $   74,247  $   74,247
Interest bearing deposits........     103,738    103,738      3,369       3,369
Investment in Federal Home Loan
 Bank stock......................       5,646      5,646     17,152      17,152
Securities held for trading......     115,905    115,905     25,180      25,180
Securities available for sale....     112,726    112,726     59,116      59,116
Loans held for sale..............     162,571    168,262    940,096     954,299
Loans held for investment, net...   1,266,718  1,286,820  1,068,599   1,081,053
Purchased and originated
 servicing rights................       4,731      4,731     14,887      14,887
Capitalized excess servicing fees
 receivable......................         --         --      23,142      23,142
Retained interest in loan and
 lease securitizations...........      43,105     43,105     49,548      49,548
Interest only and residual
 certificates....................         --         --      87,017      87,017
Accrued interest receivable......       9,132      9,132     13,847      13,847
Investments in unconsolidated
 subsidiaries....................     118,402    330,427        --          --
LIABILITIES:
Deposits.........................  $1,156,022 $1,160,294 $1,069,184  $1,069,624
Borrowings from Federal Home Loan
 Bank............................      45,000     45,000    140,500     140,500
Other borrowings.................     144,841    144,841    694,352     694,352
Remarketed par securities........      70,000     70,000        --          --
Senior notes.....................     219,813    219,474     88,209      93,150
Convertible debentures...........         --         --      75,000      75,000
Accrued interest payable.........      21,484     21,484     14,034      14,034
OFF BALANCE SHEET ITEMS:
Options..........................         --         --         366         366
Interest rate swap...............         --         --         --        1,166
Forward treasury contracts.......         277        277     (1,700)     (1,700)

                     IMPERIAL CREDIT INDUSTRIES, INC.

27. SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                THREE MONTHS ENDED
                                     ------------------------------------------
                                     MARCH 31 JUNE 30  SEPTEMBER 30 DECEMBER 31
                                     -------- -------  ------------ -----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Year ended December 31, 1997
  Gain on sale of loans............. $ 8,666  $28,558    $20,512      $ 9,987
  Net interest income...............  20,808   23,723     29,181       27,631
  Other revenues....................  13,691   10,960     25,405      128,517
  Provision for loan and lease
   losses...........................   2,870    5,736      9,559       20,786
  Other expenses....................  21,134   29,064     35,090       64,224
  Net income........................   7,037   14,073     14,589       50,222
  Income per share:
    Basic........................... $  0.18  $  0.37    $  0.38      $  1.29
    Diluted......................... $  0.17  $  0.35    $  0.36      $  1.22
Year ended December 31, 1996
  Gain on sale of loans............. $21,711  $19,166    $28,640      $18,639
  Net interest income...............  12,737   13,405     22,163       24,130
  Gain (loss) on sale of servicing..   8,065     (257)       --          (217)
  Other revenues....................   3,212   65,843      2,987       26,483
  Provision for loan and lease
   losses...........................   1,500    2,025      2,617        3,631
  Other expenses....................  27,168   20,652     24,924       26,305
  Net income........................   8,616   43,041      9,433       14,894
  Income per share:
    Basic........................... $  0.27  $  1.19    $  0.25      $  0.39
    Diluted......................... $  0.24  $  1.11    $  0.23      $  0.37

28. SELECTED FINANCIAL INFORMATION OF SUBSIDIARIES

The following represents summarized financial information with respect to the operations of SPB, a significant wholly-owned subsidiary of ICII.

                                                  AS OF AND FOR THE YEAR ENDED
                                                          DECEMBER 31,
                                                --------------------------------
              SOUTHERN PACIFIC BANK                1997       1996       1995
              ---------------------             ---------- ---------- ----------
                                                         (IN THOUSANDS)
   Total assets................................ $1,503,807 $1,384,008 $1,432,554
   Deposits....................................  1,189,841  1,072,266  1,093,250
   Borrowings from Federal Home Loan Bank......     45,000    140,500    190,000
   Other borrowings............................     80,000        --         --
   Stockholder's equity........................    157,081    144,798    126,599
   Interest income.............................    153,824    131,184    103,112
   Interest expense............................     80,453     73,141     70,819
   Noninterest income..........................     34,636     15,149     17,790
   Noninterest expense.........................     39,768     21,846     13,942
   Provision for loan losses...................     14,900      8,938      5,450
   Income before taxes.........................     53,339     42,408     30,691
   Net income..................................     30,824     24,399     17,753

                     IMPERIAL CREDIT INDUSTRIES, INC.

  The following represents summarized consolidating financial information as of December 31, 1997 and December 31, 1996, and for the years ended December 31, 1997, 1996 and 1995, with respect to the financial position, results of operations and cash flows of the Company and its wholly-owned and majority-owned subsidiaries. On January 17, 1997, the Company sold $200 million of 9.875% Senior Notes due 2007. As of December 31, 1997, the 9.875% Senior Notes are guaranteed by five of the Company's wholly-owned subsidiaries, IBC, ICAI, ICCAMC, ICW, ICCTI and AMN (the "Guarantor Subsidiaries"). As of December 31, 1997, the non-guarantor subsidiaries are SPB and ICG. FMC was a guarantor subsidiary through September 30, 1997. Each of the guarantees is full and unconditional and joint and several. The summarized consolidated financial information is presented in lieu of separate financial statements and other related disclosures of the wholly-owned subsidiary guarantors as management has determined that such information is not material to investors. None of the subsidiary guarantors is restricted from making distributions to the Company.

                  CONSOLIDATING CONDENSED BALANCE SHEET

                         AS OF DECEMBER 31, 1997

                                                    NON-
                                    GUARANTOR    GUARANTOR
                            ICII   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------- ------------ ------------ ------------ ------------
                                                 (IN THOUSANDS)
         ASSETS
Cash....................  $ 13,229   $  6,668    $   43,318   $ (12,618)   $   50,597
Interest bearing
 deposits...............    31,390      1,149        71,199         --        103,738
Investments in Federal
 Home Loan Bank stock...       --         --          5,646         --          5,646
Securities available for
 sale and trading.......   107,671     21,031        99,929         --        228,631
Loans held for sale.....    12,138     23,694       126,739         --        162,571
Loans held for
 investment, net........    78,922     44,941     1,197,430     (54,575)    1,266,718
Investment in SPFC......    65,303        --            --          --         65,303
Purchased and originated
 servicing rights.......       --         --          4,731         --          4,731
Investment in FMC.......    53,099        --            --          --         53,099
Retained interest in
 loan and lease
 securitizations........       --      43,105           --          --         43,105
Investment in
 subsidiaries...........   281,454        --            --     (281,454)          --
Goodwill................       --      13,229        22,378         --         35,607
Other assets............    59,911     (1,104)       26,473      (2,932)       82,348
                          --------   --------    ----------   ---------    ----------
  Total assets..........  $703,117   $152,713    $1,597,843   $(351,579)   $2,102,094
                          ========   ========    ==========   =========    ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits................  $    --    $    --     $1,189,840   $ (33,818)   $1,156,022
Other borrowings........       --      30,250       196,528     (36,937)      189,841
Remarketed Par
 Securities.............    72,165        --         (2,165)        --         70,000
Senior notes............   219,813        --            --          --        219,813
Minority interest in
 consolidated
 subsidiaries...........       946         20           111       2,097         3,174
Other liabilities.......    86,260      7,327        45,095         629       139,311
                          --------   --------    ----------   ---------    ----------
  Total liabilities.....   379,184     37,597     1,429,409     (68,029)    1,778,161
                          --------   --------    ----------   ---------    ----------
Shareholders' equity:
Preferred stock.........       --      12,000           --      (12,000)          --
Common stock............   147,109    125,139        89,342    (214,481)      147,109
Retained earnings.......   174,898    (22,023)       79,092     (57,069)      174,898
Unrealized gain on
 securities available
 for sale...............     1,926        --            --          --          1,926
                          --------   --------    ----------   ---------    ----------
  Total shareholders'
   equity...............   323,933    115,116       168,434    (283,550)      323,933
                          --------   --------    ----------   ---------    ----------
  Total liabilities and
   shareholders' equity.  $703,117   $152,713    $1,597,843   $(351,579)   $2,102,094
                          ========   ========    ==========   =========    ==========

                     IMPERIAL CREDIT INDUSTRIES, INC.

                 CONSOLIDATING CONDENSED INCOME STATEMENT

                       YEAR ENDED DECEMBER 31, 1997

                                                     NON-
                                     GUARANTOR    GUARANTOR
                            ICII    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          --------  ------------ ------------ ------------ ------------
                                                 (IN THOUSANDS)
REVENUE:
(Loss) gain on sale of
 loans and leases.......  $ (4,427)   $  5,894     $ 65,853     $    403     $ 67,723
                          --------    --------     --------     --------     --------
Interest income.........    28,916      32,736      172,894       (6,609)     227,937
Interest expense........    25,703      11,283       96,116       (6,508)     126,594
                          --------    --------     --------     --------     --------
Net interest income.....     3,213      21,453       76,778         (101)     101,343
Provision for loan and
 lease losses...........     5,000      19,051       14,900          --        38,951
                          --------    --------     --------     --------     --------
 Net interest income
  after Provision for
  loan and lease
  losses................    (1,787)      2,402       61,878         (101)      62,392
                          --------    --------     --------     --------     --------
Loan servicing (expense)
 income.................    (2,283)      5,212        7,814          --        10,743
Investment Banking fees.       --          --         7,702          --         7,702
Gains on sale of FMC
 stock..................    92,137         --           --           --        92,137
Gain on sale of SPFC
 stock..................     9,488         --           --           --         9,488
Gain on sale of IMH
 stock..................     9,225         411        1,294          566       11,496
Gain on termination of
 REIT contract..........       --       19,046          --           --        19,046
Equity in net income
 SPFC...................    25,869         --           --           --        25,869
Equity in net loss FMC..    (3,050)        --           --           --        (3,050)
Dividends received from
 subsidiaries...........    27,514         --           --       (27,514)         --
Other (expense) income..    (3,447)      5,050        5,113         (702)       6,014
                          --------    --------     --------     --------     --------
 Total other income.....   155,453      29,719       21,923      (27,650)     179,445
                          --------    --------     --------     --------     --------
   Total revenues.......   149,239      38,015      149,654      (27,348)     309,560
                          --------    --------     --------     --------     --------
EXPENSES:
Personnel expense.......     4,682      17,769       38,379          --        60,830
Amortization of PMSR's
 and OMSR's.............     1,580         637          872          --         3,089
Occupancy expense.......     1,310         598        2,411          --         4,319
Data processing expense.       260         288          955          --         1,503
Net expenses of other
 real estate owned......     4,513        (254)       2,268          --         6,527
Professional services...     3,611       1,684        5,008          --        10,303
Amortization of
 goodwill...............       --       21,724        1,536          --        23,260
Provision for loss on
 loan repurchase........     5,400         --           --           --         5,400
Loss on restructuring...     3,709         --           --           --         3,709
General, administrative
 and other expense......     4,662      13,486       13,695         (399)      31,444
                          --------    --------     --------     --------     --------
 Total expenses.........    29,727      55,932       65,124         (399)     150,384
                          --------    --------     --------     --------     --------
Income before income
 taxes, minority
 interest, deferred
 inter-company expense
 and extraordinary item.   119,512     (17,917)      84,530      (26,949)     159,176
Income taxes (benefit)..    41,611      (5,670)      22,568          238       58,747
                          --------    --------     --------     --------     --------
Income (loss) before
 minority interest and
 extraordinary item.....    77,901     (12,247)      61,962      (27,187)     100,429
Minority interest in
 income of consolidated
 subsidiaries...........    10,513         --           --           --        10,513
                          --------    --------     --------     --------     --------
Income (loss) before
 deferred inter-company
 expense and
 extraordinary item.....    67,388     (12,247)      61,962      (27,187)      89,916
Deferred inter-company
 expense, net of income
 taxes..................      (327)        --           --           327          --
                          --------    --------     --------     --------     --------
Income (loss) before
 equity in undistributed
 income of subsidiaries
 and extraordinary item.    67,715     (12,247)      61,962      (27,514)      89,916
Equity in undistributed
 income of subsidiaries.    22,201         --           --       (22,201)         --
                          --------    --------     --------     --------     --------
Extraordinary item--Loss
 on early extinguishment
 of debt, net of income
 taxes..................    (3,995)        --           --           --        (3,995)
                          --------    --------     --------     --------     --------
Net income (loss).......  $ 85,921    $(12,247)    $ 61,962     $(49,715)    $ 85,921
                          ========    ========     ========     ========     ========

                     IMPERIAL CREDIT INDUSTRIES, INC.

              CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1997

                                                     NON-
                                     GUARANTOR    GUARANTOR
                           ICII     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         ---------  ------------ ------------ ------------ ------------
                                                (IN THOUSANDS)
Net cash provided by
 (used in) operating
 activities............. $  (2,067)   $ 31,657    $ 815,765    $(787,628)   $  57,727
                         ---------    --------    ---------    ---------    ---------
Cash flows from
 investing activities:
  Net change in interest
   bearing deposits.....   (31,390)       (986)     (70,797)       2,804     (100,369)
  Purchase of securities
   available for sale...   (42,938)        --           --           --       (42,938)
  Sale of securities
   available for sale...       --          --        29,354      (23,950)       5,404
  Net change loans held
   for investment.......   (56,088)     15,544     (272,429)     106,801     (206,172)
  Proceeds of sale of
   SPFC stock...........    13,707         --           --           --        13,707
  Proceeds of sales of
   IMH stock............     9,679         411        1,295          565       11,950
  Proceeds of sales of
   FMC stock............    59,731         --           --           --        59,731
  Investment in Imperial
   Credit Asset
   Resolution Inc.......   (74,810)        --           --        74,810          --
  Cash utilized for
   acquisitions.........      (750)        --      (123,738)         --      (124,488)
  Net change in
   investment in
   Subsidiaries.........   (11,803)        --           --        11,803          --
  Other, net............     3,645     (23,283)     (40,377)      88,066       28,051
                         ---------    --------    ---------    ---------    ---------
Net cash (used in)
 provided by investing
 activities.............  (131,017)     (8,314)    (476,692)     260,899     (355,124)
                         ---------    --------    ---------    ---------    ---------
Cash flows from
 financing activities:
  Net change in
   deposits.............       --          --       117,575      (30,737)      86,838
  Advances from Federal
   Home Loan Bank.......       --          --        50,000          --        50,000
  Repayments of advances
   from Federal Home
   Loan Bank............       --          --      (145,500)         --      (145,500)
  Net change in other
   borrowings...........   (15,363)    (58,518)    (290,113)     507,499      143,505
  Proceeds from offering
   of Senior Notes......   194,500         --           --           --       194,500
  Borrowings from
   Imperial Credit
   Investment Corp......    10,000         --           --       (10,000)         --
  Proceeds from offering
   of Remarketed
   Securities...........    68,075         --           --           --        68,075
  Repurchase of Senior
   Notes................   (73,241)        --           --           --       (73,241)
  Net change in minority
   interest.............   (44,203)        --           111       (7,670)     (51,762)
  Other, net............     1,332      33,870      (92,754)      58,884        1,332
                         ---------    --------    ---------    ---------    ---------
Net cash provided by
 (used in) financing
 activities.............   141,100     (24,648)    (360,681)     517,976      273,747
                         ---------    --------    ---------    ---------    ---------
  Net change in cash....     8,016      (1,305)     (21,608)      (8,753)     (23,650)
  Cash at beginning of
   period...............     5,213       7,973       64,926       (3,865)      74,247
                         ---------    --------    ---------    ---------    ---------
  Cash at end of period. $  13,229    $  6,668    $  43,318    $ (12,618)   $  50,597
                         =========    ========    =========    =========    =========

                     IMPERIAL CREDIT INDUSTRIES, INC.

                        CONSOLIDATING BALANCE SHEET

                          AS OF DECEMBER 31, 1996

                                                    NON-
                                    GUARANTOR    GUARANTOR
                            ICII   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------- ------------ ------------ ------------ ------------
                                                 (IN THOUSANDS)
         ASSETS
Cash....................  $  5,213   $  7,973    $   64,926   $  (3,865)   $   74,247
Interest bearing
 deposits...............       --         163         2,594         612         3,369
Investments in Federal
 Home Loan Bank stock...       --         --         17,152         --         17,152
Investment and trading
 securities.............     8,802        887        75,173        (566)       84,296
Loans held for sale.....     4,839      8,547       926,710         --        940,096
Loans held for
 investment, net........    34,505     86,214       948,567        (687)    1,068,599
Purchased and originated
 servicing rights.......       --         637        14,250         --         14,887
Capitalized excess
 servicing fees
 receivable.............       --         --         23,142         --         23,142
Retained interest in
 loan and lease
 securitizations........       --      19,646        29,902         --         49,548
Interest-only and
 residual certificates..       --         --         87,017         --         87,017
Accrued interest on
 loans..................     1,425        --         12,422         --         13,847
Premises and equipment,
 net....................     4,922        404         7,116         --         12,442
Other real estate owned,
 net....................     3,508        --          8,706         --         12,214
Investment in
 subsidiaries...........   269,651        --            --     (269,651)          --
Goodwill................       --      14,115        24,375         --         38,490
Other assets............    96,746    (15,385)      (22,998)    (27,070)       31,293
                          --------   --------    ----------   ---------    ----------
  Total assets..........  $429,611   $123,201    $2,219,054   $(301,227)   $2,470,639
                          ========   ========    ==========   =========    ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits................  $    --    $    --     $1,072,266   $  (3,082)   $1,069,184
Borrowings from Federal
 Home Loan Bank.........       --         --        140,500         --        140,500
Other borrowings........    15,363     88,768       605,343     (15,122)      694,352
Senior notes............    88,209        --            --          --         88,209
Convertible subordinated
 debentures.............       --         --         75,000         --         75,000
Minority interest in
 consolidated
 subsidiaries...........    45,149        --            --        9,787        54,936
Other liabilities.......    41,382      9,222        71,605     (13,259)      108,950
                          --------   --------    ----------   ---------    ----------
Total liabilities.......   190,103     97,990     1,964,714     (21,676)    2,231,131
                          --------   --------    ----------   ---------    ----------
Shareholders' equity:
Preferred stock.........       --         --          9,143      (9,143)          --
Common stock............   145,521     21,501       140,382    (161,883)      145,521
Retained earnings.......    88,977      3,525       104,815    (108,340)       88,977
Unrealized gain on
 securities available
 for sale...............     5,010        185           --         (185)        5,010
                          --------   --------    ----------   ---------    ----------
  Total shareholders'
   equity...............   239,508     25,211       254,340    (279,551)      239,508
                          --------   --------    ----------   ---------    ----------
  Total liabilities and
   shareholders'
   equity...............  $429,611   $123,201    $2,219,054   $(301,227)   $2,470,639
                          ========   ========    ==========   =========    ==========

                     IMPERIAL CREDIT INDUSTRIES, INC.

                      CONSOLIDATING INCOME STATEMENT

                       YEAR ENDED DECEMBER 31, 1996

                                                    NON-
                                    GUARANTOR    GUARANTOR
                           ICII    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
                                                (IN THOUSANDS)
REVENUE:
Gain on sale of loans...  $  (937)   $ 2,617      $ 86,090     $    386     $ 88,156
                          -------    -------      --------     --------     --------
Interest income.........   14,877      3,811       193,963       (5,180)     207,471
Interest expense........   16,696      1,901       127,181      (10,742)     135,036
                          -------    -------      --------     --------     --------
Net interest income.....   (1,819)     1,910        66,782        5,562       72,435
Provision for loan and
 lease losses...........      --         --          9,625          148        9,773
                          -------    -------      --------     --------     --------
 Net interest income
  after provision for
  loan and lease losses.   (1,819)     1,910        57,157        5,414       62,662
                          -------    -------      --------     --------     --------
Loan servicing income...   (3,706)     3,095        11,444       (9,153)       1,680
Gain on sale of
 servicing rights.......    6,249        --            --         1,342        7,591
Gains on sale of SPFC
 stock..................   82,690        --            --           --        82,690
Dividends received from
 subsidiaries...........    6,200        --            --        (6,200)         --
Other income............      741      3,214         6,162        4,037       14,154
                          -------    -------      --------     --------     --------
 Total other income.....   92,174      6,309        17,606       (9,974)     106,115
                          -------    -------      --------     --------     --------
 Total revenues.........   89,418     10,836       160,853       (4,174)     256,933
                          -------    -------      --------     --------     --------
EXPENSES:
Personnel expense.......    8,757      2,997        36,837         (236)      48,355
Amortization of PMSRs
 and OMSRs..............      402        106           613          --         1,121
Occupancy expense.......    1,994        229         2,352           78        4,653
Data processing expense.    1,094         62         1,007          --         2,163
Net expenses of other
 real estate owned......    4,969        --            765        1,280        7,014
General, administrative
 and other expense......   13,652      3,583        17,877          631       35,743
                          -------    -------      --------     --------     --------
 Total expenses.........   30,868      6,977        59,451        1,753       99,049
                          -------    -------      --------     --------     --------
Income before income
 taxes, minority
 interest, deferred
 inter-company expense
 and extraordinary item.   58,550      3,859       101,402       (5,927)     157,884
Income taxes............   28,830      1,606        39,135          303       69,874
                          -------    -------      --------     --------     --------
Income before minority
 interest, deferred
 inter-company expense
 and extraordinary item.   29,720      2,253        62,267       (6,230)      88,010
Minority interest in of
 consolidated
 subsidiaries...........   12,026        --            --           --        12,026
                          -------    -------      --------     --------     --------
Income before deferred
 inter-company expense..   17,694      2,253        62,267       (6,230)      75,984
Deferred inter-company
 expense, net of income
 taxes..................   (1,383)       --            --         1,383          --
                          -------    -------      --------     --------     --------
Income before equity in
 undistributed income of
 subsidiaries...........   19,077      2,253        62,267       (7,613)      75,984
Equity in undistributed
 income of subsidiaries.   56,907        --            --       (56,907)         --
                          -------    -------      --------     --------     --------
Net income (loss).......  $75,984    $ 2,253      $ 62,267     $(64,520)    $ 75,984
                          =======    =======      ========     ========     ========

                     IMPERIAL CREDIT INDUSTRIES, INC.

              CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1996

                                       OTHER         NON-
                                     GUARANTOR    GUARANTOR
                           ICII     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         ---------  ------------ ------------ ------------ ------------
                                                (IN THOUSANDS)
Net cash provided by
 (used in) operating
 activities............. $ 141,655   $  28,949    $(222,480)   $  20,614    $ (31,262)
                         ---------   ---------    ---------    ---------    ---------
Cash flows from
 investing activities:
  Net change in interest
   bearing deposits.....       --         (163)     265,206         (636)     264,407
  Proceeds of sales of
   servicing rights.....    31,799         --           --       (21,788)      10,011
  Purchase of securities
   available for sale...       --         (887)     (41,704)      (5,962)     (48,553)
  Net change in loans
   held for investment..    (5,310)    (86,213)     (37,354)     101,226      (27,651)
  Cash utilized for
   acquisitions.........       --      (20,020)         --           --       (20,020)
  Proceeds from sale of
   SPFC stock...........    64,625         --           --           --        64,625
  Net change in
   investment in
   Subsidiaries.........  (155,759)        --           --       155,759          --
  Other, net............     3,762        (524)      (6,425)       4,545        1,358
                         ---------   ---------    ---------    ---------    ---------
Net cash (used in)
 provided by investing
 activities.............   (60,883)   (107,807)     179,723      233,144      244,177
                         ---------   ---------    ---------    ---------    ---------
Cash flows from
 financing activities:
  Net change in
   deposits.............       --          --       (20,984)      (2,821)     (23,805)
  Advances from Federal
   Home Loan Bank.......       --          --       434,000          --       434,000
  Repayments of advances
   from Federal Home
   Loan Bank............       --          --      (483,500)         --      (483,500)
  Proceeds from
   convertible
   subordinated
   debentures...........       --          --        72,162          --        72,162
  Net change in other
   borrowings...........  (196,363)     88,768      105,266     (184,134)    (186,463)
  Proceeds from issuance
   of common stock......    59,228         --        53,798      (53,798)      59,228
  Repayment of Bonds....       --          --      (111,995)         --      (111,995)
  Net change in minority
   interest.............    43,697         --           --         9,787       53,484
  Other, net............     9,286         --        26,400      (26,631)       9,055
                         ---------   ---------    ---------    ---------    ---------
Net cash (used in)
 provided by financing
 activities.............   (84,152)     88,768       75,147     (257,597)    (177,834)
                         ---------   ---------    ---------    ---------    ---------
  Net change in cash....    (3,380)      9,910       32,390       (3,839)      35,081
  Cash at beginning of
   period...............     8,593      (1,937)      32,536          (26)      39,166
                         ---------   ---------    ---------    ---------    ---------
  Cash at end of period. $   5,213   $   7,973    $  64,926    $  (3,865)   $  74,247
                         =========   =========    =========    =========    =========

                     IMPERIAL CREDIT INDUSTRIES, INC.

                      CONSOLIDATING INCOME STATEMENT

                       YEAR ENDED DECEMBER 31, 1995

                                                     NON-
                                     GUARANTOR    GUARANTOR
                            ICII    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          --------  ------------ ------------ ------------ ------------
REVENUE
Gain on sale of loans...  $ 12,999     $1,803      $ 36,051     $(11,296)    $ 39,557
                          --------     ------      --------     --------     --------
Interest income.........    15,677         76       110,595        3,134      129,482
Interest expense........    20,900         17        77,708       (2,897)      95,728
                          --------     ------      --------     --------     --------
Net interest income.....    (5,223)        59        32,887        6,031       33,754
Provision for loan
 losses.................       --         --          5,450          --         5,450
                          --------     ------      --------     --------     --------
 Net interest income
  after provision for
  loan loss.............    (5,223)        59        27,437        6,031       28,304
                          --------     ------      --------     --------     --------
Loan servicing income...    14,007         27         6,670       (7,986)      12,718
Gain on sale of
 servicing rights.......     4,889        --            401       (1,712)       3,578
Other income............      (885)     2,465         2,676       (3,104)       1,152
                          --------     ------      --------     --------     --------
 Total other income.....    18,011      2,492         9,747      (12,802)      17,448
                          --------     ------      --------     --------     --------
 Total revenues.........    25,787      4,354        73,235      (18,067)      85,309
                          --------     ------      --------     --------     --------
EXPENSES:
Personnel expense.......    20,281      1,606        12,789         (623)      34,053
Amortization of PMSRs
 and OMSRs..............     3,986        --          2,892       (2,892)       3,986
Occupancy expense.......     2,874         54         1,065          (89)       3,904
Data processing expense.     1,191          1           358          (89)       1,461
Net expense of other
 real estate owned......       191        --          1,706           16        1,913
General, administrative
 and other expense......     9,938        493         9,277       (3,845)      15,863
                          --------     ------      --------     --------     --------
 Total expenses.........    38,461      2,154        28,087       (7,522)      61,180
                          --------     ------      --------     --------     --------
Income before income
 taxes, minority
 interest, deferred
 inter-company gains and
 extraordinary item.....   (12,674)     2,200        45,148      (10,545)      24,129
Income taxes............    (5,443)       929        19,212       (4,554)      10,144
                          --------     ------      --------     --------     --------
(Loss) income before
 minority interest,
 deferred inter-company
 gains and extraordinary
 item...................    (7,231)     1,271        25,936       (5,991)      13,985
Minority interest in
 loss of consolidated
 subsidiaries...........      (208)       --            --           --          (208)
                          --------     ------      --------     --------     --------
(Loss) income before
 deferred inter-company
 gains..................    (7,023)     1,271        25,936       (5,991)      14,193
Deferred inter-company
 gains, net of income
 taxes..................     1,710        --            --        (1,710)         --
(Loss) income before
 equity in undistributed
 income of subsidiaries.    (8,733)     1,271        25,936       (4,281)      14,193
Equity in undistributed
 income of subsidiaries.    22,926        --            --       (22,926)         --
                          --------     ------      --------     --------     --------
Net income (loss).......  $ 14,193     $1,271      $ 25,936     $(27,207)    $ 14,193
                          ========     ======      ========     ========     ========

                     IMPERIAL CREDIT INDUSTRIES, INC.

              CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1995

                                                     NON-
                                     GUARANTOR    GUARANTOR
                           ICII     SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ---------  ------------ ------------  ------------ ------------
                                                (IN THOUSANDS)
Net cash (used in)
 provided by operating
 activities............. $(258,380)   $ 22,093   $(1,076,751)   $ 139,335   $(1,173,703)
                         ---------    --------   -----------    ---------   -----------
Cash flows from
 investing activities:
  Net change in interest
   bearing
   deposits.............       --          --       (126,700)    (130,476)     (257,176)
  Proceeds of sales of
   servicing rights.....    12,815         --          5,055       (5,055)       12,815
  Net change in loans
   held for investment..    51,784         --        493,749       21,160       566,693
  Cash utilized for
   acquisitions.........       --      (25,015)     (150,000)         --       (175,015)
  Net change in
   investment in
   Subsidiaries.........   (15,581)        --            --        15,581           --
  Other, net............    (8,310)        (15)        1,194          775        (6,356)
                         ---------    --------   -----------    ---------   -----------
Net cash provided by
 (used in) investing
 activities.............    40,708     (25,030)      223,298      (98,015)      140,961
                         ---------    --------   -----------    ---------   -----------
Cash flows from
 financing activities:
  Net change in
   deposits.............       --          --        146,390       11,979       158,369
  Advances from Federal
   Home Loan Bank.......       --          --        347,000          --        347,000
  Repayments of advances
   from Federal Home
   Loan Bank............       --          --       (452,000)         --       (452,000)
  Net change in other
   borrowings...........   211,725         --        708,823      (39,733)      880,815
  Issuance of Bonds.....       --          --        111,995          --        111,995
  Net change in minority
   interest.............     1,453         --            --        (1,453)          --
  Other, net............       825       1,000        (1,100)         100           825
                         ---------    --------   -----------    ---------   -----------
Net cash provided by
 financing activities...   214,003       1,000       861,108      (29,107)    1,047,004
                         ---------    --------   -----------    ---------   -----------
  Net change in cash....    (3,669)     (1,937)        7,655       12,213        14,262
  Cash at beginning of
   period...............    12,262         --         24,881      (12,239)       24,904
                         ---------    --------   -----------    ---------   -----------
  Cash at end of period. $   8,593    $ (1,937)  $    32,536    $     (26)  $    39,166
                         =========    ========   ===========    =========   ===========

                     IMPERIAL CREDIT INDUSTRIES, INC.

29. SPB REGULATORY MATTERS

 General

  In August 1989, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, ("FIRREA") was enacted. This legislation was adopted in order to reform the regulation and supervision of financial institutions. Additionally legislation was adopted in 1991 with the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). FDICIA provided for increased funding for Federal Deposit Insurance Commission ("FDIC") deposit insurance and for expanded regulation of financial institutions. Specifically, FDICIA requires the federal regulators to take prompt corrective action with respect to depository institutions which do not meet the minimum capital requirements. FDICIA established five capital ratio categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating and may be reclassified to a lower category by action based on other supervisory criteria. For an institution to be well capitalized it must have a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, and a leverage ratio of at least 5% and not be subject to any specific capital order or directive. At December 31, 1997 and 1996, SPB was categorized as well capitalized.

 Restrictions on Availability of Funds from SPB

  Under the California industrial loan law, a thrift and loan may declare dividends on its capital stock only if it has at least $750,000 of unimpaired capital stock plus additional capital stock of $50,000 for each branch office maintained. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan certificate of deposit ratio and (iii) after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of its liabilities (net of deferred taxes, deferred income and other deferred credits), or (z) current assets would be not less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two fiscal years had been less than average interest expense, current assets must be not less than 125% of current liabilities). Subject to the above limitations, and according to SPB's by-laws, at December 31, 1997, all of SPB's capital and surplus in excess of $125.0 million is available for the payment of dividends.

  Additionally, SPB generally may not make any loan to, or hold an obligation of, any of its directors or officers or any director or officer of its holding company or affiliates, except in specified cases and subject to regulation by the California Commissioner of Corporations. In addition, SPB may not make any loan to, or hold an obligation of, any of its shareholders or any shareholder of its holding company or affiliates, except that this prohibition does not apply to persons who own less than 10% of the stock of a holding company or an affiliate that is listed on a national securities exchange.

Recent Development

  On October 30, 1997, SPB announced that the Memorandum of Understanding ("MOU") entered into in September 1996 had been terminated as a result of the recent concurrent examinations by the FDIC and CDFI and their joint conclusions that the terms of the agreement have been satisfactorily met and the improvement in SPB's operations no longer warranted the MOU.

  On September 30, 1996 SPB entered into a MOU with the FDIC and the California Department of Financial Institutions ("CDFI"). This agreement required SPB to (i) have and retain qualified management, (ii) adopt and

                     IMPERIAL CREDIT INDUSTRIES, INC.

implement comprehensive risk management policies, programs and systems, (iii) take all reasonable and good faith steps to ensure future compliance with all applicable laws and regulations, (iv) develop a credit review program, (v) update the lending, investments and audit policies, and (vi) provide quarterly progress reports to the FDIC and the Department of Corporations.

 Regulatory Capital

  SPB is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary-- actions by regulators that, if undertaken, could have a direct material effect on SPB's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, SPB must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. SPB's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require SPB to maintain minimum amounts and ratios, set forth in the table below, of total and Tier I capital to risk-weighted assets and Tier I capital to average assets. Management believes, as of December 31, 1997, that SPB meets all capital adequacy requirements to which it is subject.

  As of December 31, 1997, the most recent notification from the FDIC categorized SPB as well capitalized under the regulatory framework for prompt and corrective action. To be categorized as well capitalized SPB must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

  The following table presents SPB's actual capital ratios and the corresponding minimum and well capitalized capital ratio requirements under the (i) California Leverage limitation, (ii) FDIC Risk-based Capital and Tier 1 Capital regulations, and (iii) the FDIC Leverage ratio regulation as of December 31, 1997.

                                                  MINIMUM      WELL CAPITALIZED
                                   ACTUAL       REQUIREMENT      REQUIREMENT
                               --------------  --------------  -----------------
                                AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT   RATIO
                               -------- -----  -------- -----  --------- -------
                                           (DOLLARS IN THOUSANDS)
California Leverage
 Limitation................... $157,082 13.20% $ 59,476 5.00%  $     --     --
Risk-based Capital............  190,673 12.25%  124,583 8.00%    155,729  10.00%
Risk-based Tier 1 Capital.....  136,206  8.75%   62,292 4.00%     93,437   6.00%
FDIC Leverage Ratio...........  136,206  8.30%   65,644 4.00%     82,055   5.00%

                     IMPERIAL CREDIT INDUSTRIES, INC.

30. IMPERIAL CREDIT INDUSTRIES, INC. (PARENT COMPANY ONLY)

                         CONDENSED BALANCE SHEETS

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
                           ASSETS
Cash......................................................... $ 13,229 $  5,213
Interest bearing deposits....................................   31,390      --
Securities available for sale................................   86,695    8,802
Trading securities...........................................   20,976      --
Loans held for sale..........................................   12,138    4,839
Loans held for investment, net...............................   78,922   34,505
Premises and equipment, net..................................    2,272    4,922
Other real estate owned, net.................................    1,158    3,508
Investment in SPFC...........................................   65,303      --
Investment in FMC............................................   53,099      --
Investment in subsidiaries...................................  281,454  269,651
Accrued interest on loans....................................    3,320    1,425
Other assets.................................................   53,161   96,746
                                                              -------- --------
  Total assets............................................... $703,117 $429,611
                                                              ======== ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Remarketed Par Securities.................................... $ 72,165 $    --
Other borrowings.............................................      --    15,363
Senior Notes.................................................  219,813   88,209
Minority interest in consolidated subsidiaries...............      946   45,149
Other liabilities............................................   86,260   41,382
                                                              -------- --------
  Total liabilities..........................................  379,184  190,103
                                                              -------- --------
Shareholders' equity:
  Common stock, no par value, authorized 80,000,000 shares;
   38,791,439 and 38,291,112 shares issued and outstanding at
   December 31, 1997 and 1996, respectively..................  147,109  145,521
  Retained earnings..........................................  174,898   88,977
  Unrealized gain on securities available for sale, net......    1,926    5,010
                                                              -------- --------
    Total shareholders' equity...............................  323,933  239,508
                                                              -------- --------
    Total liabilities and shareholders' equity............... $703,117 $429,611
                                                              ======== ========

                     IMPERIAL CREDIT INDUSTRIES, INC.

                      CONDENSED STATEMENTS OF INCOME

                                                          DECEMBER 31,
                                                    --------------------------
                                                      1997     1996     1995
                                                    --------  -------  -------
                                                         (IN THOUSANDS)
Revenues:
  (Loss) gain on sale of loans..................... $ (4,427) $  (937) $12,999
                                                    --------  -------  -------
  Interest income..................................   28,916   14,877   15,677
  Interest expense.................................   25,703   16,696   20,900
                                                    --------  -------  -------
    Net interest income (expense)..................    3,213   (1,819)  (5,223)
                                                    --------  -------  -------
  Provision for loan and lease losses..............    5,000      --       --
                                                    --------  -------  -------
  Net interest expense after provision for loan and
   lease losses....................................   (1,787)  (1,819)  (5,223)
  Loan servicing (expense) income..................   (2,283)  (3,706)  14,007
  Gain on sale of servicing rights.................      --     6,249    4,889
  Gains on sale of FMC stock.......................   92,137      --       --
  Gain on sale of IMH stock........................    9,225      --       --
  Gains on sale of SPFC stock......................    9,488   82,690      --
  Equity in net income of SPFC.....................   25,869      --       --
  Equity in net loss of FMC........................   (3,050)     --       --
  Dividends received from subsidiaries.............   27,514    6,200      --
  Other (loss) income..............................   (3,447)     741     (885)
                                                    --------  -------  -------
    Total other income.............................  155,453   92,174   18,011
                                                    --------  -------  -------
  Total revenue....................................  149,239   89,418   25,787
                                                    --------  -------  -------
Expenses:
  Personnel expense................................    4,682    8,757   20,281
  Occupancy expense................................    1,310    1,994    2,874
  Other expense....................................   23,735   20,117   15,306
                                                    --------  -------  -------
    Total expenses.................................   29,727   30,868   38,461
                                                    --------  -------  -------
  Income (loss) before income taxes, minority
   interest, deferred inter-Company gains and
   extraordinary item..............................  119,512   58,550  (12,674)
  Income taxes.....................................   41,611   28,830   (5,443)
                                                    --------  -------  -------
  Income (loss) before minority interest, deferred
   inter-company items and extraordinary item......   77,901   29,720   (7,231)
  Minority interest in income (loss) of
   consolidated subsidiaries.......................   10,513   12,026     (208)
  Deferred inter-company (expense) income, net of
   income taxes....................................     (327)  (1,383)   1,710
                                                    --------  -------  -------
  Income (loss) before extraordinary item..........   67,715   19,077   (8,733)
  Extraordinary item--Loss on extinguishment of
   debt, net of income taxes.......................   (3,995)     --       --
                                                    --------  -------  -------
  Income (loss) before equity in undistributed
   income of subsidiaries..........................   63,720   19,077   (8,733)
  Equity in undistributed income of subsidiaries...   22,201   56,907   22,926
                                                    --------  -------  -------
    Net income..................................... $ 85,921  $75,984  $14,193
                                                    ========  =======  =======

                     IMPERIAL CREDIT INDUSTRIES, INC.

                    CONDENSED STATEMENTS OF CASH FLOWS

                                                       DECEMBER 31,
                                               -------------------------------
                                                 1997       1996       1995
                                               ---------  ---------  ---------
                                                      (IN THOUSANDS)
Net cash provided by (used in) operating
 activities................................... $  (2,067) $ 141,655  $(258,380)
                                               ---------  ---------  ---------
Cash flows from investing activities:
  Net change in interest bearing deposits.....   (31,390)       --         --
  Proceeds from bulk sale of servicing rights.       --      31,799     12,815
  Purchase of servicing rights................       --         --      (8,128)
  Proceeds from sale of other real estate
   owned......................................     4,637      2,953        --
  Net change in securities available for sale.   (42,938)       --         --
  Investment in Imperial Credit Asset
   Resolution Inc.............................   (74,810)       --         --
  Proceeds from sale of SPFC stock............    13,707     64,625        --
  Proceeds from sale of FMC stock.............    59,731        --         --
  Proceeds from sale of IMH stock.............     9,679        --         --
  Net change in loans held for investment.....   (56,088)    (5,310)    51,784
  Net change in investment in subsidiaries....   (11,803)  (155,759)   (15,581)
  Cash utilized for acquisitions..............      (750)       --         --
  (Purchase) disposal of premises and
   equipment..................................      (992)       809       (182)
                                               ---------  ---------  ---------
Net cash (used in) provided by investing
 activities...................................  (131,017)   (60,883)    40,708
                                               ---------  ---------  ---------
Cash flows from financing activities:
  Net change in borrowings from Imperial Bank.       --      (5,000)     5,000
  Proceeds from offering of Senior Notes due
   2007.......................................   194,500        --         --
  Proceed from offering of Remarketed Par
   Securities.................................    68,075        --         --
  Repayments of Senior Notes due 2004.........   (73,241)       --         --
  Borrowings from Imperial Credit Investment
   Corporation................................    10,000        --         --
  Proceeds from resale of Senior Notes due
   2004.......................................       --       7,615        --
  Proceeds from issuance of common stock......       --      59,228        --
  Proceeds from exercise of stock options.....     1,332      1,671        825
  Net change in other borrowings..............   (15,363)  (191,363)   206,725
  Net change in minority interest.............   (44,203)    43,697      1,453
                                               ---------  ---------  ---------
Net cash provided by (used in) financing
 activities...................................   141,100    (84,152)   214,003
                                               ---------  ---------  ---------
Net change in cash............................     8,016     (3,380)    (3,669)
Cash at beginning of year.....................     5,213      8,593     12,262
                                               ---------  ---------  ---------
Cash at end of year........................... $  13,229  $   5,213  $   8,593
                                               =========  =========  =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  The following information supplements the condensed statements of cash flows:

                                                            DECEMBER 31,
                                                      -------------------------
                                                       1997      1996    1995
                                                      -------  -------- -------
                                                           (IN THOUSANDS)
Cash paid during the period for:
  Interest........................................... $19,349  $ 16,315 $20,898
Significant non-cash activities:
  Loans transferred to OREO.......................... $ 6,751  $  8,479 $ 2,419
  Loans transferred from held for sale to held for
   investment........................................     --    197,141  83,398
  Servicing rights transferred from subsidiary.......     --        --    3,774
  Change in unrealized gain on securities available
   for sale, net.....................................  (3,084)    1,799   3,211
  Contribution of fixed assets to ICIFC..............     --        --      525

                   SOUTHERN PACIFIC FUNDING CORPORATION

                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Independent Auditors' Report............................................... F-54
Consolidated Balance Sheets................................................ F-55
Consolidated Statements of Earnings........................................ F-56
Consolidated Statements of Changes in Shareholders' Equity................. F-57
Consolidated Statements of Cash Flows...................................... F-58
Notes to Consolidated Financial Statements................................. F-59

  All supplemental schedules are omitted as inapplicable or because the required information is included in the consolidated financial statements or notes thereto.

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors

Southern Pacific Funding Corporation:

  We have audited the accompanying consolidated balance sheets of Southern Pacific Funding Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern Pacific Funding Corporation and subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Portland, Oregon

January 29, 1998

                   SOUTHERN PACIFIC FUNDING CORPORATION

                        CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                     -------------------------
                                                         1996         1997
                                                     ------------ ------------
                       ASSETS
                       ------
Cash................................................ $ 14,175,566 $  7,886,412
Loans held for sale.................................  223,059,102  264,384,993
Interest-only and residual certificates.............   87,016,900  277,156,343
Accrued interest receivable.........................    3,181,449    4,568,977
Premises and equipment, net.........................    3,036,388    7,660,691
Goodwill, net of accumulated amortization of $0 and
 $448,375 at December 31, 1996 and 1997,
 respectively.......................................    4,742,571    6,615,080
Other assets........................................    5,165,048   21,072,897
                                                     ------------ ------------
    Total assets.................................... $340,377,024 $589,345,393
                                                     ============ ============
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Liabilities:
  Borrowings under warehouse lines of credit........ $152,680,395 $205,031,055
  Notes Payable.....................................          --     3,431,972
  Deferred tax liability............................   18,445,495   48,074,988
  Long term debt....................................   75,000,000  175,000,000
  Other liabilities.................................    9,164,901   18,652,471
                                                     ------------ ------------
    Total liabilities...............................  255,290,791  450,190,486
Shareholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares
   authorized; none issued or outstanding at
   December 31, 1996 and 1997.......................          --           --
  Common stock, no par value, 75,000,000 shares
   authorized; 20,737,500 and 20,760,450 shares
   issued and outstanding at December 31, 1996 and
   1997, respectively...............................   53,798,099   54,100,622
  Contributed capital...............................      247,500      247,500
  Translation adjustment............................          --        (8,745)
  Retained earnings.................................   31,040,634   84,815,530
                                                     ------------ ------------
    Total shareholders' equity......................   85,086,233  139,154,907
                                                     ------------ ------------
    Total liabilities and shareholders' equity...... $340,377,024 $589,345,393
                                                     ============ ============

       See accompanying notes to consolidated financial statements.

                   SOUTHERN PACIFIC FUNDING CORPORATION

                    CONSOLIDATED STATEMENTS OF EARNINGS

                                                YEARS ENDED DECEMBER 31,
                                          ------------------------------------
                                             1995        1996         1997
                                          ----------- ----------- ------------
Revenues:
  Gains on sales of loans................ $16,328,621 $55,360,515 $148,403,866
  Interest income........................   4,304,760  13,848,976   39,306,759
  Securities valuation and other income..   1,666,682   4,265,285    1,634,175
                                          ----------- ----------- ------------
    Total revenues.......................  22,300,063  73,474,776  189,344,800
                                          =========== =========== ============
Expenses:
  Interest...............................   3,413,652   7,799,986   27,613,103
  Personnel and commission expense.......   4,190,566  10,996,713   45,027,704
  General and administrative expense.....   2,153,220   6,599,474   24,685,987
                                          ----------- ----------- ------------
    Total expenses.......................   9,757,438  25,396,173   97,326,794
                                          =========== =========== ============
Earnings before taxes....................  12,542,625  48,078,603   92,018,006
Income taxes.............................   5,205,190  20,446,614   38,243,110
                                          ----------- ----------- ------------
    Net earnings......................... $ 7,337,435 $27,631,989 $ 53,774,896
                                          =========== =========== ============
Net earnings per share:
  Basic.................................. $       .47 $      1.49 $       2.59
  Diluted................................ $       .47 $      1.37 $       2.23
Weighted average number of shares
 outstanding:
  Basic..................................  15,562,500  18,552,500   20,747,665
  Diluted................................  15,562,500  20,511,936   25,358,202

       See accompanying notes to consolidated financial statements.

                   SOUTHERN PACIFIC FUNDING CORPORATION

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                              COMMON STOCK
                         ----------------------- CONTRIBUTED TRANSLATION  RETAINED    SHAREHOLDERS'
                           SHARES      AMOUNT      CAPITAL   ADJUSTMENT   EARNINGS       EQUITY
                         ----------  ----------- ----------- ----------- -----------  -------------
Balance, December 31,
 1994................... 15,562,500  $       --   $789,591     $   --    $ 4,761,693  $  5,551,284
Net earnings, 1995......        --           --        --          --      7,337,435     7,337,435
                         ----------  -----------  --------     -------   -----------  ------------
Balance, December 31,
 1995................... 15,562,500          --    789,591         --     12,099,128    12,888,719
Effect of contribution
 transaction............        --           --   (542,091)        --     (8,690,483)   (9,232,574)
Proceeds from initial
 public offering of
 5,175,000 shares of
 common stock, net of
 offering expenses of
 $4,810,911               5,175,000   53,798,099       --          --            --     53,798,099
Net earnings, 1996......        --           --        --          --     27,631,989    27,631,989
                         ----------  -----------  --------     -------   -----------  ------------
Balance, December 31,
 1996................... 20,737,500   53,798,099   247,500         --     31,040,634    85,086,233
Exercise of stock
 options for 22,950
 shares of common stock      22,950      302,523       --          --            --        302,523
Translation adjustment..        --           --        --       (8,745)          --         (8,745)
Net earnings, 1997......        --           --        --          --     53,774,896    53,774,896
                         ----------  -----------  --------     -------   -----------  ------------
Balance, December 31,
 1997................... 20,760,450  $54,100,622  $247,500     $(8,745)  $84,815,530  $139,154,907
                         ==========  ===========  ========     =======   ===========  ============

       See accompanying notes to consolidated financial statements.

                   SOUTHERN PACIFIC FUNDING CORPORATION

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        1995          1996           1997
                                    ------------  -------------  -------------
Cash flows from operating
 activities:
  Net earnings..................... $  7,337,435  $  27,631,989  $  53,774,896
  Adjustments to reconcile net
   income to net cash used in
   operating activities:
    Depreciation and amortization..       51,488        615,258      2,714,870
    Amortization of discount on
     note payable..................          --             --         163,972
    Translation adjustment.........          --             --          (8,745)
    Securities valuation ..........          --      (4,265,285)       427,799
    Deferred tax expense...........          --      20,446,614     29,629,493
  Changes in certain assets and
   liabilities, net of effect of
   acquisitions and contribution
   transaction:
    Mortgage loans held for sale...  (63,536,648)  (143,632,836)   (41,325,891)
    Net change in interest only and
     residual certificates.........  (18,235,099)   (71,493,840)  (186,767,242)
    Loans held under repurchase
     agreement.....................  (12,800,565)    12,800,565            --
    Accrued interest receivable....     (928,119)    (2,204,075)    (1,387,528)
    Other assets...................     (282,831)    (1,387,556)   (12,465,420)
    Other liabilities..............    3,186,942      3,787,856      9,487,570
                                    ------------  -------------  -------------
      Net cash used in operating
       activities..................  (85,207,397)  (157,701,310)  (145,756,226)
                                    ------------  -------------  -------------
Cash flows used in investing
 activities:
  Purchases of premises and
   equipment.......................     (436,853)    (3,028,897)    (5,649,989)
  Purchase of interest-only and
   residual certificates...........          --             --      (3,800,000)
  Payment for acquisitions.........          --      (5,000,000)           --
  Payment for long-term investment
   and loan commitment.............          --        (525,000)           --
                                    ------------  -------------  -------------
      Net cash used in investment
       activities:.................     (436,853)    (8,553,897)    (9,449,989)
                                    ------------  -------------  -------------
Cash flows from financing
 activities:
  Net change in:
    Borrowings under warehouse
     lines of credit...............   96,130,120     56,550,275     52,350,660
    Borrowings from SPTL...........  (12,940,537)       322,053            --
    Due to affiliates..............    1,585,150     (1,504,984)           --
    Bank overdraft.................      619,517       (619,517)           --
    Proceeds from long term debt...          --      72,162,436     96,263,878
    Proceeds from issuance of
     common stock..................          --      53,798,099        302,523
    Contribution transaction.......          --        (277,589)           --
                                    ------------  -------------  -------------
      Net cash provided by (used
       in) financing activities....   85,394,250    180,430,773    148,917,061
                                    ------------  -------------  -------------
Net change in cash.................     (250,000)    14,175,566     (6,289,154)
Cash at beginning of year..........      250,000            --      14,175,566
                                    ------------  -------------  -------------
Cash at end of year................ $        --   $  14,175,566  $   7,886,412
                                    ============  =============  =============
Supplementary information:
  Interest paid.................... $  2,129,369  $   6,330,097  $  25,540,511
  Taxes paid....................... $        --   $   1,213,252  $   9,105,917

       See accompanying notes to consolidated financial statements.

                   SOUTHERN PACIFIC FUNDING CORPORATION

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            FOR THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1997

1. ORGANIZATION

  Southern Pacific Funding Corporation ("SPFC" or the "Company") is the successor to the Residential Lending Division of Southern Pacific Thrift and Loan ("SPTL"). The Company originates and acquires non-conforming single-family residential loans, including loans secured by second mortgages. In October 1994, Imperial Credit Industries, Inc. ("ICII") incorporated the Company as part of a strategic decision to form a separate subsidiary through which to operate SPTL's Residential Lending Division. In April 1995, ICII caused SPTL to contribute (the "Contribution Transaction") to SPFC certain customer lists of SPTL's Residential Lending Division to the ongoing operations of such division. In addition, in April 1995 all employees of SPTL's Residential Lending Division became employees of SPFC. The Company completed an initial public offering of its Common Stock in June 1996. At December 31, 1997, upon completion of three secondary offerings, ICII owned approximately 46.9% of the Company's outstanding Common Stock.

2. BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of SPFC and its majority and wholly owned subsidiaries. These subsidiaries include National Capital Funding, Inc., Oceanmark Financial Corporation, Home America Financial Services, Inc. and Hallmark America Corp. which are located throughout the United States and Southern Pacific Mortgage Limited which is the Company's United Kingdom operation. All significant intercompany accounts and transactions have been eliminated in consolidation.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Mortgage Loans Held for Sale

  Mortgage loans held for sale are carried at the lower of aggregate cost or market. These loans are pledged against the Company's lines of credit. The cost of mortgage loans held for sale is the cost of the mortgage loans reduced or increased by the net deferred fees or costs associated with originating or acquiring the loan and increased by costs that are recognized upon sale. On an ongoing basis, management of the Company monitors the loan portfolio and considers such factors as historical loan loss experience, underlying collateral values, known problem loans, assessment of economic conditions, including changes in interest rates, and other appropriate data to identify risks in the loan portfolio.

 Interest-only and Residual Certificates

  Assets reflected in the accompanying consolidated balance sheets as interest-only and residual certificates in real estate mortgage investment conduits (REMICs) are recorded as a result of the Company's securitization of loans through various trust vehicles. The Company considers its obligations under recourse provisions in connection with its securitizations in valuing its interest-only and residual certificates. The Company estimates future cash flows from these interest-only and residual certificates and values them utilizing assumptions that it believes are consistent with those that would be utilized by an unaffiliated third party purchaser and records them as trading securities at fair value. Unrealized gains and losses are included in gains on sales of loans in the accompanying financial statements. The initial and subsequent changes in the unrealized gains and losses are included in securities valuation and other income. To the Company's knowledge, there is no active market for the sale of these interest-only and residual certificates.

  The fair value of interest-only and residual certificates is determined by computing the present value of the excess of the weighted average coupon on the loans sold over the sum of: (1) the coupon on the senior interests, (2) a base servicing fee paid to the loan servicer, (3) expected losses to be incurred on the portfolio of loans sold

                   SOUTHERN PACIFIC FUNDING CORPORATION
over the lives of the loans, and (4) fees payable to the trustee and monoline insurer. Prepayment assumptions used in the present value computation are based on recent evaluations of the actual prepayments of the Company's servicing portfolio or on market prepayment rates on new portfolios, taking into consideration the current interest rate environment and its expected impact on prepayment rates. The cash flows expected to be received by the Company are discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on such a financial instrument. To the extent that actual future excess cash flows are different from estimated excess cash flows, the fair value of the Company's interest-only and residual certificates will be adjusted monthly with corresponding adjustments made to earnings in that period.

  In certain of its securitizations, the Company provided an initial overcollateralization on the securities sold and in all its securitizations the Company builds overcollateralization as cash flows projected as described above are used by the trustee to reduce the outstanding balance of the securities sold by the Company.

  The Company currently uses a 12% discount rate to calculate present value of anticipated "out of the trust" cash flows that it anticipates receiving from the securitization trust after overcollateralization requirements have been achieved. Prepayment assumptions are applied to each discrete security and further to each product (i.e. ARM's, Fixed and 2/28's) within each security. The estimated CPR varies over time based upon the relative maturity of the loans included in each pool. The estimated annual CPR is 4% at inception and increases in equal monthly increments until the peak estimated CPR is achieved, generally within 12-23 months. Peak CPR's, range from 30% to 50% for ARM's, 40% for 2/28's and 23% for fixed rate loans. These peaks are generally maintained through month 36. Thereafter, peak CPR's are reduced in two twelve month steps at which time terminal CPR's are reached. Terminal CPR's are estimated at 20% for ARM's and 2/28's and 15% for fixed rate loans. The Company also periodically provides for additional credit losses which may be incurred on loans which the Company voluntarily purchases from the trusts.

 Gains on Sales of Loans

  Gains on sales of loans are determined by deducting from the gross proceeds of the sales or securitizations the allocated basis in the loans sold or securitized and related transaction costs. The initial fair value of interest-only and residual certificates is included as proceeds in calculating gains on sales of loans.

 Interest Income

  Interest income includes interest earned on mortgage loans held for sale. Interest expense includes interest paid on the Company's outstanding warehouse lines of credit, the Company's convertible subordinated debentures and the Company's senior notes.

 Securities Valuation and Other Income

  Securities valuation and other income includes the change in unrealized gains and losses on interest-only and residual certificates.

 Premises and Equipment

  Premises and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of individual assets (three to five years). Leasehold improvements are amortized over the terms of the related leases or the estimated useful lives of improvements, whichever is shorter.

                   SOUTHERN PACIFIC FUNDING CORPORATION

 Dividends

  The Company intends to retain all of its future earnings to finance its operations. The subsidiaries of the Company are restricted from paying dividends to the Company or any of its subsidiaries due to covenants in the Company's senior note agreement.

 Goodwill

  Goodwill, which represents the excess of purchases price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 15 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. (See Note 12).

 Long-Term Investments

  Long-term investments, included in other assets, are carried at cost and consist of preferred stock in Hallmark Government, Inc. of $360,000 at December 31, 1997.

 Deferred Income Taxes

  The accompanying financial statements reflect income taxes for SPFC as if it had been a separate entity for all years presented. SPFC accounts for income taxes under the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Use of Estimates

  Management has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 Net Earnings Per Share

  In February 1997, the FASB issued SFAS No. 128, Earnings Per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share
(EPS). It simplifies the standards in APB Opinion No. 15, Earnings per Share, for computing EPS by replacing primary earnings per share with basic earnings per share and by alterning the calculation of diluted EPS, which replaces fully diluted EPS. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. All prior period EPS figures have been restated to conform to the provisions of the Statement.

                   SOUTHERN PACIFIC FUNDING CORPORATION

  The following illustrates the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations:

                                               YEAR ENDED DECEMBER 31, 1995
                                           ------------------------------------
                                                          WEIGHTED    PER SHARE
                                             INCOME    AVERAGE SHARES  AMOUNT
                                           ----------- -------------- ---------
   Basic EPS
   Net income available to common
    shareholders.........................  $ 7,337,435   15,562,500     $0.47
   Effect of dilutive securities:
     Stock options.......................          --           --
     Convertible subordinated notes......          --           --
                                           -----------   ----------     -----
   Diluted EPS...........................  $ 7,337,435   15,562,500     $0.47
                                           ===========   ==========     =====
                                               YEAR ENDED DECEMBER 31, 1996
                                           ------------------------------------
                                                          WEIGHTED    PER SHARE
                                             INCOME    AVERAGE SHARES  AMOUNT
                                           ----------- -------------- ---------
   Basic EPS
   Net income available to common
    shareholders.........................  $27,631,989   18,552,500     $1.49
   Effect of dilutive securities:
     Stock options.......................                   481,422
     Convertible subordinated notes......      510,078    1,478,014
                                           -----------   ----------     -----
   Diluted EPS...........................  $28,142,067   20,511,936     $1.37
                                           ===========   ==========     =====
                                               YEAR ENDED DECEMBER 31, 1997
                                           ------------------------------------
                                                          WEIGHTED    PER SHARE
                                             INCOME    AVERAGE SHARES  AMOUNT
                                           ----------- -------------- ---------
   Basic EPS
   Net income available to common
    shareholders.........................  $53,774,896   20,747,665     $2.59
   Effect of dilutive securities:
     Stock options.......................                 1,459,277
     Convertible subordinated notes......    2,864,198    3,151,260
                                           -----------   ----------     -----
   Diluted EPS...........................  $56,639,094   25,358,202     $2.23
                                           ===========   ==========     =====

 Foreign Currency Translation

  All assets and liabilities of the U.K. subsidiaries are translated into U.S. dollars at the rate in effect as of the date of the financial statements. Income and expense items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are recorded as a component of shareholder's equity.

4. PREMISES AND EQUIPMENT

    Premises and equipment consisted of the following at December 31, 1996 and 1997:

                                     DECEMBER 31,
                                -----------------------
                                   1996        1997
                                ----------  -----------
       Premises and equipment.. $3,634,193  $ 9,938,813
       Less accumulated
        depreciation and
        amortization...........   (597,805)  (2,278,122)
                                ----------  -----------
                                $3,036,388  $ 7,660,691
                                ==========  ===========

                   SOUTHERN PACIFIC FUNDING CORPORATION

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The table below summarizes the information about the fair value of the financial instruments recorded on the Company's financial statements at December 31, 1996 and 1997:

                                DECEMBER 31, 1996         DECEMBER 31, 1997
                            ------------------------- -------------------------
                            CARRY VALUE   FAIR VALUE  CARRY VALUE   FAIR VALUE
                            ------------ ------------ ------------ ------------
Cash....................... $ 14,175,566 $ 14,175,566 $  7,886,412 $  7,886,412
Loans held for sale........  223,059,102  231,981,466  264,384,993  274,960,393
Interest-only and residual
 certificates..............   87,016,900   87,016,900  277,156,343  277,156,343
Notes Payable..............          --           --     3,431,972    3,431,972
Long Term Debt.............   75,000,000   75,000,000  175,000,000  175,000,000
Borrowings under warehouse
 lines of credit...........  152,680,395  152,680,395  205,031,055  205,031,055

  Because no market exists for certain of the Company's assets and liabilities, fair value estimates are based on judgments regarding credit risk, investor expectations of future economic conditions, normal cost of administration and other risk characteristics, including interest rate and prepayment risk. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  The methodology and assumptions utilized to estimate the fair value of the Company's financial instruments, including the off balance sheet instruments disclosed in Note 13, are as follows:

  Loans held for sale. The Company has estimated the fair values reported based on recent sales and securitizations.

  Interest-only and residual certificates. Fair value determined using estimated discounted future cash flows taking into consideration anticipated prepayment rates, loss experience and prepayment penalties.

  The Company currently uses a 12% discount rate to calculate present value of anticipated "out of the trust" cash flows that it anticipates receiving from the securitization trust after overcollateralization requirements have been achieved. Prepayment assumptions are applied to each discrete security and further to each product (i.e. ARM's, Fixed and 2/28's) within each security. The estimated CPR varies over time based upon the relative maturity of the loans included in each pool. The estimated annual CPR is 4% at inception and increases in equal monthly increments until the peak estimated CPR is achieved, generally within 12-23 months. Peak CPR's, range from 30% to 50% for ARM's, 40% for 2/28's and 23% for fixed rate loans. These peaks are generally maintained through month 36. Thereafter, peak CPR's are reduced in two twelve month steps at which time terminal CPR's are reached. Terminal CPR's are estimated at 20% for ARM's and 2/28's and 15% for fixed rate loans. The Company also periodically provides for additional credit losses which may be incurred on loans which the Company voluntarily purchases from the trusts.

  Borrowings under warehouse lines of credit. The carrying value reported approximates fair value due to the short-term nature of the borrowings and the variable interest rates charged on the borrowings.

  Commitments to originate loans and loans in process. Many loan commitments are expected to, and typically do, expire without being drawn upon. As the rates and terms of the commitments to lend and loans in process are competitive with others in which the Company operates, the values disclosed in
Note 15 are determined to be a reasonable estimate of fair value.

  Notes Payable. The carrying value reported approximates fair value due to the nature of the borrowings.

                   SOUTHERN PACIFIC FUNDING CORPORATION

  Long Term Debt. The carrying value reported approximates fair value based on the current debt rates.

  Hedging Transactions. The Company regularly securitizes and sells fixed and variable-rate mortgage loans. To offset the effects of interest rate fluctuations on the value of its fixed-rate loans held for sale, the Company in certain cases will hedge its interest rate risk related to loans held for sale by selling U.S. Treasury securities short or in the forward market.

  As of December 31, 1996 and 1997, the Company had open hedge positions of $32.6 million and $65.6 million respectively, related to the sales of United States Treasury securities in the forward market. The proceeds from the short sale are shown net of the related liability in the accompanying balance sheet at December 31, 1996 and 1997.

6. RELATED PARTY TRANSACTIONS

 Intracompany Cost Allocations

  During 1995 and 1996, the Company accrued allocated expenses for ICII that are included as part of personnel and commission expense and general and administrative expenses of $256,000 and $292,000, respectively. No administrative services are being provided by ICII or SPTL, effective January 1, 1997.

 Borrowings from Affiliates

  The average borrowings from affiliates and interest rates used to determine the weighted average interest on borrowings for the years ended December 31, 1995, 1996 and 1997 are as follows:

                                                YEARS ENDED DECEMBER 31,
                                            -----------------------------------
                                               1995         1996        1997
                                            -----------  ----------  ----------
       Average borrowings.................. $34,777,138  $3,890,267  $1,250,000
       Interest rate.......................        3.69%       6.25%      12.00%
       Interest on borrowings.............. $ 1,284,282  $  230,236  $  125,000

 SPTL

  In March 1996, the Company entered into a $10 million revolving credit and term loan agreement with SPTL (the "SPTL Agreement") which was scheduled to expire on September 30, 1996. Advances under the SPTL Agreement were collateralized by the Company's interest-only and residual certificates (other than such interests retained by SPTL pursuant to the Contribution Transaction) and bore interest at 2% above LIBOR. In April, 1996 the Company repaid all borrowings outstanding under the SPTL Agreement and it was canceled.

 ICII

  On July 17, 1997, the Company borrowed $15 million from ICII due on October 17, 1997 and bore interest at a rate of 12%. The $15 million was repaid on August 11, 1997 along with $125,000 in interest.

 Loan Servicing

  From the point of commencement of operations until March 1994, SPTL served as the loan servicer for the Company and the Company was allocated its pro rata portion of SPTL's loan servicing expenses.

                   SOUTHERN PACIFIC FUNDING CORPORATION

  In March 1994, ICII assumed the role of loan servicer for a servicing fee of approximately $7.50 per loan per month, so that the Company could complete its first securitization. In September 1995, the Company began to utilize the services of Advanta, an independent loan servicer, as the master servicer. Fees charged by Advanta are $25 per loan and 37.5 basis points per annum on the declining principal balance of each loan serviced, paid monthly, respectively, which fees are higher than those previously paid to ICII due to the additional collection activities performed by Advanta.

 Consulting Agreements

  In June 1996, the Company entered into a five-year consulting agreement with The Dewey Consulting Group, owned by one of the Company's directors, John D. Dewey. Under the agreement, Mr. Dewey has agreed to assist the Company in the development of strategic alliances with selected mortgage lenders, including the identification of potential strategic alliance participants. The Company has agreed to compensate Mr. Dewey based upon actual strategic alliances entered into and loan production and earnings resulting from those alliances which amounts to .015% of the Company's share of warrants, interest-only cash received, and interest-only strips. No amounts were paid in 1996 or owing at December 31, 1996, $254,122 was paid in 1997 and $335,619 was owing at December 31, 1997.

 Other

  The Company has outstanding receivables from Hallmark Government, Inc. of $7,153,800, collateralized by first mortgage loans.

7. LONG TERM OBLIGATIONS

  Long Term Debt at December 31, 1996 and 1997 consists of the following:

                                                            DECEMBER 31,
                                                      ------------------------
                                                         1996         1997
                                                      ----------- ------------
   Senior Notes, interest at 11.5%, due semi-
    annually, principal due November 1, 2004......... $       --  $100,000,000
   Convertible subordinated debentures, interest at
    6.75%, due
    semi-annually, principal due October 15, 2006....  75,000,000   75,000,000

  Interest on the senior notes is payable semi-annually. Debt issuance costs of $3,647,368 at December 31, 1997 are included in other assets. These costs have been deferred and are being amortized over seven years using the interest method.

  The Convertible subordinated debentures are convertible into 3,151,125 shares of common stock, for a conversion price of $23.80 per share, at any time prior to maturity. Interest on the debentures is payable semi-annually. Debt issuance costs of $2,794,220 and $2,521,360 at December 31, 1996 and 1997, respectively, are included in other assets. These costs have been deferred and are being amortized over ten years using the interest method.

  Notes Payable at December 31, 1997 represents a payable to Oceanmark Bank for the purchase of Mortgage Division Assets and has a face amount of $3,800,000. The note bears no interest and has a 36 month term. Principal is payable in three equal installments of $1,266,667 at 12 months, 24 months and 36 months. The note was initially recorded at its present value of $3,268,000, discounted at 7%. The discount will be amortized over the term of the note using the interest method.

                   SOUTHERN PACIFIC FUNDING CORPORATION

8. INCOME TAXES

  For the 1996 period through the effective date of the IPO in June 1996, SPFC is included in a consolidated tax return filing with ICII. For the 1996 period subsequent to the IPO and 1997, SPFC will file a separate tax return on a stand-alone basis.

  SPFC's income taxes were as follows for the years ended December 31, 1996 and 1997:

                                                 1995       1996        1997
                                              ---------- ----------- -----------
     Current:
       Federal............................... $2,731,115 $ 3,680,000 $ 7,341,259
       State.................................    602,452     772,000   1,272,358
                                              ---------- ----------- -----------
         Total current.......................  3,333,567   4,452,000   8,613,617
     Deferred:
       Federal...............................  1,533,378  11,461,414  24,977,663
       State.................................    338,245   4,533,200   4,651,830
                                              ---------- ----------- -----------
         Total deferred......................  1,871,623  15,994,614  29,629,493
                                              ---------- ----------- -----------
     Total income taxes...................... $5,205,190 $20,446,614 $38,243,110
                                              ========== =========== ===========

  The following table shows the tax effects of temporary differences which give rise to the primary components of SPFC's net deferred tax liability at December 31, 1996 and 1997.

                                                           1996        1997
                                                        ----------- -----------
       Deferred tax liabilities:
         Interest-only and residual certificates....... $18,445,495 $48,074,988
                                                        =========== ===========

  A reconciliation of the income tax provision and the amount computed by applying the statutory Federal corporate income tax rate to income before income taxes are as follows for the years ended December 31, 1996 and 1997:

                                                              1995  1996  1997
                                                              ----  ----  ----
       Statutory U.S. Federal income tax rate................ 35.0% 35.0% 35.0%
       Increases in rate resulting from state income taxes,
        net of Federal benefit...............................  6.5   7.5   6.5
                                                              ----  ----  ----
       Effective income tax rate............................. 41.5% 42.5% 41.5%
                                                              ====  ====  ====

  At the effective date of the IPO, the Company entered into a tax agreement with ICII whereby, among other things, ICII will indemnify and hold the Company harmless from any tax liability attributable to periods ending on or before the effective date of the IPO in excess of such taxes as the Company has already paid or recognized.

                   SOUTHERN PACIFIC FUNDING CORPORATION

9. EMPLOYEE BENEFIT PLANS

 Profit Sharing and 401(k) Plan

  Prior to October 1, 1997, employees of SPFC were eligible to participate in the ICII 401(k) plan. The ICII 401(k) plan matched a portion of the employee pretax contribution. Effective October 1, 1997 employees of SPFC are eligible to participate in the SPFC 401(k) plan which came into effect at that time. Employees may elect to enroll in the plan on the first day of any month, provided that they have been employed by SPFC for at least six months. Employees may contribute up to 15% of their compensation to the SPFC 401(k) Plan and SPFC will match 50% of the first 6% of employee pretax contributions. SPFC matching contributions are made as of December 31st each year. SPFC recorded 401(k) matching expense of approximately $26,000, $111,000 and $433,148 for the years ended December 31, 1995, 1996, and 1997, respectively.

10. STOCK OPTIONS

  Effective November 1, 1995, the Company reserved and granted options for 1,942,200 shares of Company common stock pursuant to the 1995 Senior Management Stock Option Plan (the "Senior Management Plan"). All of the options granted under the Senior Management Plan have been issued to senior management personnel at an exercise price of $7.00 per share, the fair value on the date of grant. The options vest ratably over a five-year period commencing one year after the date of grant.

  Also effective November 1, 1995, the Company adopted the 1995 Stock Option, Deferred Stock and Restricted Stock Plan (the "Stock Option Plan"), which provides for the grant of qualified incentive stock options, incentive stock options, and awards consisting of deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights. The Stock Option Plan authorizes the grant of options to purchase, and awards of, an aggregate of 1,942,200 shares of Company common stock. If an option granted under the Stock Option Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under the Stock Option Plan.

  All share data related to shares issued and outstanding have been restated to give retroactive recognition to a 4,150 for one stock split effective April 1, 1996 and a three for two stock split effective January 23, 1997.

  The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net earnings would have been reduced to the pro forma amounts indicated below:

                                                 1995       1996        1997
                                              ---------- ----------- -----------
Net Earnings:
  As reported...............................  $7,337,435 $27,631,989 $53,774,896
  Pro forma.................................   7,105,518  26,266,703  50,612,358
  Net Earnings Per Share:
  As reported: Basic........................       $0.47       $1.49       $2.59
       Diluted..............................       $0.46       $1.37       $2.23
  Pro forma: Basic..........................       $0.47       $1.42       $2.44
      Diluted...............................       $0.46       $1.31       $2.11

                   SOUTHERN PACIFIC FUNDING CORPORATION

  Stock option activity during the period indicated is as follows:

                                                     NUMBER OF  WEIGHTED AVERAGE
                                                      SHARES     EXERCISE PRICE
                                                     ---------  ----------------
   Balance at December 31, 1994.....................       --          --
     Granted........................................ 1,942,200       $7.00
     Exercised......................................       --          --
     Forfeited......................................       --          --
     Expired........................................       --          --
                                                     ---------       -----
   Balance at December 31, 1995..................... 1,942,200        7.00
     Granted........................................ 1,078,500       12.57
     Exercised......................................       --          --
     Forfeited......................................  (113,250)      11.90
     Expired........................................       --          --
                                                     ---------       -----
   Balance at December 31, 1996..................... 2,907,450        8.85
     Granted........................................   868,750       11.15
     Exercised......................................   (22,950)      11.39
     Forfeited......................................  (276,300)      13.07
     Expired........................................       --          --
                                                     ---------       -----
   Balance at December 31, 1997..................... 3,476,950       $9.09

  At December 31, 1997, there were 384,500 additional shares available for grant under the Stock Option Plan. The per share weighted-average fair value of stock options granted during 1995, 1996 and 1997 was $15.74, $13.34 and $11.17, respectively, on the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: expected dividend yield 0.00%, risk free interest rate of 5.42%, an expected life of 6 years and an annualized volatility rate of 66.57%.

  At December 31, 1997, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $7.00-15.00 and 8.20 years and $15.01-$20.00 and 8.80 years, respectively.

  At December 31, 1996 and 1997 there were 388,440, and 1,129,830 options, respectively exercisable.

11. SHORT TERM BORROWINGS

 Lines of Credit

  The Company has obtained five lines of credit from investment banks, for the purpose of funding one-to-four family residential first and second mortgage loans, which is subject to certain operating and financial covenants and collateral requirements. Total borrowings under the warehouse lines are limited to $988.2 million and the lines are scheduled to expire between April 15, 1998 and December 14, 1998.

  As of December 31, 1996 and 1997, $152,680,395 and $205,031,055,
respectively, were outstanding on the lines of credit, on which interest was charged based on the type of loan funded. Interest expense incurred for the years ended December 31, 1995, 1996 and 1997 amounted to approximately $131,000, $6,409,061 and $19,544,258, respectively with weighted average interest rates ranging from 5.7% to 8.3% for 1997.

 Residual Facility

  In May, 1997 the Company entered into a residual financing facility of $30 million that allowed the Company to obtain debt secured by interest-only and residual certificates. The Company drew upon $29.4 million of this facility and repaid the full amount on November 4, 1997.

                   SOUTHERN PACIFIC FUNDING CORPORATION

12. ACQUISITIONS

  In 1996, the Company purchased 95% of the common stock of a diversified financial services company for $5,000,000 in cash. The amount in excess of the fair value of net assets acquired is $4,742,571. The Company acquired net assets of $5,000,000 consisting primarily of goodwill of $4,742,571. The results of operations of the acquired company have been included in the consolidated financial statements since the date of acquisition.

  In May 1997, the Company purchased certain assets of a diversified financial services company in exchange for a $3,800,000 note payable (see Note 7). The amount in excess of the fair value of the net assets acquired was $2,320,884 which has been recorded as goodwill in the accompanying financial statements. In addition, the Company acquired interest-only and residual certificates for cash of $3.8 million.

  In December 1997, the Company purchased the loan servicing operation of NAMC for $400,000. The Company acquired NAMC's servicing operations assets and retained its loan servicing employees.

13. LOAN SERVICING

  Through December 1997 the company contracted for the servicing of substantially all loans it originated, purchased and held for sale with Advanta. This arrangement allowed the Company to increase the volume of loans it originated and purchased without incurring the overhead investment in servicing operations. As with any external service provider, the Company is subject to risks associated with inadequate or untimely services. The Company regularly reviews the delinquency of its servicing portfolio. Many of the Company's borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures. A substantial increase in the Company's delinquency rate or foreclosure rate could adversely affect its ability to profitably access the capital markets for its financing needs, including future securitizations.

  As of December 31, 1997 the Company's servicing portfolio (inclusive of securitized loans where the Company has ongoing risk of loss) was approximately $2.5 million. Through that date substantially all of the Company's loan servicing had either been outsourced or subcontracted to Advanta.

  The Company's acquisition in December 1997 of NAMC's loan servicing operations allowed the Company in mid-January 1998 to begin its own loan servicing operation for all new loans originated and purchased. In the second quarter of 1998, the Company plans to transfer to its internal servicing department the servicing of the loans included in the Company's December 1997 securitization and of remaining loans originated and purchased in December 1997 and January 1998.

14. COMMITMENTS AND CONTINGENCIES

 Financial Instruments with Off Balance Sheet Risk

  The Company is a party to financial instruments with off balance sheet risk in the normal course of business. These financial instruments include agreements to fund fixed and variable-rate mortgage loans and loans in process. For agreements to fund fixed-rate loans, the contract amounts represent exposure to loss from market fluctuations as well as credit loss. The Company controls the credit risk of its agreements to fund fixed and variable-rate loans through credit approvals, limits and monitoring procedures.

  Agreements to fund mortgage loans are agreements to lend to customers as long as there is no violation of any condition established in the contracts. Such agreements generally have fixed expiration dates or other termination clauses. Since some agreements may expire without being drawn upon, the total agreement amounts do not necessarily represent future cash requirements. As of December 31, 1997, the Company had agreements to fund loans of approximately $43.0 million.

                   SOUTHERN PACIFIC FUNDING CORPORATION

 Sales of Loans and Servicing Rights

  In the ordinary course of business, SPFC is exposed to liability from representations and warranties made to purchasers and insurers of mortgage loans and the purchasers of servicing rights. Under certain circumstances, SPFC is required to repurchase mortgage loans if there has been a breach of a representation or warranty. For loans which have been securitized, the Company includes an estimate of credit loss, using a risk free rate, in determining its discounted recourse liability. On a periodic basis, the Company reviews its assumptions in light of historical experience and economic trends to evaluate their reasonableness in measuring the fair value of recorded assets.

  The Company's servicing agreement with Advanta provides that if the Company desires to terminate the agreement without cause upon 90 days' written notice, the Company will be required to pay Advanta an amount equal to 1.0% of the aggregate principal balance of the mortgage loans being serviced by Advanta at that time. The agreement also provides that a transfer service fee of $100 per loan shall be paid to Advanta for any mortgage loan for which the Company transfers servicing from Advanta to another servicer, without terminating the agreement.

 Litigation

  The Company, its subsidiary Oceanmark Financial Corporation, and members of its board directors are defendants in a lawsuit in US District Court for the southern District of Florida. Oceanmark Bank, F.S.B. is the plaintiff. The Company was served on March 9, 1998. The complaint relates to the Company's acquisition of mortgages and notes of Oceanmark Bank beginning in 1995 and ending with the Company's acquisition of the mortgage operations of Oceanmark Bank and certain residual assets in May 1997 and events subsequent to the May 1997 acquisition. The complaint alleges, among other things, that employees of Oceanmark Bank conspired with the Company to lower the purchase price of the assets sold to the Company by Oceanmark Bank. The plaintiff seeks relief under theories of racketeering, securities fraud, breach of contract, breach of fiduciary duty, conspiracy, and negligence and requests compensatory and punitive damages totaling $75 million.

  The Company's management believes that the Oceanmark claims are without merit and intends to defend the Company's position vigorously. Management believes that the resolution of this matter will not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

  SPFC occasionally becomes involved in litigation arising in the normal course of business. Management believes that any liability with respect to such legal actions, individually or in the aggregate, will not have a material adverse effect on the Company's financial position or results of operations.

 Operating Leases

  The Company leases premises and equipment under operating leases with various expiration dates. Minimum annual rental payments at December 31, 1997 were as follows:

       1998......................................................... $ 4,190,910
       1999.........................................................   3,917,316
       2000.........................................................   3,092,437
       2001.........................................................   2,666,172
       2002.........................................................   2,057,852
                                                                     -----------
         Total...................................................... $15,924,687
                                                                     ===========

                   SOUTHERN PACIFIC FUNDING CORPORATION

  Rent expense amounted to $309,607, $484,416 and $2,394,621 for the years ended December 31, 1995, 1996 and 1997, respectively.

15. CONSOLIDATING CONDENSED FINANCIAL INFORMATION

  Following is consolidating condensed financial information of SPFC, the Subsidiary Guarantors of the 11 1/2% Senior Notes due 2004 issued in November 1997 and the Subsidiary which is not a Subsidiary Guarantor:

                       CONSOLIDATING BALANCE SHEET

                                                      AS OF DECEMBER 31, 1997
                          ---------------------------------------------------------------------------------
                                        SUBSIDIARY  NON-GUARANTOR
                              SPFC      GUARANTORS   SUBSIDIARY     SUBTOTAL    ELIMINATIONS      TOTAL
                          ------------ ------------ ------------- ------------  -------------  ------------
         ASSETS
Cash....................  $    408,286 $  2,047,362  $ 5,430,764  $  7,886,412  $         --   $  7,886,412
Loans held for sale.....   133,110,124   61,330,849   67,991,237   262,432,210      1,952,783   264,384,993
Interest-only and
 residual certificates..   277,156,343          --           --    277,156,343            --    277,156,343
Investment in
 subsidiaries...........    11,220,645          --           --     11,220,645    (11,220,645)          --
Other assets............   104,244,775   53,563,593    1,507,189   159,315,557   (119,397,912)   39,917,645
                          ------------ ------------  -----------  ------------  -------------  ------------
   Total assets.........  $526,140,173 $116,941,804  $74,929,190  $718,011,167  $(128,665,774) $589,345,393
                          ============ ============  ===========  ============  =============  ============
Borrowings of credit
 under warehouse line...  $143,789,768 $        --   $61,241,287  $205,031,055  $         --   $205,031,055
Deferred tax liability..    44,111,149    4,213,931     (211,030)   48,114,050        (39,062)   48,074,988
Convertible subordinated
 notes..................   175,000,000          --            --   175,000,000             --   175,000,000
Other liabilities.......    29,454,384   95,414,744   14,111,962   138,981,090   (116,896,647)   22,084,443
                          ------------ ------------  -----------  ------------  -------------  ------------
   Total liabilities....   392,355,301   99,628,675   75,142,219   567,126,195   (116,935,709)  450,190,486
                          ============ ============  ===========  ============  =============  ============
Shareholders' equity:
 Common stock...........    54,100,644       25,343          --     54,125,987        (25,365)   54,100,622
 Contributed capital....       247,500   11,649,637          --     11,897,137    (11,649,637)      247,500
 Translation
  adjustment............           --           --        (8,745)       (8,745)           --         (8,745)
 Retained earnings......    79,436,728    5,638,149     (204,284)   84,870,593        (55,063)   84,815,530
                          ------------ ------------  -----------  ------------  -------------  ------------
   Total shareholders'
    equity..............   133,784,872   17,313,129     (213,029)  150,884,972    (11,730,065)  139,154,907
                          ------------ ------------  -----------  ------------  -------------  ------------
   Total liabilities and
    shareholders'
    equity..............  $526,140,173 $116,941,804  $74,929,190  $718,011,167  $(128,665,774) $589,345,393
                          ============ ============  ===========  ============  =============  ============

                   SOUTHERN PACIFIC FUNDING CORPORATION

                    CONSOLIDATING STATEMENT OF EARNINGS

                                                  YEAR ENDED DECEMBER 31, 1997
                          -------------------------------------------------------------------------------
                                        SUBSIDIARY  NON-GUARANTOR
                              SPFC      GUARANTORS   SUBSIDIARY     SUBTOTAL   ELIMINATIONS     TOTAL
                          ------------  ----------- ------------- ------------ ------------  ------------
Revenues:
 Gains on sales of
  loans.................  $118,230,144  $27,091,191  $3,082,531   $148,403,866 $       --    $148,403,866
 Interest income........    36,941,438    9,213,663   2,916,618     49,071,719  (9,764,960)    39,306,759
 Securities valuation
  and other income......    (2,766,667)   4,511,716    (110,874)     1,634,175         --       1,634,175
                          ------------  -----------  ----------   ------------ -----------   ------------
  Total revenues........   152,404,915   40,816,570   5,888,275    199,109,760  (9,764,960)   189,344,800
                          ============  ===========  ==========   ============ ===========   ============
Expenses:
 Interest on other
  borrowings............    26,074,145    8,958,966   2,344,952     37,378,063  (9,764,960)    27,613,103
 Personnel and
  commission Expense....    28,091,560   15,184,601   1,751,543     45,027,704         --      45,027,704
 General and
  administrative
  Expense...............    15,430,810    7,020,069   2,140,983     24,591,862      94,125     24,685,987
                          ------------  -----------  ----------   ------------ -----------   ------------
  Total expenses........    69,596,515   31,163,636   6,237,478    106,997,629  (9,670,835)    97,326,794
                          ============  ===========  ==========   ============ ===========   ============
Earnings before taxes...    82,808,400    9,652,934    (349,203)    92,112,131     (94,125)    92,018,006
Income taxes............    34,412,306    4,014,785    (144,919)    38,282,172     (39,062)    38,243,110
                          ------------  -----------  ----------   ------------ -----------   ------------
  Net earnings..........  $ 48,396,094  $ 5,638,149  $ (204,284)  $ 53,829,959 $   (55,063)  $ 53,774,896
                          ============  ===========  ==========   ============ ===========   ============

                   CONSOLIDATING STATEMENT OF CASH FLOWS

                                                  YEAR ENDED DECEMBER 31, 1997
                         -----------------------------------------------------------------------------------
                                       SUBSIDIARY   NON-GUARANTOR
                             SPFC      GUARANTORS    SUBSIDIARY      SUBTOTAL     ELIMINATIONS     TOTAL
                         ------------  -----------  -------------  -------------  ------------ -------------
Net cash provided by
 (used in) operating
 activities............. $(95,039,704) $ 4,276,336  $(55,180,048)  $(145,943,416)  $ 187,190   $(145,756,226)
Net cash used in
 investing activities...   (3,096,096)  (5,723,418)     (630,475)     (9,449,989)        --       (9,449,989)
Cash flows from
 financing activities:
 Net changes in:
  Borrowings under
   warehouse lines of
   credit...............   (8,890,627)         --     61,241,287      52,350,660         --       52,350,660
  Proceeds from long
   term debt............   96,263,878          --            --       96,263,878         --       96,263,878
  Other.................      302,523      187,190           --          489,713    (187,190)        302,523
                         ------------  -----------  ------------   -------------   ---------   -------------
Net cash provided by
 (used in) financing
 activities.............   87,675,774      187,190    61,241,287     149,104,251    (187,190)    148,917,061
Net change in cash......  (10,460,026)  (1,259,892)    5,430,764      (6,289,154)        --       (6,289,154)
Cash at beginning of
 period.................   14,175,566          --            --       14,175,566         --       14,175,566
                         ------------  -----------  ------------   -------------   ---------   -------------
Cash at end of year..... $  3,715,540  $(1,259,892) $  5,430,764   $   7,886,412   $     --    $   7,886,412
                         ============  ===========  ============   =============   =========   =============

================================================================================

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST, THE COMPANY OR THE SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECU-RITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information.....................................................     i
Incorporation by Reference................................................    ii
Prospectus Summary........................................................     1
Risk Factors..............................................................    26
Use of Proceeds...........................................................    43
Accounting Treatment......................................................    43
Capitalization............................................................    44
Selected Consolidated Financial Data......................................    45
Management's Discussion and Analysis of Financial Condition and Results of
 Operations ..............................................................    48
Business..................................................................    73
Management................................................................   111
Security Ownership of Certain Beneficial Owners and Management............   118
Certain Transactions......................................................   119
The Exchange Offer........................................................   134
The Trust.................................................................   144
Description of Securities.................................................   145
Description of Debentures.................................................   161
Description of Trust Guarantee............................................   189
Relationship Among the Par Securities, the Debentures and the Trust
 Guarantee................................................................   191
United States Federal Income Tax Consequences.............................   193
ERISA Considerations......................................................   196
Plan of Distribution......................................................   197
Legal Matters.............................................................   197
Experts...................................................................   197
Index of Principal Definitions............................................   198
Index to ICII Consolidated Financial Statements...........................   F-1
Index to SPFC Financial Statements........................................  F-54

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $70,000,000
                                IMPERIAL CREDIT
                                CAPITAL TRUST I

                 REMARKETED REDEEMABLE PAR SECURITIES, SERIES B

                    (Liquidation Amount $1,000 per Security)
                    *Fully and unconditionally guaranteed by

               [LOGO OF IMPERIAL CREDIT INDUSTRIES APPEARS HERE]

                               -----------------

                                   PROSPECTUS

                                     , 1998

                               -----------------


-------
*  Taken together, the Company's obligations under the Declaration of Trust, the Debentures, the Indenture and the Trust Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Par Securities.
================================================================================

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Declaration of Imperial Credit Capital Trust I (the "Trust") provides that no Regular Trustee, affiliate of the Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, Imperial Credit Industries, Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Imperial Credit Industries, Inc., prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

  Imperial Credit Industries, Inc., Imperial Business Credit, Inc. and Imperial Credit Advisors, Inc. are California corporations, and Franchise Mortgage Acceptance Company LLC is a California limited liability company (collectively, the "California Registrants"), all of such entities are governed by the California General Corporation Law (the "CGCL").

  Under Section 317 of the CGCL, a California corporation is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the California Registrants), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the California Registrants, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the California Registrants, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the California Registrants is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the California Registrants, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the California Registrants and their shareholders provided that the specified court approval is obtained.

  As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the California Registrants provide that the California Registrants are authorized to provide indemnification for their directors and officers for breach of their duty to the California Registrants and their shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by
Section 317 of the CGCL. The California Registrants's By-laws each provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by each of the California Registrants with its directors and its executive officers require the California Registrants to indemnify such persons against expenses, judgments, fines settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the California Registrants (including judgments, fines and settlements in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the California Registrants and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

  The Articles of Incorporation of each of the California Registrants provide that the personal liability of the directors of the California Registrants for monetary damages shall be eliminated to the fullest extent permissible under California law. Under Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (I) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit,
(iii) acts or omissions showing a reckless disregard for the director's duty,
(iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

  Auto Marketing Network, Inc., a Florida corporation ("AMN"), is governed by the Florida Business Corporation Act. Section 607.0850 of the Florida Business Corporation Act, provides that a corporation may indemnify any person who was or is a party (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 0850 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party in the right of the corporation to procure a judgment in its favor, against the estimated expense of litigating the proceeding to conclusion actually and reasonably incurred in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

  Section 607.0831 of the Florida Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (i) the director breached or failed to perform his duties as a director, (ii) the director's breach or failure to perform constitutes a violation of criminal law unless the director had no reasonable cause to believe his conduct was unlawful, the director derived an improper personal benefit directly or indirectly, (iii) the director's conduct triggers the liability provisions of
Section 0834 (relating to unlawful distributions), (iv) the director's conduct constitutes a conscious disregard for the best interest of the corporation, or will misconduct in a proceeding by or in the right of the corporation or a shareholder, or (v) the director's conduct constitutes recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the corporation or a shareholder.

  AMN's Articles of Incorporation provide that it is authorized to indemnify any director or officer, or former director or officer, in the manner provided in it's bylaws and to the fullest extent permitted by the laws of the State of Florida. There are no further provisions in AMN's bylaws for indemnification of directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

     3.1(a)*   Articles of Incorporation, as amended, of Imperial Credit
               Industries, Inc.
     3.1(b)**  Articles of Incorporation of Imperial Business Credit, Inc.
     3.1(c)**  Articles of Incorporation of Imperial Credit Advisors, Inc.
     3.1(d)**  Amended Articles of Organization of Franchise Mortgage
               Acceptance Company LLC
     3.1(e)**  Amended and Restated Articles of Organization of Auto Marketing
               Network, Inc.
     3.1(f)*** Form of Articles of Incorporation of Imperial Credit Worldwide,
               Ltd.
     3.1(g)*** Amended Articles of Incorporation of Imperial Credit Asset
               Management Corp.
     3.2(a)*   Bylaws of Imperial Credit Industries, Inc.
     3.2(b)**  Amended Bylaws of Imperial Business Credit, Inc.
     3.2(c)**  Bylaws of Imperial Credit Advisors, Inc.
     3.2(d)**  Operating Agreement of Franchise Mortgage Acceptance Company
     3.2(e)**  Amended and Restated Bylaws of Auto Marketing Network, Inc.
     3.2(f)*** Bylaws of Imperial Credit Worldwide, Ltd.
     3.2(g)*** Bylaws of Imperial Credit Asset Management Corp.
     4.1***    Certificate of Trust of Imperial Credit Capital Trust I
     4.2***    Amended and Restated Declaration of Trust of Imperial Credit
               Capital Trust I, with form of Remarketed Redeemable Par
               Securities, dated June 9, 1997.
     4.3***    Indenture, by and among, Imperial Credit Industries, Inc.,
               Imperial Business Credit, Inc., Imperial Credit Advisors, Inc.,
               Franchise Mortgage Acceptance Company, LLC, Auto Marketing
               Network, Inc., and the Chase Trust Company of California, dated as of June 9, 1997, with forms of Resettable Rate Debentures
     4.4***    Registration Rights Agreement, by and among, Imperial Credit
               Capital Trust I, Imperial Credit Industries, Inc., Imperial
               Business Credit, Inc., Imperial Credit Advisors, Inc., Franchise
               Mortgage Acceptance Company, LLC, Auto Marketing Network, Inc.,
               and Lehman Brothers, Inc., dated as of June 9, 1997
     4.5***    Remarketing Agreement, by and among, Imperial Credit Capital
               Trust I, Imperial Credit Industries, Inc., and Lehman Brothers,
               Inc., dated as of June 9, 1997
     4.6***    Form of Guarantee Agreement to be executed by Imperial Credit
               Industries, Inc., for the benefit of the Holders of Remarketed
               Redeemable Par Securities, Series B
     5.1***    Opinion of Richards, Layton & Finger, P.A., regarding the
               legality of the Remarketed Redeemable Par Securities
     5.2***    Opinion of Freshman, Marantz, Orlanski, Cooper & Klein regarding the legality of the Resettable Rate Debentures

      8.1***  Opinion of Simpson Thacher & Bartlett regarding tax matters
     21.1***  Subsidiaries of Imperial Credit Industries, Inc.
     23.1(a)  Consent of KPMG Peat Marwick LLP regarding Imperial Credit Industries, Inc.
     23.1(b)  Consent of KPMG Peat Marwick LLP regarding Southern Pacific Funding Corporation
     23.2***  Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)
     23.3***  Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in Exhibit 5.2)
     23.4***  Consent of Simpson Thacher & Bartlett (contained in Exhibit 8.1)
     24.1***  Power of Attorney (included on signature page of Registration Statement)
     25.1***  Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of the Chase Trust Company of California as Property Trustee for the Amended and Restated
              Declaration of Trust of Imperial Credit Capital Trust I
     25.2***  Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of the Chase Trust Company of California as Trustee under the Indenture
     25.3***  Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of the Chase Trust Company of California as Guarantee Trustee to the Guarantee Agreement
     99.1***  Form of Letter of Transmittal
     99.2***  Form of Notice of Guaranteed Delivery
     99.3***  Form of Exchange Agent Agreement by and between Imperial Credit Capital Trust I and
              Chase Trust Company of California

--------
  * Incorporated by reference to Imperial Credit Industries, Inc.'s Registration Statement on Form S-1 (Registration No. 33-45606) declared effective May 26, 1992.
 ** Incorporated by reference to the Registration Statement on Form S-4
    (Registration No. 333-22141) declared effective March 31, 1997.
*** Previously filed.

ITEM 22. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed subsequent to the effective date of the Registration Statement.

  (c) The Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 7 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON MAY 7, 1998.

                                          Imperial Credit Capital Trust I

                                          By:    /s/  IRWIN L. GUBMAN
                                            -----------------------------------
                                                     REGULAR TRUSTEE
                                               (PRINCIPAL EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
       /s/  IRWIN L. GUBMAN            Regular Trustee           May 7, 1998
-------------------------------------   (Principal
           IRWIN L. GUBMAN              Executive Officer)

                  *                    Regular Trustee           May 7, 1998
-------------------------------------   (Principal
          KEVIN E. VILLANI              Financial and
                                        Accounting Officer)

                  *                    Regular Trustee           May 7, 1998
-------------------------------------
           PAUL B. LASITER

        /s/  IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 7 TO REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON MAY 7, 1998.

                                          Imperial Credit Industries, Inc.


                                          By:      /s/ H. Wayne Snavely
                                              ---------------------------------
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER
                                               (PRINCIPAL EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
        /s/ H. Wayne Snavely           Chairman, Chief           May 7, 1998
-------------------------------------   Executive Officer,
          H. WAYNE SNAVELY              President
                                        (Principal
                                        Executive Officer)

        /s/ Kevin E. Villani           Executive Vice            May 7, 1998
-------------------------------------   President and Chief
          KEVIN E. VILLANI              Financial Officer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director                  May 7, 1998
-------------------------------------
        STEPHEN J. SHUGERMAN

                  *                    Director                  May 7, 1998
-------------------------------------
         JOSEPH R. TOMKINSON

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----
                  *                     Director                 May 7, 1998
-------------------------------------
        ROBERT S. MUEHLENBECK

                  *                     Director                 May 7, 1998
-------------------------------------
       G. LOUIS GRAZIADIO, III

                  *                     Director                 May 7, 1998
-------------------------------------
           PERRY A. LERNER

                  *                     Director                 May 7, 1998
-------------------------------------
     JAMES CLAYBURN LAFORCE, JR.

        /s/  IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 7 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON MAY 7, 1998.

                                          Imperial Credit Commercial Asset
                                           Management Corporation


                                          By:      /s/ H. WAYNE SNAVELY
                                              _________________________________
                                                         CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
        /s/ H. WAYNE SNAVELY           Chairman (Principal       May 7, 1998
-------------------------------------   Executive Officer)
          H. WAYNE SNAVELY

        /s/ KEVIN E. VILLANI           Chief Financial           May 7, 1998
-------------------------------------   Officer (Principal
          KEVIN E. VILLANI              Financial and
                                        Accounting Officer)

                                       Director
-------------------------------------
           MARK S. KARLIN

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 7 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON MAY 7, 1998.

                                         Imperial Credit Worldwide, Ltd.


                                         By:     /s/  H. WAYNE SNAVELY
                                             __________________________________
                                                        CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----
      /s/  H. WAYNE SNAVELY           Chairman and Chief       May 7, 1998
------------------------------------   Executive Officer
          H. WAYNE SNAVELY             (Principal
                                       Executive Officer)

      /s/  KEVIN E. VILLANI           Chief Financial          May 7, 1998
------------------------------------   Officer (Principal
          KEVIN E. VILLANI             Financial and
                                       Accounting
                                       Officer)

      /s/  IRWIN L. GUBMAN            Director                 May 7, 1998
------------------------------------
          IRWIN L. GUBMAN

      /s/  JOSEPH R. PARISE           Director                 May 7, 1998
------------------------------------
          JOSEPH R. PARISE

       /s/  IRWIN L. GUBMAN
By: ________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION                        PAGE NUMBER
 -------                         -----------                        -----------
  3.1(a)*   Articles of Incorporation, as amended, of Imperial
            Credit Industries, Inc.
  3.1(b)**  Articles of Incorporation of Imperial Business
            Credit, Inc.
  3.1(c)**  Articles of Incorporation of Imperial Credit
            Advisors, Inc.
  3.1(d)**  Amended Articles of Organization of Franchise
            Mortgage Acceptance Company LLC
  3.1(e)**  Amended and Restated Articles of Organization of Auto
            Marketing Network, Inc.
  3.1(f)*** Form of Articles of Incorporation of Imperial Credit
            Worldwide, Ltd.
  3.1(g)*** Amended Articles of Incorporation of Imperial Credit
            Asset Management Corp.
  3.2(a)*   Bylaws of Imperial Credit Industries, Inc.
  3.2(b)**  Amended Bylaws of Imperial Business Credit, Inc.
  3.2(c)**  Bylaws of Imperial Credit Advisors, Inc.
  3.2(d)**  Operating Agreement of Franchise Mortgage Acceptance
            Company
  3.2(e)**  Amended and Restated Bylaws of Auto Marketing
            Network, Inc.
  3.2(f)*** Bylaws of Imperial Credit Worldwide, Ltd.
  3.2(g)*** Bylaws of Imperial Credit Asset Management Corp.
  4.1***    Certificate of Trust of Imperial Credit Capital Trust
            I
  4.2***    Amended and Restated Declaration of Trust of Imperial
            Credit Capital Trust I, with form of Remarketed
            Redeemable Par Securities, dated June 9, 1997
  4.3***    Indenture, by and among, Imperial Credit Industries,
            Inc., Imperial Business Credit, Inc., Imperial Credit
            Advisors, Inc., Franchise Mortgage Acceptance
            Company, LLC, Auto Marketing Network, Inc., and the
            Chase Trust Company of California, dated as of June
            9, 1997, with forms of Resettable Rate Debentures
  4.4***    Registration Rights Agreement, by and among, Imperial
            Credit Capital Trust I, Imperial Credit Industries,
            Inc., Imperial Business Credit, Inc., Imperial Credit
            Advisors, Inc., Franchise Mortgage Acceptance
            Company, LLC, Auto Marketing Network, Inc., and
            Lehman Brothers, Inc., dated as of June 9, 1997
  4.5***    Remarketing Agreement, by and among, Imperial Credit
            Capital Trust I, Imperial Credit Industries, Inc.,
            and Lehman Brothers, Inc., dated as of June 9, 1997
  4.6***    Form of Guarantee Agreement to be executed by
            Imperial Credit Industries, Inc., for the benefit of
            the Holders of Remarketed Redeemable Par Securities,
            Series B
  5.1***    Opinion of Richards, Layton & Finger, P.A., regarding
            the legality of the Remarketed Redeemable Par
            Securities
  5.2***    Opinion of Freshman, Marantz, Orlanski, Cooper &
            Klein regarding the legality of the Resettable Rate
            Debentures
  8.1***    Opinion of Simpson Thacher & Bartlett regarding tax
            matters
 21.1***    Subsidiaries of Imperial Credit Industries, Inc.
 23.1(a)    Consent of KPMG Peat Marwick LLP regarding Imperial
            Credit Industries, Inc.
 23.1(b)    Consent of KPMG Peat Marwick LLP regarding Southern
            Pacific Funding Corporation

 EXHIBIT
 NUMBER                         DESCRIPTION                         PAGE NUMBER
 -------                        -----------                         -----------
 23.2*** Consent of Richards, Layton & Finger, P.A. (contained in
         Exhibit 5.1)
 23.3*** Consent of Freshman, Marantz, Orlanski, Cooper & Klein
         (contained in Exhibit 5.2)
 23.4*** Consent of Simpson Thacher & Bartlett (contained in
         Exhibit 8.1)
 24.1*** Power of Attorney (included on signature page of
         Registration Statement)
 25.1*** Statement of Eligibility of Trustee under the Trust
         Indenture Act of 1939, as amended, of the Chase Trust
         Company of California as Property Trustee for the
         Amended and Restated Declaration of Trust of Imperial
         Credit Capital Trust I
 25.2*** Statement of Eligibility of Trustee under the Trust
         Indenture Act of 1939, as amended, of the Chase Trust
         Company of California as Trustee under the Indenture
 25.3*** Statement of Eligibility of Trustee under the Trust
         Indenture Act of 1939, as amended, of the Chase Trust
         Company of California as Guarantee Trustee to the
         Guarantee Agreement
 99.1*** Form of Letter of Transmittal
 99.2*** Form of Notice of Guaranteed Delivery
 99.3*** Form of Exchange Agent Agreement by and between Imperial
         Credit Capital Trust I and Chase Trust Company of
         California

-------
  * Incorporated by reference to Imperial Credit Industries, Inc.'s Registration Statement on Form S-1 (Registration No. 33-45606) declared effective May 26, 1992.
 ** Incorporated by reference to the Registration Statement on Form S-4
    (Registration No. 333-22141) declared effective March 31, 1997.
*** Previously filed.